EXHIBIT 10.1
EXECUTION VERSION
AMENDMENT NO. 1 TO SHORT TERM CREDIT AGREEMENT
dated as of August 25, 2020,
among
NOVELIS HOLDINGS INC.,
as Borrower,
NOVELIS INC.,
as Parent,

AV METALS INC.,
as Holdings,
THE OTHER GUARANTORS PARTY HERETO,
THE LENDERS PARTY HERETO
and
STANDARD CHARTERED BANK,
as Administrative Agent and as Collateral Agent for the Lenders.

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This AMENDMENT NO. 1 TO SHORT TERM CREDIT AGREEMENT (this “Amendment”), dated as of August 25, 2020, is entered into among NOVELIS HOLDINGS INC., a Delaware corporation (the “Borrower”), NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act and having its corporate office at Two Alliance Center, 3560 Lenox Road, Suite 2000, Atlanta, GA 30326, USA (the “Parent”), AV METALS INC., a corporation formed under the Canada Business Corporations Act (“Holdings”), the other GUARANTORS (as defined in the Amended Credit Agreement referred to below), and Standard Chartered Bank, being a company incorporated in England by Royal Charter, with reference number ZC18 and whose registered office is 1 Basinghall Avenue, London EC2V 5DD (“Standard Chartered”), as administrative agent (in such capacity, and together with its successors in such capacity, “Administrative Agent”) and as collateral agent (in such capacity, and together with its successors in such capacity, “Collateral Agent”) under the Amended Credit Agreement referred to below for the Lenders.
RECITALS
WHEREAS, Borrower, Parent, Holdings, the other Guarantors, the Administrative Agent, Standard Chartered, as escrow agent, and the Lenders from time to time party thereto entered into that certain Short Term Credit Agreement, dated as of February 21, 2020 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”);
WHEREAS, the Guarantors have guaranteed the Obligations under Existing Credit Agreement;
WHEREAS, the Designated Company has requested an amendment to the Existing Credit Agreement as herein set forth to provide for, among other things (i) on April 13, 2021, the automatic cashless rollover of all Term Loans held by the Lenders consenting to this Amendment other than the Other Consenting Lenders (such Lenders, the “Rollover Lenders”) into a new tranche of loans with a maturity date of April 13, 2022, it being understood that the Term Loans of the non-consenting Lenders and the Other Consenting Lenders (such Lenders, the “Non-Consenting Lenders”) would mature on the original maturity date of April 13, 2021, (ii) the establishment of a new tranche of commitments, the proceeds of which would be funded on April 13, 2021 to repay in full the Term Loans of all Non-Consenting Lenders then outstanding, and (iii) springing Liens over certain of the assets of the U.S. and Canadian Loan Parties, which Lien would be a third-ranking security interest in such assets and would be subject to the terms of the Intercreditor Agreement; provided that such Liens shall not be required to be created until April 13, 2021;
WHEREAS, each Rollover Lender has agreed that on April 13, 2021, such Rollover Lender’s Term Loans outstanding on such date shall automatically cashlessly rollover into a new tranche of loans with a maturity date of April 13, 2022;
WHEREAS, certain Lenders party to this Amendment have agreed to established a new tranche of commitments under the Amended Credit Agreement, the proceeds of which, subject to the terms and conditions of this Amendment and the Amended Credit Agreement, would be funded on April 13, 2021 to repay in full the Term Loans of all Non-Consenting Lenders then outstanding;
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WHEREAS, the Designated Company, the Guarantors, the Administrative Agent, the Other Consenting Lenders and the Rollover Lenders party hereto (which Other Consenting Lenders and Rollover Lenders constitute the Required Lenders) have agreed to amend the Existing Credit Agreement on the terms and subject to the conditions herein provided; and
WHEREAS, the Collateral Agent, by its signature hereto, has agreed to become party to the Amended Credit Agreement as a Collateral Agent on the terms and subject to the conditions herein provided.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement.
Section 2.Amendments. Subject to the terms and conditions set forth herein, effective as of the Amendment Effective Date (as defined below):
a.the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined) as set forth in the pages of the Amended Credit Agreement attached as Annex I hereto; and
b.Schedule 1.01(a) to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Annex II hereto;
c.Schedule 1.01(c) to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Annex III hereto; and
d.Exhibit B to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Annex IV hereto.
e.Exhibit N-1 is hereby appended to the Existing Credit Agreement in the form set forth on Annex V hereto.
f.Exhibit N-2 is hereby appended to the Existing Credit Agreement in the form set forth on Annex VI hereto.
g.Exhibit O is hereby appended to the Existing Credit Agreement in the form set forth on Annex VII hereto.
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Section 3.Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied:
a.Loan Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:
i.this Amendment, duly executed by (w) the Loan Parties (x) the Other Consenting Lenders, (y) the Rollover Lenders (which, together with the Other Consenting Lenders, constitute the Required Lenders) and the Rollover A-2 Term Lenders, in the case of this clause (y), that hold Term Loans and Rollover A-2 Term Loan Commitments in an aggregate principal amount of $1,100,000 less the amount of all principal repayments or prepayments under the Existing Credit Agreement received on or prior to the Amendment Effective Date and (z) the Administrative Agent and the Collateral Agent; and
ii.such amendments to, amendments and restatements of, or confirmations or reaffirmations of, or supplements to, each Guarantee, each Foreign Guarantee or other Loan Documents, and such additional Loan Documents or other filings or actions, in each case as the Administrative Agent may require in connection with the transactions contemplated hereby.
b.Corporate Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:
i.a certificate of the secretary, assistant secretary, managing director (where applicable) or other director (in the case of Parent) of each Loan Party dated the Amendment Effective Date, certifying (1) that attached thereto is a true and complete copy of each Organizational Document (or its equivalent including the constitutional documents) of such Loan Party certified (to the extent customary in the applicable jurisdiction) by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of its organization, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body or Person) and/or shareholders, as applicable, of such Loan Party authorizing the execution, delivery and performance of, inter alia, this Amendment, the Amended Credit Agreement and the other Loan Documents to which such Person is a party that are required to be executed in connection herewith, and that such resolutions, or any other document attached thereto, have not been modified, rescinded, amended or superseded and are in full force and effect, (3) as to the incumbency and specimen signature of each officer or authorized signatory executing this Amendment and any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer or authorized signatory as to the incumbency and specimen signature of the secretary, assistant secretary, managing director or other director executing the certificate in this clause (i), and other customary evidence of incumbency) and (4) that the borrowing or guarantee with respect to the Loans or any of the other Obligations would not cause any borrowing, guarantee, or similar limit binding on any Loan Party to be exceeded;
ii.a certificate as to the good standing (where applicable, or such other customary functionally equivalent certificates or abstracts) of each Loan Party (in so-called “long-form” if available) as of a recent date prior to the Amendment Effective Date, from the Secretary of State in
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the state or jurisdiction of organization of such Loan Party (or other applicable Governmental Authority);
iii.if relevant, evidence that each Irish Guarantor has done all that is necessary to follow the procedures set out in section 82 of the Companies Act 2014 of Ireland in order to enable it to enter into this Amendment and the other Loan Documents to which such Person is a party that are required to be executed in connection herewith;
iv.evidence that each of the Loan Parties are members of the same group of companies consisting of a holding company and its subsidiaries for the purposes of Section 7 of the Companies Act 2014 of Ireland and Section 8 of the Companies Act 2014 of Ireland;
v.up-to date certified copy of the constitutional documents (e.g., for a German GmbH: Handelsregisterauszug, Gesellschaftsvertrag, Gesellschafterliste) for each German Loan Party;
vi.such other documents as the Lenders or the Administrative Agent may reasonably request.
c.Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by a Financial Officer of the Borrower or the Designated Company, certifying (i) compliance with the conditions precedent set forth in this Section 3, (ii) that no Default has occurred and is continuing, (iii) that each of the representations and warranties made by any Loan Party set forth in Section 4 below or in any other Loan Document are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date, (iv) certifying as to the matters set forth in clauses (g), (h), (i), (j) and (l) below, and (v) certifying that each of the documents required to be delivered pursuant to clause (f) below have been delivered to the Administrative Agent on or prior to the Amendment Effective Date.
d.Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, and the Lenders, (i) a favorable written opinion of Torys LLP, special counsel for the Loan Parties, and (ii) a favorable written opinion of local and foreign counsel of the Loan Parties in jurisdictions to be specified by the Administrative Agent (or, at the option of the Administrative Agent, in the case of Loan Documents governed by the laws of, or Persons organized under the laws of, the United Arab Emirates or the Dubai International Financial Centre, foreign counsel of the Agents), in each case (A) dated the Amendment Effective Date, (B) addressed to the Agents and the Lenders and (C) covering such matters relating to the Amendment, the Amended Credit Agreement and the other Loan Documents delivered on the Amendment Effective Date as the Administrative Agent or the Lenders party to this Amendment shall reasonably request, including, but not limited to, capacity of each Loan Party to execute, deliver and perform its obligations under this Amendment, the Amended Credit Agreement and each other Loan Document executed in connection with this Amendment to which it is a party, and enforceability of this Amendment, the Amended Credit
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Agreement and each such Loan Document, in the case of clauses (i) and (ii), each in form and substance reasonably satisfactory to the Agents and the Lenders party to this Amendment.
e.Payment of Fees Costs and Expenses. The Administrative Agent shall have received all fees required to be paid in connection with this Amendment on or prior to the Amendment Effective Date, and all expenses (including the reasonable fees and expenses of legal counsels) in connection with this Amendment for which invoices have been presented at least one Business Day prior to the Amendment Effective Date.
f.Revolving Credit Agreement; Secured Term Loan Credit Agreement. The Administrative Agent shall have received executed copies of:
i.an amendment to, or amendment and restatement of, the Revolving Credit Agreement, the terms of which shall, among other things, permit the terms of the Amended Credit Agreement, and such agreement as so amended or amended and restated, shall be in full force and effect and all conditions precedent to the effectiveness of the amendments set forth in the foregoing shall have been satisfied (or will be satisfied substantially concurrently with the effectiveness of this Amendment); and
ii.an amendment to, or amendment and restatement of, the Secured Term Loan Credit Agreement, the terms of which shall, among other things, permit the terms of the Amended Credit Agreement, and such agreement as so amended or amended and restated, shall be in full force and effect and all conditions precedent to the effectiveness of the amendments set forth in the foregoing shall have been satisfied (or will be satisfied substantially concurrently with the effectiveness of this Amendment).
g.Projections. The Administrative Agent and the Lenders shall have received revised projections for fiscal year 2021 and fiscal year 2022, which projections shall include quarterly sales and EBITDA numbers for fiscal year 2021.
h.Informational Updates. The Administrative Agent and the Lenders shall have received updates from Novelis on (i) the status of operations for Novelis and Aleris plans, including auto and aerospace plants, (ii) CAPEX plans and any reduction/rationalization expected in the wake of COVID-19, (iii) details of shipments in April 2020, and (iv) the sale process for Duffel and Lewisport.
i.Representations and Warranties. Each of the representations and warranties contained in Section 4 below shall be true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the date hereof.
j.No Default or Event of Default. Before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Amendment.
k.USA Patriot Act; Beneficial Ownership Certification.
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i.The Administrative Agent and the Lenders shall have received, at least 5 Business Days prior to the Amendment Effective Date, and shall be satisfied with, all documentation and other information that may be required by the Administrative Agent and the Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the information described in Section 11.13 of the Amended Credit Agreement.
ii.At least five (5) Business Days prior to the Amendment Effective Date, the Designated Company shall have delivered to the Administrative Agent and each Lender that so requests a Beneficial Ownership Certification in respect of the Loan Parties.
l.No Material Adverse Effect. Since March 31, 2020 through the Amendment Effective Date, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on Holdings and its Subsidiaries.
Section 4.Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and each Lender as follows:
a.After giving effect to this Amendment, each of the representations and warranties in the Amended Credit Agreement or in any other Loan Document are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representations and warranties are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date.
b.The execution and delivery by the Loan Parties of this Amendment, and the performance of this Amendment and the Amended Credit Agreement by the Loan Parties, in each case have been duly authorized by all requisite organizational action on its part and will not violate any of its Organizational Documents.
c.This Amendment has been duly executed and delivered by each Loan Party, and each of this Amendment and the Amended Credit Agreement constitutes such Loan Party’s legal, valid and binding obligation, enforceable against it in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
d.Before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.
Section 5.Continuing Effect; Guarantees.
a. Each of the Loan Parties hereby consents to this Amendment and the Amended Credit Agreement. Each of the Loan Parties hereby acknowledges and agrees that all of its Obligations, including all Guarantees granted to the Credit Parties under the applicable Loan Documents, are
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ratified and reaffirmed and that such Guarantees shall continue in full force and effect on and after Amendment Effective Date to secure and support the Obligations. Each of the Loan Parties hereby further ratifies and reaffirms the validity, enforceability and binding nature of the Obligations.
b.Holdings, Parent and each Subsidiary Guarantor hereby (i) acknowledges and agrees to the terms of this Amendment and the Amended Credit Agreement and (ii) confirms and agrees that, each of its Guarantee and any Foreign Guarantee is, and shall continue to be, in full force and effect, and shall apply to all Obligations without defense, counterclaim or offset of any kind and each of its Guarantee and any such Foreign Guarantee is hereby ratified and confirmed in all respects. The Borrower hereby confirms its liability for the Obligations, without defense, counterclaim or offset of any kind.
c.Each Loan Party hereby agrees that notwithstanding the effectiveness of this Amendment, and except as expressly amended by this Amendment, each Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” (and each reference in the Existing Credit Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Amended Credit Agreement.
d.Without limiting the generality of this Section 5 or Section 6, (i) neither this Amendment, the Amended Credit Agreement, nor any other Loan Document entered into in connection herewith or therewith, shall extinguish the “Obligations” (or any term of like import) as defined or referenced in each Guarantee, or the “Obligations” under and as defined in the Existing Credit Agreement (collectively, the “Loan Document Obligations”), (ii) nothing contained herein, in the Amended Credit Agreement or any other Loan Document entered into in connection herewith or therewith shall be construed as a substitution or novation of all or any portion of the Loan Document Obligations, which shall remain in full force and effect and shall continue as obligations under the Amended Credit Agreement, and (iii) nothing implied in this Amendment, the Amended Credit Agreement or any other Loan Document entered into in connection herewith or therewith, or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Loan Party from any of its Loan Document Obligations, it being understood that such obligations shall continue as obligations under the Amended Credit Agreement.
Section 6.Reference to and Effect on the Loan Documents.
a.Except as expressly set forth in this Amendment, all of the terms and provisions of the Existing Credit Agreement and the other Loan Documents (including all exhibits and schedules to each of the Existing Credit Agreement and the other Loan Documents) are and shall remain in full force and effect and are hereby ratified and confirmed. The Amendments provided for herein and in the annexes and exhibits hereto are limited to the specific provisions of the Existing Credit Agreement specified herein and therein and shall not constitute an amendment of, or an indication of the Administrative Agent’s or any Lender’s willingness to amend or waive, any other provisions of the Existing Credit Agreement, any other provisions of the Existing Credit Agreement as amended
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hereby or thereby, or the same sections or any provision of any other Loan Document for any other date or purpose.
b.The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, the Escrow Agent or any Lender under the Existing Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Existing Credit Agreement or any Loan Document except as and to the extent expressly set forth herein.
c.This Amendment shall constitute a Loan Document.
Section 7.Collateral Agent Appointment; Intercreditor Amendment.
a.Each of the Lenders party hereto hereby irrevocably appoints Standard Chartered to act on its behalf as the Collateral Agent hereunder, under the Amended Credit Agreement and under the other Loan Documents, including execution of this Amendment, the other Loan Documents, the Intercreditor Agreement, and the amendment to the Intercreditor Agreement described in clause (b) below, and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
b.Pursuant to Section 11.02(b) of the Amended Credit Agreement, the Lenders party hereto (which constitute the Required Lenders) hereby authorize the Collateral Agent, in its capacity as Subordinated Lien Representative (as defined in the Intercreditor Agreement) that will be effective on the Springing Security Effective Date, to enter into an amendment to the Intercreditor Agreement so as to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined) as set forth in the pages of the Intercreditor Agreement attached as Annex VIII.
Section 8.Further Assurances. Each Loan Party hereby agrees to execute any and all further documents, agreements and instruments and take all further actions that the Administrative Agent deems reasonably necessary or advisable in connection with this Amendment, including to continue and maintain the effectiveness of the guarantees provided for under the Loan Documents, with the priority contemplated under the Loan Documents. The Administrative Agent and the Collateral Agent are hereby authorized by the Lenders to enter into all such further documents, agreements and instruments, and to file all financing statements deemed by the Administrative Agent to be reasonably necessary or advisable in connection with this Amendment.
Section 9.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have
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the same validity, legal effect, and admissibility in evidence as an original manual signature. The Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment.
Section 10.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
Section 11.Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
Section 12.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, on the date first indicated above.
NOVELIS HOLDINGS INC.,
as Borrower
By: __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Authorized Signatory

NOVELIS INC., as the Parent and as the
Designated Company
By: __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Authorized Signatory
AV METALS INC., as Holdings and as a Canadian Guarantor
By: __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Authorized Signatory

NOVELIS CORPORATION, as a U.S. Guarantor
By: __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Authorized Signatory

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

NOVELIS GLOBAL EMPLOYMENT ORGANIZATION, INC., as a U.S. Guarantor
By: __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Assistant Treasurer
NOVELIS SOUTH AMERICA HOLDINGS LLC, as a U.S. Guarantor
By: __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Authorized Signatory

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

NOVELIS UK LTD, as a U.K. Guarantor
By:    __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Attorney
NOVELIS EUROPE HOLDINGS LIMITED,
as a U.K. Guarantor
By:    __/s/ Gregg Murphey______
Name: Gregg Murphey
Title:     Attorney
NOVELIS SERVICES LIMITED,
as a U.K. Guarantor
By:    __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Attorney

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

NOVELIS AG, as a Swiss Guarantor
By:    __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Authorized Signatory
NOVELIS SWITZERLAND S.A.,
as a Swiss Guarantor
By:    __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Authorized Signatory

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

4260848 CANADA INC., as a Canadian Guarantor

By:    __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Authorized Signatory
4260856 CANADA INC., as a Canadian Guarantor
By:    __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Authorized Signatory
8018227 CANADA INC., as a Canadian Guarantor
By:    __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Authorized Signatory

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

NOVELIS DO BRASIL LTDA.,
as Brazilian Guarantor
By:    __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Attorney-in-Fact
witness:
By:        /s/ Jennifer Maxwell
Name:     Jennifer Maxwell
Title:     Project Manager
witness:
By:     /s/ Kerrie A. Krizner
Name:     Kerrie A. Krizner
Title:     Manager Legal Services

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

NOVELIS DEUTSCHLAND GMBH,
as a German Guarantor
By:    __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Person Authorized
NOVELIS SHEET INGOT GMBH,
as a German Guarantor
By:    __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Person Authorized

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

SIGNED AND DELIVERED AS A DEED
for and on behalf of NOVELIS ALUMINIUM
                 HOLDING UNLIMITED COMPANY
by its lawfully appointed attorney,
as Irish Guarantor
in the presence of:
By:    __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Attorney
witness:
By:        /s/ Teresa Murphey
Name:        Teresa Murphey
Title:        Spouse

Address: 3347 Osborne Rd.
Brookhaven, GA 30319

Occupation: HR Consultant

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

NOVELIS PAE S.A.S., as French Guarantor
By:    __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Attorney-in-Fact

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

NOVELIS MEA LTD., a Company Limited by Shares under the Companies Law of the Dubai International Financial Centre,
as Dubai Guarantor
By:    __/s/ Gregg Murphey______
Name:     Gregg Murphey
Title:     Authorized Signatory

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

ALERIS CORPORATION, as a U.S. Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

ALERIS INTERNATIONAL, INC., as a U.S. Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

ALERIS ROLLED PRODUCTS, INC., as a U.S. Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

UWA ACQUISITION CO., as a U.S. Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

NAME ACQUISITION CO., as a U.S. Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

ALERIS OHIO MANAGEMENT, INC., as a U.S. Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

INTL ACQUISITION CO., as a U.S. Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

ALERIS ROLLED PRODUCTS, LLC, as a U.S. Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

ALERIS ROLLED PRODUCTS SALES CORPORATION, as a U.S. Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

IMCO RECYCLING OF OHIO, LLC, as a U.S. Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

NICHOLS ALUMINUM-ALABAMA LLC, as a U.S. Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

NICHOLS ALUMINUM LLC, as a U.S. Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

ALERIS WORLDWIDE, INC., as a U.S. Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

ALERIS RM, INC., as a U.S. Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

ALERIS DEUTSCHLAND HOLDING GMBH, as a German Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Person Authorized

ALERIS DEUTSCHLAND VIER GMBH & CO. KG, as a German Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Person Authorized

ALERIS ROLLED PRODUCTS GERMANY GMBH, as a German Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Person Authorized

ALERIS CASTHOUSE GERMANY GMBH, as a German Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Person Authorized

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

DUTCH ALUMINUM C.V., as a Dutch Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

ALERIS ALUMINUM NETHERLANDS B.V., as a Dutch Guarantor

By: __/s/ Gregg Murphey______
Name:    Gregg Murphey
Title:    Authorized Signatory

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

ABN AMRO CAPITAL USA LLC, as a Lender
By:	/s/ Amit Wynalda
Name: Amit Wynalda Title: Executive Director
By:	/s/ Jamie Matos
Name: Jamie Matos Title: Director

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

Australia and New Zealand Banking Group Limited, Singapore Branch, as a Lender
By:	/s/ Yogesh Venkatachalam
Name: Yogesh Venkatachalam Title: Executive Director, Corporate Finance

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

Axis Bank Limited, as a Lender
By:	/s/ Niladhri Nandi
Name: Niladhri Nandi Title: Head - Credit
By:	/s/ Rajkumar Khosa
Name: Rajkumar Khosa Title: C.E.O.

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

Barclays Bank PLC, as a Lender
By:	/s/ Mark Pope
Name: Mark Pope Title: Assistant Vice President

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

Bank of America, N.A., as a Lender
By:	/s/ Albert Wheeler
Name: Albert Wheeler Title: Vice President

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

Citibank, N.A., as a Lender
By:	/s/ Siddharth Bansal
Name: Siddharth Bansal Title: Vice President

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

Crédit Agricole Corporate and Investment Bank, Incorporated in France with Limited Liability, as a Lender

By:

/s/ Christophe Cretot	/s/ Jean-Yves Korenian
Name: Christophe Cretot Title: Managing Director	Name: Jean-Yves Korenian Title: Managing Director

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

DBS Bank Ltd., as a Lender
By:	/s/ Josephine Lim
Name: Josephine Lim Title: Senior Vice President

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Jennifer Culbert
Name: Jennifer Culbert – VP Title: jennifer-a.culbert@db.com 212 250 0738
By:	/s/ Michael Strobel
Name: Michael Strobel Title: Vice President michael-p.strobel@db.com 212-250-0939

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

First Abu Dhabi Bank USA N.V., as a Lender
By:	/s/ Pamela Sigda
Name: Pamela Sigda Title: CFO
By:	/s/ Ora Helmholz
Name: Ora Helmholz Title: COO

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

HSBC Bank USA, N.A., as a Lender
By:	/s/ Dilip Chaini
Name: Dilip Chaini Title: Vice President, #22445

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

ICICI BANK LTD NEW YORK BRANCH, as a Lender
By:	/s/ Leslie Mathew
Name: Leslie Mathew Title: Head-Corporate & Commercial Banking

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

ING Bank N.V., Singapore Branch, as a Lender
By:	/s/ Paul Verwijmeren
Name: Paul Verwijmeren Title: Head of Corporate Lending Singapore & Taipei
By:	/s/ Milly Tan
Name: Milly Tan Title: Director

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Oswin Joseph
Name: OSWIN JOSEPH Title: VICE PRESIDENT

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

Mizuho Bank, Ltd., as a Lender
By:	/s/ Donna DeMagistris
Name: Donna DeMagistris Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

MUFG Bank, Ltd. Labuan Branch Licensed Labuan Bank (960051C), as a Lender
By:	/s/ Akihiko Ito
Name: Akihiko Ito Title: Director

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

Societe Generale, Hong Kong Branch, as a Lender
By:	/s/ Olivier Vercaemer
Name: Olivier Vercaemer Title: Deputy Head of Global Banking and Advisory APAC
By:	/s/ Pei Zhi Ling
Name: Pei Zhi Ling Title: Vice President, Advisory and Financing Group APAC

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

Standard Chartered Bank, as a Lender
By:	/s/ Grahame Smith
Name: Grahame Smith Title: Director, OBL
By:	/s/ James Perkins
Name: James Perkins Title: Manager

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

State Bank of India, as a Lender
By:	/s/ Ramachandra Rao
Name: Ramachandra Rao Title: Vice President and Head (Credit)

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

Sumitomo Mitsui Banking Corporation Singapore Branch (Incorporated in Japan with limited liability) Reg. No (UEN) T03FC6366F as a Lender
By:	/s/ Sriram Kumondur
Name: Sriram Kumondur Title: Deputy General Manager & Head, Corporate Banking, South Asia

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

STANDARD CHARTERED BANK, as Administrative Agent and as Collateral Agent
By:	/s/ Timothy Watts
Name: Timothy Watts Title: Transaction Manager

[Signature Page to Amendment No. 1 to Short Term Credit Agreement 2020]

Annex I
Amended Credit Agreement
See attached

1161066.03-CHISR02A - MSW

~~EXECUTION VERSION~~

SHORT TERM CREDIT AGREEMENT

dated as of February 21, 2020,
as amended by Amendment No. 1,
dated as of ~~February 21~~August 25, 2020
among
NOVELIS HOLDINGS INC.,
as Borrower

NOVELIS INC.,
as Parent,

AV METALS INC.,
as Holdings,
and
THE OTHER GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

STANDARD CHARTERED BANK,
as Administrative Agent, as Collateral Agent and as Escrow Agent.

ABN AMRO CAPITAL USA LLC,
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
AXIS BANK LIMITED,
BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC,
CITIGROUP GLOBAL MARKETS ASIA LIMITED,
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
DBS BANK LTD.,
DEUTSCHE BANK SECURITIES INC.,
FIRST ABU DHABI BANK USA N.V.,
HSBC SECURITIES (USA) INC.,
ICICI BANK LIMITED, NEW YORK BRANCH,
ING BANK N.V., SINGAPORE BRANCH,
JPMORGAN CHASE BANK, N.A.,
MIZUHO BANK, LTD.,
MUFG BANK, LTD., LABUAN BRANCH
SOCIETE GENERALE, HONG KONG BRANCH,
STANDARD CHARTERED BANK,

~~1066931.03C-CHISR01~~1160514.04-CHISR02A - MSW

STATE BANK OF INDIA, AND
SUMITOMO MITSUI BANKING CORPORATION SINGAPORE BRANCH,
as Mandated Lead Arrangers and Bookrunners, and
ABN AMRO CAPITAL USA LLC and
CITIBANK, N.A.,
as Documentation Agents.

~~1066931.03C-CHISR01~~1160514.04-CHISR02A - MSW

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS    1
Section 1.01    Defined Terms    1
Section 1.02    Classification of Loans and Borrowings    ~~90~~98
Section 1.03    Terms Generally; Currency Translation    ~~90~~98
Section 1.04    Accounting Terms; GAAP    ~~91~~100
Section 1.05    Resolution of Drafting Ambiguities    ~~93~~101
Section 1.06    Pro Forma Calculations    ~~93~~101
Section 1.07    Calculation of Reference Bank Rate and Cost of Funds    ~~93~~102
Section 1.08    Role of Reference Banks    ~~93~~102
Section 1.09    Confidentiality of Funding Rates and Funding Bank Quotations    ~~94~~103
Section 1.10    Amendments to Permitted Customer Account Financing Definition    ~~96~~105
Section 1.11    Divisions    ~~97~~105
ARTICLE II THE CREDITS    ~~97~~106
Section 2.01    Commitments    ~~97~~106
Section 2.02    Loans    ~~97~~106
Section 2.03    Borrowing Procedure    ~~98~~108
Section 2.04    Repayment of Loans; Evidence of Debt    ~~99~~109
Section 2.05    Fees    ~~100~~109
Section 2.06    Interest on Loans    ~~100~~109
Section 2.07    Termination and Reduction of Commitments    ~~101~~111

Section 2.08    Interest Elections    ~~101~~111
Section 2.09    [INTENTIONALLY OMITTED]    ~~103~~112
Section 2.10    Optional and Mandatory Prepayments of Loans    ~~103~~112
Section 2.11    Alternate Rate of Interest    ~~106~~116
Section 2.12    Yield Protection; Change in Law Generally    ~~106~~116
Section 2.13    Breakage Payments    ~~109~~119
Section 2.14    Payments Generally; Pro Rata Treatment; Sharing of Setoffs    ~~109~~120
Section 2.15    Taxes    ~~112~~122
Section 2.16    Mitigation Obligations; Replacement of Lenders    ~~119~~130
Section 2.17    [INTENTIONALLY OMITTED]    ~~121~~131
Section 2.18    Escrow Arrangement    ~~121~~131
Section 2.19    Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest    ~~129~~139
Section 2.20    Cashless Roll on the Rollover Effective Date.    140
Section 2.21    Cashless Rollover of Term Loans.    141
ARTICLE III REPRESENTATIONS AND WARRANTIES    ~~130~~141
Section 3.01    Organization; Powers    ~~130~~141
Section 3.02    Authorization; Enforceability    ~~130~~141
Section 3.03    No Conflicts    ~~131~~142
Section 3.04    Financial Statements; Projections    ~~131~~142
Section 3.05    Properties    ~~132~~143
Section 3.06    Intellectual Property    ~~132~~143
Section 3.07    Equity Interests and Subsidiaries    ~~133~~144
Section 3.08    Litigation; Compliance with Laws    ~~134~~145

~~1066931.03C-CHISR01~~1160514.04-CHISR02A - MSW

Section 3.09    Agreements    ~~134~~145
Section 3.10    Federal Reserve Regulations    ~~134~~145
Section 3.11    Investment Company Act    ~~135~~146
Section 3.12    Use of Proceeds    ~~135~~146
Section 3.13    Taxes    ~~135~~146
Section 3.14    No Material Misstatements    ~~135~~146
Section 3.15    Labor Matters    ~~136~~147
Section 3.16    Solvency    ~~136~~147
Section 3.17    Employee Benefit Plans    ~~136~~147
Section 3.18    Environmental Matters    ~~137~~148
Section 3.19    Insurance    ~~139~~150
Section 3.20    [INTENTIONALLY OMITTED]    ~~139~~150
Section 3.21    Material Indebtedness Documents    ~~139~~150
Section 3.22    Anti-Terrorism Law    ~~139~~150
Section 3.23    Location of Material Inventory and Equipment    ~~141~~152
Section 3.24    Senior Notes; Material Indebtedness    ~~141~~153
Section 3.25    Centre of Main Interests and Establishments    ~~142~~153
Section 3.26    Holding and Dormant Companies    ~~142~~153
Section 3.27    Excluded Guarantor Subsidiaries    ~~143~~154
Section 3.28    EEA Financial Institutions    ~~143~~154
Section 3.29    Federal Power Act; Etc    ~~143~~154
Section 3.30    Beneficial Ownership Certification    ~~143~~154
Section 3.31    No Fiscal Unity    ~~143~~154

~~1066931.03C-CHISR01~~1160514.04-CHISR02A - MSW

ARTICLE IV CONDITIONS TO CREDIT EXTENSIONS    ~~143~~154
Section 4.01    Conditions Precedent to the Effective Date    ~~143~~154
Section 4.02    Conditions Precedent to Funding into Escrow on the Escrow Date    ~~148~~160
Section 4.03    Conditions Precedent to Funding on the Closing Date    ~~149~~161
Section 4.04    Conditions to Credit Extensions    ~~156~~167
Section 4.05    Conditions to Cashless Roll and Funding of the Rollover A-2 Term Loans.    168
ARTICLE V AFFIRMATIVE COVENANTS    ~~157~~170
Section 5.01    Financial Statements, Reports, etc.    ~~157~~170
Section 5.02    Litigation and Other Notices    ~~161~~174
Section 5.03    Existence; Businesses and Properties    ~~162~~174
Section 5.04    Insurance    ~~162~~175
Section 5.05    Taxes    ~~163~~176
Section 5.06    Employee Benefits    ~~164~~177
Section 5.07    Maintaining Records; Access to Properties and Inspections; Annual Meetings    ~~165~~178
Section 5.08    Use of Proceeds    ~~165~~178
Section 5.09    Compliance with Environmental Laws; Environmental Reports    ~~165~~178
Section 5.10    ~~[INTENTIONALLY OMITTED]    166~~Springing Security Effective Date    179
Section 5.11    Additional Collateral; Additional Guarantors    ~~166~~182
Section 5.12    Security Interests; Further Assurances    ~~168~~186
Section 5.13    Information Regarding Loan Parties    ~~168~~186
Section 5.14    Affirmative Covenants with Respect to Leases    ~~168~~187

~~1066931.03C-CHISR01~~1160514.04-CHISR02A - MSW

Section 5.15    Post-Closing Covenants; Covenants in Respect of Hedging Agreements Following the Aleris Acquisition Closing Date    ~~169~~187
Section 5.16    Designation of Subsidiaries    ~~169~~188
ARTICLE VI NEGATIVE COVENANTS    ~~171~~189
Section 6.01    Indebtedness    ~~171~~189
Section 6.02    Liens    ~~178~~196
Section 6.03    Sale and Leaseback Transactions    ~~183~~202
Section 6.04    Investments, Loan and Advances    ~~183~~202
Section 6.05    Mergers, Amalgamations and Consolidations    ~~189~~208
Section 6.06    Asset Sales    ~~191~~209
Section 6.07    Cash Pooling Arrangements    ~~195~~214
Section 6.08    Dividends    ~~195~~215
Section 6.09    Transactions with Affiliates    ~~199~~218
Section 6.10    Most Favored Nation.    ~~201~~220
Section 6.11    Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc.    ~~201~~220
Section 6.12    Limitation on Certain Restrictions on Restricted Subsidiaries    ~~202~~221
Section 6.13    Issuance of Disqualified Capital Stock    ~~203~~223
Section 6.14    Senior Secured Net Leverage Ratio    ~~203~~223
Section 6.15    Business    ~~204~~223
Section 6.16    Limitation on Accounting Changes    ~~205~~224
Section 6.17    Fiscal Year    ~~205~~224
Section 6.18    Margin Rules    ~~205~~224
Section 6.19    No Further Negative Pledge    ~~205~~224

~~1066931.03C-CHISR01~~1160514.04-CHISR02A - MSW

Section 6.20    Anti-Terrorism Law; Anti-Money Laundering    ~~206~~225
Section 6.21    Embargoed Persons    ~~206~~225
ARTICLE VII GUARANTEE    ~~207~~226
Section 7.01    The Guarantee    ~~207~~226
Section 7.02    Obligations Unconditional    ~~207~~227
Section 7.03    Reinstatement    ~~209~~228
Section 7.04    Subrogation; Subordination    ~~209~~229
Section 7.05    Remedies    ~~209~~229
Section 7.06    Instrument for the Payment of Money    ~~210~~229
Section 7.07    Continuing Guarantee    ~~210~~229
Section 7.08    General Limitation on Guarantee Obligations    ~~210~~229
Section 7.09    Release of Guarantors    ~~210~~229
Section 7.10    Certain Tax Matters    ~~211~~230
Section 7.11    German Guarantor    ~~211~~230
Section 7.12    Swiss Guarantors    ~~214~~233
Section 7.13    Irish Guarantor    ~~215~~234
Section 7.14    Brazilian Guarantor    ~~215~~234
Section 7.15    French Guarantor.    ~~215~~235
Section 7.16    Belgian Guarantor    ~~216~~235
ARTICLE VIII EVENTS OF DEFAULT    ~~216~~236
Section 8.01    Events of Default    ~~216~~236
Section 8.02    Rescission    ~~220~~239
Section 8.03    Application of Payments and Proceeds    ~~220~~240

~~1066931.03C-CHISR01~~1160514.04-CHISR02A - MSW

Section 8.04    Designated Company’s Right to Cure    ~~221~~241
ARTICLE IX [INTENTIONALLY OMITTED]    ~~222~~242
ARTICLE X THE ADMINISTRATIVE AGENT    ~~222~~ AND THE COLLATERAL AGENT    242
Section 10.01    Appointment and Authority    ~~222~~242
Section 10.02    Rights as a Lender    ~~222~~242
Section 10.03    Exculpatory Provisions    ~~222~~242
Section 10.04    Reliance by the ~~Administrative Agent    225~~Agents    245
Section 10.05    Delegation of Duties    ~~225~~245
Section 10.06    Resignation of ~~Administrative~~ Agent    ~~225~~245
Section 10.07    Non-Reliance on ~~Administrative~~ Agent and Other Lenders    ~~227~~247
Section 10.08    No Other Duties, etc    ~~227~~247
Section 10.09    Administrative Agent May File Proofs of Claim    ~~227~~247
Section 10.10    Concerning the Collateral and the Related Loan Documents    ~~228~~248
Section 10.11    Release    ~~228~~248
Section 10.12    Acknowledgment of English-law Guarantee    ~~228~~248
ARTICLE XI MISCELLANEOUS    ~~228~~248
Section 11.01    Notices    ~~228~~248
Section 11.02    Waivers; Cumulative Remedies; Amendment    ~~233~~253
Section 11.03    Expenses; Indemnity; Damage Waiver    ~~236~~258
Section 11.04    Successors and Assigns    ~~238~~261
Section 11.05    Survival of Agreement    ~~244~~266
Section 11.06    Counterparts; Integration; Effectiveness    ~~244~~267

~~1066931.03C-CHISR01~~1160514.04-CHISR02A - MSW

Section 11.07    Severability    ~~244~~267
Section 11.08    Right of Setoff    ~~244~~267
Section 11.09    Governing Law; Jurisdiction; Consent to Service of Process    ~~245~~267
Section 11.10    Waiver of Jury Trial    ~~246~~269
Section 11.11    Headings    ~~246~~269
Section 11.12    Treatment of Certain Information; Confidentiality    ~~247~~269
Section 11.13    USA PATRIOT Act Notice    ~~247~~270
Section 11.14    Interest Rate Limitation    ~~248~~270
Section 11.15    Singapore Personal Data Protection Act    ~~248~~271
Section 11.16    Obligations Absolute    ~~248~~271
Section 11.17    ~~[INTENTIONALLY OMITTED]    249~~Intercreditor Agreement    272
Section 11.18    Judgment Currency    ~~249~~272
Section 11.19    Enforcement    ~~250~~273
Section 11.20    No Advisory or Fiduciary Responsibility    ~~250~~273
Section 11.21    Abstract Acknowledgment of Indebtedness and Joint Creditorship    ~~251~~274
Section 11.22    Special German Matters    ~~252~~275
Section 11.23    [INTENTIONALLY OMITTED]    ~~252~~275
Section 11.24    [INTENTIONALLY OMITTED]    ~~252~~275
Section 11.25    [INTENTIONALLY OMITTED]    ~~252~~275
Section 11.26    ~~[INTENTIONALLY OMITTED]    252~~Designation of Collateral Agent under the Civil Code of Québec    275
Section 11.27    Maximum Liability    ~~252~~275
Section 11.28    NO ORAL AGREEMENT    ~~252~~276

~~1066931.03C-CHISR01~~1160514.04-CHISR02A - MSW

Section 11.29    ~~[INTENTIONALLY OMITTED]253~~Collateral Matters    276
Section 11.30    Electronic Execution of Assignments and Certain other Documents    ~~253~~277
Section 11.31    Payments Set Aside    ~~253~~277
Section 11.32    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~253~~277
Section 11.33    Lender Consents and Acknowledgements    ~~254~~278
Section 11.34    Termination    ~~255~~279
Section 11.35    Lender Exculpation    ~~256~~280
Section 11.36    Acknowledgement Regarding Any Supported QFCs.    ~~256~~280

~~1066931.03C-CHISR01~~1160514.04-CHISR02A - MSW

SCHEDULES
Schedule 1.01(a)    Loans and Rollover A-2 Term Loan Commitments
Schedule 1.01(b)    Subsidiary Guarantors
Schedule 1.01(c)    Excluded Guarantor Subsidiaries
Schedule 1.01(e)    Administrative Agent’s Office
Schedule 3.06(c)    Violations or Proceedings
Schedule 3.17    Pension Matters
Schedule 3.19    Insurance
Schedule 3.21    Material Documents
Schedule 3.24    Location of Material Inventory
Schedule 5.11(b)    Certain Subsidiaries
Schedule 5.15    Post-Closing Covenants
Schedule 6.01(b)    Existing Indebtedness
Schedule 6.02(c)    Existing Liens
Schedule 6.04(b)    Existing Investments
EXHIBITS
Exhibit A    Form of Administrative Questionnaire
Exhibit B    Form of Assignment and Assumption
Exhibit C    Form of Borrowing Request
Exhibit D    Form of Compliance Certificate
Exhibit E    Form of Interest Election Request
Exhibit F    Form of Joinder Agreement
Exhibit G    Form of Letter of Comfort

~~1066931.03C-CHISR01~~1160514.04-CHISR02A - MSW

Exhibit H-1    Form of U.S. Tax Compliance Certificate
Exhibit H-2    Form of U.S. Tax Compliance Certificate
Exhibit H-3    Form of U.S. Tax Compliance Certificate
Exhibit H-4    Form of U.S. Tax Compliance Certificate
Exhibit I    Form of Term Loan Note
Exhibit J    Form of Solvency Certificate
Exhibit K    Form of Intercompany Note
Exhibit L        Form of Escrow Drawdown Request

Exhibit M        Form of Certificate of Authorized Signatories

Exhibit N-1    Form of Perfection Certificate
Exhibit N-2    Form of Perfection Certificate Supplement
Exhibit O    Intercreditor Agreement

~~1066931.03C-CHISR01~~1160514.04-CHISR02A - MSW

SHORT TERM CREDIT AGREEMENT
This SHORT TERM CREDIT AGREEMENT (as amended on August 25, 2020 and as further amended, restated, amended and restated, supplemented or modified from time to time, the “Agreement”), dated as of February 21, 2020, among NOVELIS HOLDINGS INC., a Delaware corporation (the “Borrower”), NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act and having its corporate office at Two Alliance Center, 3560 Lenox Road, Suite 2000, Atlanta, GA 30326, USA, as a Guarantor (in such capacity, and together with its successors in such capacity, the “Parent”), AV METALS INC., a corporation formed under the Canada Business Corporations Act and having its corporate office at Two Alliance Center, 3560 Lenox Road, Suite 2000, Atlanta, GA 30326, USA, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, and STANDARD CHARTERED BANK, being a company incorporated in England by Royal Charter 1853, with reference number ZC18 and whose registered office is 1 Basinghall Avenue, London EC2V 5DD, as administrative agent (in such capacity, and together with its successors in such capacity, “Administrative Agent”) for the Lenders, ~~and~~as collateral agent (in such capacity, and together with its successors in such capacity, “Collateral Agent”) for the Lenders, and as escrow agent for the Parties hereto pursuant to Section 2.18 (in such capacity, and together with its successors in such capacity, “Escrow Agent”).
WITNESSETH:
WHEREAS, the Borrower has requested that the Lenders extend credit in the form of Term Loans in an aggregate principal amount not in excess of $1,100,000,000 in accordance with the terms, and subject to the conditions, set forth herein.
WHEREAS, the proceeds of the Term Loans are to be used on in accordance with Section 3.12, subject to the escrow terms and conditions set forth herein.
NOW, THEREFORE, the Lenders are willing to extend such Term Loans to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01    Defined Terms
. As used in this Agreement (including the preamble), the following terms shall have the meanings specified below:
“Account Debtor” shall mean “Account Debtor,” as such term is defined in the UCC.
“Accounts” shall mean all “accounts,” as such term is defined in the UCC, in which any Loan Party or any of its Restricted Subsidiaries now or hereafter has rights.

~~1066931.03C-CHISR01~~1160514.04-CHISR02A - MSW

“Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property and assets or business of any Person, or of any business unit, line of business or division of any Person or assets constituting a business unit, line of business or division of any other Person (other than a Person that is a Restricted Subsidiary on the Effective Date), (b) acquisition of in excess of 50% of the Equity Interests of any Person or otherwise causing a person to become a Restricted Subsidiary of the acquiring Person (other than in connection with the formation or creation of a Restricted Subsidiary of the Designated Company by any Company), or (c) merger, consolidation or amalgamation, whereby a person becomes a Restricted Subsidiary of the acquiring person, or any other consolidation with any Person, whereby a Person becomes a Restricted Subsidiary of the acquiring Person.
“Acquisition Consideration” shall mean the purchase consideration for any Acquisition, whether paid in cash, properties, any assumption of Indebtedness or otherwise (other than by the issuance of Qualified Capital Stock of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) permitted to be issued hereunder) and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under US GAAP at the time of such sale to be established in respect thereof by Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), the Designated Company or any of its Restricted Subsidiaries.
“Additional Senior Secured Indebtedness” shall mean any Indebtedness incurred in reliance of Section 6.01(u).
“Additional Senior Secured Indebtedness Documents” shall mean all documents executed and delivered with respect to the Additional Senior Secured Indebtedness or delivered in connection therewith.
“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to ARTICLE X.
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(e), or such other address or account as the Administrative Agent may from time to time notify to the Designated Company and the Lenders.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit A, or any other form approved by the Administrative Agent.
“Affected Credit Party” shall mean any Credit Party (but, for the avoidance of doubt, only to the extent so notified) that has notified the Administrative Agent in writing that it is an “Affected Credit Party” with respect to the relevant sanctions provisions within this Agreement”.

~~1066931.03C-CHISR01~~1160514.04-CHISR02A - MSW

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.09, the term “Affiliate” shall also include (i) any person that directly or indirectly owns more than 10% of the voting power of the total outstanding Voting Stock of the person specified or (ii) any person that is an executive officer or director of the person specified.
“Agent Fee Letter” shall mean that certain fee letter, dated the Effective Date, among the Parent, Novelis Holdings Inc., Novelis Acquisitions and the Administrative Agent.
“Agents” shall mean the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them.
“Agreed Guarantee and Security Principles” shall mean the following principles that embody a recognition by all parties to this Agreement that there may be certain legal and practical limitations on the scope and enforceability of guarantees and security from the Guarantors in certain jurisdictions outside of the United States and Canada that become parties to this agreement after the Effective Date. In particular:
(a)    general statutory limitations, capital maintenance, financial assistance, corporate benefit, fraudulent preference, “thin capitalization” rules, regulatory restrictions and similar principles may require that the guarantee and/or security be limited by an amount or otherwise. If any such limit applies, the guarantees and security provided may be limited to the maximum amount which the relevant Guarantor may provide having regard to applicable law under the jurisdiction of organization of such Guarantor; and
(b)    to the extent required to comply with applicable law, guarantees and security may be limited to mitigate a risk to the directors or officers of the relevant grantor of such guarantee and security of contravention of any statutory duty in such capacity or their fiduciary duties and/or which could reasonably be expected to result in personal, civil or criminal liability on the part of any such director or officer.
“Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Agreement Termination Date” shall mean the first to occur of (a) 5:00 p.m., New York City time, on May 29, 2020, (b) the Commitment Release Time, (c) delivery to the Administrative Agent of written notice of termination by the Borrower of all of the Commitments, (d) the date that the Aleris Merger Agreement is terminated in accordance with its

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terms, or pursuant to an amendment or modification thereof, in each case prior to the consummation of the Aleris Acquisition, and (e) the consummation of the Aleris Acquisition without the use of any Loans.
“Aleris” shall mean Aleris Corporation, a Delaware corporation.
“Aleris Acquisition” shall mean the acquisition by Novelis Acquisitions of Aleris pursuant to the terms of the Aleris Merger Agreement, the repayment of certain Indebtedness of Aleris and its subsidiaries in connection with the Aleris Acquisition, and the payment of all fees, costs and expenses in connection with the foregoing.
“Aleris Acquisition Closing Date” shall mean the date that the Aleris Acquisition is consummated in accordance with the terms of the Aleris Merger Agreement.
“Aleris Belgium” shall mean Aleris Aluminum Duffel BVBA (or, if converted or recharacterized prior to the Aleris Acquisition Closing Date, Aleris Aluminum Duffel BV), and including any sales offices thereof.
“Aleris Casthouse” shall mean Aleris Casthouse Germany GmbH, a company with limited liability organized under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Koblenz with registration number HRB 1064.
“Aleris Fee Letter” shall mean that certain fee letter, dated as of February 21, 2020, among Parent and the Lenders and other parties party thereto.
“Aleris German GP Holdco” shall mean Aleris Deutschland Vierte Verwaltungs GmbH.
“Aleris German Non-Wholly Owned Subsidiaries” shall mean Aleris Deutschland Vier GmbH & Co. KG, Aleris Rolled Products, and Aleris Casthouse and, at any time that it constitutes a Restricted Subsidiary, Aleris German GP Holdco.
“Aleris Germany” shall mean Aleris Deutschland Holding GmbH.
“Aleris Hedging Collateral Requirements” shall have the meaning assigned to such term in Section 5.15(e).
“Aleris Italy” shall mean Aleris Aluminum Italy Srl, and including any sales offices thereof.
“Aleris Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 26, 2018, among the Parent, Novelis Acquisitions, Aleris, and OCM Opportunities ALS Holdings, L.P., a Delaware limited partnership, as amended, modified or supplemented, together with any consent or waiver with respect thereto, but only to the extent that such amendment, modification, amendment, consent or waiver is not materially adverse to the Lenders or the

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Administrative Agent in their capacities as such, it being understood that (i) any modification, amendment, consent or waiver to the definition of “Material Adverse Effect” in the Aleris Merger Agreement, or which has the effect of modifying, amending or waiving the representation or condition as to the absence of a Material Adverse Effect (as defined in the Aleris Merger Agreement as of the Second Amendment Effective Date) shall be deemed to be materially adverse to the Lenders and the Administrative Agent, (ii) any decrease in the purchase price payable under the Aleris Merger Agreement shall not be deemed to be materially adverse to the Lenders or the Administrative Agent, so long as such decrease does not exceed 10% of the consideration contemplated to be paid under the Aleris Merger Agreement as of July 26, 2018, and (iii) any increase in the purchase price contemplated to be paid under the Aleris Merger Agreement shall not be deemed to be materially adverse to the Lenders or the Administrative Agent, so long as such increase is funded by additional common equity contributions to Specified Holders that directly or indirectly own Equity Interests in the Designated Company and its Restricted Subsidiaries immediately prior to such contribution or by cash on hand or borrowings under the Revolving Credit Agreement; provided, that adjustments to working capital and earn-out payments in accordance with the terms of the Aleris Merger Agreement shall not constitute an increase or decrease in purchase price for purposes of this definition.
“Aleris Rolled Products” shall mean Aleris Rolled Products Germany GmbH, a company with limited liability organized under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Koblenz with registration number HRB 4239.
“Amendment No. 1” shall mean Amendment No. 1 to Credit Agreement, dated as of August 25, 2020, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.
“Amendment No. 1 Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in Amendment No. 1.
“Annual Credit” shall mean the cumulative amount of (x) $1,600,000,000 plus (y) $250,000,000 for each fiscal year of the Designated Company commencing after the Effective Date (beginning with the fiscal year commencing April 1, 2019) minus (z) in each case from and after the Effective Date until the applicable time of determination, (and taking into all transactions being consummated concurrently with the transaction then being measured), (i) the cumulative amount of all Investments made pursuant to Section 6.04(r)(iii), (ii) the cumulative amount of all Dividends made pursuant to Section 6.08(d)(ii) and (iii) the cumulative amount of all payments and redemptions of Indebtedness made pursuant to Section 6.11(a)(i)(z)(2). As of the Effective Date, Annual Credit is equal to the “Annual Credit” as defined in the Secured Term Loan Agreement.
“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.22.
“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.22.
“Applicable Margin” shall mean, (a) for any day through and including the Rollover Effective Date, 0.95% per annum, (b) on and after April 14, 2021 through and including October

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13, 2021, 1.50% per annum and (c) for any day on and after October 14, 2021 through and including the Rollover Term Loan Maturity Date, 2.00% per annum.
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Member State” shall mean Belgium, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.
“Asset Sale” shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property, excluding sales of Inventory, dispositions of cash and Cash Equivalents and settlements under Hedging Agreements, in each such excluded case, which are in the ordinary course of business, by Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) or any of its Restricted Subsidiaries, or (b) any issuance of any Equity Interests of any Restricted Subsidiary of Holdings.
“Asset Swap” shall mean the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between any Company and another person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 2.10(c).
“Assignee Group” shall mean two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.04(b)), and delivered to the Administrative Agent, in substantially the form of Exhibit B, or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at the rate implicit in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
“Auditor’s Determination” shall have the meaning assigned to such term in Section 7.11(b).
“AV Metals” shall mean AV Metals Inc., a corporation formed under the Canada Business Corporations Act.
“AV Minerals” shall mean AV Minerals (Netherlands) N.V., a company organized under the laws of the Netherlands.
“Available Amount” shall have the meaning assigned to such term in Section 7.12(a).

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“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Belgian Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized under the laws of Belgium that becomes a Guarantor pursuant to the terms hereof.
“Belgian Hold Separate Business” means the Equity Interests in, and businesses of, Aleris Belgium and Aleris Italy (and certain assets of Aleris (Shanghai) Trading Co. Ltd. that are directly related to the business of Aleris Belgium and/or Aleris Italy) that are subject to the Belgian Purchase Documents.
“Belgian Purchase Documents” shall mean, collectively, (i) (x) that certain Sale & Purchase Agreement, dated November 22, 2019, among Aleris Aluminum Netherlands  ~~BV~~B.V., a corporation incorporated under the laws of the Netherlands, Novelis Europe Holdings Limited, a company incorporated under the laws of the United Kingdom, and Liberty House Group Pte. Ltd, a company incorporated under the laws of Singapore, pursuant to which Aleris Aluminum Netherlands ~~BV~~B.V. and Novelis Europe Holdings Limited agreed to sell or cause its Subsidiaries to sell 100% of the Equity Interests in Aleris Belgium and, indirectly, 100% of the Equity Interests in Aleris Italy, (y) the purchase agreement or agreements to be entered into after the Aleris Acquisition Closing Date pursuant to which Novelis Inc. and/or any of its Subsidiaries will agree to sell or cause its Subsidiaries to sell certain assets of Aleris (Shanghai) Trading Co. Ltd. that are directly related to the business of Aleris Belgium and/or Aleris Italy, and (z) the agreements and documents entered into in connection with the documents described in clauses (x) and (y) above, or (ii) solely to the extent that the sale of the Belgian Hold Separate Business does not occur pursuant to the terms of the documents described in clause (i)(x) above and such documents are terminated, the purchase agreement (and the agreements and documents entered into in connection therewith) negotiated and entered into after the Aleris Acquisition Closing Date by Novelis Inc. and/or any of its Subsidiaries, or the European Commission or any trustee appointed on the European Commission’s behalf, on the one hand, and a prospective buyer of Aleris Belgium and Aleris Italy, on the other hand, pursuant to which Novelis Inc. and/or any of its Subsidiaries will agree to sell or cause its Subsidiaries to sell 100% of the Equity Interests in Aleris Belgium and, indirectly, 100% of the Equity Interests in Aleris Italy, and, if applicable, certain assets of Aleris (Shanghai) Trading Co. Ltd. that are directly related to the business of Aleris Belgium and/or Aleris Italy.

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“Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” shall each have the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Exchange Act.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Blocking Law” means (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom), and (b) with respect to each Lender that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetzg), section 7 of the German Foreign Trade and Payment Ordinance (Außenwirtschaftsverordnung).
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers (or the functional equivalent) of such person, (iii) in the case of any limited partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.
“Borrower” shall have the meaning assigned to such term in the preamble hereto.
“Borrowing” shall mean Loans to the Borrower of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Rate Loans or Fallback Rate Loans, as applicable, as to which a single Interest Period is in effect.
“Borrowing Base” shall mean, as of any date, an amount equal to: (1) 85% of the book value of all accounts receivable owned by the Loan Parties as of the end of the most recent fiscal month for which consolidated financial statements are available; plus (2) the lesser of (x) 75% of the book value of inventory owned by the Loan Parties as of the end of the most recent fiscal month for which consolidated financial statements are available and (y) 85% of the “net recovery cost percentage” multiplied by the book value of inventory owned by the Loan Parties as of the end of the most recent fiscal month for which consolidated financial statements are available. Notwithstanding the foregoing, the Borrowing Base shall be adjusted to give pro forma effect to

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any Acquisitions or Asset Sales by the Designated Company and/or any Restricted Subsidiary since the end of the most recent fiscal month for which consolidated financial statements are available, as if such Acquisition or Asset Sale had occurred on the last day of the end of the most recent fiscal month, with such adjustment to be effective upon consummation of any such Acquisition or Asset Sale.
“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.
“Brazilian Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized in Brazil party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company organized in Brazil that becomes a Guarantor pursuant to the terms hereof.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City or London, and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day and, solely for purposes of determining whether a day is a day on which a Loan can be advanced, Singapore.
“Calculation Date” shall have the meaning assigned to such term in the definition of “Senior Secured Net Leverage Ratio”.
“Canadian Guarantor” shall mean AV Metals Inc., Successor Holdings (solely to the extent that it is organized in Canada), Parent and each Restricted Subsidiary of Holdings organized in Canada party hereto as a Guarantor, and each Restricted Subsidiary of the Designated Company organized in Canada that becomes a Guarantor pursuant to the terms hereof.
“Canadian Loan Parties” shall mean the Canadian Guarantors.
“Canadian Security Agreement” shall mean, collectively (i) the security agreements, including all sub-parts thereto, among the Canadian Loan Parties (and such other Persons as may be party thereto) and the Collateral Agent for the benefit of the Credit Parties and (ii) any other hypothec or security agreement entered into pursuant to the terms of the Loan Documents, in each case of clauses (i) and (ii), that is governed by the laws of Canada (or any province thereof), securing the Obligations and Guaranteed Obligations, and entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated or otherwise modified from time to time.
“Capital Assets” shall mean, with respect to any person, all equipment, fixed assets and Real Property or improvements of such person, or replacements or substitutions therefor or additions thereto, that, in accordance with US GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such person.

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“Capital Expenditures” shall mean, for any period, without duplication, all expenditures made directly or indirectly by the Designated Company and its Restricted Subsidiaries during such period for Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability), together with the applicable Company’s proportionate share of such amounts for Norf GmbH for such period.
“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under US GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with US GAAP. It is understood that with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting on the definitions and covenants herein, US GAAP as in effect on the Effective Date shall be applied.
“Cash Equivalents” shall mean, as to any person, (a) securities issued or fully guaranteed or insured by the federal government of the United States, Canada, Switzerland, any Approved Member State or any agency of the foregoing, (b) marketable direct obligations issued by Canada or any province thereof, any state of the United States or the District of Columbia or any political subdivision, government-sponsored entity or instrumentality thereof that, at the time of the acquisition, are rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited, (c) certificates of deposit, Eurocurrency time deposits, overnight bank deposits and bankers’ acceptances of any commercial bank or trust company organized under the laws of Canada or any province thereof, the United States, any state thereof, the District of Columbia, any non-U.S. bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, is rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited, (d) commercial paper of an issuer rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited, and (e) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets, the Dollar Equivalent of which exceeds $500,000,000 and (iii) is rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 365 days; provided, further, that, to the extent any cash is generated through operations in a jurisdiction outside of the United States, Canada, Switzerland or an Approved Member State, such cash may be retained and invested in obligations of the type described in clause (a), (c) or (d) applicable to such jurisdiction to the extent that such obligations are customarily used in such other jurisdiction for short term cash management purposes.
“Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind, (b) items described in

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clause (c) of the definition of “Consolidated Interest Expense” and (c) gross interest income of the Designated Company and its Restricted Subsidiaries for such period.
“Cash Pooling Arrangements” shall mean (i) the DB Cash Pooling Arrangement and the Novelis AG Cash Pooling Agreement and (ii) any other cash pooling arrangements (including all documentation pertaining thereto) entered into by any Company in accordance with Section 6.07.
“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any expropriation, condemnation or other taking (including by any Governmental Authority) of, any property of Holdings, the Designated Company or any of its Restricted Subsidiaries, or, on and after the Specified AV Minerals Joinder Date, AV Minerals. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by expropriation, condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.
A “Change in Control” shall be deemed to have occurred if:
(a)    (i) prior to the Designated Holdco Effective Date, Hindalco ceases to be the Beneficial Owner of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of AV Minerals and Holdings, (ii) on and after the Designated Holdco Effective Date, Hindalco ceases to be the Beneficial Owner of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of each of AV Minerals, Holdings and Designated Holdco, or (iii) on and after the Designated Holdco Effective Date, Holdings ceases to be the Beneficial Owner of Voting Stock representing 100% of the voting power of the total outstanding Voting Stock of Designated Holdco;
(b)    Holdings (or, on and after the Designated Holdco Effective Date, Designated Holdco) at any time ceases to be the Beneficial Owner and the direct record owner of 100% of the Equity Interests of Parent, except as a result of a Qualified Parent IPO; provided that Hindalco continues to be the Beneficial Owner of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of Parent at all times after giving effect to such Qualified Parent IPO; and provided, further, that a Permitted Holdings Amalgamation shall not constitute a Change in Control;
(c)    the Designated Company at any time ceases to be the Beneficial Owner and the direct or indirect owner of 100% of the Equity Interests of each of Novelis Corporation, Novelis Deutschland GmbH (except to the extent otherwise permitted under clause (c) of the definition of Permitted Reorganization Action or under

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clause (b) of the definition of Permitted Aleris Foreign Subsidiary Transfer), the Parent and the Borrower (other than the Parent prior to the Designated Holdco Effective Date, and the Designated Company on and after the Designated Holdco Effective Date);
(d)    at any time a change in control (or change of control or similar event) with respect to the Borrower, the Parent or the U.S. Issuer occurs under (and as defined in) any Material Indebtedness of any Loan Party; or
(e)    during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings, the Parent, the Borrower or, on and after the Designated Holdco Effective Date, Designated Holdco, or, on and after the Specified AV Minerals Joinder Date, AV Minerals (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by the Specified Holders or by a vote of at least a majority of the members of the Board of Directors of such Person, as the case may be, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of such Person.
For purposes of this definition, a person shall not be deemed to have Beneficial Ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith, (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and (z) the implementation or compliance with, CRD IV or CRR, or any law or regulation that implements or applies CRD IV or CRR, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Chattel Paper” shall mean all “chattel paper,” as such term is defined in the UCC, in which any Person now or hereafter has rights.

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“Chief Executive Office” shall mean, with respect to any Person, the location from which such Person manages the main part of its business operations or other affairs.
“Chinese Subsidiary Equity Interests” shall mean all Equity Interests of each Person organized under the laws of the People’s Republic of China that is a Subsidiary of a Loan Party, in each case that is owned by a Loan Party.
“Class” shall mean (a) when used with respect to Commitments, whether such Commitments are Initial Term Loan Commitments or Rollover A-2 Term Loan Commitments, as the context may require, (b) when used with respect to Loans or a Borrowing, whether such Loans, or the Loans comprising such Borrowing, are Initial A-1 Term Loans, Initial A-2 Term Loans, Rollover A-1 Term Loans, or Rollover A-2 Term Loans, as the context may require, (c) when used with respect to Lenders, whether such Lender is an Initial A-2 Term Lender, a Rollover A-1 Term Lender, or a Rollover A-2 Term Lender. Initial A-1 Term Loans, Initial A-2 Term Loans, Rollover A-1 Term Loans and Rollover A-2 Term Loans shall be construed to be in different Classes.
“Closing Date” shall mean the date, on or prior to the Agreement Termination Date, on which the conditions precedent set forth in Section 4.03 and Section 4.04 are satisfied (or waived in accordance with Section 11.02) and the Escrowed Amounts are advanced from the Escrow Account by the Escrow Agent.
“Co-Borrower” shall have the meaning assigned to it in the Secured Term Loan Credit Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.
“Collateral” shall mean, all of the “Collateral” and “Pledged Collateral” referred to in the Security Documents and all of the other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Credit Parties.
“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to Article X.
“Commitment” shall mean, with respect to any Lender, such Lender’s Term Loan Commitment.
“Companies” shall mean Holdings, Parent, Borrower, the Designated Company, Holdings’ Restricted Subsidiaries and, after the Specified AV Minerals Joinder Date if Holdings is not AV Minerals, AV Minerals; and “Company” shall mean any one of them.
“Compensation Plan” shall mean any program, plan or similar arrangement (other than employment contracts for a single individual) relating generally to compensation, pension,

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employment or similar arrangements with respect to which any Company, any Affiliate of any Company or any ERISA Affiliate of any of them has any obligation or liability, contingent or otherwise, under any Requirement of Law other than that of the United States.
“Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.
“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Designated Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with US GAAP.
“Consolidated Current Assets” shall mean, as at any date of determination, the total assets of the Designated Company and its Restricted Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of the Designated Company and its Restricted Subsidiaries in accordance with GAAP, excluding cash and Cash Equivalents.
“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities of the Designated Company and its Restricted Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of the Designated Company and its Restricted Subsidiaries in accordance with US GAAP, but excluding (a) the current portion of any Funded Debt of the Designated Company and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.
“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of the Designated Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with US GAAP.
“Consolidated EBITDA” shall mean, for any period, the sum of (A) Consolidated Net Income for such period, adjusted by (without duplication):
(x)     adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication:
(a)    Consolidated Interest Expense for such period;
(b)    Consolidated Amortization Expense for such period;
(c)    Consolidated Depreciation Expense for such period;
(d)    Consolidated Tax Expense for such period;
(e)    non-recurring items or unusual charges or expenses, severance, relocation costs or expenses, other business optimization expenses (including costs

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and expenses relating to business optimization programs), new systems design and implementation costs, project start-up costs, restructuring charges or reserves, costs related to the closure and/or consolidation of facilities and one-time costs associated with a Qualified IPO or Qualified Parent IPO;
(f)    to the extent covered by insurance and actually reimbursed or, so long as the Designated Company has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to Casualty Events or business interruption;
(g)    the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period;
(h)    the amount of net income (loss) attributable to non-controlling interests deducted (and not added back) in computing Consolidated Net Income; and
(i)    Management Fees paid in compliance with Section 6.08(c);
(y)     subtracting therefrom, (a) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period and (b) interest income; and
(z)     excluding therefrom,
(a)    [intentionally omitted];
(b)    earnings or losses resulting from any reappraisal, revaluation or write-up or write-down of assets;
(c)    non-recurring or unusual gains; and
(d)    any gain or loss relating to cancellation or extinguishment of Indebtedness; plus
(B) the proportionate interest of the Designated Company and its consolidated Restricted Subsidiaries in Non-consolidated Affiliate EBITDA for such period; plus
(C) for purposes of determining compliance with the Financial Performance Covenant only (solely for the purposes of Section 6.14 and not for determining whether any action predicated on being in compliance with the Financial Performance Covenant is permitted), Specified Equity

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Contributions made pursuant to Section 8.04 to cure failure to comply with the Financial Performance Covenant for a fiscal quarter in such period; plus
(D) the annualized amount of net cost savings, operating expense reductions and synergies reasonably projected by the Designated Company in good faith to be realized as a result of specified actions (x) taken since the beginning of the Test Period in respect of which Consolidated EBITDA is being determined or (y) initiated prior to or during the Test Period (in each case, which cost savings shall be added to Consolidated EBITDA until fully realized, but in no event for more than four fiscal quarters) (calculated on a pro forma basis as though such annualized cost savings, operating expense reductions and synergies had been realized on the first day of such Test Period, net of the amount of actual benefits realized during such Test Period from such actions); provided that (1) such cost savings, operating expense reductions and synergies are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Designated Company, and (2) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (C) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such Test Period; provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (C) shall not exceed in the aggregate 15% of Consolidated EBITDA for any one Test Period; provided, further that projected (and not yet realized) amounts may no longer be added in calculating Consolidated EBITDA pursuant to this clause (C) to the extent occurring more than four full fiscal quarters after the specified action taken or initiated in order to realize such projected cost savings, operating expense reductions and synergies.
Notwithstanding the foregoing clause (x), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.
Consolidated EBITDA shall not include the Consolidated EBITDA of any Non-consolidated Affiliate if such Non-consolidated Affiliate is subject to a prohibition, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Designated Company, the Parent or the Borrower, to the extent of such prohibition.
“Consolidated Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of the Designated Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with US GAAP plus, without duplication:
(a)    imputed interest on Capital Lease Obligations and Attributable Indebtedness of the Designated Company and its Restricted Subsidiaries for such period;
(b)    commissions, discounts and other fees and charges owed by the Designated Company or any of its Restricted Subsidiaries with respect to letters of

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credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;
(c)    amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by the Designated Company or any of its Restricted Subsidiaries for such period;
(d)    all interest paid or payable with respect to discontinued operations of the Designated Company or any of its Restricted Subsidiaries for such period; and
(e)    the interest portion of any deferred payment obligations of the Designated Company or any of its Restricted Subsidiaries for such period.
“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Designated Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with US GAAP; provided, however, that the following shall be excluded in the calculation of “Consolidated Net Income”:
(a)    any net income (loss) of any person (other than the Designated Company) if such person is not a Restricted Subsidiary of the Designated Company, except that:
    (i)    subject to the exclusion contained in clause (c) below, equity of the Designated Company and its consolidated Restricted Subsidiaries in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such person during such period to the Designated Company or to a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b), below); and
    (ii)    the equity of the Designated Company and its consolidated Restricted Subsidiaries in a net loss of any such person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;
(b)    any net income (loss) of any Restricted Subsidiary of the Designated Company if such Restricted Subsidiary is subject to a prohibition, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Designated Company, the Parent or the Borrower, to the extent of such prohibition, except that:
(i)    subject to the exclusion contained in clause (c) below, equity of the Designated Company and its consolidated Restricted Subsidiaries in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Designated Company or another Restricted

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Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in this clause (b)); and
(ii)    the equity of the Designated Company and its consolidated Restricted Subsidiaries in a net loss of any such person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;
(c)    any gain or loss realized upon the sale or other disposition of any property of the Designated Company or Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Securitization Transaction permitted hereunder shall be deemed to be in the ordinary course);
(d)    any extraordinary gain or loss;
(e)    the cumulative effect of a change in accounting principles;
(f)    any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Designated Company or any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holders only for Qualified Capital Stock of the Designated Company or Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals);
(g)    any unrealized gain or loss resulting in such period from Hedging Obligations (other than any unrealized gains or losses resulting from foreign currency re-measurement hedging activities);
(h)    any expenses or charges in such period related to the Transactions, any premiums, fees, discounts, expenses and losses payable by any Loan Party in such period in connection with any redemption or tender offer of Indebtedness permitted hereunder, and any acquisition, disposition, recapitalization or the incurrence of any Indebtedness permitted hereunder, including such fees, expenses or charges related to the Transactions; and
(i)    the effects of adjustments in the property, plant and equipment, inventories, goodwill, intangible assets and debt line items in the Designated Company’s consolidated financial statements pursuant to US GAAP resulting from the application of

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purchase accounting in relation to any acquisition or the amortization or write-off of any amounts thereof, net of taxes.
Notwithstanding the foregoing, for purposes of the calculation of Cumulative Credit only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of property from Unrestricted Subsidiaries to the Designated Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Cumulative Credit pursuant to clause (d) of the definition of Cumulative Credit.
“Consolidated Net Tangible Assets” shall mean, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Designated Company and its Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Designated Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):
(a)     the excess of cost over fair market value of assets or businesses acquired;
(b)     any revaluation or other write-up in book value of assets subsequent to March 31, 2016 as a result of a change in the method of valuation in accordance with US GAAP;
(c)     unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;
(d)     minority interests in consolidated Subsidiaries held by Persons other than the Designated Company or any Restricted Subsidiary of the Designated Company;
(e)     treasury stock;
(f)     cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Equity Interests to the extent such obligation is not reflected in Consolidated Current Liabilities; and
(g)     Investments in and assets of Unrestricted Subsidiaries.
“Consolidated Tax Expense” shall mean, for any period, the tax expense of the Designated Company and its Restricted Subsidiaries, for such period determined on a consolidated basis in accordance with US GAAP.
“Consolidated Total Assets” shall mean at any date of determination, the total assets of the Designated Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with US GAAP.
“Consolidated Total Net Debt” shall mean, as of any date of determination and without duplication, the sum of (A) the aggregate principal amount of Indebtedness of the Designated

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Company and its Restricted Subsidiaries outstanding on such date of the type referenced in clauses (a), (b) and (f) of the definition of Indebtedness, and any Contingent Obligations of the Designated Company and its Restricted Subsidiaries in respect of Indebtedness of any Person under clauses (a), (b) and (f) of the definition of Indebtedness, minus the aggregate amount of Unrestricted Cash on such date, plus (B) the proportionate interest of the Designated Company and its consolidated Restricted Subsidiaries in the Non-consolidated Affiliate Debt of each of the Non-consolidated Affiliates at any date of determination. The aggregate principal amount of such Indebtedness shall be determined according to the face or principal amount thereof, based on the amount owing under the applicable contractual obligation (without regard to any election by the Designated Company, Holdings (or, and, on and after the Specified AV Minerals Joinder Date, AV Minerals) or any other Person) to measure an item of Indebtedness using fair value or any other discount that may be applicable under GAAP (including the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities) on a consolidated basis with respect to the Designated Company and its Restricted Subsidiaries in accordance with consolidation principles utilized in GAAP.
“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) under any guaranty, endorsement, co-making or sale with recourse of any obligation of a primary obligor, (b) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (c) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (d) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (e) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (f) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

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“Contribution, Intercompany, Contracting and Offset Agreement” shall mean that certain Contribution, Intercompany, Contracting and Offset Agreement, dated as of the Effective Date, by and among the Loan Parties and the Administrative Agent, including as amended or amended and restated to join the Collateral Agent on the Springing Security Effective Date.
“Contribution Notice” shall mean a contribution notice issued by the Pensions Regulator under Section 38 or Section 47 of the Pensions Act 2004.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Cost of Funds” shall mean the rate of interest on each Lender’s share of the relevant Borrowing for the relevant Interest Period, which shall be the percentage rate per annum which is the sum of the weighted average of the rates notified to the Administrative Agent by each Lender as soon as practicable and in any event within two Business Days of the first day of that Interest Period (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select; provided, that if a Lender’s Funding Rate is less than the Eurodollar Rate or a Lender does not supply a quotation by the time specified in this definition, the cost to that Lender of funding its participation in that Borrowing for that Interest Period shall be deemed, for the purposes of this definition, to be the Eurodollar Rate; provided, further, that if any Lender does not supply a quotation by the time specified in this definition, the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders; provided, further, that if the Cost of Funds shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“CRD IV” means Directive 2013/36/EU of June 26, 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC.
“Credit Extension” shall mean the making of a Loan by a Lender.
“Credit Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Escrow Agent, each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent, any Delegate, and the Lenders.
“CRR” shall mean Regulation (EU) no. 575/2013 of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) no. 648/2012.
“Cumulative Credit” shall mean, at any date, an amount equal to:

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(a)    $328,000,000; plus
(b)    50% of the aggregate Consolidated Net Income accrued during the period commencing on October 1, 2016 to and including the last day of the fiscal quarter most recently ended for which the Designated Company has delivered to the Administrative Agent the financial statements required to be delivered by Section 5.01(a) or Section 5.01(b), taken as a single accounting period (or, in the event Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus
(c)    100% of the Net Cash Proceeds received by, (w) prior to the Designated Holdco Effective Date, Holdings from the issuance of Qualified Capital Stock of Holdings or as a capital contribution to Holdings after the Effective Date to the extent that such Net Cash Proceeds are immediately contributed by Holdings to the Designated Company following such sale or contribution to Holdings (including the Net Cash Proceeds of a Qualified IPO), (x) on and after the Designated Holdco Effective Date, from the issuance of Qualified Capital Stock of Designated Holdco or as a capital contribution to Designated Holdco (including the Net Cash Proceeds of a Qualified IPO), (y) Borrower from the issuance of Qualified Capital Stock of the Borrower in a Qualified Parent IPO and (z) Borrower from the issuance of Qualified Capital Stock of Borrower after a Qualified Parent IPO; provided that, in each case, no issuances to or contributions from a Restricted Subsidiary shall be counted for the purposes of this clause (c); plus
(d)    the aggregate net cash proceeds received by the Designated Company or any Restricted Subsidiary from the issuance or sale after the Effective Date of convertible or exchangeable Indebtedness that has been converted into or exchanged for Qualified Capital Stock of Holdings (prior to the Designated Holdco Effective Date), Designated Holdco (on and after the Designated Holdco Effective Date) or of the Borrower after a Qualified Parent IPO, excluding:
(i)    any such Indebtedness issued or sold to any Loan Party or a Subsidiary of any Loan Party or an employee stock ownership plan or trust established by any Loan Party or any such Subsidiary for the benefit of their employees, and
(ii)    the aggregate amount of any cash or other property distributed by Holdings, the Designated Company or any Restricted Subsidiary upon any such conversion or exchange; plus
(e)    the net reduction in Investments made in reliance on the Cumulative Credit pursuant to Section 6.04(r)(ii) in any person other than the Designated Company or an Unrestricted Grantor resulting from cash dividends, repayments of loans or advances or other transfers of property (valued at fair market value), in each case to the Designated Company or any Unrestricted Grantor; provided that the foregoing amount shall not exceed, in the case of any person, the amount of Investments made after the Effective Date by the Designated Company or any Unrestricted Grantor in such person in reliance on the Cumulative Credit pursuant to Section 6.04(r)(ii); plus

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(f)    the aggregate amount of prepayments refused by Lenders pursuant to Section 2.10(g)(iii); plus
(g)    upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary pursuant to Section 5.16, the lesser of (i) the fair market value of the net assets of such Unrestricted Subsidiary at the time of redesignation and (ii) the aggregate amount of Investments made by the Designated Company or any of its Restricted Subsidiaries in reliance on the Cumulative Credit pursuant to Section 6.04(r)(ii) in such Unrestricted Subsidiary after the Effective Date and prior to such redesignation; minus
(h)    in each case from and after the Effective Date, (x) the cumulative amount of all Investments made pursuant to Section 6.04(r)(ii), (y) the cumulative amount of all Dividends made pursuant to Section 6.08(c), Section 6.08(d)(i), Section 6.08(i) and Section 6.08(j) and (z) the cumulative amount of all payments and redemptions of Indebtedness made pursuant to Section 6.11(a)(i)(z)(1); minus
(i)    if, at such date of determination, the Total Net Leverage Ratio determined on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter for which the Designated Company has delivered to the Administrative Agent the financial statements required to be delivered by Section 4.03(k), Section 5.01(a) or Section 5.01(b) would be greater than or equal to 3.5 to 1.0, the cumulative amount of Recapture Amounts paid since the Effective Date.
As of the Effective Date, Cumulative Credit is equal to the “Cumulative Credit” as defined in the Secured Term Loan Agreement.
“DB Cash Pooling Arrangements” shall mean the cash pooling arrangements among the Parent, certain other Loan Parties and Deutsche Bank pursuant to the Transaction Banking Services Agreement among such parties and any documents ancillary thereto.
“Debt Issuance” shall mean the sale or issuance of debt securities or the incurrence of other Indebtedness for borrowed money by Holdings or any of its Restricted Subsidiaries (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) on or after the Closing Date, other than (a) Secured Term Loans pursuant to the Increase Joinder Amendment in an aggregate principal amount of up to $775,000,000 on the Closing Date, (b) the Term Loans, including, for the avoidance of doubt, the Rollover A-2 Term Loans on the Rollover Effective Date, (c) intercompany Indebtedness permitted under Section 6.01(d), (d) any incurrence of Indebtedness under the Revolving Credit Agreement or any other letter of credit (or similar guarantee or bonding) facilities, ordinary course overdraft protection and working capital facilities, trade payables, factoring arrangements, capital leases, financial leases, Sale and Leaseback Transactions,  hedging and cash management, including the renewal, replacement, increase, extension or refinancing of each of the foregoing items under this clause (d), (e) purchase money and equipment financings and similar obligations, including the renewal, replacement, increase, extension or refinancing of each of the foregoing items under this

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clause (e), (f) Indebtedness permitted under Section 6.01(cc) or Section 6.01(ff), and (g) any Secured Term Loan Credit Agreement Refinancing Indebtedness.
“Debt Service” shall mean, for any period, Cash Interest Expense for such period plus scheduled principal amortization of all Indebtedness paid in such period.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, arrangement, rearrangement, readjustment, composition, liquidation, receivership, insolvency, reorganization, examination or similar debtor relief or debt adjustment laws (including any applicable corporate statute) of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” shall mean an Event of Default or an event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.
“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).
“Defaulting Lender” shall mean, subject to Section 2.18(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder within three Business Days of the date required to be funded by it hereunder, absent a good faith dispute with respect to such obligation, (b) has notified the Designated Company or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, absent a good faith dispute with respect to such obligation, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in writing to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, other than pursuant to an Undisclosed Administration, (i) become the subject of any proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, examiner or assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
“Delegate” shall mean any delegate, agent, attorney, trustee or co-trustee appointed by the Administrative Agent, the Collateral Agent or any Receiver.

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“Designated Belgian Escrow Account” shall mean a deposit account or securities account of Novelis Inc. or in the name of Novelis Inc. into which solely the Designated Belgian Escrow Funds shall be deposited by Novelis Inc., which account shall be subject to the Designated Belgian Escrow Agreement.
“Designated Belgian Escrow Agreement” shall mean that certain Escrow Agreement for the Administration of Third-Party Funds, to be dated on or before the Aleris Acquisition Closing Date, among Novelis Inc., Aleris Belgium, and a financial institution, as escrow agent, in form and substance reasonably satisfactory to the Administrative Agent, in respect of the Designated Belgian Escrow Account and governing the Designated Belgian Escrow Funds.
“Designated Belgian Escrow Funds” shall mean cash or Cash Equivalents in an aggregate amount of up to €75,000,000 deposited into the Designated Belgian Escrow Account, which amounts shall be used solely for the purpose of funding capital expenditures of Aleris Belgium pursuant to the Designated Belgian Escrow Agreement.
“Designated Company” shall mean the Parent or, on and after the Designated Holdco Effective Date, Designated Holdco.
“Designated Holdco” shall mean, on and after the Designated Holdco Effective Date, U.K. Holdco.
“Designated Holdco Effective Date” shall mean the date that (a) the actions described in clause (b) of the definition of Permitted Reorganization Actions are satisfied, and (b) the terms and conditions contained in the definitions of Permitted Reorganization and Permitted Reorganization Actions are satisfied in respect of the actions described in clause (a) above, and in respect of all Permitted Reorganization Actions commenced prior to the actions described in clause (a) above.
“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable other than solely for Qualified Capital Stock, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest, or (c) contains any mandatory repurchase obligation which may come into effect prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to 180

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days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations.
“Disqualified Institution” shall mean, on any date, (a) any Sanctioned Person and (b) any other Person that is a direct competitor of the Designated Company (other than a Person described in clause (a) or (b) of the definition of Known Affiliate) or a Known Affiliate of a competitor, which Person has been designated by the Designated Company as a “Disqualified Institution” by written notice to the Administrative Agent from time to time after the 90th day following the Closing Date; provided that “Disqualified Institutions” shall exclude any Person that the Designated Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.
“Distribution” shall mean, collectively, with respect to any Person, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Equity Interests, from time to time received, receivable or otherwise distributed to such Person in respect of or in exchange for any or all of the Equity Interests or Intercompany Notes owned by such Person.
“Dividend” with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, except to the extent such payments reduce Consolidated Net Income.
“Dividend Recapture Amount” shall have the meaning assigned to such term in Section 6.08(d)(iii).
“Dollar Equivalent” shall mean, as to any amount denominated in any currency other than Dollars as of any date of determination, the amount of Dollars that would be required to purchase the amount of such currency based upon the Spot Selling Rate as of such date, and as to any amount denominated in Dollars, such amount in Dollars.

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“Dollars” or “dollars” or “$” shall mean lawful money of the United States.
“DQ List” shall have the meaning assigned to such term in Section 11.04(g)(iv).
“Dubai Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized in the Dubai International Financial Centre party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company organized in the Dubai International Financial Centre that becomes a Guarantor pursuant to the terms hereof.
“Dutch Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized under the laws of the Netherlands party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company organized under the laws of the Netherlands that becomes a Guarantor pursuant to the terms hereof.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” shall mean the first date on which each of the conditions precedent set forth in Section 4.01 have been satisfied.
“Eligible Assignee” shall mean (a) any Lender, (b) an Affiliate of any Lender, (c) an Approved Fund of a Lender and (d) any other person approved, in the case of this clause (d) only, by the Designated Company (such approval not to be unreasonably withheld or delayed and such approval shall be deemed given if no objection is made by the Designated Company within five Business Days after receipt of a notice of an assignment proposing such person as an assignee of any interest in any Loans); provided that (x) no approval of the Designated Company shall be required during the continuance of an Event of Default, (y) “Eligible Assignee” shall not include AV Minerals, Holdings or any of its Affiliates or Subsidiaries or any natural person and (z) each assignee Lender shall be subject to each other applicable requirement regarding Lenders hereunder. Any Disqualified Institution is subject to Section 11.04(g) hereof.
“Embargoed Person” shall have the meaning assigned to such term in Section 6.21.
“English-law Guarantee” shall mean ~~any~~each English law agreement ~~to be~~ executed by, among others, the Administrative Agent and any Loan Party providing a Guarantee or a Foreign Guarantee.

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“Environment” shall mean the natural environment, including air (indoor or outdoor), surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, sewer systems, the workplace or as otherwise defined in any Environmental Law.
“Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding or other formal communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to the Environment or to human health or safety relating to or arising out of the use of, exposure to or Releases or threatened Releases of Hazardous Material.
“Environmental Law” shall mean any and all treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other legally binding requirements (including the Guide d’Intervention – Protection des sols et de réhabilitation des terrains contaminés of the Quebec Ministry of Sustainable Development, Environment and Fight Against Climate Change), and the common law and civil law, relating to protection of human health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health, and any and all Environmental Permits.
“Environmental Permit” shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.
“Equipment” shall mean “equipment,” as such term is defined in the UCC, in which such Person now or hereafter has rights.
“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the Effective Date or issued after the Effective Date, but excluding debt securities convertible or exchangeable into such equity.
“Equity Issuance” shall mean the issuance of any Equity Interests (including equity-linked securities) on or after the Closing Date by Holdings or any of its Restricted Subsidiaries, other than (a) pursuant to employee stock plans, (b) upon vesting, exercise, exchange or conversion of restricted stock units, options or other rights to acquire shares of common stock, (c) pursuant to Holdings’ equity and incentive plans, (d) by any Subsidiary of Holdings to Holdings or any other Subsidiary of Holdings, and (e) constituting directors’ qualifying shares.

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“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the thirty (30) day notice period is waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Plan whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the occurrence of any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (h) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan subject to Section 4063 of ERISA or a cessation of operation that is treated as a withdrawal under Section 406(e) of ERISA; (i) a complete or partial withdrawal by any Company or any ERISA Affiliate from a Multiemployer Plan resulting in material Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in a Material Adverse Effect.
“Escrow Account” shall mean the segregated deposit account maintained by the Escrow Agent for the purpose of holding and disbursing the Escrowed Amounts, that has been designated as such in writing (which may be by e-mail) by the Escrow Agent to the Designated Company prior to the Effective Date (or any replacement account designated as such in writing (which may be by e-mail) by the Escrow Agent to the Designated Company from time to time thereafter).
“Escrow Agent” shall have the meaning assigned to such term in the preamble hereto.
“Escrow Date” shall have the meaning assigned to such term in Section 4.02.
“Escrow Drawdown Request” shall mean a request by the Borrower in accordance with the terms of Section 2.18 and substantially in the form of Exhibit L.

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“Escrow Period” shall mean the period commencing on the Escrow Date, and ending at the earlier of (a) the Escrow Release Time, and (b) the time that all Escrowed Amounts have been returned to the applicable Term Lenders pursuant to Section 2.18(g).
“Escrowed Amounts” shall mean the amounts deposited by the Lenders pursuant to a Borrowing Request and held by the Escrow Agent in the Escrow Account during the Escrow Period in accordance with Section 2.18; provided that (x) if any such amounts are deposited by a Lender after 3:00 p.m., London time, on the Escrow Date and before the Escrow Release Time, such amounts shall only constitute Escrowed Amounts beginning on the Business Day so deposited (or the following Business Day, if deposited after 3:00 p.m., London Time) and (y) any funds deposited by a Lender following the Escrow Release Time shall be returned to such Lender by the Escrow Agent pursuant to Section 2.18(g)(ii) and shall constitute Residual Returned Amounts.
“Escrowed Term Loans” shall mean, during the Escrow Period, the Term Loans advanced pursuant to a Borrowing Request and deposited in the Escrow Account, without regard to any net funding in respect thereof.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” shall mean the lawful currency of the Participating Member States introduced in accordance with the legislative measures of the European Council for the introduction of, changeover to or operation of a single unified European currency.
“Eurodollar Base Rate” shall mean, for any Interest Period, the rate per annum equal to the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two London Banking Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration Interest Settlement Rates for Dollar deposits, as published by Reuters or any other service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration Limited as an authorized information vendor for the purpose of displaying such rates (the “Screen Rate”), with a term equivalent to such Interest Period; provided that if no Screen Rate is available for such Interest Period, then the “Eurodollar Base Rate” for such Interest Period shall be the Interpolated Screen

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Rate for a period equal in length to such Interest Period; provided, further, that if the Interpolated Screen Rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent equal to the average of rates per annum at which deposits in Dollars are offered for such Interest Period to the Administrative Agent by three leading banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date which is two London Banking Days prior to the commencement of such Interest Period; provided, further, that if the Eurodollar Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Each determination by Administrative Agent pursuant to this definition shall be conclusive absent manifest error.
“Eurodollar Rate” shall mean for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage
“Eurodollar Rate Borrowing” shall mean a Borrowing comprised of Eurodollar Rate Loans.
“Eurodollar Rate Loan” shall mean a Term Loan that bears interest at a rate determined by reference to the Eurodollar Rate.
“Eurodollar Reserve Percentage” shall mean, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurodollar funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage, and no earlier than the date that the Administrative Agent obtains knowledge thereof.
“Event of Default” shall have the meaning assigned to such term in Section 8.01.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Contract” shall have the meaning assigned to such term in the definition of “Excluded Property”.
“Excluded Equity Interests” shall mean (a) any Equity Interests of any Person with respect to which the cost or other consequences (including any adverse tax consequences) of pledging such Equity Interests shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent and the Designated Company, (b) (i) any Equity Interests to the extent the pledge thereof would be prohibited by any

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applicable law or contractual obligation (only to the extent such prohibition is applicable and not rendered ineffective by any applicable law and, in the case of any such contractual obligation, permitted under Section 6.19 hereof) and (ii) the Equity Interests of any Unrestricted Subsidiary (c) all Equity Interests issued by a Foreign Subsidiary (other than a Foreign Subsidiary organized in Canada).
“Excluded Factoring Bank Accounts” shall have the meaning assigned to such term in the definition of “Excluded Property”.
“Excluded Guarantor Subsidiary” shall mean, at any date of determination, any Restricted Subsidiary other than a Specified Aleris Subsidiary designated as such in writing by the Designated Company to the Administrative Agent that:
    (w) (i) contributed 2.5% or less of Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, and (ii) had consolidated assets representing 2.5% or less of the Consolidated Total Assets of the Designated Company and its Restricted Subsidiaries on the last day of the most recent fiscal quarter ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination;
    (x)    together with all other Restricted Subsidiaries constituting Excluded Guarantor Subsidiaries (i) contributed 7.5% or less of Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, and (ii) had consolidated assets representing 7.5% or less of the Consolidated Total Assets of the Designated Company and its Restricted Subsidiaries on the last day of the most recent fiscal quarter ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination;
    (y) is not a Loan Party on the Effective Date; provided that no Loan Party shall constitute an Excluded Guarantor Subsidiary except to the extent such Loan Party issues Equity Interests to Persons other than a Company pursuant to Section 6.06(l) and immediately prior to such issuance such Person would have otherwise qualified as an Excluded Guarantor Subsidiary under clause (w) and (x) above; and
    (z) is not Aleris ~~Switzerland GmbH, a company organized under the laws of Switzerland, Aleris~~ Casthouse or Aleris Rolled Products, and is not a Loan Party on the Aleris Acquisition Closing Date, after giving effect to the Aleris Acquisition and the other transactions consummated on such date.

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The Excluded Guarantor Subsidiaries as of the Amendment No. 1 Effective Date are listed on Schedule 1.01(c) of this Agreement (which appears in Annex III of Amendment No. 1); provided that, to the extent that any German Borrower Holding Company, Aleris Asia Pacific Limited or Aleris Rolled Products Mexico, S. de R.L. de C.V., a company organized under the laws of Mexico, directly or indirectly own Equity Interests in a borrower under the Revolving Credit Agreement, then such entities may not be Excluded Guarantor Subsidiaries.
“Excluded Property” shall mean (a) any Excluded Equity Interests, (b) any property, including the rights under any contract or agreement (an “Excluded Contract”) to the extent that the grant of a Lien thereon (i) is prohibited by applicable Requirements of Law (except as otherwise agreed by any Governmental Authority pursuant to a U.S. Hold Separate Agreement) or contractual obligation so long as such contractual obligations are not entered into in contemplation of such prohibition, (ii) requires a consent not obtained of any governmental authority pursuant to such applicable law or any third party pursuant to any contract between the Designated Company or any Subsidiary and such third party or (iii) would trigger a termination event pursuant to any “change of control” or similar provision, in each case pursuant to this clause (a), except to the extent such anti-assignment or negative pledge is not enforceable under the UCC or other applicable Requirement of Law, or such contractual obligation is prohibited under Section 6.19 hereof, (b) United States intenttouse trademark applications to the extent that, and solely during the period in which, the grant of a Lien thereon would impair the validity or enforceability of such intenttouse trademark applications under applicable United States federal law, (c) local petty cash deposit accounts maintained by the Designated Company and its Restricted Subsidiaries in proximity to their operations, (d) payroll accounts maintained by the Designated Company and its Subsidiaries, (e) Property that is, or is to become, subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to this Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Property and such prohibition is permitted under Section 6.19 hereof, (f) any leasehold or fee-owned real property, (g) any Letter-of-Credit Rights that are not Supporting Obligations (each as defined in the UCC), (h) any other property with respect to which the cost or other consequences (including any materially adverse tax consequences) of pledging such property shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent, (i) property of any Person other than a Canadian Loan Party or a U.S. Loan Party, and (j) Factoring Bank Accounts in respect of any Permitted Customer Account Financing or other Permitted Factoring Facility, solely to the extent that (i) such financing or facility remains in full force and effect or, if factored receivables continue to be settled using such account, until the earlier of the date that the last such factored receivable has settled and the date that such account is closed, (ii) such Factoring Bank Accounts constitute Factoring Assets solely in respect of such Permitted Customer Account Financing or such other Permitted Factoring Facility, (iii) such Factoring Bank Accounts are segregated (and the deposits therein not commingled with Collateral) in a manner reasonably satisfactory to the Revolving Credit Administrative Agent (with written confirmation of such determination provided to the Administrative Agent), and (iv) Holdings or the Designated Company shall have executed and delivered a certificate to the Administrative Agent, no later than two Business Days after entering into a Permitted Customer Account Financing or other Permitted Factoring Facility, attaching a description of such

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Factoring Bank Accounts subject to such financing or facility, and certifying that the terms of such financing or facility comply with the requirements set forth in this clause (i) (Factoring Bank Accounts that continue to satisfy the requirements of subclauses (i) through (iv) of this clause (j), the “Excluded Factoring Bank Accounts”); provided, further, that the Equity Interests issued by a Specified Aleris Subsidiary shall not constitute Excluded Property.
“Excluded Subsidiaries” shall mean Restricted Subsidiaries of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) that are not organized in a Principal Jurisdiction.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes (in lieu of net income taxes), and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) solely to the extent that the Borrower is a domestic corporation as defined in Section 7701(a)(30)(C) of the Code (or is a limited liability company that is disregarded as an entity separate from its owner for United States federal income tax purposes and is wholly owned by a domestic corporation), in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request under Section 2.16), except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable to such Lender’s assignor immediately before such Lender became a party hereto, (c) Taxes attributable to such recipient’s failure to comply with Section 2.15(e), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Executive Order” shall have the meaning assigned to such term in Section 3.22.
“Existing Lien” shall have the meaning assigned to such term in Section 6.02(c).
“Factoring Assets” shall mean all existing or hereafter acquired or arising (i) Receivables that are sold, transferred or disposed of pursuant to a Permitted Factoring Facility permitted under Section 6.06(e), (ii) Related Security with respect to the Receivables referred to in clause (i) above, (iii) collections and proceeds of the Receivables and Related Security referred to in clauses (i) and (ii) above, (iv) lockboxes, lockbox accounts, collection accounts or other deposit accounts substantially all of the deposits of which consist of such collections and proceeds referred to in clause (iii) above and which have been specifically identified and consented to by the Revolving Credit Administrative Agent~~,~~ (the lockboxes and accounts

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described in this clause (iv), “Factoring Bank Accounts”), (v) without duplication of the foregoing clauses (i) through (iv), rights and payments which relate solely to the Receivables referred to in clause (i) above and (vi) cash reserves comprising credit enhancements for such Permitted Factoring Facility.
“Factoring Bank Accounts” shall have the meaning assigned to such term in clause (iv) of the definition of Factoring Assets.
“Fallback Rate” shall mean, in relation to a Borrowing, subject to Section 1.07, (a) if no Eurodollar Rate is available for the relevant currency or Interest Period, the Reference Bank Rate as of the Specified Time for the currency of that Borrowing and for a period equal in length to the Interest Period of that Borrowing, or (b) if neither a Eurodollar Rate nor a Reference Bank Rate is available for the relevant currency or Interest Period, the Cost of Funds shall apply to that Borrowing for that Interest Period.
“Fallback Rate Borrowing” shall mean a Borrowing comprised of Fallback Rate Loans.
“Fallback Rate Loan” shall mean a Term Loan that bears interest based on the Fallback Rate.
“FASB ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” shall mean (a) Sections 1471 to 1474 of the Code and any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to any intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in clause (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in clauses (a) or (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction.
“FATCA Application Date” shall mean (a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the United States), July 1, 2014; (b) in relation to a “withholdable payment” described in Section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the United States), January 1, 2019; or (c) in relation to a “passthru payment” described in Section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, January 1, 2019; or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
“FATCA Deduction” shall mean a deduction or withholding from a payment under a Loan Document required by FATCA.
“FATCA Exempt Party” shall mean a Party that is entitled to receive payments free from any FATCA Deduction.

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“Fee Letters” means the Agent Fee Letter ~~and the~~, Aleris Fee Letter and the Rollover Fee Letter.
“Fees” shall mean the fees and prepayment premiums payable hereunder or under each Fee Letter and each other fee letter executed in connection with this Agreement.
“Financial Performance Covenant” shall mean the covenant set forth in Section 6.14.
“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.
“Financial Support Direction” shall mean a financial support direction issued by the Pensions Regulator under Section 43 of the Pensions Act 2004.
“Foreign Asset Sale” shall have the meaning assigned to such term in Section 2.10(i).
“Foreign Guarantee” shall have the meaning assigned to such term in Section 7.01.
“Foreign Lender” shall mean a Lender that is not a U.S. Person.
“Foreign Plan” shall mean any pension or other employee benefit or retirement plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States, other than government sponsored pension, healthcare, prescription drugs, employment insurance, parental insurance or workers compensation plans.
“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.
“French Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized in France party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company organized in France that becomes a Guarantor pursuant to the terms hereof.
“Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Debt” shall mean, as to any person, all Indebtedness of such person that matures more than one year from the date of its incurrence or matures within one year from such date but is renewable or extendible, at the option of such person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all

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current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Designated Company and its Subsidiaries, Indebtedness in respect of the Secured Term Loans and the Revolving Credit Loans.
“Funding Rate” shall mean any individual rate notified by a Lender to the Administrative Agent pursuant to the definition of Cost of Funds.
“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis; provided that if the Designated Company converts its financial reporting from generally accepted accounting principles in the United States to IFRS as permitted under Section 1.04, “GAAP” shall mean (subject to the provisions of Section 1.04 hereof) IFRS applied on a consistent basis.
“German Borrower Holding Company” means, on and after the Aleris Acquisition Closing Date, each Subsidiary of Aleris Germany that directly or indirectly owns Equity Interests in Aleris Rolled Products or Aleris Casthouse.
“German Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized in Germany party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company organized in Germany that becomes a Guarantor pursuant to the terms hereof.
“German Receivables Purchase Agreement” shall have the meaning assigned to such term in the definition of “Receivables Purchase Agreement”.
“German Seller” shall mean Novelis Deutschland GmbH, a company organized under the laws of Germany (including in its roles as seller and collection agent under the German Receivables Purchase Agreement).
“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or

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near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.
“Guarantee Payment” shall have the meaning assigned to such term in Section 7.12(b).
“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.
“Guarantees” shall mean the guarantees issued pursuant to ARTICLE VII by the Guarantors.
“Guarantors” shall mean Holdings and the Subsidiary Guarantors (including Holdings and each Canadian Guarantor, each U.S. Guarantor, each Swiss Guarantor, each U.K. Guarantor, each German Guarantor, each Irish Guarantor, each Brazilian Guarantor, each French Guarantor, each Dubai Guarantor, each Dutch Guarantor, each Belgian Guarantor, and each other Restricted Subsidiary of the Designated Company that becomes a Guarantor hereunder), and, on and after the Specified AV Minerals Joinder Date, AV Minerals.
“Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation under or which can give rise to liability (including, but not limited to, due to their ignitability, corrosivity, reactivity or toxicity) under any Environmental Laws.
“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies entered into for the purposes of hedging a Company’s exposure to interest or exchange rates, loan credit exchanges, security or currency valuations or commodity prices, in each case not for speculative purposes.
“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.
“Hindalco” shall mean Hindalco Industries Limited, a corporation organized under the laws of India.
“Holdings” shall mean (i) prior to the consummation of the Permitted Holdings Amalgamation, (x) if any transaction described in clause (b), (c) or (f) of the definition of Permitted Reorganization Action has not occurred, AV Metals or (y) AV Minerals, and (ii) upon and after the consummation of the Permitted Holdings Amalgamation, Successor Holdings.
“IFRS” shall mean International Financial Reporting Standards consistently applied.
“Immaterial Subsidiary” shall mean, at any date of determination, any Subsidiary that, together with all other Subsidiaries then constituting Immaterial Subsidiaries (i) contributed

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5.0% or less of Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, (ii) had consolidated assets representing 5.0% or less of the Consolidated Total Assets on the last day of the most recent fiscal quarter ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, and (iii) is not a Loan Party on the Effective Date or on the Closing Date after giving effect to the Aleris Acquisition.
“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than ninety (90) days (other than such overdue trade accounts payable being contested in good faith and by proper proceedings, for which appropriate reserves are being maintained with respect to such circumstances in accordance with US GAAP or other applicable accounting standards)); (e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (f) all Capital Lease Obligations, Purchase Money Obligations and Synthetic Lease Obligations of such person; (g) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (h) all Attributable Indebtedness of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; (j) all obligations of such person under any Qualified Securitization Transaction; and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that the terms of such Indebtedness expressly provide that such person is not liable therefor.
“Indemnified Taxes” shall mean (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).
“Information” shall have the meaning assigned to such term in Section 11.12.
“Initial A-1 Term Loans” shall mean the Initial Term Loans of the Rollover A-1 Term Lenders. As of the Amendment No. 1 Effective Date each Rollover A-1 Term Lender’s Initial A-1 Term Loans is set forth opposite such Rollover A-1 Term Lender’s name on

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Schedule 1.01(a) to this Agreement (as amended by Amendment No. 1) under the heading “Initial A-1 Term Loans.”
“Initial A-2 Term Loans” shall mean the Initial Term Loans of all Initial A-2 Term Lenders. As of the Amendment No. 1 Effective Date each Initial A-2 Term Lender’s Initial A-2 Term Loans is set forth opposite such Initial A-2 Term Lender’s name on Schedule 1.01(a) to this Agreement (as amended by Amendment No. 1) under the heading “Initial A-2 Term Loans.”
“Initial A-2 Term Lenders” shall mean (a) each Initial Term Lender that is not a party to Amendment No. 1 and each Other Consenting Lender; provided that a Person that is not a party to Amendment No. 1 but becomes a Rollover A-1 Term Lender under clause (b) of such definition after the Amendment No. 1 Effective Date shall not be an Initial A-2 Term Lender under clause (a) of this definition, and (b) any financial institution that acquires an interest in an Initial A-2 Term Loan pursuant to an Assignment and Assumption following the Amendment No. 1 Effective Date, other than, in each case, any such financial institution that has ceased to hold any Initial A-2 Term Loans. As of the Amendment No. 1 Effective Date, the Initial A-2 Term Lenders are set forth on Schedule 1.01(a) to this Agreement (as amended by Amendment No. 1).
“Initial Term Loan Commitment” shall mean, the commitment, if any, of each Lender to make Initial Term Loans hereunder up to the amount set forth on Schedule 1.01(a) to this Agreement (as in effect prior to the Amendment No. 1 Effective Date) under the heading “Short Term Loan Facility Commitment.”
“Initial Term Loans” shall mean the Term Loans made on the Escrow Date pursuant to Section 2.01(a). On and after the Amendment No. 1 Effective Date, the Initial Term Loans shall be comprised of the Initial A-1 Term Loans and the Initial A-2 Term Loans. Immediately prior to giving effect to Amendment No. 1, each Initial Term Lender’s Initial Term Loans is set forth opposite such Initial Term Lender’s name on Schedule 1.01(a) to this Agreement (as amended by Amendment No. 1) under the heading “Initial Term Loans.”
“Initial Term Lenders” shall mean (i) each financial institution that is a party hereto on the Effective Date and (ii) any financial institution that acquires an interest in an Initial Term Loan pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to hold any Initial Term Loans (including, on and after the Rollover Effective Date, in connection with the cashless roll and conversion of such Loans into Rollover A-1 Term Loans).
“Initial Term Loan Maturity Date” shall mean April 13, 2021; provided that if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such date.
“Instruments” shall mean all “instruments,” as such term is defined in the UCC, in which any Person now or hereafter has rights.
“Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).

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“Interbank Rate” shall mean, for any period, the Administrative Agent’s cost of funds for such period.
“Intercompany Notes” shall mean one or more promissory notes substantially in the form of Exhibit K, or such other form as may be agreed to by the Administrative Agent in its sole discretion.
“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of December 17, 2010 by and among (i) the Companies party thereto, (ii) the Secured Term Loan Administrative Agent and the Secured Term Loan Collateral Agent (each pursuant to an intercreditor joinder agreement), (iii) the Revolving Credit Administrative Agent and the Revolving Credit Collateral Agent (each pursuant to an intercreditor joinder agreement), (iv) on and after the Springing Security Effective Date, the Administrative Agent and the Collateral Agent (each pursuant to an intercreditor joinder agreement), and (v) such other persons as may become party thereto from time to time pursuant to the terms thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to Section 5.10(c)(iv). The Intercreditor Agreement as in effect on the Amendment No. 1 Effective Date is attached hereto as Exhibit O.
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.
“Interest Payment Date” shall mean, (a) with respect to any Borrowing, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and (b) with respect to any Loan, the Maturity Date applicable to such Loan.
“Interest Period” shall mean, with respect to any Eurodollar Rate Borrowing or Fallback Rate Borrowing, as applicable, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is three months thereafter, as the Borrower may elect (or any shorter period agreed to in writing by the Required Lenders); provided that, the Interest Period applicable to Escrowed Term Loans shall be one month, and such Interest Period shall remain in effect following the funding of the Escrowed Amounts to the Borrower (or to the Person designated by the Borrower to receive such Escrowed Amounts pursuant to Section 2.18) on the Aleris Acquisition Closing Date; provided, further, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) for a Class of Term Loans, the Borrower shall not select an Interest Period that would extend beyond the Latest Maturity Date of the applicable Class of such Term Loans, and (d) the Interest Period for any Credit Extension other than the

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first Credit Extension shall end on the same day as the then-current Interest Period in relation to the first Credit Extension under this Agreement. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Internally Generated Cash Flow” shall mean cash generated by the Designated Company and its Restricted Subsidiaries in the ordinary course of business, and in any event excluding (i) proceeds of Casualty Events and Asset Sales under Section 6.06(b), (e), (i), (j), (l), (q), (r) and (s), (ii) proceeds of Indebtedness other than borrowings under the Revolving Credit Facility and intercompany loans from another Company funded in the ordinary course of operations (and not from sources otherwise not constituting Internally Generated Cash Flow) and (iii) proceeds of issuances of Equity Interests other than to another Company funded in the ordinary course of operations (and not from sources otherwise not constituting Internally Generated Cash Flow).
“Interpolated Screen Rate” shall mean, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:
(a)    the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and
(b)    the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London time) on the date that is two London Banking Days prior to the commencement of such Interest Period for the currency of that Loan.
“Inventory” shall mean all “inventory,” as such term is defined in the UCC, wherever located, in which any Person now or hereafter has rights.
“Investment Recapture Amount” shall have the meaning assigned to such term in Section 6.04(r)(iv).
“Investments” shall have the meaning assigned to such term in Section 6.04.
“Irish Companies Act” shall mean the Companies Act, 2014 of Ireland (as amended, re-enacted, varied or otherwise modified from time to time).
“Irish Guarantor” shall mean each Restricted Subsidiary of the Designated Company incorporated in Ireland party hereto as a Guarantor, and each other ~~Borrower or~~ Restricted Subsidiary of the Designated Company incorporated in Ireland that becomes a Guarantor pursuant to the terms hereof.

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“IRS” shall mean the United States Internal Revenue Service.
“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit F, or such other form as may be agreed to by the Administrative Agent in its sole discretion.
“Joint Venture” shall mean any person (a) that is not a direct or indirect Subsidiary of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) and (b) in which the Designated Company, in the aggregate, together with its Subsidiaries, is directly or indirectly, the beneficial owner of 5% or more of any class of Equity Interests of such person.
“Joint Venture Subsidiary” shall mean each of (i) Aluminum Company of Malaysia Berhard and (ii) any other person that is a Subsidiary in which persons other than Holdings or its Affiliates own 10% or more of the Equity Interests of such person, excluding, to the extent they become Restricted Subsidiaries of the Designated Company after the Effective Date, Logan and Norf GmbH.
“Judgment Currency” shall have the meaning assigned to such term in Section 11.18(a).
“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 11.18(a).
“Junior Secured Indebtedness” shall have the meaning assigned to such term in the Secured Term Loan Credit Agreement.
“Known Affiliate” of any person shall mean, as to such person, known Affiliates readily identifiable by name, but excluding any Affiliate (a) that is a bona fide debt fund or investment vehicle that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and with respect to which the Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity or (b) that is a banking or lending institution engaged in the business of making loans.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan hereunder at such time, including the latest maturity or expiration date of any Initial A-1 Term Loan, Initial A-2 Term Loan, Rollover A-1 Term Loan, or Rollover A-2 Term Loan, in each case as extended in accordance with this Agreement from time to time.
“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

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“Lenders” shall mean (a) ~~each financial institution that is a party hereto on the Effective Date~~the Initial Term Lenders, the Initial A-2 Term Lenders, the Rollover A-1 Term Lenders, and the Rollover A-2 Term Lenders, and (b) any financial institution that has become a party hereto as a Lender pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to be a party hereto as a Lender pursuant to an Assignment and Assumption (excluding, in each case, any such financial institution to the extent it holds no Commitments and all Obligations owing to it have been paid).
“Letter of Comfort” shall mean the letter of comfort, dated on or prior to the Closing Date, in the form of Exhibit G, from Hindalco to the Administrative Agent and the Lenders.
“Lien” shall mean, with respect to any property, (a) any mortgage (or mandate to vest a mortgage), deed of trust, lien, pledge, encumbrance, charge, assignment, hypothecation, prior claim, security interest or similar encumbrance of any kind or any arrangement to provide priority or preference in respect of such property or any filing of any financing statement or any financing change statement under the UCC, the PPSA or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority (other than any unauthorized notice or filing filed after the Effective Date for which there is not otherwise any underlying lien or obligation, so long as the Designated Company is (if aware of same) using commercially reasonable efforts to cause the removal of same), including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidity” shall mean as of any date of determination, the sum of (i) Unrestricted Cash of the Designated Company and its Restricted Subsidiaries as of such date plus (ii) unutilized and available commitments under the Revolving Credit Agreement.
“Loan Documents” shall mean this Agreement, the Intercreditor Agreement (on and after the Springing Security Effective Date), the Security Documents (on and after the Springing Security Effective Date), the Contribution, Intercompany, Contracting and Offset Agreement, the Subordination Agreement, each English-law Guarantee, the Notes (if any), each Foreign Guarantee, each Fee Letter, and all other pledges (on and after the Springing Security Effective Date), powers of attorney, consents, assignments, certificates, agreements or documents, whether heretofore, now or hereafter executed by or on behalf of any Loan Party for the benefit of ~~the Administrative~~any Agent or any Lender in connection with this Agreement.
“Loan Parties” shall mean Holdings, the Borrower, the Subsidiary Guarantors and, on and after the Designated Holdco Effective Date, Designated Holdco, and, on and after the Specified AV Minerals Joinder Date, to the extent that Holdings is not AV Minerals, AV Minerals.

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“Loans” shall mean Term Loans.
“Logan” shall mean Logan Aluminum Inc., a Delaware corporation.
“Logan Location” shall mean the premises of Logan Aluminum Inc., Route 431, North Russellville, Kentucky 42276.
“London Banking Day” shall mean any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
“Management Fees” shall have the meaning assigned to such term in Section 6.08(c)(C).
“Mandated Lead Arrangers” shall mean ABN AMRO Capital USA LLC, Australia and New Zealand Banking Group Limited, Axis Bank Limited, Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Asia Limited, Crédit Agricole Corporate and Investment Bank, DBS Bank Ltd., Deutsche Bank Securities Inc., First Abu Dhabi Bank USA N.V., HSBC Securities (USA) Inc., ICICI Bank Limited, New York Branch, ING Bank N.V., Singapore Branch, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., Labuan Branch, Societe Generale, Hong Kong Branch, Standard Chartered Bank, State Bank of India, and Sumitomo Mitsui Banking Corporation Singapore Branch, in their capacities as Mandated Lead Arrangers and Bookrunners under this Agreement.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, results of operations, or financial condition of the Loan Parties and their Restricted Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their payment and other material obligations under the Loan Documents; ~~or~~ (c) a material impairment of the rights of or benefits or remedies available to the Lenders, the Collateral Agent or the Administrative Agent under the Loan Documents, taken as a whole~~.~~; or (d) on and after the Springing Security Effective Date, a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Credit Parties) on such Collateral or the priority of such Liens, taken as a whole.
“Material Indebtedness” shall mean (a) (i) Indebtedness under the Revolving Credit Loan Documents and any Permitted Revolving Credit Facility Refinancings thereof, (ii) Indebtedness under the Secured Term Loan Documents and any Permitted Secured Term Loan Facility Refinancings thereof, (b) Indebtedness under the Senior Notes, the Additional Senior Secured Indebtedness, the Junior Secured Indebtedness and any Permitted Refinancings of any thereof in each case in an aggregate outstanding principal amount exceeding $100,000,000 and (c) any other Indebtedness (other than the Loans and intercompany Indebtedness of the Companies permitted hereunder) of the Loan Parties in an aggregate outstanding principal amount exceeding $100,000,000.

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“Material Subsidiary” shall mean any Subsidiary of the Designated Company that is not an Immaterial Subsidiary.
“Maturity Date” shall mean ~~the date that is one year after the Escrow Date; provided that if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such date.~~(a) with respect to the Initial A-2 Term Loans, the Initial Term Loan Maturity Date, (b) with respect to the Initial A-1 Term Loans, if the Rollover Effective Date has not occurred by 5:00 p.m. New York City time on April 13, 2021, the Initial Term Loan Maturity Date, and (c) with respect to the Rollover A-1 Term Loans and the Rollover A-2 Term Loans, the Rollover Term Loan Maturity Date.
“Maximum Rate” shall have the meaning assigned to such term in Section 11.14.
“Maximum Revolving Credit Facility Amount” shall mean, at any time, an amount equal to the greater of (x) $2,250,000,000 and (y) the Borrowing Base.
“Minimum Amount” shall mean an integral multiple of $1,000,000 and not less than $5,000,000.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding six plan years made contributions; or (c) with respect to which any Company could incur liability.
“Net Cash Proceeds” shall mean:
(a)    with respect to any Asset Sale, the cash proceeds received by Holdings, the Designated Company or any of its Restricted Subsidiaries (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) (including cash proceeds subsequently received (as and when received by Holdings, the Designated Company or any of its Restricted Subsidiaries or, on and after the Specified AV Minerals Joinder Date, AV Minerals) in respect of non-cash consideration initially received) net of (without duplication) (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Designated Company’s good faith estimate of income taxes paid or payable in connection with such sale and repatriation Taxes that are or would be payable in connection with any sale by a Restricted Subsidiary); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings, the Designated Company or any of its Restricted Subsidiaries (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve,

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such amounts shall constitute Net Cash Proceeds); (iii) the Designated Company’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within ninety (90) days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within ninety (90) days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than the Revolving Credit Loans or the Loans) which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties); and (v) so long as any Revolving Credit Loans remain outstanding, the proceeds of any Revolving Credit Priority Collateral (as defined in the Revolving Credit Loan Documents) of any Loan Party sold in such Asset Sale (which shall include, for the avoidance of doubt, the portion of the sale price of the Equity Interests or all or substantially all of the property, assets or business of any Restricted Subsidiary of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) consisting of the net book value of any such Revolving Credit Priority Collateral);
(b)    with respect to any Debt Issuance or any Disqualified Capital Stock, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith;
(c)    with respect to any issuance of Equity Interests (other than Preferred Stock) by Holdings, Designated Holdco, the Parent, the Borrower or, on and after the Specified AV Minerals Joinder Date, AV Minerals, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and
(d)    with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of (i) all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event; and (ii) so long as any Revolving Credit Loans remain outstanding, any such cash insurance proceeds, condemnation awards and other compensation received in respect of Revolving Credit Priority Collateral (as defined in the Revolving Credit Loan Documents) of any Loan Party to the extent such amounts are required to be (and are) applied to the repayment of the Revolving Credit Loans pursuant to the terms of the Revolving Credit Agreement;
provided, however, that Net Cash Proceeds arising from any Asset Sale or Casualty Event by or applicable to a non-Wholly Owned Subsidiary (provided that Aleris German GP Holdco and each Subsidiary of Aleris Germany shall not be considered a non-Wholly Owned Subsidiary for purposes of this definition) shall equal the amount of such Net Cash Proceeds calculated as provided above less the percentage thereof equal to the percentage of any Equity Interests of such non-Wholly Owned Subsidiary not owned by Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), the Designated Company and its Restricted Subsidiaries.

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“Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.
“NKL” shall mean Novelis Korea Limited.
“NKL Share Repurchase” shall mean the repurchase by NKL of Equity Interests of NKL for cash consideration derived from all or a portion of the proceeds of the Ulsan Share Sale, which may be structured as a share cancellation, a reduction in par value, a share consolidation and reduction in share value, or any other legal structure resulting in the reduction of Equity Interests in NKL in exchange for cash consideration.
“Non-consolidated Affiliate” shall mean (a) Norf GmbH, MiniMRF LLC (Delaware), and Consorcio Candonga (unincorporated Brazil), in each case so long as they are not a Subsidiary of the Designated Company, (b) the Ulsan JV Subsidiary, solely to the extent that (i) such Person is not otherwise included in the consolidated financial results of the Designated Company and its Restricted Subsidiaries and (ii) the requirement set forth in clause (c)(ii) below remains true in respect of the Ulsan JV Subsidiary, and (c) any other Person formed or acquired by the Designated Company or any of its Restricted Subsidiaries, in the case of this clause (c), so long as (i) such Person is not a Subsidiary of the Designated Company and (ii) the Designated Company owns, directly or indirectly, Equity Interests in such Restricted Subsidiary representing at least 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors (or equivalent governing body) of such Person.
“Non-consolidated Affiliate Debt” shall mean with respect to the Non-consolidated Affiliates, as of any date of determination and without duplication, the Consolidated Total Net Debt of the Non-consolidated Affiliates and their Subsidiaries (determined as if references to the Designated Company and the Restricted Subsidiaries in the definition of Consolidated Total Net Debt were references to Non-consolidated Affiliates and their Subsidiaries).
“Non-consolidated Affiliate EBITDA” shall mean with respect to the Non-consolidated Affiliates for any period, the amount for such period of Consolidated EBITDA of such Non-consolidated Affiliates and their Subsidiaries (determined as if references to the Designated Company and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to Non-consolidated Affiliates and their Subsidiaries); provided that Non-consolidated Affiliate EBITDA shall not include the Non-consolidated Affiliate EBITDA of Non-consolidated Affiliates if such Non-consolidated Affiliates are subject to a prohibition, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Designated Company, the Parent or the Borrower, to the extent of such prohibition.
“Non-Guarantor Subsidiary” shall mean each Subsidiary that is not a Guarantor.
“Non-Loan Party Jurisdiction” shall mean each country (including any state, province or other political subdivision thereof) other than (i) the United States, Canada, the United

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Kingdom, Switzerland and Germany, (ii) any other country in which a Loan Party is organized and (iii) any state, province or other political subdivision of the foregoing.
“Non-Principal Jurisdiction” shall mean each country in which a Loan Party is organized (and any state, province or other political subdivision thereof) other than (i) the United States, Canada, the United Kingdom, Switzerland, Belgium, the Netherlands and Germany, (ii) any other country in which a Loan Party is organized in respect of which Accounts are included in the borrowing base for purposes of the Revolving Credit Agreement and (iii) any state, province or other political subdivision of the foregoing clauses (i) and (ii).
“Norf GmbH” shall mean Aluminium Norf GmbH, a limited liability company (GmbH) organized under the laws of Germany.
“Notes” shall mean any notes evidencing the Terms Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit I.
“Novelis Acquisitions” shall mean Novelis Acquisitions LLC, a Delaware limited liability company.
“Novelis AG” shall mean Novelis AG, a stock corporation (AG) organized under the laws of Switzerland.
“Novelis AG Cash Pooling Agreement” shall mean a Cash Management Agreement entered into among Novelis AG and certain “European Affiliates” (as identified therein) dated 1 February 2007, together with all ancillary documentation thereto.
“Novelis Inc.” shall mean Novelis Inc., a corporation amalgamated under the Canada Business Corporations Act.
“Novelis Switzerland” shall mean Novelis Switzerland SA, a company organized under the laws of Switzerland.
“Obligation Currency” shall have the meaning assigned to such term in Section 11.18(a).
“Obligations” shall mean (a) obligations of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including obligations under the Guarantees and fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless

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of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.
“OFAC” shall have the meaning assigned to such term in Section 3.22.
“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer in his or her official (and not individual) capacity.
“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or equivalent or comparable constitutional documents with respect to any non-U.S. jurisdiction) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.
“Other Connection Taxes” shall mean, with respect to the ~~Administrative Agent~~Agents, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Consenting Lender” means Societe Generale, Hong Kong Branch.
“Other Taxes” shall mean all present or future stamp, recording, court or documentary, excise, transfer, sales, property, intangible, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(c)).
“Parent” shall have the meaning assigned to such term in the preamble hereto or, following the Permitted Holdings Amalgamation, Successor Parent.
“Pari Passu Representative” shall mean “Pari Passu Representative” as defined in the Intercreditor Agreement.

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“Participant” shall have the meaning assigned to such term in Section 11.04(d).
“Participant Register” shall have the meaning assigned to such term in Section 11.04(c).
“Participating Member States” shall mean the member states of the European Communities that adopt or have adopted the euro as their lawful currency in accordance with the legislation of the European Union relating to European Monetary Union.
“Party” shall mean any party to this Agreement.
“Patriot Act” shall have the meaning assigned to such term in Section 11.13.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pensions Regulator” shall mean the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.
“Perfection Certificate” shall mean, individually and collectively, as the context may require, each certificate of a U.S. Loan Party and/or a Canadian Loan Party in the form of Exhibit N-1 or any other form approved by the Collateral Agent in its sole discretion, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.
“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit N-2 or any other form approved by the Collateral Agent.
“Permitted ABL Customer Account Financing Amendment” shall have the meaning assigned to such term in Section 1.10.
“Permitted Acquisition” shall mean any Acquisition, if each of the following conditions is met:
(i)    no Default is then continuing or would result therefrom;
(ii)    no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness of the related seller or the business, person or properties acquired, except to the extent permitted under Section 6.01, and any other such Indebtedness not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the business, persons or properties being so acquired on or before the consummation of such acquisition;
(iii)    the person or business to be acquired shall be, or shall be engaged in, a business of the type that the Loan Parties and the Subsidiaries are permitted to be engaged in under Section 6.15, and the person or business and any property acquired in connection with any such transaction shall be free and clear of any Liens, other than Permitted Liens;

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(iv)    the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);
(v)    all transactions in connection therewith shall be consummated in all material respects in accordance with all applicable Requirements of Law;
(vi)    with respect to any transaction involving Acquisition Consideration of more than $50,000,000, unless the Administrative Agent shall otherwise agree, the Designated Company shall have provided the Administrative Agent written notice on or before the consummation of such transaction, which notice shall describe (A) in reasonable detail the terms and conditions of such transaction and the person or business to be acquired and (B) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent;
(vii)    (x) any person acquired in connection with any such transaction shall become a Guarantor and (y) on and after the Springing Security Effective Date, the property of Persons organized in Canada or in the United States, any state thereof or the District of Columbia acquired in connection with any such Acquisition shall, subject to any Permitted Liens, be made subject to the Lien of the Security Documents, in the case of clauses (x) and (y), to the extent required under, and within the relevant time periods provided in, Section 5.11;
(viii)    with respect to any transaction involving Acquisition Consideration that, when added to the fair market value of Equity Interests, including Equity Interests of Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals), constituting purchase consideration, exceeds $50,000,000, the Designated Company shall have delivered to the Administrative Agent an Officers’ Certificate on or prior to the consummation of such transaction certifying that (A) such transaction complies with this definition and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect;
(ix)    [intentionally omitted];
(x)    if any Person so acquired (or any Subsidiary of such Person) is not required to become a Loan Party pursuant to Section 5.11, the Acquisition Consideration payable for such Person (or the portion thereof attributable or allocated by the Designated Company in good faith to each such Subsidiary) in connection with such Acquisition, and all other Acquisitions of non-Loan Parties consummated after the Effective Date shall not, unless, on the date of such Acquisition, the Senior Secured Net Leverage Ratio, determined on a Pro Forma Basis, after giving effect to such Acquisition shall be no greater than 3.00 to 1.00 determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b) as though such Acquisition had been consummated as of the first

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day of the fiscal period covered thereby, exceed an amount equal to the greater of (x) 2.0% of Consolidated Net Tangible Assets and (y) $100,000,000 in the aggregate since the Effective Date (provided that such amounts can be exceeded to the extent of Investments made pursuant to Section 6.04(r));
(xi)    immediately after giving effect to such Acquisition (other than Acquisitions where the amount of the Acquisition Consideration plus the fair market value of any Equity Interests which constitutes all or a portion of the purchase price is less than $15,000,000), the Designated Company shall, on a Pro Forma Basis, be in compliance with the Financial Performance Covenant, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b) (or for periods prior to the delivery of such financial information for a four fiscal quarter period, based on financial information filed with the United States Securities and Exchange Commission) as though such Acquisition and all other Specified Transactions consummated after the applicable four quarter period and on or prior to the relevant date of determination had been consummated as of the first day of the fiscal period covered thereby;
(xii)    with respect to any transaction involving Acquisition Consideration of more than $50,000,000, the Designated Company shall have delivered a certificate from a Financial Officer of the Designated Company on or prior to the consummation of such transaction (A) as to the matters set forth in clause (i) above and (B) demonstrating its compliance with clause (xi) above, and (C) to the extent the person so acquired is not required to become a Loan Party hereunder pursuant to Section 5.11, demonstrating compliance with clause (x) above, and in each case accompanied by compliance calculations in reasonable detail.
“Permitted Aleris Foreign Subsidiary Transfer” shall mean, on or after the Aleris Acquisition Closing Date:
a.(a)    the sale, Distribution, contribution or other transfer of the Equity Interests in any Subsidiary of Aleris organized in a jurisdiction outside of the United States of America (each, a “Transferred Aleris Foreign Subsidiary”) (x) from a Loan Party to any Loan Party other than Aleris or any Subsidiary of Aleris (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to a Loan Party (which may include Aleris or any Restricted Subsidiary of Aleris) to effect such sale, Distribution, contribution or transfer) or (y) in the case of Equity Interests in an entity that would not be required to become a Loan Party pursuant to the terms hereof after giving effect to such transfer, from a Loan Party to any other Company (other than Aleris or any Subsidiary of Aleris) organized in the same jurisdiction as the issuer of such Equity Interests (it being agreed, for this purpose, that Hong Kong and the People’s Republic of China are the same jurisdiction so long as an entity organized under the laws of Hong Kong would not be a Subsidiary of an entity organized under the laws of the People’s Republic of China after giving effect to such transfer) (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such

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Equity Interests to a Loan Party (which may include Aleris or any Restricted Subsidiary of
Aleris) to effect such sale, Distribution, contribution or transfer);
b.(b)    the sale, Distribution, contribution or other transfer of:
i.(i)    no more than 12.5% of the aggregate amount of Voting Stock and other Equity Interests in each of Novelis Aluminium Holdings Unlimited and/or Aleris Germany plus one additional share of such Voting Stock to AV Minerals (and, in each case, any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to a Loan Party to effect such sale, Distribution, contribution or other transfer); provided that, prior to the consummation of any such transaction, AV Minerals shall have become a Guarantor by executing a Joinder Agreement (the “Specified AV Minerals Joinder”), and shall have executed and delivered (or caused to be executed and delivered), all other Loan Documents, certificates, opinions and other closing deliverables consistent with the Loan Documents, certificates, opinions and other closing deliverables delivered by the Loan Parties on the Closing Date and the Effective Date, each in form and substance reasonably satisfactory to the Administrative Agent, and take all actions necessary or advisable in the opinion of the Administrative Agent in connection therewith (the date such agreements and the Specified AV Minerals Joinder are effective, the “Specified AV Minerals Joinder Date”); or
ii.(ii)    100% of the aggregate amount of Voting Stock and other Equity Interests in Aleris Germany to Novelis Aluminium Holdings Unlimited (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to a Loan Party to effect such sale, Distribution, contribution or other transfer); and
c.(c)    if applicable in connection with any of the transactions described in clauses (a)  ~~and~~or (b) above, as consideration for such sale, Distribution, contribution or other transfer of such Equity Interests, the issuance of one or more Intercompany Notes to the Loan Party that sold, Distributed, contributed or otherwise transferred such Equity Interests;
d.provided that:
i.(i)    any such sale, Distribution, contribution or other transfer of such Equity Interests shall occur within one year of the Aleris Acquisition Closing Date (or such later date agreed by the Administrative Agent); provided that any Intercompany Note issued in connection therewith shall be issued substantially concurrently with the consummation of such sale, Distribution, contribution or other transfer of such Equity Interests;
ii.(ii)    [intentionally omitted]~~;~~.
iii.(iii)    the obligations under each Intercompany Note issued in connection with any step of a Permitted Aleris Foreign Subsidiary Transfer shall be subordinated to the ~~Secured~~ Obligations (to the extent evidencing a payment obligation of a Loan Party) on terms reasonably satisfactory to the Administrative Agent and shall constitute Subordinated

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Indebtedness hereunder, and if such Intercompany Note is received by a Company that is not a
Loan Party, other than in the case of an Intercompany Note issued by another Company that is not a Loan Party, on a Pro Forma Basis after giving effect to and at the time of the issuance of such Intercompany Note, the Consolidated Interest Coverage Ratio shall be greater than 2.0 to 1.0; and
iv.(iv)    any sale, Distribution, contribution or other transfer of Equity Interests of a Transferred Aleris Foreign Subsidiary to a Restricted Grantor (other than a Transferred Aleris Foreign Subsidiary transferred to a Restricted Grantor organized in the same jurisdiction as the Transferred Aleris Foreign Subsidiary) shall be conditioned on either the creation of a newly formed Unrestricted Grantor or the existence of an Unrestricted Grantor, in each case that (A) (x) is directly 100% owned by such Restricted Grantor after giving effect to such transaction and that (y) directly owns 100% of such Transferred Aleris Foreign Subsidiary after giving effect to such transaction; provided that, in the case of this clause (y), if such Transferred Aleris Foreign Subsidiary is an Aleris German Non-Wholly Owned Subsidiary, (1) the Tulip Foundation may continue to directly or indirectly own Equity Interests in such Aleris German Non-Wholly Owned Subsidiary so long as the Tulip Conditions are satisfied at all times and (2) any other Aleris German Non-Wholly Owned Subsidiary that owns such Transferred Aleris Foreign Subsidiary prior to the occurrence of such transfer may continue to own Equity Interests in such Transferred Aleris Foreign Subsidiary, (B) has complied with the Joinder Requirements and (C) shall not be permitted to own, on and after the date of such action, any assets other than the Permitted Holding Company Assets.
“Permitted Customer Account Financing Amendment Conditions” shall mean, with respect to each amendment to the definition of Permitted Customer Account Financing effected pursuant to Section 1.10, each of the following:
(a)    Holdings or the Designated Company shall have executed and delivered a certificate to the Administrative Agent, no later than two Business Days after the date that any Permitted ABL Customer Account Financing Amendment becomes effective, attaching a certified copy of such Permitted ABL Customer Account Financing Amendment, and certifying that the terms of such Permitted ABL Customer Account Financing Amendment comply with the requirements set forth in clauses (b) through (d) below;
(b)    the terms of such amendment shall not expand the scope of the collateral permitted to be released under the Revolving Credit Loan Documents in connection with any Permitted Customer Account Financing, which collateral shall be limited to Factoring Assets that are sold in connection with (or that otherwise secure) such Permitted Customer Account Financing, it being understood that factoring additional Accounts of additional Account Debtors shall not constitute an expansion of the scope for purposes of this clause (b);
(c)    such amendment shall relate solely to the factoring of Accounts of customers of the Loan Parties in connection with a Permitted Customer Account Financing, and the creation of Liens on Factoring Assets that secure such Permitted Customer Account Financing; and

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(d)    such amendment shall not otherwise adversely affect the Credit Parties or, on and after the Springing Security Effective Date, contravene the terms of the Intercreditor Agreement.
“Permitted Customer Account Financing” shall mean a financing or other transaction of the type permitted by Section 6.01(e) or 6.06(e) with respect to Accounts of one or more Loan Parties; provided that (i) no Default exists or would result therefrom and the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date thereof (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects), with the same effect as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date, (ii) the number of Account Debtors whose Accounts are at any time subject to Permitted Customer Account Financings shall be limited to seven; provided that all Affiliates of an Account Debtor shall be deemed to be a single Account Debtor for purposes of this definition, and (iii) Accounts subject to a Permitted Customer Account Financing must be capable of being fully segregated from other Accounts (including with respect to accounts receivable reporting, purchase orders, invoicing, and payments); provided, further, that notwithstanding any provision of Section 11.02, the ~~Administrative Agent is~~Agents are hereby authorized by the Lenders to make any amendments to the Loan Documents that are necessary or appropriate in the judgment of the ~~Administrative Agent~~Agents to reflect such Permitted Customer Account Financing.
“Permitted Factoring Facility” shall mean a sale of Receivables on a discounted basis by any Company, so long as (i) no Loan Party has any obligation, contingent or otherwise in connection with such sale (other than to deliver the Receivables purported to be sold free and clear of any encumbrance and other than as permitted by Section 6.04(n)), and (ii) such sale is for cash and fair market value.
“Permitted First Priority Refinancing Debt” shall mean any secured Indebtedness incurred by any Loan Party in the form of one or more series of senior secured notes under one or more indentures; provided that (i) [intentionally omitted], (ii) such Indebtedness constitutes Secured Term Loan Credit Agreement Refinancing Indebtedness in respect of Secured Term Loans, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions, which asset sale provisions may require the application of proceeds of asset sales and casualty events co-extensive with those set forth in the Secured Term Loan Documents to make mandatory prepayments or prepayment offers out of such proceeds on a pari passu basis with the obligations secured under the Secured Term Loan Documents, all other Permitted First Priority Refinancing Debt and all Additional Senior Secured Indebtedness), in each case prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) [intentionally omitted], (v) such Indebtedness is not guaranteed by any Persons other than the Loan Parties, (vi) the other terms and conditions of such Indebtedness

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(excluding pricing, premiums and optional prepayment or optional redemption provisions, and terms related to collateral and perfection) are customary market terms for securities of such type (provided that such terms shall in no event include any financial maintenance covenants) and, in any event, when taken as a whole, are not materially more favorable to the investors providing such Indebtedness than the terms and conditions of the applicable Refinanced Debt (except with respect to any terms (including covenants) and conditions contained in such Indebtedness that are applicable only after the then Latest Maturity Date) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Designated Company has determined in good faith that such terms and conditions satisfy the requirement of this clause (vi) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), and (vii) no Default shall exist immediately prior to or after giving effect to such incurrence. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Fiscal Unity Liability” shall mean any joint and several liability arising as a result of an Loan Party being a member of a fiscal unity permitted under Section 3.31.
“Permitted German Alternative Financing” shall mean a financing or other transaction of the type permitted by Section 6.01(e), 6.01(m), 6.06(e), or 6.06(r) with respect to Accounts or Inventory of one or more German Guarantors; provided that (i) no Default exists or would result therefrom and the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date thereof, with the same effect as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, (ii) from and after the date of any Permitted German Alternative Financing, the amount of the German Borrowing Base (as defined in the Revolving Credit Agreement) shall be deemed to be zero, and availability under the Swiss Borrowing Base (as defined in the Revolving Credit Agreement) in respect of Accounts sold pursuant to a German Receivables Purchase Agreement shall be deemed to be zero, (iii) on or prior to the date of any Permitted German Alternative Financing, Novelis Deutschland GmbH shall have prepaid all of its outstanding loans under the Revolving Credit Agreement in full in cash, in accordance with the terms thereof, (iv) from and after the date of any Permitted German Alternative Financing, Novelis Deutschland GmbH shall not be permitted to request or borrow any loans under the Revolving Credit Agreement and shall be deemed no longer to be a borrower thereunder, and (v) the applicable Loan Parties shall have terminated the German Receivables Purchase Agreement; and provided, further, that notwithstanding any provision of Section 11.02, the Administrative Agent is hereby authorized by the Lenders to make any amendments to the Loan Documents that are necessary or appropriate in the judgment of the Administrative Agent to reflect such Permitted German Alternative Financing.

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“Permitted Holding Company Assets” shall mean for any Person (i) Deposit Accounts; provided that the aggregate amount on deposit in such accounts at the end of each day shall not exceed $1,000,000 (or the equivalent thereof); provided, further, that, so long as no Default is then continuing, the amount on deposit in such accounts may exceed such amount if such deposits are applied to settle an Investment permitted under Section 6.04 within three Business Days of the deposit therein, (ii) Equity Interests in Subsidiaries, (iii) intangible rights required to exist and do business as a holding company, and (iv) rights under contracts and licenses with Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) and its Subsidiaries permitted hereunder; provided, that Permitted Holding Company Assets shall not include (x) any Intellectual Property (other than customary inbound licenses to use Intellectual Property of the Companies necessary to operate the business of such Person) or (y) any other contracts or licenses that are material to the business of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) and its Subsidiaries, taken as a whole.
“Permitted Holdings Amalgamation” shall mean the amalgamation of Holdings and the Parent on a single occasion following the Effective Date; provided that (i) no Default exists or would result therefrom and the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of the amalgamation, with the same effect as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (ii) the person resulting from such amalgamation shall be a corporation amalgamated under the Canada Business Corporations Act (such resulting person, the “Successor Parent”), and the Successor Parent shall expressly assume and confirm its obligations as Parent under this Agreement and the other Loan Documents to which Parent is a party pursuant to a confirmation in form and substance reasonably satisfactory to the Administrative Agent, (iii) immediately upon consummation of such amalgamation, (x) if such amalgamation occurs prior to the Designated Holdco Effective Date, AV Minerals, or (y) if such amalgamation occurs prior to the Designated Holdco Effective Date and prior to the commencement of the Permitted Reorganization, a new holding company with no material assets other than Equity Interests in the Successor Parent (such Person described in clause (x) or (y), “Successor Holdings”), shall (A) be, (1) in the case of AV Minerals, organized under the laws of the Netherlands, or (2) in the case of any other holding company, organized under the laws of the Netherlands, England and Wales, Canada, or a province or territory of Canada, (B) directly own 100% of the Equity Interests in the Successor Parent; provided that, if such amalgamation occurs on or after the Designated Holdco Effective Date, then Designated Holdco shall directly own 100% of the Equity Interests in the Successor Parent and AV Minerals shall own 100% of the Equity Interests of Designated Holdco, and (C) execute a supplement or joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent to become a Guarantor and, if requested by the Administrative Agent, (x) execute a Foreign Guarantee (or supplements or joinder agreements thereto) and (y) on and after the Springing Security Effective Date, if Successor Holdings is organized under the laws of Canada, or a province or territory of Canada, execute Security Documents (or supplements or joinder agreements thereto), each in form and substance reasonably satisfactory to the Administrative Agent, and take all actions necessary or advisable in the opinion of the

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Administrative Agent or the Collateral Agent to cause the Lien created by such applicable Security Documents to be a duly perfected Lien in accordance with all applicable Requirements of Law, subject to the Intercreditor Agreement, with such perfection requirements being limited to the filing of UCC or PPSA financing statements naming Successor Holdings as debtor (or equivalent under the PPSA), as may be reasonably requested by the Administrative Agent or the Collateral Agent;, and to assume and confirm such Person’s obligations as Holdings under this Agreement and the other Loan Documents, (iv) be in compliance with all covenants and obligations of Holdings (and, on and after the Designated Holdco Effective Date, Designated Holdco) under this Agreement, (v) immediately after giving effect to any such amalgamation, the Senior Secured Net Leverage Ratio is not greater than the Senior Secured Net Leverage Ratio immediately prior to such amalgamation, which shall be evidenced by a certificate from the chief financial officer of the Designated Company demonstrating such compliance calculation in reasonable detail, (vi) the Successor Parent shall have no Indebtedness after giving effect to the Permitted Holdings Amalgamation other than Indebtedness of the Parent in existence immediately prior to the consummation of the Permitted Holdings Amalgamation, (vii) each other Guarantor, shall have by a confirmation in form and substance reasonably satisfactory to the Administrative Agent, confirmed that its guarantee of the Guaranteed Obligations (including its Guarantee) shall apply to the Successor Parent’s obligations under this Agreement, (viii) the Parent and each other Guarantor shall have by confirmations and any required supplements to the applicable Loan Documents reasonably requested by the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent, confirmed that its obligations thereunder shall apply to the Borrower’s and Successor Parent’s obligations under this Agreement and the other Loan Documents and (ix) each Loan Party shall have delivered opinions of counsel and related officers’ certificates reasonably requested by the Administrative Agent with respect to the execution and delivery and enforceability of the documents referred to above and the compliance of such amalgamation with the provisions hereof, and all such opinions of counsel shall be satisfactory to the Administrative Agent; and provided, further, that (x) if the foregoing are satisfied, Successor Holdings will be substituted for and assume all obligations of AV Metals under this Agreement and each of the other Loan Documents and all references hereunder and under the other Loan Documents to Holdings shall be references to the such Person and (2) the Successor Parent shall be substituted for Novelis Inc. under this Agreement and each of the other Loan Documents and shall assume all obligations of Novelis Inc. under this Agreement and each of the other Loan Documents and all references hereunder and under the other Loan Documents to the Parent shall be references to the Successor Parent and (y) notwithstanding any provision of Section 11.02, the Administrative Agent is hereby authorized by the Lenders to make any amendments to the Loan Documents that are necessary to reflect such changes in the parties to the applicable Loan Documents.
“Permitted Holdings Indebtedness” shall mean unsecured Indebtedness of Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) (i) with respect to which neither the Designated Company nor any Subsidiary has any Contingent Obligation, (ii) that will not mature prior to the 180th day following the Latest Maturity Date, (iii) that has no scheduled

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amortization of principal prior to the 180th day following the Latest Maturity Date, (iv) that does not require any payments in cash of interest or other amounts in respect of the principal thereof (other than optional redemption provisions customary for senior discount or “pay-in-kind” notes) for a number of years from the date of issuance or incurrence thereof equal to at least one-half of the term to maturity thereof, (v) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount or “pay-in-kind” notes of an issuer that is the parent of a borrower under senior secured credit facilities and (vi) that is issued to a person that is not an Affiliate of the Designated Company or any of Holdings’ (or, on and after the Specified AV Minerals Joinder Date, AV Minerals’) Subsidiaries in an arm’s-length transaction on fair market terms; provided that at least five Business Days prior to the incurrence of such Indebtedness, a Responsible Officer of Holdings (in the case of Indebtedness incurred by Holdings) (or, on and after the Specified AV Minerals Joinder Date, AV Minerals, in the case of Indebtedness incurred by AV Minerals) shall have delivered a certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) stating that Holdings has determined in good faith that such terms and conditions satisfy the foregoing requirements.
“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
“Permitted Novelis Switzerland Financing” shall mean a financing or other transaction of the type permitted by Section 6.01(e) or 6.06(e) with respect to any Accounts of Novelis Switzerland; provided that (i) after giving effect to such financing, no Accounts of Novelis Switzerland shall be included in the borrowing base for purposes of the Revolving Credit Agreement, and (ii) no Default exists or would result therefrom and the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date thereof, with the same effect as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date and provided, further, that notwithstanding any provision of Section 11.02, the ~~Administrative Agent is~~Agents are hereby authorized by the Lenders to make any amendments to the Loan Documents that are necessary or appropriate in the judgment of the Administrative Agent to reflect such Permitted Novelis Switzerland Financing.
“Permitted Refinancing” shall mean, with respect to any person, any refinancing or renewal of any Indebtedness of such person; provided that (a) the aggregate principal amount (or accreted value, if applicable) of the Indebtedness incurred pursuant to such refinancing or renewal does not exceed the aggregate principal amount (or accreted value, if applicable) of the Indebtedness so refinanced or renewed except by an amount equal to unpaid accrued interest and premium thereon and any make-whole payments applicable thereto plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing or renewal and by an amount equal to any existing commitments unutilized thereunder (it being understood that the aggregate principal amount (or accreted value, if applicable) of the Indebtedness being incurred may be in excess of the amount permitted under this clause (a) to the extent such excess does not constitute a Permitted Refinancing and is otherwise permitted under Section 6.01), (b) such refinancing or renewal has a final maturity date equal to or later

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than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced or renewed (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), (c) no Default is then continuing or would result therefrom, (d) the persons that are (or are required to be) obligors under such refinancing or renewal do not include any person that is not (or is not required to be) an obligor under the Indebtedness being so refinanced or renewed (or, in the case of a Permitted Refinancing of the Senior Notes, such obligors are Loan Parties (other than Holdings and AV Minerals)) and (e) the subordination provisions thereof (if any) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being so refinanced or renewed; provided that at least five Business Days prior to the incurrence of such refinancing or renewal, a Responsible Officer of the Designated Company shall have delivered an Officers’ Certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms and conditions satisfy the foregoing requirements.
“Permitted Reorganization” shall mean, at any time prior to a Qualified Parent IPO, an internal reorganization of Holdings and its Subsidiaries to effect any or all of the Permitted Reorganization Actions, subject to the following terms and conditions; provided that the Permitted Reorganization shall not occur if the Permitted Holdings Amalgamation occurs and AV Minerals is not Successor Holdings:
(a)    both immediately before and immediately after giving effect to each step of the Permitted Reorganization, and at all times during the Permitted Reorganization:
(i)    the Permitted Reorganization, each Permitted Reorganization Action, and each step taken in furtherance of the Permitted Reorganization and of each Permitted Reorganization Action, shall not reduce or impair the value or benefit of the Guarantee or any Foreign Guarantee; provided that the re-starting of any fraudulent conveyance, fraudulent transfer, preference or hardening period with respect to any Guarantee or Foreign Guarantee, in each case, under applicable Requirements of Law shall not, in itself, constitute a reduction or impairment for purposes of this clause (a);
(ii)    no Default shall have occurred and be continuing or would result therefrom, and each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document shall be true and correct in all material respects on and as of the date of such step of the Permitted Reorganization with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct

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in all material respects as of such earlier date, and a Responsible Officer of the Designated Company (after giving effect to such step of the Permitted Reorganization) shall have provided an Officer’s Certificate certifying as to the matters in clause (a)(i) and this clause (a)(ii);
(iii)    [intentionally omitted]~~;~~.
(iv)    ~~[intentionally omitted];~~on and after the Springing Security Effective Date, any Collateral transferred to a Canadian Loan Party or U.S. Loan Party shall become subject to, at or prior to the time such step is effected, a duly perfected Lien in favor of the Collateral Agent in accordance with all applicable Requirements of Law to the extent required by Section 5.11 (without giving effect to the time periods set forth therein);
(v)    the Guarantee and each Foreign Guarantee shall continue to be effective and fully enforceable in accordance with its terms, it being understood that a Loan Party shall not be in violation of this clause (v) solely as a result of its amalgamation, consolidation, merger or dissolution with and into another Loan Party so long as such amalgamation, consolidation or merger complies with the requirements of Section 6.05(c); and
(vi)    notwithstanding the foregoing, the Administrative Agent may reasonably require that any Loan Party enter into a new Guarantee or Foreign Guarantee, and, on and after the Springing Security Effective Date solely with respect to any Canadian Loan Party or U.S. Loan Party, new Security Documents to the extent required by Section 5.11, as applicable, or reaffirmations of any of the foregoing, in each case in form and substance reasonably satisfactory to the Administrative Agent, in connection with any step of the Permitted Reorganization, in order to reaffirm, preserve or otherwise give effect to the foregoing requirements;
(b)    [intentionally omitted];
(c)    the Borrower or the Designated Company shall have provided all notices and certificates required to be delivered, within the time period required to be delivered, to the ~~Administrative~~applicable Agent under the applicable Loan Documents in order to consummate each step of the Permitted Reorganization; provided that, without limiting the notice requirements in this definition, the Administrative Agent may waive in writing in advance any such notice period with respect to such step, and each Lender hereby authorizes the Administrative Agent to waive any such notice period;
(d)    the Permitted Reorganization shall be completed no later than the close of business on the one year anniversary of the date that the Companies commence the first step of the Permitted Reorganization (without regard to the formation of Designated Holdco, for so long

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as Designated Holdco does not own any Equity Interests in any Loan Party or any other Subsidiary) or such longer period as may be agreed to by the Administrative Agent in its sole discretion;
(e)    prior to commencing any step of the Permitted Reorganization, each step of the Permitted Reorganization shall be permitted under the documents evidencing Material Indebtedness;
(f)    [intentionally omitted];
(g)    no later than the date that is five Business Days prior to the date that each step of the Permitted Reorganization is commenced (or such later date agreed to by the Administrative Agent), the Designated Company shall have delivered to the Administrative Agent a certificate from a Financial Officer of the Designated Company setting forth the commencement date of such step of the Permitted Reorganization, and certifying that all actions taken in connection with such step comply with the terms of this definition, the definition of Permitted Reorganization Actions, and the terms of the Loan Documents; provided that the first certificate delivered pursuant to this clause (g) shall also state that the step (or steps) described in such certificate constitute the commencement of the Permitted Reorganization, and shall state the date by which the Permitted Reorganization must be completed in accordance with clause (d) above;
(h)    in the case of AV Minerals, Designated Holdco, and each new Subsidiary amalgamated, created or otherwise formed as part of any step of the Permitted Reorganization, such Person shall become a Loan Party (in the case of any Subsidiary of Designated Holdco other than the Borrower, Parent and Aleris, solely to the extent required under Section 5.11 or otherwise in order to comply with the other clauses of this definition and the definition of Permitted Reorganization Actions) pursuant to the terms of the Loan Documents (without regard to any time periods provided for herein or therein) and shall become party to and/or execute and deliver the Guarantee ~~and~~, each applicable Foreign Guarantee, and, on and after the Springing Security Effective Date solely with respect to any Canadian Loan Party or U.S. Loan Party, each applicable Security Document, at or prior to the time such step is effected;
(i)    [intentionally omitted];
(j)    [intentionally omitted];
(k)    notwithstanding any other provision in any Loan Document to the contrary, the Loan Parties shall gross-up and otherwise indemnify ~~the Administrative~~each Agent and each other Credit Party for all Taxes incurred by ~~the Administrative~~such Agent or Credit Party as a result of the Permitted Reorganization or any step thereof (including any such Taxes arising after the consummation of any step of the Permitted Reorganization, whether as a result of a Person becoming Holdings or otherwise), and this Agreement shall be amended as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent (and implemented pursuant to documentation agreed by the Administrative Agent, the Collateral Agent and the Designated Company, such agreement not to be unreasonably withheld), to give effect to such gross-up and

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indemnification (including the addition of gross-up and indemnification provisions applicable, in the reasonable opinion of the Administrative Agent, to implement such gross up and indemnity obligations); provided, however, that solely for purposes of this clause (k), “Taxes” shall not include any (i) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes (in lieu of net income taxes), and branch profits Taxes, in each case, (x) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (y) that are Other Connection Taxes, (ii) Taxes attributable to such recipient’s failure to comply with Section 2.15(e), and (iii) any U.S. federal withholding Taxes imposed under FATCA;
(l)    prior to or concurrently with the consummation of each step of the Permitted Reorganization, the Loan Parties shall deliver or cause to be delivered:
(i)    all documents reasonably requested by the Administrative Agent in connection with the Permitted Reorganization and/or such step thereof, including, but not limited to, documents consistent with those described in Sections 4.01(a)(i) through (a)(iv) and Section 5.10(b), or a joinder thereto, in each case, as applicable, to the extent such Loan Party is not already a party thereto, ~~4.01(m), 4.03(e), (f), (l) through (v), and Schedule 5.15,~~ in each case in form and substance reasonably acceptable to the Administrative Agent; and
(ii)    favorable written opinions of Torys, LLP (or other nationally recognized U.S. counsel for the Loan Parties) and each local and foreign counsel of the Loan Parties (or, in the case of Loan Documents governed by or entities organized under the laws of the United Arab Emirates or the Dubai International Financial Centre, counsel to the Administrative Agent), in each case reasonably requested by the Administrative Agent, in each applicable jurisdiction and addressed to the ~~Administrative Agent~~applicable Agents and the Lenders, covering such matters relating to the Loan Documents and the Permitted Reorganization and/or such step thereof as the Administrative Agent shall reasonably request, and in each case in form and substance reasonably satisfactory to the Administrative Agent, including, but not limited to, opinions covering:
(1)    creation or continued validity and, if applicable, perfection of the Guarantees ~~or~~, the Foreign Guarantees, or, on and after the Springing Security Effective Date, if such step involves any Canadian Loan Party or U.S. Loan Party, the Collateral after giving effect to such step of the Permitted Reorganization;
(2)    enforceability of all Loan Documents, and confirmation or similar

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opinions as to the validity and enforceability of the Guarantees and the Foreign Guarantees and, on and after the Springing Security Effective Date if such step involves any Canadian Loan Party or U.S. Loan Party, all Security Documents;
(3)    validity of debt claims in connection with all Loans (to the extent that Loans are outstanding) and all Guarantees and Foreign Guarantees; and
(4)    no conflict with organizational documents, Requirements of Law and any documents evidencing Material Indebtedness;
(m)    notwithstanding any other provision in any Loan Document to the contrary, the Administrative Agent, the Collateral Agent (on and after the Springing Security Effective Date) and the Designated Company may make (and the Administrative Agent ~~is~~(and the Collateral Agent, on and after the Springing Security Effective Date) are hereby authorized by the Lenders to make) such amendments, restatements and other modifications to the Loan Documents (other than the definition of Permitted Reorganization except to the extent provided for therein) as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, the Collateral Agent and the Designated Company, to effect the terms of the Permitted Reorganization, in each case in a manner consistent with the terms and conditions set forth in this definition and in forms mutually agreed by the ~~Administrative Agent~~Agents and the Designated Company;
(n)    The Designated Company shall pay or cause the applicable Loan Party to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Mandated Lead Arrangers, and their respective Affiliates (including the reasonable fees, charges and disbursements of one primary transaction counsel (plus local counsel in each applicable jurisdiction)) in connection with the Permitted Reorganization, and all documents, filings, and any amendment, amendment and restatement, modification or waiver of the provisions hereof or of any other Loan Document (whether or not the Permitted Reorganization shall be consummated); and
(o)    Notwithstanding any provision in any Loan Document to the contrary, with respect to each step of the Permitted Reorganization, the Administrative Agent may require amendments and modifications to the Loan Documents (or new Guarantees and Foreign Guarantees) to ensure that the Guarantees and the Foreign Guarantees effectively result in the Obligations of the Borrower being guaranteed by each Guarantor (excluding a guarantee by the Borrower of its own Obligations) upon and after giving effect to such step of the Permitted Reorganization and (ii) on and after the Springing Security Effective Date, the Loan Documents (or new Security Documents) to ensure that any Collateral owned by any Canadian Loan Party or U.S. Loan Party immediately following such step of the Permitted Reorganization effectively secures the Obligations and the Guaranteed Obligations of such Loan Party (or any additional Loan Parties) upon and after giving effect to such step of the Permitted Reorganization to the extent required by Section 5.11. Such amendments, modifications and other Loan Documents so

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required by the Administrative Agent shall, notwithstanding any provision in any Loan Document to the contrary, become effective upon execution and delivery by the ~~Administrative~~applicable Agent and the applicable Loan Party, and shall not require the approval of any Lenders, and the Loan Parties agree to execute and deliver such amendments, modifications and other Loan Documents as may be reasonably requested by ~~the Administrative~~any Agent.
On and after the Springing Security Effective Date, the Collateral Agent is hereby authorized to file UCC or PPSA financing statements in the United States, Canada and any state, province or territory thereof as the Collateral Agent (after consultation with its counsel) reasonably determines is advisable in connection with the steps contemplated by the Permitted Reorganization in order to preserve or maintain the Liens securing the Obligations on the assets of any Canadian Loan Party or U.S. Loan Party and the Guaranteed Obligations or the perfection or recordation of such Liens, or to create or perfect Liens granted by any Canadian Loan Party or U.S. Loan Party in connection with or following the consummation of each step of the Permitted Reorganization.
“Permitted Reorganization Actions” shall mean any or all of the following, in the case of each such action, subject to the satisfaction of each of the terms and conditions set forth in the definition of Permitted Reorganization:
(a)    the formation of U.K. Holdco by AV Minerals;
(b)    the designation by the Parent in a signed written notice delivered to the Administrative Agent of U.K. Holdco as “Designated Holdco” and the concurrent contribution, sale or other transfer of 100% of the Equity Interests in AV Metals (or, if the Permitted Holdings Amalgamation occurs on or prior to such date, Successor Parent) from AV Minerals to Designated Holdco;
(c)    the sale, Distribution, contribution or other transfer of no more than 12.5% of the aggregate amount of Voting Stock and other Equity Interests in Novelis Aluminium Holdings Unlimited plus one additional share of such Voting Stock by Parent to AV Minerals (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to a Loan Party to effect such sale, Distribution, contribution or other transfer) and, if applicable, the substantially concurrent issuance of an Intercompany Note by each Loan Party that acquires such Equity Interests to the Loan Party that sells, Distributes, contributes or otherwise transfers such Equity Interests to it, as consideration for such sale, Distribution, contribution or other transfer;
(d)    the Permitted Holdings Amalgamation;
(e)    the merger of Novelis AG and Novelis Switzerland SA;
(f)    the sale, Distribution or other transfer of 100% or less of the Equity Interests in the Borrower from Parent to Designated Holdco;

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(g)    the sale, Distribution, contribution or other transfer of 100% of the Equity Interests in the Borrower from Designated Company and/or Parent to Novelis AG, Novelis Switzerland SA, the survivor of the merger of Novelis AG and Novelis Switzerland SA pursuant to clause (e) above (the “Surviving Swiss Subsidiary”) or, to the extent required by clause (iii) below, New U.S. Holdings (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to an Unrestricted Grantor to effect such sale, Distribution, contribution or other transfer) and, if applicable, the substantially concurrent issuance of an Intercompany Note by each Loan Party that acquires such Equity Interests to the Loan Party that sells, Distributes, contributes or otherwise transfers such Equity Interests to it, as consideration for such sale, Distribution, contribution or other transfer; and
(h)    the sale, Distribution, contribution or other transfer by a Loan Party (such Loan Party, the “Transferring Loan Party”) of 100% of the Equity Interests (other than Equity Interests in the Borrower) in any Subsidiary of Designated Company (such subsidiary, the “Transferred Subsidiary”), to an Interim Holding Company that has complied with the requirements of clause (iv) below (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to a Loan Party to effect such sale, Distribution, contribution or other transfer) and, if applicable, the substantially concurrent issuance of an Intercompany Note by each Loan Party that acquires such Equity Interests to the Loan Party that sells, Distributes, contributes or otherwise transfers such Equity Interests to it, as consideration for such sale, Distribution, contribution or other transfer;
provided that:
(i)    the commencement of any of the actions described in clauses (b), (c), (f), (g) or (h) above (in the case of clauses (g) and (h) above, solely to the extent that Designated Company is Designated Holdco) shall be conditioned on each of AV Minerals and U.K. Holdco having become Guarantors on terms consistent with the terms of the Loan Documents, including, but not limited to, the requirements set forth in clause (l) of the definition of Permitted Reorganization and in Sections 5.11 ~~and 5.12~~ hereof (without regard to any time periods set forth therein) (collectively, the “Joinder Requirements”);
(ii)    the commencement of any of the actions described in clauses (c), (f), (g) or (h) above (in the case of clauses (g) and (h) above, solely to the extent that Designated Company is Designated Holdco) shall be conditioned on the completion of the actions described in clauses (a) and (b) above;
(iii)    each sale, Distribution, contribution or other transfer described in clause (g) above shall be conditioned on the formation of a new Subsidiary (“New U.S. Holdings”) organized under the laws of any State of

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the United States or the District of Columbia that is a direct Wholly Owned Subsidiary of Novelis AG, Novelis Switzerland SA, or the Surviving Swiss Subsidiary, and that (1) directly and wholly owns the Borrower and (2) indirectly wholly owns Novelis Acquisitions (and, immediately after giving effect to the merger of Novelis Acquisitions with and into Aleris in connection with the Aleris Acquisition, Aleris); provided that this clause (iii) shall be further conditioned on New U.S. Holdings complying with the Joinder Requirements; provided, further, that New U.S. Holdings shall not be permitted to own, on and after the date of such action, any assets other than the Permitted Holding Company Assets;
(iv)    each sale, Distribution, contribution or other transfer described in clause (h) above shall be conditioned on either the creation of a newly formed Unrestricted Grantor or the existence of an existing Unrestricted Grantor, in each case that has complied with the Joinder Requirements (such Unrestricted Grantor, an “Interim Holding Company”), which Person shall be a direct Wholly Owned Subsidiary of Novelis AG, Novelis Switzerland SA, or the Surviving Swiss Subsidiary, and that shall directly wholly own the Transferred Subsidiary so sold, Distributed, contributed or transferred pursuant to such transaction; provided that such Unrestricted Grantor shall not be permitted to own, on and after the date of such action, any assets other than the Permitted Holding Company Assets; provided, further, that if such Transferred Subsidiary is an Aleris German Non-Wholly Owned Subsidiary, (1) the Tulip Foundation may continue to directly or indirectly own Equity Interests in such Aleris German Non-Wholly Owned Subsidiary so long as the Tulip Conditions are satisfied at all times and (2) any other Aleris German Non-Wholly Owned Subsidiary that owns such Transferred Subsidiary prior to the occurrence of such transfer may continue to own Equity Interests in such Transferred Subsidiary;
(v)    except as provided in clauses (i) through (iv) above, the actions described in clauses (d), (e), (g), and (h) are not conditioned on the occurrence of any of such other actions or the actions described in clauses (a), (b) or (c);
(vi)    the order of the actions described in clauses (a) through (h) above may be changed as long as the conditions specified for such action in clauses (i) through (v) above are satisfied; and
(vii)    the obligations under each Intercompany Note issued in connection with any action or interim action described in clause (g) or (h) above shall be subordinated to the Obligations on terms reasonably

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satisfactory to the Administrative Agent and shall constitute Subordinated Indebtedness hereunder.
“Permitted Revolving Credit Facility Refinancing” shall mean any credit facility that refinances or renews or replaces any of the Indebtedness incurred and commitments available under the Revolving Credit Loan Documents (which may be an asset-based or cash flow financing); provided that (a) the aggregate principal amount (or accreted value, if applicable) of all such Indebtedness, after giving effect to such refinancing or renewal, shall not exceed the Maximum Revolving Credit Facility Amount then in effect plus an amount equal to unpaid accrued interest and premium on the Indebtedness being so refinanced or renewed plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing or renewal, (b) such refinancing or renewal has a final maturity date equal to or later than the final maturity date of the Indebtedness being so refinanced or renewed, (c) no Default is existing or would result therefrom, (d) the collateral securing such refinancing, renewal or replacement is not greater than the collateral securing the obligations under such Revolving Credit Loan Documents immediately prior to giving effect to such refinancing, renewal or replacement, and (e) the persons that are (or are required to be) obligors under such refinancing or renewal do not include any person that is not an obligor under the Indebtedness being so refinanced or renewed (unless, in the case of a refinancing of Indebtedness of a Loan Party, such persons are or become obligors under the Loan Documents); provided that at least five Business Days prior to the incurrence of such refinancing or renewal, a Responsible Officer of the Designated Company shall have delivered an Officers’ Certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms and conditions satisfy the foregoing requirements.
“Permitted Second Priority Refinancing Debt” shall mean secured Indebtedness incurred by any Loan Party in the form of one or more series of junior lien secured notes under one or more indentures or junior lien secured loans under one or more other debt instruments or facilities; provided that (i) [intentionally omitted], (ii) such Indebtedness constitutes Secured Term Loan Credit Agreement Refinancing Indebtedness in respect of Secured Term Loans, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), in each case prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) [intentionally omitted], (v) such Indebtedness is not guaranteed by any Persons other than the Loan Parties, (vi) the other terms and conditions of such Indebtedness (excluding pricing, premiums and optional prepayment or optional redemption provisions, and terms related to collateral and perfection) are customary market terms for securities of such type and, in any event, when taken as a whole, are not materially more favorable to the investors or lenders providing such Indebtedness than the terms and conditions of the applicable Refinanced Debt (except with respect to any terms (including covenants) and conditions contained in such Indebtedness that are applicable only after the then Latest Maturity Date) (provided that a certificate of a Responsible Officer delivered to the

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Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Designated Company has determined in good faith that such terms and conditions satisfy the requirement of this clause (vi) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), (vii) [intentionally omitted], and (viii) no Default shall exist immediately prior to or after giving effect to such incurrence. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Secured Term Loan Facility Refinancing” shall mean any refinancing or renewal of the Indebtedness incurred under the Secured Term Loan Documents; provided that (a) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), in each case, prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, (b) no Default is existing or would result therefrom, (c) the collateral securing such refinancing or renewal is not greater than the collateral securing such refinanced or renewed Indebtedness, and (d) the persons that are (or are required to be) obligors under such refinancing or renewal do not include any person that is not an obligor under the Indebtedness being so refinanced or renewed (unless, in the case of a refinancing of Indebtedness of a Loan Party, such persons are or become obligors under the Loan Documents); provided that at least five Business Days prior to the incurrence of such refinancing or renewal, a Responsible Officer of the Designated Company shall have delivered an Officer’s Certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms and conditions satisfy the foregoing requirements.
“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by the Designated Company or any Loan Party in the form of one or more series of senior unsecured or subordinated notes or loans under one or more instruments; provided that (i) such Indebtedness constitutes Secured Term Loan Credit Agreement Refinancing Indebtedness in respect of Secured Term Loans (including portions of any class thereof), (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), in each case prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iii) such Indebtedness is not guaranteed by any Persons other than the Loan Parties, (iv) the other terms and conditions of such Indebtedness (excluding pricing, premiums and optional prepayment or optional redemption provisions) are customary market terms for Indebtedness of such type and, when taken as a whole, are not materially more restrictive (provided that such terms shall in no event include any financial maintenance

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covenants) on the Designated Company and the Restricted Subsidiaries than the terms and conditions applicable to the Term Loans (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Designated Company has determined in good faith that such terms and conditions satisfy the requirement of this clause (iv) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)) and (v) such Indebtedness (including related guarantees) is not secured. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“person” or “Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including under Section 4069 of ERISA).
“Platform” shall have the meaning assigned to such term in Section 11.01(d).
“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations promulgated thereunder and other applicable personal property security legislation of the applicable Canadian province or provinces in respect of the Canadian Loan Parties (including the Civil Code of Quebec and the regulations respecting the register of personal and movable real rights promulgated thereunder (the “Civil Code”)) as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.
“Preferred Stock” shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Effective Date.
“Prepayments Recapture Amount” shall have the meaning assigned to such term in the Secured Term Loan Credit Agreement.
“Principal Jurisdiction” shall mean (i) the United States, Canada, the United Kingdom, Switzerland, Germany, Belgium and the Netherlands, (ii) each other country in which a Restricted Subsidiary is organized in respect of which Accounts are included in the borrowing base for purposes of the Revolving Credit Agreement and (iii) and any state, province or other political subdivision of the foregoing.

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“Pro Forma Basis” shall mean, with respect to compliance with any test or covenant hereunder at any time of determination (excluding any calculation of the amount referred to in clause (a) of the definition of Cumulative Credit), that all Specified Transactions and the following transactions in connection therewith (if any) shall be deemed to have occurred as of the first day of the applicable Test Period or other period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale or other disposition of all or substantially all Equity Interests in or assets of any Restricted Subsidiary of the Designated Company or any division, business unit, line of business or facility used for operations of the Designated Company or any of its Restricted Subsidiaries, shall be excluded (as if such sale or disposition occurred on the first day of the applicable Test Period), and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included (as if such Permitted Acquisition or Investment occurred on the first day of the applicable Test Period), (b) any retirement of Indebtedness in connection therewith, and (c) any Indebtedness incurred or assumed by the Designated Company or any of its Restricted Subsidiaries in connection therewith.
“Pro Rata Percentage” of any Lender at any time shall mean the percentage of the sum of the total outstanding Loans and unused Commitments of all Lenders represented by such Lender’s outstanding Loans and unused ~~Commitments~~Commitment.
“Process Agent” shall have the meaning assigned to such term in Section 11.09(d).
“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.
“Property Material Adverse Effect” shall mean, with respect to any Real Property owned by a Loan Party, as of any date of determination and whether individually or in the aggregate, any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on (a) the business or operations of any Company as presently conducted at such Real Property; or (b) the value or utility of such Real Property.
“Public Lender” shall have the meaning assigned to such term in Section 11.01(d).
“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

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“Qualified Parent IPO” shall mean, at any time prior to the commencement of the first step of the Permitted Reorganization, and so long as the Parent (directly or indirectly) owns 100% of the Equity Interests of the Borrower, the issuance by the Parent of its common Equity Interests in an underwritten primary or secondary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act; provided that the Parent shall not consummate a Qualified Parent IPO during any period that AV Minerals directly owns any Equity Interests in Novelis Aluminium Holdings Unlimited, Novelis Deutschland GmbH, or in any other Subsidiary of AV Minerals other than AV Metals, Successor Parent and Designated Holdco.
“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.
“Qualified IPO” shall mean the issuance by Holdings (or, on and after the Designated Holdco Effective Date, Designated Holdco), or any direct or indirect parent of Holdings (or, on and after the Designated Holdco Effective Date, Designated Holdco) which, (x) in the case of Holdings, owns no material assets other than its direct or indirect ownership interest in the Equity Interests of the Parent (or, on and after the Designated Holdco Effective Date, Designated Holdco and, to the extent permitted by Section 6.15(a)(i)(y), Novelis Aluminum Holdings Unlimited and Aleris Germany) and the other assets permitted by Section 6.15, or (y) on and after the Specified AV Minerals Joinder Date, in the case of AV Minerals, owns no material assets other than its direct ownership interests in Holdings and the assets described in clause (x) above, of its common Equity Interests in an underwritten primary or secondary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act; provided that neither Holdings nor Designated Holdco shall consummate a Qualified IPO (other than a Qualified IPO consummated solely with the issuance of Equity Interests by a direct or indirect parent of AV Minerals) during any period that AV Minerals directly owns any Equity Interests in Novelis Aluminium Holdings Unlimited, Novelis Deutschland GmbH, or in any other Subsidiary of AV Minerals other than AV Metals, Successor Holdings and Designated Holdco.
“Qualified Securitization Transaction” shall mean any transaction or series of transactions that may be entered into by any Restricted Subsidiary (other than a Restricted Subsidiary organized under the laws of a Principal Jurisdiction (excluding from such requirement as to the absence of Restricted Subsidiaries organized under the laws of a Principal Jurisdiction, any Permitted German Alternative Financing, any Permitted Customer Account Financing or any Permitted Novelis Switzerland Financing)) pursuant to which such Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Entity or may grant a security interest in any Receivables (whether now existing or arising or acquired in the future) of such Restricted Subsidiary or any Related Security or Securitization Assets; provided that no Receivables or other property of any Company organized in a Principal Jurisdiction (excluding from such requirement as to the absence of property of a Company organized in a Principal Jurisdiction,

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any Permitted German Alternative Financing, any Permitted Customer Account Financing and any Permitted Novelis Switzerland Financing) shall be subject to a Qualified Securitization Transaction.
“Real Property” shall mean, collectively, all right, title and interest (including any freehold, leasehold, minerals or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Recapture Amounts” shall mean, at any time of determination, the cumulative amount of the Investment Recapture Amount plus the Dividend Recapture Amount plus the Prepayments Recapture Amount paid since the Effective Date.
“Receivable” shall mean the indebtedness and other obligations owed to any Company (other than any Company organized under the laws of a Principal Jurisdiction (excluding from such requirement as to the absence of a Company organized in a Principal Jurisdiction, any Permitted German Alternative Financing, any Permitted Customer Account Financing or any Permitted Novelis Switzerland Financing)) (at the time such indebtedness and other obligations arise, and before giving effect to any transfer or conveyance contemplated under any Qualified Securitization Transaction documentation) arising in connection with the sale of goods or the rendering of services by such person, including any indebtedness, obligation or interest constituting an Account, contract right, payment intangible, promissory note, chattel paper, instrument, document, investment property, financial asset or general intangible, in each case, arising in connection with the sale of goods or the rendering of services by such person, and further includes, the obligation to pay any finance charges with respect thereto.
“Receivables Purchase Agreement” shall mean each of (a) the Non-Recourse Receivables Purchase Agreement, dated July 6, 2007 (as amended and restated on December 17, 2010 and as further amended from time to time) and any related servicing agreements (collectively, the “German Receivables Purchase Agreement”) between the German Seller, on the one hand, and Novelis AG, on the other hand, in each case providing, inter alia, for the sale and transfer of Accounts by the German Seller to Novelis AG, and (b) any other receivables purchase agreement and related servicing agreements entered into after the Effective Date between a “Receivables Seller” and a “Borrower” or “Borrowing Base Guarantor” (as each is defined in the Revolving Credit Agreement and any corresponding term in any successor agreement), in order that the receivables subject thereto may be included in the borrowing base established under the Revolving Credit Agreement and in form and substance reasonably satisfactory to the Revolving Credit Administrative Agent.
“Receiver” shall mean a receiver or receiver and manager or, where permitted by law, an administrative receiver of the whole or any part of the Collateral, and that term will include any appointee under joint and/or several appointments.

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“Reference Bank Quotation” means any quotation supplied to the Administrative Agent by a Reference Bank.
“Reference Bank Rate” shall mean the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request by the Reference Banks, in relation to a Borrowing, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant Interest Period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that Interest Period; provided, that if the Reference Bank Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Reference Banks” shall mean, in relation to a Borrowing, the principal London offices of any financial institution appointed by the Administrative Agent as a “Reference Bank” in consultation with the Designated Company and with the consent of such Reference Bank.
“Refinanced Debt” shall have the meaning assigned to such term in the definition of “Secured Term Loan Credit Agreement Refinancing Indebtedness”.
“Register” shall have the meaning assigned to such term in Section 11.04(c).
“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulation” shall have the meaning assigned to such term in Section 3.25.
“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by any Loan Party in exchange for assets transferred by a Loan Party shall not be deemed to be Related Business Assets if they

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consist of securities of a person, unless upon receipt of the securities of such person, such person would become a Loan Party.
“Related Parties” shall mean, with respect to any person, such person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such person and of such person’s Affiliates.
“Related Security” shall mean, with respect to any Receivable, all of the applicable Restricted Subsidiary’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by the applicable Company gave rise to such Receivable, and all insurance contracts with respect thereto, all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable, all guaranties, letters of credit, letter-of-credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise, all service contracts and other contracts and agreements associated with such Receivable, all records related to such Receivable, and all of the applicable Company’s right, title and interest in, to and under the applicable Qualified Securitization Transaction documentation or Permitted Factoring Facility documentation.
“Release” shall mean any spilling, leaking, seepage, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.
“Relevant External Company” shall mean “relevant external company” within the meaning of the Irish Companies Act.
“Reorganization Plan” shall have the meaning assigned to such term in Section 11.04(g)(iii).
“Repatriation Limitation” shall have the meaning assigned to such term in Section 2.10(i).
~~“Reply Amount” shall have the meaning assigned to such term in the definition of “Discounted Purchase”.~~
“Required Class Lenders” shall mean, as of any date of determination, Lenders of a Class holding more than 50% of the sum of all Loans outstanding and unused Commitments (if any) of such Class; provided that with respect to such Class, the Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Class Lenders.

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“Required Lenders” shall mean, as of any date of determination, Lenders holding more than 50% of the sum of all Loans outstanding and unused Commitments (if any); provided that the Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Requirements of Law” shall mean, collectively, any and all legally binding requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law, including, without limitation, the U.S. Hold Separate Order.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.
“Responsible Officer” shall mean, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, finance director, treasurer or controller of such person, and, solely for purposes of notices given under Article II, any other officer or employee such Person so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of such Person designated in or pursuant to an agreement between such Person and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Grantor” shall mean a Loan Party that has granted a Guarantee that is subject to limitations that impair in any material respect the benefit of such Guarantee (as determined by the Administrative Agent in its reasonable discretion) (it being expressly understood and agreed that (i) neither the Parent nor any Loan Party that is a Canadian Guarantor, a U.K. Guarantor, a Dutch Guarantor, a Dubai Guarantor or a U.S. Guarantor shall be a Restricted Grantor and (ii) except as may be otherwise determined by the Administrative Agent in its reasonable discretion, each Loan Party that is a German Guarantor, an Irish Guarantor, a Swiss Guarantor, a French Guarantor or a Brazilian Guarantor shall be a Restricted Grantor).
“Restricted Subsidiary” shall mean, as the context requires, (i) any Subsidiary of Holdings other than an Unrestricted Subsidiary, (ii) on and after the Specified AV Minerals Joinder Date, any Subsidiary of AV Minerals other than an Unrestricted Subsidiary, and (iii) any Subsidiary of the Designated Company other than an Unrestricted Subsidiary.

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“Revolving Credit Administrative Agent” shall mean the “Administrative Agent” (or term of like import) under and as defined in the Revolving Credit Agreement, and its successors and assigns in such capacity.
“Revolving Credit Agents” shall mean the “Agents” (as defined in the Revolving Credit Loan Documents) (or term of like import), including the Revolving Credit Administrative Agent and the Revolving Credit Collateral Agent.
“Revolving Credit Agreement” shall mean (i) that certain Second Amended and Restated Credit Agreement, dated as of October 6, 2014, among the Loan Parties, the Revolving Credit Lenders, Wells Fargo Bank, N.A. (London Branch), as European swingline lender, Wells Fargo Bank, National Association, as issuing bank and U.S. swingline lender, the Revolving Credit Collateral Agent, the Revolving Credit Administrative Agent, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, The Royal Bank of Scotland plc and UBS Securities LLC, as co-syndication agents, SunTrust Robinson Humphrey, Inc., as senior managing agent, and Wells Fargo Bank, National Association, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, RBS Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookmanagers, as amended, restated, supplemented or modified from time to time to the extent permitted by this Agreement and the Intercreditor Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend ~~or~~(subject to the limitations set forth herein and in the Intercreditor Agreement) or refinance in whole or in part the indebtedness and other obligations outstanding under the (x) credit agreement referred to in clause (i) or (y) any subsequent Revolving Credit Agreement, in each case which constitutes a Permitted Revolving Credit Facility Refinancing with respect to the Revolving Credit Loans, unless such agreement or instrument expressly provides that it is not intended to be and is not a Revolving Credit Agreement hereunder (provided that in connection with such refinancing, the commitments relating to such indebtedness that has been refinanced are terminated). Any reference to the Revolving Credit Agreement hereunder shall be deemed a reference to any Revolving Credit Agreement then in existence.
“Revolving Credit Collateral Agent” shall mean the “Collateral Agent” (or term of like import) under and as defined in the Revolving Credit Agreement, and its successors and assigns in such capacity.
“Revolving Credit Commitments” shall mean the commitments of the Revolving Credit Lenders to make Revolving Credit Loans under the Revolving Credit Agreement.
“Revolving Credit Lenders” shall mean the banks, financial institutions and other entities from time to time party to the Revolving Credit Agreement as lenders.

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“Revolving Credit Loan Documents” shall mean the Revolving Credit Agreement and the other “Loan Documents” as defined in the Revolving Credit Agreement and any corresponding term in any successor Revolving Credit Agreement permitted hereby, including the mortgages and other security documents, guaranties and the notes issued thereunder.
“Revolving Credit Loans” shall mean the revolving loans and swingline loans outstanding under the Revolving Credit Agreement.
“Revolving Credit Maturity Date” shall have meaning assigned to the term “Maturity Date” in the Revolving Credit Agreement (and any corresponding term in any successor Revolving Credit Agreement permitted hereby).
“Revolving Credit Priority Collateral” shall mean all “Revolving Credit Priority Collateral” as defined in the Intercreditor Agreement.
“Revolving Credit Secured Parties” shall mean the Revolving Credit Administrative Agent, the Revolving Credit Collateral Agent and each other Person that is a “Secured Party” under the Revolving Credit Agreement.
“Revolving Credit Security Documents” shall have the meaning assigned to the term “Security Documents” in the Revolving Credit Agreement (and any corresponding term in any successor Revolving Credit Agreement permitted hereby).
“Rollover A-1 Term Lender” shall mean (a) each Initial Term Lender party to Amendment No. 1 that is not an Other Consenting Lender, and (b) any financial institution that acquires an interest in an Initial A-1 Term Loan prior to the Rollover Effective Date or that acquires an interest in a Rollover A-1 Term Loan on or after the Rollover Effective Date, in each case pursuant to an Assignment and Assumption, other than, in each case, any such Lender or financial institution that has ceased to hold such Initial A-1 Term Loans prior to the Rollover Effective Date or Rollover A-1 Term Loans after the Rollover Effective Date. As of the Amendment No. 1 Effective Date, the Rollover A-1 Term Lenders are set forth on Schedule 1.01(a) (as amended by Amendment No. 1).

“Rollover A-1 Term Loans” shall have the meaning assigned to such term in Section 2.20.

“Rollover A-2 Term Lender” shall mean (a) each financial institution listed on Schedule 1.01(a) (as amended by Amendment No. 1) as holding Rollover A-2 Term Loan Commitments as of the Amendment No. 1 Effective Date, and (b) any financial institution that acquires an interest in a Rollover A-2 Term Loan Commitment or a Rollover A-2 Term Loan

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pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to hold Rollover A-2 Term Loan Commitments and Rollover A-2 Term Loans.

“Rollover A-2 Term Loan Commitment” shall mean, with respect to each Rollover A-2 Term Lender, the commitment, if any, of such Lender to make Rollover A-2 Term Loans hereunder up to the amount set forth on Schedule 1.01(a) to this Agreement under the heading “Rollover A-2 Term Loan Commitment,” as such amount may be reduced or increased following the Amendment No. 1 Effective Date pursuant to an Assignment and Assumption or otherwise pursuant to the terms of this Agreement. On the Amendment No. 1 Effective Date the aggregate principal amount of the Rollover A-2 Term Loan Commitments is $51,300,000.

“Rollover A-2 Term Loan Commitment Termination Date” shall mean the earlier of (i) 5:00 p.m., New York City time, on April 13, 2021 and (ii) the date of the repayment in full of all outstanding principal and accrued interest with respect to the Loans, all Fees and other Obligations.

“Rollover A-2 Term Loans” shall mean the loans made by the Rollover A-2 Term Lenders on the Rollover Effective Date in accordance with Section 2.01(b).

“Rollover Fee Letter” shall mean the fee letter dated as of the Amendment No. 1 Effective Date among the Parent and the Lenders party thereto.
“Rollover Effective Date” means, subject to the satisfaction of the Rollover and Funding Conditions, April 13, 2021.
“Rollover Term Loan Maturity Date” shall mean April 13, 2022; provided that if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such date.

“Rollover Term Loans” shall mean the Rollover A-1 Term Loans and the Rollover A-2 Term Loans.
“S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc. and any successor thereto.

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“Sale and Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.
“Sanctioned Country” shall have the meaning assigned to such term in Section 3.22.
“Sanctioned Person” shall have the meaning assigned to such term in Section 3.22.
“Sanctions” shall have the meaning assigned to such term in Section 3.22.
“Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.
“SCB” shall mean Standard Chartered Bank and its successors.
“Screen Rate” shall have the meaning assigned to such term in the definition of Eurodollar Base Rate.
“Section 347” shall have the meaning assigned to such term in Section 2.19(a).
“Secured Net Leverage Ratio” shall mean, with respect to any Calculation Date, the ratio of (a) Consolidated Total Net Debt as of the Calculation Date (other than any portion of Consolidated Total Net Debt that is unsecured) to (b) Consolidated EBITDA for the Test Period most recently ended prior to the Calculation Date for which financial information has been delivered to the Administrative Agent and the Lenders pursuant to Section 4.03(k), Section 5.01(a) or Section 5.01(b).
“Secured Term Loan Administrative Agent” shall mean the “Administrative Agent” (or term of like import) under and as defined in the Secured Term Loan Credit Agreement, and its successors and assigns in such capacity.
“Secured Term Loan Collateral Agent” shall mean the “Collateral Agent” (or term of like import) under and as defined in the Secured Term Loan Credit Agreement, and its successors and assigns in such capacity.
“Secured Term Loan Credit Agreement” shall mean (i) that certain credit agreement, dated as of January 10, 2017, among the Loan Parties party thereto, the lenders party thereto, Standard Chartered Bank, as administrative agent and as collateral agent, as amended on or prior to the Effective Date, and as further amended, restated, supplemented, increased or modified from time to time (including any increase permitted pursuant to Section 2.23 of the Secured Term Loan Credit Agreement or any similar provision in any Secured Term Loan Credit Agreement Refinancing Indebtedness) to the extent not prohibited by this Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend (subject to the limitations set forth

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herein) or refinance in whole or in part the indebtedness and other obligations outstanding under the (x) credit agreement referred to in clause (i) or (y) any subsequent Secured Term Loan Credit Agreement, in each case which constitutes a Permitted Secured Term Loan Facility Refinancing with respect to the Secured Term Loans, unless such agreement or instrument expressly provides that it is not intended to be and is not a Secured Term Loan Credit Agreement hereunder. Any reference to the Secured Term Loan Credit Agreement hereunder shall be deemed a reference to any Secured Term Loan Credit Agreement then in existence.
“Secured Term Loan Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a “Refinancing Amendment” (as defined in the Secured Term Loan Credit Agreement), in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Secured Term Loans (including any successive Secured Term Loan Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (except for unpaid accrued interest and premium thereon and any make-whole payments applicable thereto), (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), in each case, prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, and (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Secured Term Loan Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.
“Secured Term Loan Documents” shall mean the Secured Term Loan Credit Agreement and the other “Loan Documents” as defined in the Secured Term Loan Credit Agreement and any corresponding term in any successor Secured Term Loan Credit Agreement permitted hereby, including the mortgages and other security documents, guaranties and the notes issued thereunder.
“Secured Term Loan Incremental Equivalent Indebtedness” shall mean Indebtedness permitted under the Secured Term Loan Credit Agreement in lieu of incremental Secured Term Loans thereunder; provided that (i) the terms of such Indebtedness are governed by agreements other than the Secured Term Loan Documents, and (ii) such Indebtedness would have met the requirements of either the definition of “Permitted First Priority Refinancing Debt”, the definition of “Permitted Second Priority Refinancing Debt”, or the definition of “Permitted Unsecured Refinancing Debt”, if such Indebtedness had been incurred to refinance outstanding incremental Term Loans thereunder (with each reference to “Refinanced Debt” contained (or referred to) in such definitions being deemed to refer to the then outstanding Secured Term Loans).

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“Secured Term Loans” shall mean, collectively, the “Loans,” “Term Loans,” “Incremental Term Loans” and the “Other Term Loans”, each as defined in the Secured Term Loan Credit Agreement (or any similar term in any Secured Term Loan Credit Agreement Refinancing Indebtedness).
“Securities Act” shall mean the Securities Act of 1933.
~~“Securities Collateral” shall mean the “Securities Collateral” as defined in the Secured Term Loan Credit Agreement.~~
“Securitization Assets” shall mean all existing or hereafter acquired or arising (i) Receivables that are sold, assigned or otherwise transferred pursuant to a Qualified Securitization Transaction, (ii) the Related Security with respect to the Receivables referred to in clause (i) above, (iii) the collections and proceeds of the Receivables and Related Security referred to in clauses (i) and (ii) above, (iv) all lockboxes, lockbox accounts, collection accounts or other deposit accounts into which such collections are deposited (and in any event excluding any lockboxes, lockbox accounts, collection accounts or deposit accounts that any Company organized under the laws of any Principal Jurisdiction has an interest in (other than in connection with a Permitted German Alternative Financing, any Permitted Customer Account Financing and any Permitted Novelis Switzerland Financing)) and which have been specifically identified and consented to by the Administrative Agent, (v) all other rights and payments which relate solely to such Receivables and (vi) all cash reserves comprising credit enhancements for such Qualified Securitization Transaction.
“Securitization Entity” shall mean any corporation, company (including any limited liability company), association, partnership, joint venture, trust, mutual fund or other business entity to which any Restricted Subsidiary (excluding any Restricted Subsidiary that is organized in a Principal Jurisdiction (excluding from such requirement that such Restricted Subsidiary not be organized in a Principal Jurisdiction, any Permitted German Alternative Financing, any Permitted Customer Account Financing and any Permitted Novelis Switzerland Financing) or any other Securitization Entity transfers Receivables and Related Security) (a) which engages in no activities other than in connection with the financing of Receivables or Related Security, (b) which is designated by the Board of Directors of the Designated Company as a Securitization Entity, (c) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Designated Company or any Restricted Subsidiary (excluding guarantees of such transferor Restricted Subsidiary of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings and guarantees by the Securitization Entity), (ii) is recourse to or obligates the Designated Company or any Restricted Subsidiary (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Designated Company or any Restricted Subsidiary (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the Receivables and Related Security

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being financed (whether in the form of any equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the transferor Restricted Subsidiary, (d) to which none of the Designated Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results and (e) with which none of Holdings, the Designated Company nor any Restricted Subsidiary of the Designated Company (nor, on and after the Specified AV Minerals Joinder Date, AV Minerals) has any material contract, agreement, arrangement or understanding other than those customary for a Qualified Securitization Transaction and, in any event, on terms no less favorable to Holdings, the Designated Company or such Restricted Subsidiary (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) than those that might be obtained at the time from Persons that are not Affiliates of the Designated Company or such Restricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by providing the Administrative Agent with a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
“Security Agreement” shall mean each U.S. Security Agreement and each Canadian Security Agreement and each other Security Agreement entered into pursuant to Section 5.10 and 5.11(b), individually and collectively, as the context may require.
“Security Documents” shall mean each Security Agreement, and each other security document, deed of trust, charge or pledge agreement governed by the laws of the United States, Canada, or any state, territory or province thereof, as applicable, delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as Collateral for the Obligations and the Guaranteed Obligations, and all UCC or PPSA financing statements filed in the United States, Canada, or any state, territory or province thereof, as applicable.
“Senior Note Agreements” shall mean (a) the Indenture, dated as of January 16, 2020, by and among the U.S. Issuer, the guarantors from time to time party thereto, and Regions Bank, as trustee, and (b) the Indenture, dated as of September 14, 2016, by and among the U.S. Issuer, the guarantors from time to time party thereto, and Regions Bank, as trustee, in each case pursuant to which the applicable Senior Notes were issued.
“Senior Note Documents” shall mean the Senior Notes, the Senior Note Agreements, the Senior Note Guarantees and all other documents executed and delivered with respect to the Senior Notes or the Senior Note Agreements.
“Senior Note Guarantees” shall mean the guarantees of the Loan Parties (other than the U.S. Issuer) pursuant to the Senior Note Agreements.
“Senior Notes” shall mean the U.S. Issuer’s 4.75% Senior Notes due 2030 and 5.875% Senior Notes due 2026, each issued pursuant to the applicable Senior Note Agreements, and any

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senior notes issued pursuant to a Permitted Refinancing of the Senior Notes (and any Registered Equivalent Notes).
“Senior Secured Net Leverage Ratio” shall mean, with respect to any date of determination (the “Calculation Date”), the ratio of (a) Consolidated Total Net Debt as of the Calculation Date (other than any portion of Consolidated Total Net Debt that is unsecured or is secured solely by Liens that are subordinated to the Liens securing the Pari Passu Secured Obligations (~~as defined in the Intercreditor Agreement (as defined in the Secured Term Loan Agreement))) (~~it being understood that Indebtedness under the Revolving Credit Loan Documents and the Secured Term Loan Documents which constitutes Consolidated Total Net Debt will be included in the Senior Secured Net Leverage Ratio) to (b) Consolidated EBITDA for the Test Period most recently ended prior to the Calculation Date for which financial information has been delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b).
“Series of Cash Neutral Transactions” shall mean any series of Investments, incurrences of Indebtedness, Asset Sales in the form of transfers of intercompany promissory notes and Equity Interests or similar instruments and/or Dividends solely among Companies; provided that (i) the amount of cash or Cash Equivalents transferred by any Company (each such Company, an “Initiating Company”) to another Company in such Series of Cash Neutral Transactions is not greater than the amount of cash or Cash Equivalents received by such Initiating Company in such Series of Cash Neutral Transactions less reasonable transaction expenses and taxes (which cash and Cash Equivalents must be received by such Initiating Company within three Business Days of the initiation of such Series of Cash Neutral Transactions), (ii) [intentionally omitted], (iii) no more than $50,000,000 in aggregate of cash or Cash Equivalents may be held by Companies that are not Loan Parties in connection with transfers from Loan Parties as part of such Series of Cash Neutral Transactions (and any such Company that is not a Loan Party may not retain any of such cash or Cash Equivalents after giving effect to the Cash Neutral Transactions), (iv) the fair market value of the assets (other than cash or Cash Equivalents) that may be held by Companies that are not Loan Parties in connection with transfers from Loan Parties as part of such Series of Cash Neutral Transactions may not exceed $50,000,000 in the aggregate and (v) the ownership interests of any Unrestricted Grantor in any of its Subsidiaries shall not be reduced as a result thereof.
“Significant Event of Default” shall mean any Event of Default under Section 8.01(a), (b), (g) or (h).
“Similar Business” shall mean any business conducted by the Parent and the other Loan Parties on the Effective Date as described in the Company’s Form 10-Q filed with the United States Securities and Exchange Commission on November 6, 2019 (or, in the good faith judgment of the Board of Directors of the Designated Company, which is substantially related thereto or is a reasonable extension thereof).
“Specified Aleris Hedging Agreements” shall mean Hedging Agreements with Aleris or any of its Subsidiaries that are required to be secured by a Lien on any assets of Aleris or any of

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its Subsidiaries, in each case other than solely as a result of the designation of any counterparty thereto as a “Secured Hedge Provider” in accordance with the terms of, and as defined in, the Secured Term Loan Credit Agreement.
“Specified Aleris Subsidiaries” shall mean, after giving effect to the Aleris Acquisition, each direct or indirect Subsidiary of Aleris that at any time (a) is a borrower under the Revolving Credit Agreement, or (b) directly or indirectly owns one or more Subsidiaries described in clause (a) above; provided that, to the extent that the Revolving Credit Agreement excludes Aleris Asia Pacific Limited and Aleris Rolled Products Mexico, S. de R.L. de C.V., a company organized under the laws of Mexico, from the definition of Specified Aleris Subsidiaries, then such entities shall not constitute Specified Aleris Subsidiaries hereunder.
“Specified Divestiture” shall mean any Asset Sale by Aleris or any of its Subsidiaries, or Holdings or any of its Subsidiaries, required in connection with obtaining regulatory (including antitrust) approval for the Aleris Acquisition, whether or not such Asset Sale occurs prior to or after the Aleris Acquisition Closing Date.
“Specified Equity Contribution” shall mean any cash contribution to the common equity of Holdings and/or any purchase or investment in an Equity Interest of Holdings other than Disqualified Capital Stock in each case made pursuant to Section 8.04.
“Specified Holders” shall mean Hindalco and its Affiliates.
“Specified Time” shall mean, with respect to each Interest Period, at approximately 11:00 a.m. (London time) on the date that is two London Banking Days prior to the commencement of such Interest Period.
“Specified Transaction” shall mean, with respect to any period, any Permitted Acquisition (other than any Permitted Acquisition where the amount of the Acquisition Consideration plus the fair market value of any Equity Interests which constitutes all or a portion of the purchase price is less than $15,000,000), any Asset Sale (other than (x) any disposition in the ordinary course of business and (y) any disposition where the fair market value of the assets disposed of is less than $15,000,000), any Dividend made pursuant to Section 6.08(d), any designation or redesignation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any incurrence or prepayment of Indebtedness (including any transaction under Section 6.11), or any “Incremental Term Loan” under and as defined in the Secured Term Loan Agreement or Revolving Credit Commitment increase.
“Spot Selling Rate” shall mean, on any date of determination for a currency, the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date 2 Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot

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rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency.
“Springing Security Effective Date” shall mean the date on which the requirements set forth in Section 5.10 have been satisfied.
“Springing Security Deadline Date” shall mean the date that is 5 Business Days after the Rollover Effective Date.
“Standard Factoring Undertakings” shall mean representations, warranties, covenants and indemnities entered into by any Restricted Subsidiary that are negotiated in good faith at arm’s length in a Receivables factoring transaction so long as none of the same constitute Indebtedness or a Contingent Obligation (other than in connection with an obligation to repurchase receivables that do not satisfy related representations and warranties) or otherwise require the provision of credit support in excess of customary credit enhancement established upon entering into such Receivables factoring transaction negotiated in good faith at arm’s length.
“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by any Restricted Subsidiary that are negotiated in good faith at arm’s length in a Receivables securitization transaction so long as none of the same constitute Indebtedness, a Contingent Obligation (other than in connection with an obligation to repurchase receivables that do not satisfy related representations and warranties) or otherwise require the provision of credit support in excess of customary credit enhancement established upon entering into such Receivables securitization transaction negotiated in good faith at arm’s length.
“Subordinated Indebtedness” shall mean Indebtedness of a Loan Party that is subordinated by its terms (including pursuant to the terms of any subordination agreement, intercreditor agreement, or otherwise) in right of payment to the Obligations of such Loan Party.
“Subordinated Lien Representative” shall mean “Subordinated Lien Representative” as defined in the Intercreditor Agreement.
“Subordination Agreement” shall mean that certain Subordination Agreement, dated as of the Effective Date, by and among the Loan Parties and the Administrative Agent, including as amended or amended and restated to join the Collateral Agent on the Springing Security Effective Date.
“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (ii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the

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only general partners of which are the parent and/or one or more subsidiaries of the parent and (iii) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals). Notwithstanding the foregoing, (A) Logan shall not be treated as a Subsidiary hereunder or under the other Loan Documents unless it qualifies as a Subsidiary under clause (i) of this definition and (B) except as set forth in clause (ii) below, Ulsan JV Subsidiary shall not be treated as a Subsidiary hereunder or under the other Loan Documents at any time that (x) Holdings directly or indirectly owns Equity Interests in Ulsan JV Subsidiary and (y) Holdings or any of its Subsidiaries has the right to elect no more than half of the directors of Ulsan JV Subsidiary and (ii) regardless of whether Ulsan JV Subsidiary is a Subsidiary, the financial results of Ulsan JV Subsidiary shall be included in all consolidated financial results of the Designated Company and its Subsidiaries to the extent the Designated Company consolidates the results of Ulsan JV Subsidiary in its financial statements in accordance with US GAAP; provided that the proportionate interest of the Ulsan Joint Venture Partner in the Ulsan JV Subsidiary and any liability of the Ulsan JV Subsidiary to pay Distributions to the Ulsan Joint Venture Partner with respect to such proportionate interest shall be excluded for the purposes of all financial definitions under this Agreement.
“Subsidiary Guarantor” shall mean each Restricted Subsidiary listed on Schedule 1.01(b), and each other Restricted Subsidiary that is or becomes a party to this Agreement as a Subsidiary Guarantor pursuant to Section 5.11.
“Successor Holdings” shall have the meaning assigned to such term in the definition of “Permitted Holdings Amalgamation”.
“Successor Parent” shall have the meaning assigned to such term in the definition of “Permitted Holdings Amalgamation”.
“Successor Rate” shall have the meaning assigned to such term in Section 2.11.
“Surviving Aleris Debt” shall mean, to the extent outstanding on the Aleris Acquisition Closing Date after giving effect to the Aleris Acquisition, Indebtedness incurred by one or more Companies organized under the laws of the People’s Republic of China that is not a Loan Party pursuant to the terms of the non-recourse multi-currency secured term loan facilities and the revolving facilities of Aleris Aluminum (Zhenjiang) Co., Ltd., in each case, as in effect on the Aleris Acquisition Closing Date.
“Swiss Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized in Switzerland party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company incorporated in Switzerland that becomes a Guarantor pursuant to the terms hereof.

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“Swiss Withholding Tax” shall mean any withholding tax in accordance with the Swiss Federal Statute on Anticipatory Tax of 13 October 1965 (Bundesgesetz uber die Verrechnungssteuer) and any successor provision, as appropriate.
“Synthetic Lease Obligation” shall mean the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.
“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, payroll, social security, employment and unemployment taxes, assessments, fees or other charges imposed by any Taxing Authority, including any interest, additions to tax or penalties applicable thereto.
“Taxing Authority” shall mean any Governmental Authority of any jurisdiction or political subdivision thereof with the authority to impose, assess, and collect Taxes and engage in activities of a similar nature with respect to such Taxing Authority.
“Term Loan Commitment” shall mean, (a) with respect to each ~~Lender, the commitment, if any, of such Lender to make Term Loans hereunder up to the amount set forth on Schedule 1.01(a) to this Agreement directly under the column entitled “~~Initial Term Lender, such Lender’s Initial Term Loan Commitment~~”. The aggregate amount of the Lenders’ Term Loan Commitments on the Effective Date is $1,100,000,000~~ and (b) with respect to each Rollover A-2 Term Lender, such Lender’s Rollover A2 Term Loan Commitment.
“Term Loans” shall mean, without duplication, the Initial Term Loans ~~made pursuant to Section 2.01(a)~~, the Initial A-1 Term Loans, the Initial A-2 Term Loans, the Rollover A-1 Term Loans, or the Rollover A-2 Term Loans, as the context requires.
“Test Period” shall mean, at any time, the four consecutive fiscal quarters of the Designated Company then last ended (in each case taken as one accounting period).
“Third Lien Administrative Agent” shall mean any Person acting in such capacity as administrative agent under any Third Lien Credit Agreement and its successors and assigns in such capacity.
“Third Lien Collateral Agent” shall mean any Person acting in such capacity as collateral agent under any Third Lien Credit Agreement and its successors and assigns in such capacity.
“Third Lien Credit Agreement” shall mean any credit agreement among the Loan Parties, any Third Lien Administrative Agent, any Third Lien Collateral Agent and the other parties thereto from time to time, as amended, restated, supplemented or modified from time to

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time to the extent permitted by this Agreement; provided that the aggregate principal amount of Indebtedness incurred thereunder does not exceed $200,000,000.
“Third Lien Security Documents” shall mean any security documents under which a Lien has been granted in favor of any Third Lien Collateral Agent and/or any other Person that is a “Secured Party” under the Third Lien Credit Agreement to secure any obligations under a Third Lien Credit Agreement.
“Total Net Leverage Ratio” shall mean, with respect to any Calculation Date, the ratio of (a) Consolidated Total Net Debt as of the Calculation Date to (b) Consolidated EBITDA for the Test Period most recently ended prior to the Calculation Date for which financial information has been delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b).
“Trade Date” shall have the meaning assigned to such term in Section 11.04(g)(i).
“Transactions” shall mean, collectively, the financing of a portion of the Aleris Acquisition, and the payment of all fees, costs and expenses in connection therewith and in connection with the execution and delivery of the Loan Documents and the initial borrowings hereunder on the Closing Date, and in connection with the incurrence of additional term loans under the Secured Term Loan Credit Agreement on the Closing Date.
“Transfer Conditions” shall mean, with respect to any Asset Sale, (a) no Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Asset Sale; (b) the Designated Company shall both immediately before and, on a Pro Forma Basis, immediately after giving effect to such Asset Sale, be in compliance with the Financial Performance Covenant, in each case as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b); and (c) such Asset Sale shall have been made for fair market value.
“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.
“Tulip Conditions” shall mean (i) the Tulip Foundation directly owns 50% or less of the Equity Interests of Aleris German GP Holdco; provided that, if at any time after the Aleris Acquisition Closing Date the Tulip Foundation owns a lesser percentage of the Equity Interests of Aleris German GP Holdco, then on and after such date such ownership percentage may not be subsequently increased, (ii) the Tulip Foundation shall not directly or indirectly receive the benefit of any rights under the Organizational Documents of the Aleris German GP Holdco or otherwise (including under any voting rights agreement or other contractual arrangement), other than those in effect on the Effective Date or otherwise consented to in writing by the Administrative Agent, (iii) the Tulip Foundation shall not have any direct or indirect rights to reduce or impair the value, validity or enforceability of the Guarantee, or the Foreign Guarantees, in each case granted by an Aleris German Non-Wholly Owned Subsidiary or a German Borrower Holding Company, or to otherwise directly or indirectly limit or prohibit the ability of the Credit

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Parties from enforcing any rights under any Loan Document, (iv) the Tulip Foundation shall not take any adverse action against any Credit Party in respect of any Loan Document, any of the Obligations, or any interest of the Credit Parties in the Aleris German Non-Wholly Owned Subsidiaries and the German Borrower Holding Companies, including in connection with any enforcement of remedies by any Credit Party, and (v) if Aleris Deutschland Vier GmbH & Co. KG does not become a Loan Party on the Aleris Acquisition Closing Date, then following the appointment of managing directors of Aleris German GP Holdco that are reasonably satisfactory to the Designated Company, Aleris Deutschland Vier GmbH & Co. KG shall become a Guarantor in accordance with Section 5.11.
“Tulip Foundation” shall mean Stichting Tulip Foundation for arts, sports and elevation, a non-profit organization, and any successor or assign thereof that is a charitable non-profit organization not Controlled by the Designated Company or any of its Restricted Subsidiaries.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurodollar Rate or the Fallback Rate.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any ~~asset~~Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Ulsan Joint Venture Partner” shall mean Kobe Steel, Ltd., a company organized under the laws of Japan.
“Ulsan JV Subsidiary” shall mean a joint venture stock company organized, or to be organized, in Korea, and registered, or to be registered, in the Commercial Corporate Registry in Korea.
“Ulsan Sale Agreement” shall mean that certain share sale and purchase agreement, dated as of May 10, 2017, between NKL and the Ulsan Joint Venture Partner.

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“Ulsan Share Sale” shall mean the sale, pursuant to the terms of the Ulsan Sale Agreement, by NKL of 49.9%% of the Equity Interests owned by NKL in the Ulsan JV Subsidiary to the Ulsan Joint Venture Partner, for cash in the amount of $314,370,000, and the subsequent sale by NKL of 0.1% of the Equity Interests owned by NKL in the Ulsan JV Subsidiary to the Ulsan Joint Venture Partner, for cash in the amount of $630,000.
“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.
“U.K. Guarantor” shall mean each Restricted Subsidiary of the Designated Company incorporated in England and Wales party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company incorporated in England and Wales that becomes a Guarantor pursuant to the terms hereof, and, on and after the Designated Holdco Effective Date, Designated Holdco.
“U.K. Holdco” shall mean a newly formed direct Wholly Owned Subsidiary of AV Minerals, organized under the laws of England and Wales, formed in connection with the Permitted Reorganization.
“United States” shall mean the United States of America.
“Unrestricted Cash” shall mean cash and Cash Equivalents of the Designated Company and its Restricted Subsidiaries (in each case, free and clear of all Liens (other than Liens permitted pursuant to Section 6.02(a), (j), and (k))), to the extent the use thereof for the application to payment of Indebtedness is not prohibited by law or any contract to which the Designated Company or any of the Restricted Subsidiaries is a party and excluding cash and Cash Equivalents which are listed as “restricted” on the consolidated balance sheet of the Designated Company and its Subsidiaries as of such date.
“Unrestricted Grantors” shall mean Loan Parties that are not Restricted Grantors.
“Unrestricted Subsidiary” shall mean Novelis Services (Europe) Inc., Novelis Services (North America) Inc. and any Subsidiary of the Designated Company designated by the Board of Directors of the Designated Company as an Unrestricted Subsidiary pursuant to Section 5.16 subsequent to the Effective Date.
“US GAAP” shall have the meaning assigned to such term in Section 1.04.
“U.S. Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized in the United States, any state thereof or the District of Columbia, party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company incorporated in the

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United States, any state thereof or the District of Columbia that becomes a Guarantor pursuant to the terms hereof.
“U.S. Hold Separate Assets” shall mean the assets of Aleris Rolled Products, Inc. located at its plant in Lewisport, KY, and its research and development center in Madison Heights, MI, and all ancillary assets of Aleris Rolled Products, Inc. and/or other U.S. Subsidiaries of Aleris directly related to the operation of such plant or such research and development center, solely to the extent that such assets are required to be held and maintained separate from the other businesses and operations of the Companies and Aleris Rolled Products, Inc. pursuant to the U.S. Hold Separate Order and the U.S. Hold Separate Agreements, collectively.
“U.S. Hold Separate Order” shall mean the order to hold certain U.S. Hold Separate Assets separate from the businesses and assets of the Companies entered by the United States District Court for the Northern District of Ohio on January 9, 2020 in the matter of United States of America v. Novelis, Inc. and Aleris Corporation, No. 19-CV-02033 (filed N.D. Ohio Sept. 4, 2019).
“U.S. Hold Separate Agreements” shall mean all agreements (and any replacements thereof entered into with the prior written consent of the Administrative Agent) among Novelis Inc. and/or any of its U.S. Subsidiaries, and one or more United States Governmental Authorities, in each case entered into in connection with the U.S. Hold Separate Order on or before the Aleris Acquisition Closing Date, copies of which shall be delivered to the Administrative Agent and the Lenders promptly upon the execution thereof; provided that (x) such agreements shall not restrict the pledge of assets of the Companies other than the assets of Aleris Rolled Products, Inc. located at its plant in Lewisport, KY, and all ancillary assets of Aleris Rolled Products, Inc. and/or other U.S. Subsidiaries of Aleris directly related to the operation of such plant and (y) the restrictions on pledging the assets of Aleris Rolled Products, Inc. located at its plant in Lewisport, KY, and all ancillary assets of Aleris Rolled Products, Inc. and/or other U.S. Subsidiaries of Aleris directly related to the operation of such plant set forth in such agreements shall not, taken as a whole, be materially more restrictive, in the good faith determination of Novelis Inc., than the restrictions on pledging such assets set forth in the U.S. Hold Separate Order (it being understood that the restrictions set forth in such agreements may be more detailed than those set forth in the U.S. Hold Separate Order).
“U.S. Issuer” shall mean Novelis Corporation, a Texas corporation.
“U.S. Loan Parties” shall mean the Borrower and the U.S. Guarantors.
“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Security Agreement” shall mean, collectively (i) the security agreements, including all subparts thereto, among any U.S. Loan Parties (and such other Persons as may be party thereto) and the Collateral Agent for the benefit of the Secured Parties and (ii) any other

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security agreement entered into pursuant to the terms of the Loan Documents, in each case of clauses (i) and (ii), that is governed by the laws of the United States (or any subdivision thereof), securing the Obligations and the Guaranteed Obligations, and entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated or otherwise modified from time to time.
“U.S. Tax Obligor” shall mean (a) the Borrower which is resident for tax purposes in the United States; or (b) a Loan Party some or all of whose payments under the Loan Documents are from sources within the United States for U.S. federal income tax purposes.
“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.
“Wind-Up” shall have the meaning assigned to such term in Section 6.05(g), and the term “Winding-Up” shall have a meaning correlative thereto.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” shall mean any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all

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or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial A-1 Term Loan”) or Type (e.g., a “Eurodollar Rate Loan”). Borrowings also may be classified and referred to by Class or Type (e.g., a “Eurodollar Initial A-1 Term Loan”).
Section 1.03    Terms Generally; Currency Translation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document (including any Organizational Document) herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document, including the restrictions set forth in the definition of Aleris Merger Agreement), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) any reference to a Subsidiary of a Person shall include any direct or indirect Subsidiary of such Person, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference to any law or regulation herein shall include all statutory and regulatory provisions consolidating, amendment or interpreting such law or regulation and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in dollars, such amounts shall be deemed to refer to Dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate in effect on the Business Day immediately preceding the date of such transaction or determination and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates (provided that if Indebtedness is incurred to refinance other Indebtedness, and such refinancing would cause the applicable dollar denominated limitation to be exceeded if calculated at the Spot Selling Rate in effect on the Business Day immediately preceding the date of such refinancing, such dollar denominated restriction shall be deemed not to have been exceeded so long as (x) such refinancing

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Indebtedness is denominated in the same currency as such Indebtedness being refinanced and (y) the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced except as permitted by the definition of Permitted Refinancing Indebtedness). For purposes of this Agreement and the other Loan Documents, the word “foreign” shall refer to jurisdictions other than the United States, the states thereof and the District of Columbia. From and after the effectiveness of the Permitted Holdings Amalgamation, all references to the Parent in any Loan Document shall refer to the Successor Parent and (ii) all references to Holdings in any Loan Document shall refer to “Holdings” as defined herein. ~~In~~Subject to Section 11.17, in the case of a conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall govern and control.
For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) subject to or governed by the laws of the Province of Quebec and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary” or the “hypothecary representative of the Credit Parties”, as the case may be, (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “easement” shall be deemed to include “servitude”, (p) “priority” shall be deemed to include “prior claim”, (q) “survey” shall be deemed to include “certificate of location and plan”, and (r) “fee simple title” shall be deemed to include “absolute ownership”.
Section 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis as in effect from time to time (“US GAAP”) and all terms of an accounting or financial nature shall be construed and interpreted in accordance with US GAAP, as in effect from time to time unless otherwise agreed to by the Designated Company and the Required Lenders or as set forth below; provided that (i) the Designated Company may elect to convert from US GAAP for the

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purposes of preparing its financial statements and keeping its books and records to IFRS and if the Designated Company makes such election it shall give prompt written notice to the Administrative Agent and the Lenders within five Business Days of such election, along with a reconciliation of the Designated Company’s financial statements covering the four most recent fiscal quarters for which financial statements are available (including a reconciliation of the Designated Company’s audited financial statements prepared during such period), (ii) upon election of any conversion to IFRS, the Administrative Agent, the Lenders and the Designated Company shall negotiate in good faith to amend the financial ratios and requirements and other terms of an accounting or a financial nature in the Loan Documents to preserve the original intent thereof in light of such conversion to IFRS (subject to the approval of the Required Lenders); provided that, until so amended (x) such ratios or requirements (and all terms of an accounting or a financial nature) shall continue to be computed in accordance with US GAAP prior to such conversion to IFRS and (y) the Designated Company shall provide to the Administrative Agent and the Lenders any documents and calculations required under this Agreement or as reasonably requested hereunder by the Administrative Agent or any Lender setting forth a reconciliation between calculations of such ratios and requirements and other terms of an accounting or a financial nature made before and after giving effect to such conversion to IFRS and (iii) if at any time any change in US GAAP or change in IFRS would affect the computation of any financial ratio or requirement or other terms of an accounting or a financial nature set forth in any Loan Document, and the Designated Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Designated Company shall negotiate in good faith to amend such ratio or requirement or other terms of an accounting or a financial nature to preserve the original intent thereof in light of such change in US GAAP or change in IFRS (subject to the approval of the Required Lenders); provided that, until so amended, (x) such ratio or requirement or other terms of an accounting or a financial nature shall continue to be computed in accordance with US GAAP prior to such change therein or change in IFRS and (y) the Designated Company shall provide to the Administrative Agent and the Lenders any documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement or other terms of an accounting or a financial nature made before and after giving effect to such change in US GAAP or change in IFRS. Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of Holdings, the Designated Company and its Subsidiaries (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded. For the avoidance of doubt, with respect to the incurrence of any Indebtedness or the making of any Investment, Asset Sale, Sale Leaseback Transaction or Restricted Payment in reliance on any provision of Article VI hereof that is based on a percentage of Consolidated Net Tangible Assets, such provision shall be deemed to be tested solely upon incurrence of such Indebtedness or the making of any such Investment, Asset Sale, Sale Leaseback Transaction or Restricted Payment with respect to Consolidated Net Tangible Assets as of the end of the most recent period for which financial statements have been delivered under Section 5.01(a) or (b). Notwithstanding anything to the contrary in this Agreement, regardless of whether Ulsan JV Subsidiary is a Subsidiary, the financial results of Ulsan JV Subsidiary shall be included in all consolidated financial results of the Designated Company and its Subsidiaries to the extent the Designated Company consolidates the results of Ulsan JV Subsidiary in its financial statements in

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accordance with US GAAP; provided that the proportionate interest of the Ulsan Joint Venture Partner in the Ulsan JV Subsidiary and any liability of the Ulsan JV Subsidiary to pay Distributions to the Ulsan Joint Venture Partner with respect to such proportionate interest shall be excluded for the purposes of all financial definitions under this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to require the consolidation of Ulsan JV Subsidiary into the consolidated financial results of the Designated Company to the extent not required under US GAAP.
Section 1.05    Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.
Section 1.06    Pro Forma Calculations. Notwithstanding anything to the contrary herein, the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Secured Net Leverage Ratio and the Consolidated Interest Coverage Ratio shall be calculated on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, or subsequent to the end of such four-quarter period but not later than the date of such calculation (such period, the “Measurement Period”); provided that notwithstanding the foregoing, for the purpose of calculating the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio, and the Secured Net Leverage Ratio on a Pro Forma Basis on any date, Consolidated Total Net Debt shall be increased on a Dollar Equivalent for Dollar Equivalent basis by the lesser of (x) the amount of cash and Cash Equivalents paid by the Companies subsequent to the end of the applicable four quarter period and on or prior to the applicable date of determination, in connection with Specified Transactions and (y) the maximum amount of cash and Cash Equivalents constituting Unrestricted Cash as of the end of the applicable four quarter period.
Section 1.07    Calculation of Reference Bank Rate and Cost of Funds.
(a)    Subject to clause (b) below, if the Fallback Rate is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.
(b)    If at or about the Specified Time, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.
(c)    If the Fallback Rate is to be determined on the basis of the Cost of Funds and the Administrative Agent or the Designated Company so requires, the Administrative Agent and the

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Designated Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all the Lenders and the Designated Company, be binding on all Parties.
(d)    If the Fallback Rate applies, the Administrative Agent shall, as soon as is practicable, notify the Designated Company.
Section 1.08    Role of Reference Banks.
(a)    No Reference Bank, in its capacity as such, is under any obligation to provide a quotation or any other information to ~~the Administrative~~any Agent.
(b)    No Reference Bank, in its capacity as such, will be liable for any action taken by it under or in connection with any Loan Document, or for any Reference Bank Quotation, unless directly caused by such Reference Bank’s gross negligence or willful misconduct.
(c)    No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Loan Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Section 1.08.
(d)     Except as otherwise expressly set forth herein, no Reference Bank that obtains the benefits of this Section 1.08, shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any ~~collateral~~Collateral (including the release or impairment of any ~~collateral~~Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.
(e)    A Reference Bank which is not a Party may rely on this Section 1.08, and Section 1.09.
Section 1.09    Confidentiality of Funding Rates and Funding Bank Quotations.
(a)    Confidentiality and Disclosure
(i)    The Administrative Agent and each Loan Party agree to keep each Funding Rate (and, in the case of the Administrative Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.
(ii)    The Administrative Agent may disclose:

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a.(1)    any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to any Loan Party; and
b.(2)    any Funding Rate or any Reference Bank Quotation to any Person appointed by it to provide administration services in respect of one or more of the Loan Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement in form and substance reasonably acceptable to the Administrative Agent and the relevant Lender or Reference Bank, as the case may be.
(iii)    The Administrative Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Loan Party may disclose any Funding Rate, to:
c.(1)    any of its Affiliates and any of its or their respective Related Parties if any Person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this clause (1) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;
d.(2)    any Person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Administrative Agent or the relevant Loan Party, as the case may be, it is not practicable to do so in the circumstances;
e.(3)    any Person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the Person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Administrative Agent or the relevant Loan Party, as the case may be, it is not practicable to do so in the circumstances; and
f.(4)    any Person with the consent of the relevant Lender or Reference Bank, as the case may be.
(iv)    The Administrative Agent’s obligations in this Section 1.09 relating to Reference Bank Quotations are without prejudice to any obligation it has to notify the Loan Parties and the Lenders of the determination of a rate of interest under this

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Agreement; provided that (other than pursuant to clause (ii)(1) above) the Administrative Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.
(b)    Related Obligations
(i)    The Administrative Agent and each Loan Party acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities laws relating to insider dealing and market abuse and the Administrative Agent and each Loan Party undertake not to use any Funding Rate or, in the case of the Administrative Agent, any Reference Bank Quotation, for any unlawful purpose.
(ii)    The Administrative Agent and each Loan Party agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:
g.(1)    of the circumstances of any disclosure made pursuant to clause (iii)(2) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and
h.(2)    upon becoming aware that any information has been disclosed in breach of this Section 1.09.
(c)    No Event of Default
(i)    No Event of Default shall occur solely as a result of a Loan Party’s failure to comply with this Section 1.09.
Section 1.10    Amendments to Permitted Customer Account Financing Definition. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, if the definition of “Permitted Customer Account Financing” in the Revolving Credit Agreement is amended after the Effective Date (each such amendment to such definition, a “Permitted ABL Customer Account Financing Amendment”), then on and after the first date that the Companies have complied with the Permitted Customer Account Financing Amendment Conditions in respect of such Permitted ABL Customer Account Financing Amendment, such Permitted ABL Customer Account Financing Amendment shall automatically be deemed to have amended the definition of Permitted Customer Account Financing in this Agreement, and shall be incorporated by reference in the definition of Permitted Customer Account Financing in this Agreement as if set forth fully herein, mutatis mutandis. Thereafter, upon the request of the Administrative Agent or any Lender, the Designated Company and the Administrative Agent shall enter into an additional agreement or an amendment to this Agreement (as the Administrative Agent may request), evidencing the incorporation of such Permitted ABL Customer Account Financing Amendment. As of the Effective Date, each Lender party to this

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~~Agreements~~Agreement, and each Lender that becomes a party to this Agreement after the Effective Date, expressly consents to the terms of this Section 1.10, and hereby agrees that any amendments to the definition of Permitted Customer Account Financing effected pursuant to this Section 1.10 after the Effective Date shall be deemed to have been consented to by such Lenders (and any successor or permitted assign thereof).
Section 1.11    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
THE CREDITS
Section 2.01    Commitments.
(a)    Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Initial Term Lender agrees, severally and not jointly, to make ~~a~~an Initial Term Loan in Dollars to the Borrower pursuant to a drawing on the Escrow Date as set forth herein in the aggregate principal amount not to exceed its Initial Term Loan Commitment on the Escrow Date; provided that such Initial Term Loans shall be deposited with the Escrow Agent in the Escrow Account pursuant to the terms of Section 2.18 on the Escrow Date, and while on deposit with the Escrow Agent in the Escrow Account, shall be subject to the terms and conditions set forth in Section 2.18.
(b)    Subject to the terms and conditions and relying upon the representations and warranties herein set forth, including the satisfaction of the Rollover and Funding Conditions, each Rollover A-2 Term Lender agrees, severally and not jointly, to make a Rollover A-2 Term Loan in Dollars to the Borrower pursuant to a drawing on the Rollover Effective Date as set forth herein in the aggregate principal amount not to exceed its Rollover A-2 Term Loan Commitment on the Rollover Effective Date.
(~~b~~c)    Amounts paid or prepaid in respect of Term Loans may not be reborrowed.
Section 2.02    Loans.
(a)    ~~The Loans~~Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments ~~as part of a single Borrowing on the Escrow Date~~; provided that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood,

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however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). ~~The Loans~~Each Borrowing shall be in an aggregate principal amount that is not less than (and in integral amounts consistent with) the Minimum Amount.
(b)    Subject to Section 2.11 and Section 2.12, ~~the Loans~~each Borrowing shall be comprised entirely of Eurodollar Rate Loans, as requested by the Borrower pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and the first proviso to Section 2.16(a) shall apply to such Loan mutatis mutandis unless such Loan is funded by such branch or Affiliate in accordance with Section 2.16(b)); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. The Borrower shall not be entitled to request any Borrowing that, if made, would result in more than three (3) Eurodollar Rate Borrowings hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(c)    Each Lender shall make ~~the~~each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to (i) the Escrow Account, in the case of Initial Term Loans or (ii) such account in London as the Administrative Agent may designate, in the case of Rollover A-2 Term Loans, in either case not later than 3:00 p.m., London time, and if a Borrowing shall not occur on such date because any condition precedent specified in Section 4.02 (in the case of Initial Term Loans) or Section 4.05 (in the case of Rollover A-2 Term Loans) shall not have been met, return the amounts so received to the respective Lenders.
(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, except as otherwise provided in Section 2.18, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Interbank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.

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(e)    Notwithstanding anything to the contrary contained herein, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date of such ~~Loans~~Borrowing.
Section 2.03    Borrowing Procedure. To request a Borrowing, the Designated Company or the Borrower shall deliver, by hand delivery, telecopier or, to the extent separately agreed by the Administrative Agent, by an electronic communication in accordance with the second sentence of Section 11.01(b) and the second paragraph of Section 11.01(d), a duly completed and executed Borrowing Request to the Administrative Agent not later than 10:00 a.m., London time, three (3) Business Days before the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable (provided that if such Borrowing Request indicates that it is conditioned upon the effectiveness of other credit facilities or any other financing, sale or other transaction, such Borrowing Request may be revoked if such credit facilities, other financing, sale or other transaction is not consummated) and shall specify the following information in compliance with Section 2.02:
(a)    the aggregate amount of such Borrowing~~, together with a schedule attached to such Borrowing Request, which schedule shall specify the amount required to be funded by each Lender based on its pro rata share of the Commitments (and which amount shall not exceed such Lender's Commitment), which amount shall give effect to any net funding in respect thereof in accordance with the terms of the applicable Fee Letters, and which schedule shall clearly indicate each Lender that is net funding (for the avoidance of doubt, only arranger fees may be net funded);~~;
(b)    the date of such Borrowing, which (i) in the case of Initial Term Loans, shall be a Business Day occurring on or prior to the Agreement Termination Date and shall be the date that the Term Loans are to be funded into the Escrow Account pursuant to Section 2.18 and (ii) in the case of Rollover A-2 Term Loans, shall be the Rollover Effective Date;
(c)    (i) in the case of Initial Term Loans, an Interest Period of one month or (ii) in the case of Rollover Term Loans, an Interest Period of three months;
(d)    (i) in the case of Initial Term Loans, the location and number of the account~~)~~ to which funds are to be disbursed, which shall be the Escrow Account~~; and~~ and (ii) in the case of the Rollover A-2 Term Loans, a request from the Designated Company that the Administrative Agent apply the proceeds of the Rollover A-2 Term Loans to repay the Initial A-2 Term Loans of the Initial A-2 Term Lenders on a ratable basis; and
(e)    (i) that the conditions set forth in Section 4.04(b) through (d) have been satisfied as of the date of the notice, ~~and~~(ii) in the case of the Initial Term Loans only, that the Closing Date and the Aleris Acquisition Closing Date is expected to occur within three Business Days after the date designated pursuant to clause (b) above, ~~and~~(iii) in the case of the Initial Term Loans only, that the conditions referred to in Section 4.03 shall be satisfied on the Closing Date and (iv) in the case of the Rollover A-2 Term Loans only, that the conditions precedent in Section 4.05 shall be satisfied on the Rollover Effective Date.

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Subject to the first proviso in the definition of “Interest Period,” and except as provided in Section 2.18, if no Interest Period is specified with respect to any requested Eurodollar Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of three month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Repayment of Loans; Evidence of Debt
(a)    Promise to Repay. ~~The~~For each Class of Term Loans, the Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each ~~applicable~~ Lender of such Class, the then unpaid principal amount of ~~each~~such Lender’s Term ~~Loan~~Loans of such ~~Lender made to the Borrower~~Class on the Maturity Date ~~of~~applicable to such ~~Term Loans~~Class, together with all other Obligations relating to such Class of Term Loans outstanding at such time. All payments or repayments of Loans made pursuant to this Section 2.04(a) shall be made in Dollars.
(b)    Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.
(c)    Promissory Notes. Any Lender by written notice to the Borrower (with a copy to the Administrative Agent) may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to such Lender or its registered assigns in the form of Exhibit K. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to such payee or its registered assigns.
Section 2.05    Fees.

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(a)    Fees. The Borrower agrees to pay all Fees payable pursuant to each Fee Letter, and each other fee letter executed in connection with this Agreement, in the amounts and on the dates set forth therein.
(b)    All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.06    Interest on Loans.
(a)    Fallback Rate Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Fallback Rate Borrowing shall bear interest at a rate per annum equal to the Fallback Rate plus the Applicable Margin; provided that for any Interest Period of less than one month, the Fallback Rate shall be calculated based on an Interest Period of one month.
(b)    Eurodollar Rate Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Rate Borrowing shall bear interest at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin; provided that for any Interest Period of less than one month, the Eurodollar Rate shall be calculated based on an Interest Period of one month.
(c)    Default Rate. Notwithstanding the foregoing or anything to the contrary in Section 2.18(c), if at any time any principal of or interest on any Loan or any fee or other amount payable by the Loan Parties hereunder has not been paid when due, whether at stated maturity, upon acceleration or otherwise and for so long as such amounts have not been paid, such overdue amount shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 and of Sections 2.11, 2.12 and 2.18(c) or (ii) in the case of any other amount, 2% plus the rate applicable to Eurodollar Rate Loans as provided in Section 2.06(b) (in either case, the “Default Rate”).
(d)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) interest accrued on Escrowed Term Loans shall be payable as provided in Section 2.18, (iii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment  ~~and~~ (iv) in the event of any conversion of any Eurodollar Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (v) accrued and unpaid interest on the principal amount of all Loans other than Rollover A-2 Term Loans shall be payable on the Rollover Effective Date.
(e)    Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first

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day but excluding the last day). The applicable Fallback Rate or Eurodollar Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.
(f)    Currency for Payment of Interest. All interest paid or payable pursuant to this Section 2.06 shall be paid in Dollars.
Section 2.07    Termination and Reduction of Commitments; Repayment of Loans on Maturity Date.
(a)    To the extent that any Lender’s Initial Term Loan Commitments have not been terminated pursuant to Section 2.18(d), any undrawn Initial Term Loan Commitments shall automatically terminate at the earlier to occur of (i) the Escrow Release Time and (ii) the Agreement Termination Date.
(b)    The Rollover A-2 Term Loan Commitments shall automatically be reduced pro rata on a dollar-for-dollar basis by the amount of all principal prepayments and repayments of Initial A-2 Term Loans made prior to the Rollover Effective Date.
(c)    The Rollover A-2 Term Loan Commitments shall terminate on the Rollover A-2 Term Loan Commitment Termination Date.
(d)    To the extent not previously paid, for each Class, all Term Loans of such Class shall be due and payable on the Maturity Date applicable to such Class.
Section 2.08    Interest Elections.
(a)    Generally. Each Borrowing initially shall be a Eurodollar Rate Borrowing and shall have an initial Interest Period as specified in such Borrowing Request (and, in the case of Term Loans that are funded to the Escrow Agent on the Escrow Date, shall be an interest period of one month, and such Interest Period shall remain in effect following the funding of the Escrowed Amounts to the Borrower (or to the Person designated by the Borrower to receive such Escrowed Amounts pursuant to Section 2.18) on the Aleris Acquisition Closing Date)). Thereafter, subject to Sections 2.11 and 2.12, the Borrower may elect to rollover or continue such Borrowing and the Interest Periods therefor, all as provided in this Section. Subject to Sections 2.11 and 2.12, the Borrower may elect different options with respect to different portions (not less than the Minimum Amount) of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, (i) no Borrower shall be entitled to request any conversion, rollover or continuation that, if made, would result in more than three (3) Eurodollar Rate Borrowings by the Borrower outstanding hereunder at any one time and (ii) if two or more Interest Periods relate to Borrowings made to the Borrower and end on the same date, those Borrowings will be consolidated into, and treated as, a single Borrowing on the last day of the Interest Period.

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(b)    Interest Election Notice. To make an election pursuant to this Section, the Designated Company or the Borrower shall deliver, by hand delivery, telecopier, or, to the extent separately agreed by the Administrative Agent, by an electronic communication in accordance with the second sentence of Section 11.01(b) and the second paragraph of Section 11.01(d), a duly completed and executed Interest Election Request to the Administrative Agent not later than 10:00 a.m., London time, four (4) Business Days before the effective date of such election. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clause (iii) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and
(iii)    the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated, as applicable, by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of three month’s duration.
Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
e. (c)    Failure to Select an Interest Period. If an Interest Election Request with respect to a Eurodollar Rate Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, subject to the first proviso in the definition of “Interest Period”, the immediately following Interest Period shall be three months.
Section 2.09    [INTENTIONALLY OMITTED].
Section 2.10    Optional and Mandatory Prepayments of Loans.
(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay  ~~any~~the Loans, in whole or in part, subject to the requirements of this Section 2.10; provided that each partial prepayment shall be in a principal amount that is not less

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than (and in integral amounts consistent with) the Minimum Amount or, if less, the outstanding principal amount of such Borrowing.
(b)    [Intentionally omitted].
(c)    Asset Sales; Casualty Events. On and after the Closing Date, not later than three (3) Business Days following the receipt of any Net Cash Proceeds of any Asset Sale or any Casualty Event by the Designated Company or any of its Restricted Subsidiaries, the Borrower shall make prepayments of the Term Loans in accordance with Section 2.10(g) and (h) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided, that if at the time that any such prepayment would be required, the Borrower is required to prepay or offer to repurchase:
(i)    Secured Term Loans, solely to the extent that such Asset Sale constitutes a Specified Divestiture, then, after giving effect to any reinvestment rights exercised by any Co-Borrower or the Designated Company under and as defined in the Secured Term Loan Credit Agreement, the applicable Co-Borrower shall apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Secured Term Loans at such time; provided, that the portion of such net proceeds allocated to the Secured Term Loans shall not exceed the amount of such Net Cash Proceeds required to be allocated to the ~~Short~~Secured Term Loans pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds (such remaining amount for purposes of this clause (i), the “Remaining Net Cash Proceeds”) shall be allocated ~~to~~, subject to the proviso below, to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the prepayment or repurchase of Secured Term Loans, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.10(c) shall be reduced accordingly~~, or~~; provided, further, that if at any time prior to the Springing Security Effective Date such prepayment would be required hereunder, any Loan Party is required to offer to repurchase any Senior Notes pursuant to the terms of the Senior Note Documents, then the Borrower shall apply the Remaining Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of such Senior Notes and Term Loans at such time; provided, that the portion of such net proceeds allocated to such Senior Notes shall not exceed the amount of such Remaining Net Cash Proceeds required to be allocated to the Senior Notes pursuant to the terms of the Senior Note Documents) to the prepayment of the Term Loans and to the repurchase of Senior Notes, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.10(c) shall be reduced accordingly; provided, further, that any such Remaining Net Cash Proceeds offered to purchase

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Senior Notes and declined by the holders of the Senior Notes in accordance with the terms of the Senior Note Documents shall be applied to prepay the Term Loans no later than three (3) Business Days following the settlement date for the repurchase of Senior Notes set forth in the Senior Note Documents, or
(ii)    (x) Secured Term Loans (together with any Permitted First Priority Refinancing Debt or any Additional Senior Secured Indebtedness that is secured on a pari passu basis with the “Secured Obligations” under and as defined in the Secured Term Loan Credit Agreement), solely to the extent of an Asset Sale other than a Specified Divestiture or a Casualty Event, or (y) Revolving Credit Loans, then in the case of this clause (ii), the Borrower shall apply such Net Cash Proceeds to the Indebtedness outstanding under clauses (x) and (y) above in accordance with the terms of the Secured Term Loan Documents and the Revolving Credit Loan Documents, respectively (after giving effect to any reinvestment rights exercised by the ~~Borrower or the Designated Company~~applicable Loan Parties thereunder), and the remaining amount, if any, of such Net Cash Proceeds( such remaining amount for purposes of this clause (ii), the “Remaining Net Cash Proceeds”) shall be allocated to the Term Loans in accordance with the terms hereof ~~(but subject~~; provided, that if at any time prior to the Springing Security Effective Date that any such prepayment would be required hereunder, any Loan Party is required to offer to repurchase any Senior Notes pursuant to the terms~~, if any,~~ of the Senior Note Documents ~~that require such remaining~~, then the Borrower shall apply the Remaining Net Cash Proceeds ~~to also be applied to repay, redeem or otherwise defease the Senior Notes, in which case such Net Cash Proceeds shall also be applied to the Senior Notes to the extent required under the Senior Note Documents~~on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of ~~the Term Loans and~~such Senior Notes and Term Loans at such time; provided, that the portion of such net proceeds allocated to ~~the~~such Senior Notes shall not exceed the amount of such Remaining Net Cash Proceeds required to be allocated to the Senior Notes pursuant to the terms of the Senior Note Documents~~, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to~~) to the prepayment of the Term Loans ~~in accordance with the terms hereof))~~and to the repurchase of Senior Notes, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.10(c) shall be reduced accordingly; provided, further, that any such Remaining Net Cash Proceeds offered to purchase Senior Notes and declined by the holders of Senior Notes in accordance with the terms of the Senior Note Documents shall be applied to prepay the Term Loans no later than three (3) Business Days following the settlement date for the repurchase of Senior Notes set forth in the Senior Note Documents; provided further that no such prepayment shall be

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required under this Section 2.10(c)(ii) with respect to any Asset Sale permitted by Section 6.06 other than clauses (b) and (i) thereof.
(d)    Debt Issuance. Not later than one (1) Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance or issuance of Disqualified Capital Stock by Holdings, the Borrower, the Designated Company or any of its Restricted Subsidiaries (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) (other than in the case of an issuance of Disqualified Capital Stock, as permitted by Section 6.13), the Borrower shall make prepayments in accordance with Section 2.10(g) and (h) in an aggregate amount equal to 100% of such Net Cash Proceeds.
(e)    Equity Issuance. Not later than one (1) Business Day following the receipt of any Net Cash Proceeds of any Equity Issuance, the Borrower shall make prepayments in accordance with Section 2.10(g) and (h) in an aggregate amount equal to 100% of such Net Cash Proceeds.
(f)    [Intentionally omitted].
(g)    Application of Prepayments. (i) Each partial prepayment of Term Loans shall be in an aggregate principal amount that is not less than (and in integral amounts consistent with) the Minimum Amount, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of Term Loans shall, subject to Section 8.03 (to the extent applicable), be applied ratably to the Term Loans of all Lenders then outstanding. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.
(h)    Notice of Prepayments. The Borrower or the Designated Company shall notify the Administrative Agent by written notice of any prepayment hereunder not later than 11:00 a.m., London time, three (3) Business Days before the date of prepayment. Each such notice shall be irrevocable; provided that if such notice indicates that it is conditioned upon the effectiveness of other credit facilities or any other financing, sale or other transaction, such notice of prepayment may be revoked if such credit facilities, other financing, sale or other transaction is not consummated. Each such notice shall specify the prepayment date, the principal amount of Term Loans or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.
(i)    Foreign Asset Sales. Notwithstanding any other provisions of Section 2.10(c) (i) to the extent that any of or all the Net Cash Proceeds of any Asset Sale or Casualty Event subject to such sections are received by a Restricted Subsidiary that is not organized under the United States or any State or political subdivision thereof or of Canada or any province or political subdivision thereof (a “Foreign Asset Sale”) and such Net Cash Proceeds are prohibited, restricted or otherwise delayed (each, a “Repatriation Limitation”) by applicable local law from being repatriated to the United States or Canada, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.10 but may be retained by the applicable Restricted Subsidiary so long as such

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Repatriation Limitation exists (provided, that such Restricted Subsidiary shall use its commercially reasonable efforts to overcome any Repatriation Limitation) and once such Repatriation Limitation no longer exists, such Restricted Subsidiary shall promptly repatriate an amount equal to such Net Cash Proceeds to the Borrower which shall promptly (and in any event not later than five Business Days after such repatriation) apply such amount to the repayment of the Term Loans pursuant to this Section 2.10 and (ii) to the extent that the Borrower has reasonably determined in good faith that repatriation of any of or all of such Net Cash Proceeds of any Asset Sale or Casualty Event subject to Section 2.10(c) would have a material adverse tax cost consequence with respect to such Net Cash Proceeds for such Restricted Subsidiary or any other Loan Party, the Net Cash Proceeds so affected may be retained by the applicable Restricted Subsidiary.
Section 2.11    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Rate Borrowing:
(a)    the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or
(b)    the Administrative Agent is advised in writing by the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give written notice thereof to the Designated Company and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Designated Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Rate Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Rate Borrowing, such Borrowing shall be made as a Fallback Rate Borrowing.
Notwithstanding anything herein to the contrary, neither the Administrative Agent nor any Lender shall require the payment of an additional fee or an increase in the Applicable Margin as a condition precedent to the effectiveness of any amendment to this Agreement the sole purpose of which is to permit the Borrower to elect an interest rate (the “Successor Rate”) other than the Eurodollar Rate or the Fallback Rate in anticipation of or as a result of the Eurodollar Base Rate ceasing to be quoted or published by any source, if the Successor Rate is substantially the same as the successor rate generally charged by banks and other financial institutions in the international and U.S. loan markets in replacement of the London inter-bank offered rate; provided that if, in connection with the implementation of any such Successor Rate, banks and other financial institutions in the international and U.S. loan markets require the payment of an additional fee or fees, or require that the interest rate margin applicable to such successor rate be increased, in each case to account for a difference between the previously available Eurodollar

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Base Rate and such successor rate, then any such increase in the Applicable Margin or additional fee under this Agreement attributable to such difference shall not be prohibited by this sentence.
Section 2.12    Yield Protection; Change in Law Generally.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender (except any reserve requirement reflected in the Eurodollar Rate); or
(ii)    impose on any Lender or the interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines (in good faith, but in its sole absolute discretion) that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 and delivered to the Designated Company shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

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(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies the Designated Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Change in Legality Generally. Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Rate Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Loan, then, upon written notice by such Lender to the Designated Company and the Administrative Agent:
(i)    the Commitments of such Lender (if any) to fund the affected Type of Loan shall immediately terminate; and
(ii)    (x) such Lender may declare that Eurodollar Rate Loans will not thereafter (for the duration of such unlawfulness) be continued for additional Interest Periods and Fallback Rate Loans will not thereafter (for such duration) be converted into Eurodollar Rate Loans, whereupon any request to convert a Fallback Rate Borrowing to a Eurodollar Rate Borrowing or to continue a Eurodollar Rate Borrowing for an additional Interest Period shall, as to such Lender only, be deemed a request to continue a Fallback Rate Loan as such, or to convert a Eurodollar Rate Loan into a Fallback Rate Loan, as the case may be, unless such declaration shall be subsequently withdrawn and (y) all such outstanding Eurodollar Rate Loans made by such Lender shall be automatically converted to Fallback Rate Loans on the last day of the then current Interest Period therefor or, if earlier, on the date specified by such Lender in such notice (which date shall be no earlier than the last day of any applicable grace period permitted by applicable law).
(f)    Increased Tax Costs. If any Change in Law shall subject any Lender to any (i) Tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, or (ii) Tax imposed on it that is specially (but not necessarily exclusively) applicable to lenders such as such Lender as a result of the general extent and/or nature of their activities, assets, liabilities, leverage, other exposures to risk, or other similar factors, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith, the United Kingdom Tax known as the “bank levy” in such form as it may be imposed and as amended or reenacted, and similar legislation (except,

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in each case of the foregoing clauses (i) and (ii), for (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Other Connection Taxes that are imposed on or measured by net income, however denominated, or that are franchise Taxes or branch profits Taxes), and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered. For the avoidance of doubt, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.12 for any increased costs incurred or reductions suffered that are attributable to a FATCA Deduction required to be made by any Party.
(g)    Notwithstanding anything to the contrary contained herein, no Lender shall be entitled to seek compensation for costs incurred under this Section 2.12 unless it is the general policy or practice of such Lender at such time to seek compensation from other borrowers whose transactions with such Lender are similarly affected by the change in circumstances giving rise to such costs and the applicable Lender is generally seeking such compensation from such borrowers (but no Lender shall be required to disclose any confidential or proprietary information to confirm the foregoing).
Section 2.13    Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Rate Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Rate Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Loan on the date specified in any notice delivered pursuant hereto, (d) the assignment of any Eurodollar Rate Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by the Designated Company pursuant to Section 2.16(c), or (e) the return of the Escrowed Amounts to the Lenders at the end of the Escrow Period in accordance with Section 2.18(g)(i), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of any Eurodollar Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) (excluding, however, the Applicable Margin included therein, if any, and the effect of clause (ii) of each of the sentences contained in the “Eurodollar Base Rate” definition), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable currency, amount and period from other banks in the applicable interbank market. A certificate of any Lender setting forth in

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reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Designated Company or the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within five (5) days after receipt thereof.
Section 2.14    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)    Payments Generally. Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.12, Section 2.13, Section 2.15, Section 2.16, Section 2.18 or Section 11.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., London time), on the date when due, in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All payments by any Loan Party shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office, except that payments pursuant to Section 2.12, Section 2.13, Section 2.15, Section 2.16, Section 7.10 and Section 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof in like funds as received by the Administrative Agent. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars, except as expressly specified otherwise.
(b)    Pro Rata Treatment.
(i)    Each payment by the Borrower of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.
(ii)    Each payment by the Borrower on account of principal of the Borrowings shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.
Notwithstanding the foregoing or anything in any Loan Document to the contrary, on the Rollover Effective Date, so long as the Rollover and Funding Conditions shall have been

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satisfied, the proceeds of the Rollover A-2 Term Loans shall be applied solely to the payment of principal in respect of the Initial A-2 Term Loans, and not to repay any other Class of Loans.
(c)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(d)    Sharing of Set-Off. ~~If~~Subject to the terms of the Intercreditor Agreement (on and after the Springing Security Effective Date), if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Credit Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(d) applies, such Credit Party shall to the extent practicable, exercise its rights in

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respect of such secured claim in a manner consistent with the rights to which the Credit Party is entitled under this Section 2.14(d) to share in the benefits of the recovery of such secured claim.
(e)    Borrower Default. Unless the Administrative Agent shall have received notice from the Designated Company or the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Interbank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Designated Company setting forth in reasonable detail any amount owing under this Section 2.14(e) shall be conclusive, absent manifest error.
(f)    Lender Default. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), Section 2.14(e) or Section 11.03(c), then the Administrative Agent may, in its discretion following 5 Business Days’ prior written notice to such lender (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and, upon full payment of such obligations as provided above, the Administrative Agent shall promptly issue a written notice to such Lender setting forth in reasonable detail the application of any amounts on account of such Lender.
(g)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.03 are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.03 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.03.
(h)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
Section 2.15    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable

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Requirements of Law. If any applicable Requirements of Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable Requirements of Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after all such required deductions and withholdings (including any such deductions and withholdings applicable to additional sums payable under this Section) ~~the Administrative~~each Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. For the avoidance of doubt, each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or basis of such FATCA Deduction), and in any case at least three (3) Business Days prior to making a FATCA Deduction, notify the Party to whom it is making the payment and, on or prior to the day on which it notifies that Party, shall also notify the Designated Company, the ~~Administrative Agent~~Agents and the other Lenders.
(b)    Payment of Other Taxes by Loan Parties. Without limiting the provisions of paragraph (a) above, each Loan Party shall timely pay to the relevant Taxing Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Indemnification by Loan Parties. The Loan Parties shall jointly and severally indemnify ~~the Administrative~~each Agent and each Lender, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes imposed or asserted on or attributable to amounts payable by any of the Loan Parties hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Agent or such Lender or required to be withheld or deducted from a payment to such Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Taxing Authority. A certificate as to the amount of such payment or liability delivered to the Designated Company by a Lender (with a copy to the Administrative Agent), or by such Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. No Loan Party shall be obliged to provide indemnity under this Section to the extent that the Indemnified Tax in question is compensated for by an increased payment under Sections 2.12(f), 2.15(a) or 7.10.
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Taxing Authority pursuant to this Agreement, the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such

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Taxing Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Designated Company (with a copy to the Administrative Agent), at the time or times reasonably requested by the Designated Company or the Administrative Agent (and from time to time thereafter, as requested by the Designated Company or Administrative Agent), such properly completed and executed documentation reasonably requested by the Designated Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Designated Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Designated Company or the Administrative Agent as will enable the applicable Loan Parties or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation pursuant to this Section 2.15(e) (other than such documentation set forth in Section 2.15(e)(ii)(A) and (ii)(B) below) shall not be required if, in the relevant Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
    (A)    any Lender that is a U.S. Person shall deliver to the Designated Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement or, if later, the date on which a U.S. Person becomes the Borrower (and from time to time thereafter upon the reasonable request of the Designated Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
    (B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Designated Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement or, if later, the date on which a U.S. Person becomes the Borrower (and from time to time thereafter upon the reasonable request of the Designated Company or the Administrative Agent), whichever of the following is applicable:
        (1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest

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under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
        (2)    executed copies of IRS Form W-8ECI;
        (3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
        (4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; and
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Designated Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement or, if later, the date on which a U.S. Person becomes the Borrower (and from time to time thereafter upon the reasonable request of the Designated Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Designated Company or the Administrative Agent to determine the withholding or deduction required to be made.
Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.15(e) expires or becomes obsolete or inaccurate in any respect, it shall update such

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form or certification or promptly notify the Designated Company and the Administrative Agent in writing of its legal inability to do so.
(f)    FATCA Information. Notwithstanding Section 2.15(e) or any other provision of this Agreement to the contrary:
(i)    Subject to paragraph (iii) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(A)    confirm to that other Party whether it is:
(1)    a FATCA Exempt Party; or
(2)    not a FATCA Exempt Party;
(B)    supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA;
(C)    supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.
(ii)    If a Party confirms to another Party pursuant to paragraph (i)(A) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
(iii)    Paragraph (i) above shall not oblige any Lender or ~~the Administrative~~any Agent to do anything, and paragraph (i)(C) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(A)    any law or regulation;
(B)    any fiduciary duty; or
(C)    any duty of confidentiality.
(iv)    If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (i)(A) or (B) above (including, for the avoidance of doubt, where paragraph (iii) above applies), then such Party shall be treated for the purposes of the Loan Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

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(v)    If the Borrower is a U.S. Tax Obligor or the Administrative Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:
(A)    where the Borrower is a U.S. Tax Obligor and the relevant Lender is a Lender on the date of this Agreement, the date of this Agreement;
(B)    where the Borrower is a U.S. Tax Obligor on a date on which a Lender becomes a Lender under this Agreement and the relevant Lender was not a Lender on the date of this Agreement, the relevant date on which such Lender becomes a Lender under this Agreement;
(C)    the date a new U.S. Tax Obligor accedes as the Borrower; or
(D)    where the Borrower is not a U.S. Tax Obligor, the date of a request from the Administrative Agent, supply to the Administrative Agent (to the extent not otherwise supplied pursuant to Section 2.15(e) above):
(1)    a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(2)    any withholding statement or other document, authorization or waiver as the Administrative Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
(vi)    The Administrative Agent shall provide any withholding certificate, withholding statement, document, authorization or waiver it receives from a Lender pursuant to paragraph (v) above to the Designated Company.
(vii)    If any withholding certificate, withholding statement, document, authorization or waiver provided to the Administrative Agent by a Lender pursuant to paragraph (v) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorization or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Administrative Agent). The Administrative Agent shall provide any such updated withholding certificate, withholding statement, document, authorization or waiver to the Designated Company.
(viii)    The Administrative Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to

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paragraph (v) or (vii) above without further verification. The Administrative Agent shall not be liable for any action taken by it under or in connection with paragraph (v), (vi) or (vii) above.
(ix)     Without prejudice to any other term of this Agreement, if a Lender fails to supply any withholding certificate, withholding statement, document, authorization, waiver or information in accordance with paragraph (v) above, or any withholding certificate, withholding statement, document, authorization, waiver or information provided by a Lender to the Administrative Agent is or becomes materially inaccurate or incomplete, then such Lender shall indemnify the Administrative Agent, within three Business Days of demand, against any cost, loss, Tax or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Administrative Agent (including any related interest and penalties) in acting as Administrative Agent under the Loan Documents as a result of such failure.
(g)    Treatment of Certain Refunds. If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified, or as to which it has received additional amounts, pursuant to this Section 2.15, Section 7.10, or Section 2.12(f) (such Party, the “Indemnified Party”), then it shall pay to the Party that made such indemnity payments or paid such additional amounts pursuant to this Section 2.15, Section 7.10, or Section 2.12(f) (such Party, the “Indemnifying Party”) an amount equal to such refund (but only to the extent of indemnity payments made to the Indemnified Party pursuant to this Section 2.15, or additional amounts paid to the Indemnified Party pursuant to Section 7.10 or Section 2.12(f), with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Indemnified Party, and without interest (other than any interest paid by the relevant Taxing Authority with respect to such refund). The Indemnifying Party, upon the request of the Indemnified Party, agrees to repay to the Indemnified Party the amount paid over to the Indemnified Party pursuant to this Section 2.15(g) (plus any penalties, interest or other charges imposed by the relevant Taxing Authority) in the event the Indemnified Party is required to repay such refund to such Taxing Authority. Nothing in this Section 2.15(g) shall be construed to require any Indemnified Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Indemnifying Party or any other person. Notwithstanding anything to the contrary in this Section 2.15(g), in no event will the Indemnified Party be required to pay any amount to an Indemnifying Party pursuant to this Section 2.15(g) the payment of which would place the Indemnified Party in a less favorable net after-Tax position than the Indemnified Party would have been in if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Taxes had never been paid.
(h)    Co-operation. Notwithstanding anything to the contrary in Section 2.15(e) or paragraph (k) of the definition of Permitted Reorganization, with respect to non-U.S. withholding taxes, the relevant Agent, the relevant Lender(s) (at the written request of the relevant Loan Party) and the relevant Loan Party shall, co-operate in completing any procedural formalities necessary (including delivering any documentation prescribed by the applicable Requirement of Law and making any necessary reasonable approaches to the relevant Taxing Authorities) for the

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relevant Loan Party to obtain authorization to make a payment to which such Agent or such Lender(s) is entitled without any, or a reduced rate of, deduction or withholding for, or on account of, Taxes; provided, however, that none of ~~the Administrative Agent~~Agents or any Lender shall be required to provide any documentation that it is not legally entitled to provide, or take any action that, in the relevant Agent’s or the relevant Lender’s reasonable judgment, would subject ~~the Administrative~~such Agent or such Lender to any material unreimbursed costs or otherwise be disadvantageous to it in any material respect.
(i)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within three (3) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Taxing Authority. Without limiting the preceding sentence or Section 2.15(f)(ix), each Lender shall indemnify the Administrative Agent (based upon such Lender’s pro rata share of the sum of the total outstanding Term Loans and unused Commitments of all Lenders at the time the applicable indemnity payment is sought (or if the Term Loans have been repaid in full and the Commitments have been terminated, based upon its share of the Term Loans immediately prior to such payment)), within three (3) Business Days of demand, against any cost, loss or liability in relation to any FATCA-related liability incurred by the Administrative Agent in acting as Administrative Agent under the Loan Documents (unless the Administrative Agent has been reimbursed by a Loan Party pursuant to a Loan Document); provided that indemnity pursuant to this sentence shall not be available to the extent that such cost, loss or liability are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent. A certificate as to the amount of payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.15(i).
(j)    Tax Returns. If, as a result of executing a Loan Document, entering into the transactions contemplated thereby or with respect thereto, receiving a payment or enforcing its rights thereunder, ~~the Administrative~~any Agent or any Lender is required to file a Tax Return in a jurisdiction in which it would not otherwise be required file, the Loan Parties shall promptly provide such information necessary for the completion and filing of such Tax Return as the relevant Agent or Lender shall reasonably request with respect to the completion and filing of such Tax Return. For clarification, any expenses incurred in connection with such filing shall be subject to Section 11.03.

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(k)    Value Added Tax. All amounts set out, or expressed to be payable under a Loan Document by any party to a Lender or Agent which (in whole or in part) constitute the consideration for value added tax purposes shall be deemed to be exclusive of any applicable value added tax, and accordingly, if value added tax is chargeable on any supply or service made by any Lender or Agent to any party under a Loan Document and such value added tax is required to be collected by such Lender or Agent (or the representative member of any group of which the relevant Lender or Agent forms a part for purposes of value added tax) pursuant to applicable Requirements of Law, that party shall pay to the Lender or Agent (in addition to and at the same time as paying the consideration) an amount equal to the amount of the value added tax (and such Lender or Agent shall promptly provide an appropriate value added invoice to such party).
Where a Loan Document requires any party to reimburse a Lender or Agent for any costs or expenses, that party shall also at the same time pay and indemnify the Lender or Agent against all value added tax incurred by the Lender or Agent in respect of the costs or expenses to the extent that the Lender or Agent reasonably determines that neither it nor any other member of any group of which it is a member for value added tax purposes is entitled to credit or repayment from the relevant Taxing Authority in respect of the value added tax.
If any Lender or Agent requires any Loan Party to pay any additional amount pursuant to Section 2.15(k), then such Lender or Agent and Loan Party shall use reasonable efforts to co-operate to minimize the amount such Loan Party is required to pay if, in the judgment of such Lender or Agent, such co-operation would not subject such Lender or Agent to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Agent. For the avoidance of doubt, all references to value added tax in this Section 2.15(k) include reference to goods and services tax.
(l)    Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.16    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made by such Lender; provided that to the extent such designation shall result, as of the time of such designation, in increased costs under Section 2.12, Section 2.15 or Section 7.10 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Loan Parties shall not be obligated to pay such excess increased costs (although the applicable Loan Party, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the

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type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder). The proviso to the first sentence of this Section 2.16(a) shall not apply to changes in a lending office pursuant to Section 2.16(b) if such change was made upon the written request of any Loan Party.
(b)    Mitigation Obligations. If any Lender requests compensation under Section 2.12, or requires any Loan Party to pay any additional amount to any Lender or any Taxing Authority for the account of any Lender pursuant to Section 2.15 or Section 7.10, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12, Section 2.15 or Section 7.10, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Loan Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to the Designated Company or the Borrower shall be conclusive absent manifest error.
(c)    Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if any Loan Party is required to pay any additional amount to any Lender or any Taxing Authority for the account of any Lender pursuant to Section 2.15 or Section 7.10, or if any Lender is a Defaulting Lender, or if the Designated Company or the Borrower exercises its replacement rights under Section 11.02(d), then the Designated Company or the Borrower may, at its sole expense and effort, upon notice by the Designated Company or the Borrower to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower or the assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 11.04(b);
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13), from the

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assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15 or Section 7.10, such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)    such assignment does not conflict with applicable Requirements of Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Designated Company or the Borrower to require such assignment and delegation cease to apply.
Section 2.17    [INTENTIONALLY OMITTED].
Section 2.18    Escrow Arrangement.
(a)    Appointment. Each Loan Party and each Lender hereby irrevocably appoints the Escrow Agent as its escrow agent for the purposes set forth herein, and authorizes the Escrow Agent to take such actions on its behalf and to exercise such powers as are delegated to the Escrow Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The Escrow Agent hereby accepts such appointment and agrees to act as escrow agent and to hold and disburse the Escrowed Amounts all in accordance with the terms and conditions set forth herein.
(b)    Escrowed Amounts.
(i)        On the Escrow Date, subject to the satisfaction of the conditions precedent set forth in Section 4.02, each Lender shall, severally and not jointly, make a Term Loan in Dollars to the Borrower by depositing or causing to be deposited with the Escrow Agent in the Escrow Account an amount, in immediately available funds, equal to such Lender’s pro rata share (as a percentage of the aggregate Term Loan Commitments of all Lenders on such date immediately prior to giving effect to such funding) of the aggregate amount of Term Loans requested by the Borrower to be borrowed pursuant to the Borrowing Request in respect thereof, which pro rata share shall not exceed such Lender’s Term Loan Commitment on the Escrow Date; provided that, at the option of the Designated Company as set forth in the Borrowing Request, some or all of the fees payable pursuant to the Fee Letters may be paid by netting the fees payable to the applicable Lender against the amount of the Term Loans required to be funded by such Lender.

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(ii)    Prior to 11:59 p.m. London Time on the Escrow Date, the Administrative Agent shall deliver written notice to the Designated Company and the Lenders, which notice shall list the amount that the Escrow Agent has advised that it has received into the Escrow Account from each Lender on the Escrow Date, as well as the total Escrowed Amount on deposit in the Escrow Account (to the extent that the Escrow Agent has internally confirmed receipt of such amounts from such Lenders in the Escrow Account based on the funding schedule attached to the Borrowing Request). The Escrow Agent shall (x) hold the Escrowed Amounts in the Escrow Account during the Escrow Period, and (y) distribute the Escrowed Amounts in accordance with the terms and conditions of this Section 2.18.

(iii)    The Escrowed Amounts shall not be invested by the Escrow Agent during any Escrow Period, and, except for interest accruing on the Escrowed Term Loans for the benefit of the Lenders and payable by the applicable Loan Parties pursuant to clause (c) below and the other terms of this Agreement, the Escrowed Amounts shall not accrue interest. The Escrow Agent shall hold and release the Escrowed Amounts only as provided in this Section 2.18.

(iv)    It is the intention of the Loan Parties and the Lenders that this Agreement create a true escrow and that the Loan Parties have no ownership of, or rights in, the Escrow Account or the Escrowed Amounts other than the contractual right to receive the Escrowed Amounts as provided in this Section 2.18.
(c)    Interest on Escrowed Term Loans. Except as otherwise provided in Section 2.06(c) and the last sentence of this clause (c), for the Escrow Period, including the first day but excluding the last day of such period, the Escrowed Term Loans shall bear interest at a rate per annum equal to the Eurodollar Rate for an Interest Period of one month plus the Applicable Margin. If the Escrowed Amounts are funded by the Escrow Agent on the Closing Date in accordance with clause (f) below, then such Interest Period shall continue and shall be payable in Dollars by the Borrower to the Administrative Agent in arrears in accordance with Section 2.06(d) and Section 2.14, and future Interest Periods shall be subject to Section 2.08. If the Escrowed Amounts are returned to the Lenders in accordance with clause (g)(i) below, then accrued interest on Escrowed Term Loans shall be payable in Dollars by the Borrower to the Administrative Agent in arrears in accordance with Section 2.14 no later than the date that is 5 Business Days after the end of the Escrow Period. The Administrative Agent shall distribute payments received under this clause (c) in accordance with Section 2.14. If the Escrowed Amounts are returned to a Lender in accordance with clause (g)(ii) below, then, notwithstanding anything in this clause (c) or any other provision in any Loan Document to the contrary, the Residual Returned Amounts of such Lender shall not accrue interest, and shall not obtain the benefit of Section 2.13.

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(d)    Commitments and Short Term Loan Facility Commitment Fees. To the extent that the Commitments have not been terminated pursuant to Section 2.07, for each Lender, such Lender’s Commitment shall terminate upon such Lender funding the full amount of its Term Loans (as such funded amount may be reduced, at the option of the Designated Company as provided in the Borrowing Request, to the extent that some or all of the fees payable pursuant to the Fee Letters are paid by netting the fees payable to the applicable Lender against the amount of the Term Loans required to be funded by such Lender) to the Escrow Account pursuant to the applicable Borrowing Request. The Short Term Loan Facility Commitment Fees (as defined in the Aleris Fee Letter) shall be payable in accordance with the terms of the Aleris Fee Letter, and such commitment fees shall not be netted from the amounts funded by the Lenders into the Escrow Account.
(e)    Escrow Drawdown Requests. To request the funding of the Escrowed Amounts, the Designated Company or the Borrower shall deliver, by hand delivery, telecopier or, to the extent separately agreed by the Administrative Agent, by an electronic communication in accordance with the second sentence of Section 11.01(b) and the second paragraph of Section 11.01(d), a duly completed and executed Escrow Drawdown Request (the “Original Escrow Drawdown Request”) to the Administrative Agent, with a copy to the Escrow Agent, not later than 3:00 p.m., London time, one (1) Business Days before the Closing Date; provided that subsequent Escrow Drawdown Requests delivered pursuant to the last paragraph of this clause (e) shall be delivered not later than 10:00 a.m., London time on the Closing Date. Each Escrow Drawdown Request shall be irrevocable (provided that such request may be conditioned upon the satisfaction of the requirements set forth in clause (f) below) and shall specify the following information in compliance with Section 2.02:
(i)    that the Borrower is requesting the drawdown and the aggregate amount of such drawdown, which shall be the Escrowed Amount; provided that, notwithstanding anything herein to the contrary, on the Closing Date, prior to or substantially concurrently with the Escrow Release Time, the Borrower may deliver to the Administrative Agent, with a copy to the Escrow Agent, an updated Escrow Drawdown Request to reflect a funding request for the current available balance in the Escrow Account at the Escrow Release Time, as such amount is notified in writing to the Designated Company by the Administrative Agent prior to the Escrow Release Time on the Closing Date, and such updated amount shall thereafter constitute the Escrowed Amount for purposes of the funding under clause (f) below;
(ii)    the date of such drawdown, which shall be a Business Day occurring on or prior to the Agreement Termination Date and shall be the Aleris Acquisition Closing Date;
(iii)    that the initial Interest Period applicable to the Escrowed Term Loans as in effect on the date of such Escrow Drawdown Request shall continue after giving effect to the drawdown;

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(iv)    the location and account number of the bank account(s) to which funds are to be disbursed (the “Specified Bank Accounts”); and
(v)    the conditions set forth in Section 4.04(b) - (d) have been satisfied as of the date of the Escrow Drawdown Request, and that the Aleris Acquisition Closing Date and the Closing Date is expected to occur on the date designated pursuant to clause (ii) above, and that the conditions referred to in Section 4.03 shall be satisfied on the Closing Date.
Promptly following receipt of an Escrow Drawdown Request in accordance with this clause (e), the Administrative Agent shall provide notice thereof to the Lenders. In the event the Escrow Drawdown Request is delivered to the Administrative Agent, whether in writing, by telecopier or otherwise, the Administrative Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated in Exhibit M (the “Call Back Authorized Individuals”), and the Administrative Agent and the Escrow Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Administrative Agent may record such call backs. If the Administrative Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not fund the Escrowed Term Loans until all such issues have been resolved in the Administrative Agent’s reasonable discretion. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Administrative Agent.
If the Administrative Agent notifies the Designated Company or the Borrower that the Escrow Agent has internally confirmed receipt of additional amounts in the Escrow Account in excess of the Escrow Amounts set forth in a previously delivered Escrow Drawdown Notice, the Designated Company or the Borrower may deliver an updated Escrow Drawdown Request in accordance with, and within the time periods required by, the terms of this clause (e). If for any reason the drawdown requested pursuant to an Escrow Drawdown Request is not funded by the Escrow Agent to the Administrative Agent as the result of any of the requirements set forth in clause (f) below failing to be satisfied by the time or by the date set forth therein, then, during the Escrow Period, the Designated Company or the Borrower may deliver an updated Escrow Drawdown Request in accordance with, and within the time periods required by, the terms of this clause (e). Notwithstanding anything herein or in any other Loan Document to the contrary, each Escrow Drawdown Request delivered pursuant to this clause (e) after the delivery of an Original Escrow Drawdown Request shall supersede all previously delivered Escrow Drawdown Requests.
(f)    Funding of the Escrowed Amounts on the Closing Date. Upon the satisfaction of the Escrow Release Conditions described below, the Administrative Agent shall notify the Escrow Agent that such conditions have been satisfied, and shall direct the Escrow Agent to promptly disburse the Escrowed Term Loans to the Administrative Agent to be funded pursuant to the Escrow Drawdown Request. Upon receiving such notice and direction, the Escrow Agent shall promptly disburse the Escrowed Term Loans to the Administrative Agent. Upon receipt of

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the Escrowed Term Loans, the Administrative Agent shall promptly disburse the Escrowed Amounts to the Specified Bank Accounts in accordance with the applicable Escrow Drawdown Request on the Closing Date (the time of such disbursement, the “Escrow Release Time”). The “Escrow Release Conditions” shall mean (i) for each Lender that has deposited funds into the Escrow Account as of the Escrow Release Time, the Escrow Agent has internally confirmed receipt of such funds from such Lender, (ii) the Administrative Agent and the Escrow Agent have received an Escrow Drawdown Request complying with the terms of, and within the time period required by, clause (e) above (as the same may be supplemented pursuant to clause (e)(i) and the last paragraph of clause (e) above), and (iii) the conditions precedent set forth in Section 4.03 are satisfied no later than 3:00 p.m. London Time on the Closing Date. For the avoidance of doubt, if on the Closing Date the Escrowed Amounts are less than the amount originally requested to be funded pursuant to the original Escrow Drawdown Request, then, to the extent that the foregoing conditions in this clause (f) have been satisfied, the Designated Company may proceed with the funding of the then-available Escrowed Amounts by complying with the proviso in clause (e)(i) above.
(g)    Return of Escrowed Amounts to the Lenders.
(i) If (x) the Closing Date has not occurred, and the Administrative Agent is not required to fund the Escrowed Amounts to the Specified Bank Accounts in accordance with clause (f) above at or prior to 3:00 p.m. London Time on the date that is ten (10) Business Days after the Escrow Date (such time, the “Commitment Release Time”), (y) an Event of Default under Section 8.01(g) or (h) has occurred, or (z) the Agreement Termination Date has occurred, then Administrative Agent shall notify the Escrow Agent that the Escrow Release Conditions have not been satisfied and that the Escrowed Term Loans must be returned to the Lenders, and shall direct the Escrow Agent to promptly disburse the Escrowed Term Loans to the Administrative Agent in order to be returned to the Lenders. Upon receiving such notice and direction, the Escrow Agent shall promptly disburse the Escrowed Term Loans to the Administrative Agent. Upon receipt of the Escrowed Term Loans, the Administrative Agent shall promptly return the Escrowed Amounts to the respective Lenders. For the avoidance of doubt, notwithstanding anything herein or in any other Loan Document to the contrary, if a Lender funded its Term Loans into the Escrow Account by netting the arranger fees (but not the commitment fees) payable to the applicable Lender under the Fee Letters against the amount of the Term Loans required to be funded by such Lender into the Escrow Account, then the return of the actual amounts funded by each Lender into the Escrow Account to the respective Lenders pursuant to this clause (g)(i) shall satisfy in full the obligation of the Loan Parties to repay the Term Loans. If the amount returned to any Lender pursuant to this clause (g)(i) is less than the amount actually funded by such Lender into the Escrow Account, then the aggregate amount of such shortfall in respect of all of the Lenders shall immediately be due and payable to the Administrative Agent by the Borrower. The Administrative Agent shall distribute payments received under this clause (g)(i) in accordance with Section 2.14.

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(ii) If, after the Escrow Release Time, as a result of a Lender failing to fund its Term Loans into the Escrow Account within the time period required by this Agreement, the Escrow Agent internally confirms receipt in the Escrow Account of any other Escrowed Amounts from any Lender, or otherwise continues to hold Escrowed Amounts that were not required to be funded pursuant to clause (f) above (the “Residual Returned Amounts”), then, notwithstanding anything to the contrary in this Agreement or any other Loan Document, such Residual Returned Amounts shall not accrue interest or be subject to Section 2.13, any arranger fees set forth in any Fee Letter shall not be payable to such Lender in respect of such Residual Returned Amounts, and the Escrow Agent shall promptly disburse the Residual Returned Amounts to the extent remaining on deposit in the Escrow Account to the Administrative Agent, and upon receipt thereof, the Administrative Agent shall promptly return such amounts to the respective Lenders. For the avoidance of doubt, notwithstanding anything herein or in any other Loan Document to the contrary, if a Lender funded the Residual Returned Amounts into the Escrow Account by netting the arranger fees (but not the commitment fees) payable to the applicable Lender under the Fee Letters against the amount of the Term Loans required to be funded by such Lender into the Escrow Account, then the return of the actual Residual Returned Amounts funded by such Lender into the Escrow Account pursuant to this clause (g)(ii) shall satisfy in full the obligation of the Loan Parties to repay the Residual Returned Amounts and any other Obligations arising as a result of the netting of the arranger fees from the amount funded by such Lender to the Escrow Account. If the amount returned to any Lender pursuant to this clause (g)(ii) is less than the amount actually funded by such Lender into the Escrow Account, then the aggregate amount of such shortfall in respect of all of the Lenders shall immediately be due and payable to the Administrative Agent by the Borrower. The Administrative Agent shall distribute payments received under this clause (g)(ii) in accordance with Section 2.14. Notwithstanding anything to the contrary in any Fee Letter, any Lender that (x) receives Residual Returned Amounts as a result of such Lender failing to fund its ratable share of the Term Loans into the Escrow Account within the time period required by this Agreement, or (y) fails to fund its ratable share of the Term Loans into the Escrow Account within the time period required by this Agreement, shall forfeit its right to any Extension Fee and any commitment fee received by it pursuant to, and as defined in, the Aleris Fee Letter, and such Lender shall, no later than the date that is 10 Business Days after the Closing Date, make a payment to the Designated Company in an amount equal to the sum of (A) the Extension Fee received by such Lender under the Aleris Fee Letter and (B) the aggregate amount of the commitment fees received by such Lender under the Aleris Fee Letter.
(h)    Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Section 2.18, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing. The Escrow Agent shall not have any duty to take any discretionary action or exercise any discretionary

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powers. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply, in its capacity as Escrow Agent, with, the terms and conditions of any other agreement, instrument or document between or among any Loan Party and any Lender, in connection herewith or otherwise, including any other Loan Document and including the Aleris Merger Agreement, nor shall the Escrow Agent be required to determine if any Person has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, except to the extent such provisions are repeated in this Section 2.18. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any Escrow Drawdown Request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed and presented by the Designated Company or the Borrower. On the Effective Date, the Designated Company and/or the Borrower shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit M. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments from any Person which may be due to it or in respect of the Escrowed Term Loans, interest, or any applicable fees (including arranger and commitment fees). In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Person which, in its opinion, conflict with any of the provisions of this Section 2.18, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely the Escrowed Amounts held in escrow until it shall be given a joint direction from the Loan Parties and the Lenders. The Escrow Agent may interplead all of the Escrowed Amounts into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder. The Escrow Agent shall have no liability or obligation with respect to the Escrowed Amounts except for the Escrow Agent’s willful misconduct or gross negligence. To the extent practicable, the Loan Parties and the Lenders agree to pursue any redress or recourse in connection with any dispute (other than with respect to a dispute involving the Escrow Agent) without making the Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable, directly or indirectly, for any (x) damages, losses or expenses arising out of the services provided hereunder other than damages, losses or expenses which result from the Escrow Agent’s willful misconduct or gross negligence, or (y) special, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Should the Escrow Agent become liable for (i) the payment of any Taxes, including withholding taxes related to any Escrowed Term Loans or any other funds held by it in the Escrow Account, and including interest and penalties thereon, or (ii) any payment made hereunder, the Loan Parties agree, jointly and severally, to reimburse the Escrow Agent for such Taxes, interest, penalties, and other amounts upon demand. Without limiting the foregoing, the Escrow Agent shall be entitled to deduct such Taxes, interest, penalties and other amounts from the Escrowed Amounts prior to its release of the Escrowed Amounts in accordance with this Section 2.18.

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(i)    Covenant of the Escrow Agent. The Escrow Agent hereby agrees and covenants with the Designated Company, the Borrower and each Aleris Incremental Term Lender that it shall perform all of its obligations as Escrow Agent under this Agreement and shall not deliver custody or possession of any of the Escrowed Amounts to any Person except pursuant to (i) the express terms of this Section 2.18 or (ii) as otherwise expressly required by Requirements of Law.
(j)    Escrow Termination. The obligations of the Escrow Agent under this Agreement shall terminate automatically on the earlier to occur of (i) the Agreement Termination Date (after giving effect to the return of any Escrowed Amounts to the Lenders on such date pursuant to Section 2.18(g)) and (ii) the Closing Date (after giving effect to the funding of any Escrowed Amounts on such date pursuant to Section 2.18(f), and the return of any Escrowed Amounts to the Lenders on such date pursuant to Section 2.18(g)(ii)).
(k)    Compliance with Requirements of Law. In the event that any Escrowed Term Loans or any Escrowed Amounts shall be attached, garnished or levied upon by any Requirements of Law, or the delivery thereof shall be stayed or enjoined by an Requirement of Law, or any order, judgment or decree shall be made or entered by any court order affecting the Escrowed Term Loans or the Escrowed Amounts, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all Requirements of Law so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, provided, that the Escrow Agent shall use commercially reasonable efforts to promptly notify the Designated Company and each Lender of any such Requirement of Law or any such order, judgment or decree, as well as the course of action the Escrow Agent intends to take upon the advice of its legal counsel. In the event that the Escrow Agent obeys or complies with any such Requirement of Law or order, judgment or decree, it shall not be liable to any Loan Party, any Lender, or to any other Person by reason of such compliance, notwithstanding such Requirement of Law, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated.
(l)    Force Majeure. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder caused directly by circumstances beyond its control (including any provision of any present or future law or regulation or any act of any governmental authority, any act of God earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; the unavailability of the Federal Reserve Bank wire services or any electronic communication facility), it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.
(m)    Compliance with U.S. Federal Law. To help the U.S. government fight the funding of terrorism and money laundering activities and to comply with federal law requiring financial institutions to obtain, verify and record information on the source of funds deposited to an account, the Parties hereto agree to provide the Escrow Agent with the name, address, taxpayer identification number, and remitting bank for all Parties depositing funds at the Escrow Agent pursuant to the terms and conditions of this Agreement. For a non-individual person such

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as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity.
(n)    Amendments to the Escrow Arrangement. Notwithstanding anything herein or in any other Loan Document to the contrary, this Section 2.18 may not be amended, restated, supplemented or otherwise modified without the prior written consent of the Administrative Agent, the Escrow Agent, the Designated Company, and the Lenders.
Section 2.19    Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest.
(a)    Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest or any fee payable by any Canadian Loan Party in respect of the Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of any province of Canada or the federal laws of Canada, in no event shall the aggregate interest (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time, “Section 347”) payable by the Canadian Loan Parties to the Administrative Agent or any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the Credit advances (as defined in Section 347) under this Agreement or such other Loan Document lawfully permitted under Section 347 and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of Interest (as defined in Section 347) is determined to be contrary to the provisions of Section 347, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Administrative Agent, the Lenders and the Canadian Loan Parties and the amount of such payment or collection shall be refunded by the Administrative Agent and relevant Lenders to the applicable Canadian Loan Parties. For the purposes of this Agreement and each other Loan Document to which the Canadian Loan Parties are a party, the effective annual rate of interest payable by the Canadian Loan Parties shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent for the account of the Canadian Loan Parties will be conclusive for the purpose of such determination in the absence of evidence to the contrary.
(b)    For the purposes of the Interest Act (Canada) and with respect to Canadian Loan Parties only:
(i)    whenever any interest or fee payable by the Canadian Loan Parties is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied

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by the actual number of days in the calendar year in which such rate is to be ascertained and (z) divided by 360 or 365, as the case may be; and
(ii)    all calculations of interest payable by the Canadian Loan Parties under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest.
The parties hereto acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.
Section 2.20    Cashless Roll on the Rollover Effective Date. The Borrower and each Rollover A-1 Term Lender agree, and the Administrative Agent acknowledges, that on the Rollover Effective Date, automatically upon the satisfaction of the Rollover and Funding Conditions, notwithstanding anything herein or in any other Loan Document to the contrary, the Initial A-1 Term Loans of each Rollover A-1 Term Lender outstanding on the Rollover Effective Date shall automatically, on a dollar for dollar basis, be cashlessly rolled over and converted into a new tranche of term loans hereunder (such Loans, “Rollover A-1 Term Loans”). Immediately after giving effect to each such rollover on the Rollover Effective Date, (a) the principal amount of each Rollover A-1 Term Lender’s Rollover A-1 Term Loans shall be equal to the principal amount of such Rollover A-1 Term Lender’s Initial A-1 Term Loans that were outstanding immediately prior to the Rollover Effective Date, (b) the Initial A-1 Term Loans of each Rollover A-1 Term Lender shall be zero and shall be deemed to have been satisfied in full, and (c) the Administrative Agent is authorized to, and shall, promptly update the Register to give effect to the foregoing terms of this Section 2.20. The Administrative Agent’s determination, entry and completion of the updates to the Register to give effect to the transactions described in this Section 2.20 shall be conclusive, in each case, absent manifest error. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, each Rollover A-1 Term Lender has agreed to accept, as satisfaction in full of its right to receive payment of the principal amount of Initial A-1 Term Loans, the right to receive for no additional consideration Rollover A-1 Term Loans in accordance herewith.

Section 2.21    Cashless Rollover of Term Loans.
Notwithstanding anything to the contrary in this Agreement, in addition to the mechanism described in Sections 2.20, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, in each case pursuant to a cashless settlement mechanism approved by the Designated Company, the Administrative Agent and such Lender.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants (provided that no such representation or warranty shall be made with respect to Section 3.24 prior to the Closing Date) to the Administrative Agent, the Collateral Agent and each of the Lenders that:
Section 3.01    Organization; Powers. Each Company (a) is duly organized or incorporated (as applicable) and validly existing under the laws of the jurisdiction of its organization or incorporation (as applicable), (b) has all requisite organizational or constitutional power and authority to carry on its business as now conducted and to own and lease its property, (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) except as set forth in Section 2.03(b), is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any party in relation to the Loan Documents.
Section 3.02    Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s organizational or constitutional powers and have been duly authorized by all necessary organizational or constitutional action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03    No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, and (ii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate any material Requirement of Law, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Permitted Liens. The execution, delivery and performance of the Loan Documents will not violate, or result in a default under, or require any consent or approval under, the Senior Notes, the Senior Note Documents, the Secured Term Loan Documents or the Revolving Credit Loan Documents.

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Section 3.04    Financial Statements; Projections.
(a)    Historical Financial Statements. The Designated Company has heretofore delivered to the Lenders the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Designated Company (i) as of and for the fiscal years ended March 31, 2017, March 31, 2018 and March 31, 2019, audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers, independent public accountants, and (ii) as of and for the fiscal quarters ended June 30, 2019 and September 30, 2019, and for the comparable period of the preceding fiscal year, in each case certified by the chief financial officer of the Designated Company. Such financial statements and all financial statements delivered pursuant to Section 5.01(a) and Section 5.01(b) have been prepared in accordance with US GAAP and present fairly in all material respects the financial condition and results of operations and cash flows of the Designated Company as of the dates and for the periods to which they relate.
(b)    No Liabilities; No Material Adverse Effect. Except as set forth in the most recent financial statements referred to in Section 3.04(a), as of the Effective Date and the Closing Date there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, other than liabilities under the Loan Documents. Since March 31, 2016, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.
(c)    Pro Forma Financial Statements. The Designated Company has heretofore delivered to the Lenders the Designated Company’s unaudited pro forma consolidated capitalization table and balance sheet as of September 30, 2019 (in the case of the Effective Date) and as of the date of the financial statements most recently delivered to the lenders pursuant to Section 5.01(a) or Section 5.01(b) of the Secured Term Loan Credit Agreement prior to the Closing Date (in the case of the Closing Date), after giving effect to the Transactions as if they had occurred on such date. Such capitalization table and balance sheet have been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions are believed by the Loan Parties on the Effective Date and the Closing Date to be reasonable), are based on the best information available to the Loan Parties as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly in all material respects the pro forma capitalization and balance sheet of the Designated Company as of such date assuming the Transactions had occurred at such date.
(d)    Forecasts. The forecasts of financial performance of the Companies covering the period commencing with September 30, 2018 and ending on March 31, 2022, furnished to the Lenders, have been prepared in good faith by the Loan Parties and based on assumptions believed by the Loan Parties to be reasonable, it being understood that any such forecasts may vary from actual results and such variations could be material.
Section 3.05    Properties.

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(a)    Generally. Each Company has good title to, valid leasehold interests in, or license of, all its property material to its business, free and clear of all Liens except for Permitted Liens. The property that is material to the business of the Companies, taken as a whole, (i) is in good operating order, condition and repair in all material respects (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.
(b)    No Casualty Event. No Company has as of the Effective Date, the Escrow Date or the Closing Date received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any material portion of its property.
Section 3.06    Intellectual Property.
(a)    Ownership/No Claims. Each Loan Party owns, or is licensed to use, all patents, trademarks, copyrights and other intellectual property (including intellectual property in software, mask works, inventions, designs, trade names, service marks, technology, trade secrets, proprietary information and data, domain names, know-how and processes) necessary for the conduct of such Loan Party’s business as currently conducted (“Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. As of the Effective Date and the Closing Date, no material claim has been asserted and is pending by any person, challenging or questioning the validity of any Loan Party’s Intellectual Property or the validity or enforceability of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of any Intellectual Property by each Loan Party, and the conduct of each Loan Party’s business as currently conducted, does not infringe or otherwise violate the rights of any third party in respect of Intellectual Property, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    Registrations. Except pursuant to non-exclusive licenses and other non-exclusive use agreements entered into by each Loan Party in the ordinary course of business, on and as of the Effective Date and the Closing Date each Loan Party owns and possesses the right to use and has not authorized or enabled any other person to use, any Intellectual Property that is material to its business, except for such authorizations and enablements as could not reasonably be expected to result in a Material Adverse Effect.
(c)    No Violations or Proceedings. To each Loan Party’s knowledge, on and as of the Effective Date, (i) there is no material infringement or other violation by others of any right of such Loan Party with respect to any Intellectual Property that is material to its business, except as may be set forth on Schedule 3.06(c), and (ii) no claims are pending or threatened to such effect except as set forth on Schedule 3.06(c).
Section 3.07    Equity Interests and Subsidiaries.

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(a)    Equity Interests. Schedule 3.07(a) sets forth a list of (i) all the Subsidiaries of Holdings and their jurisdictions of organization as of the Effective Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Effective Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Effective Date. As of the Effective Date, all Equity Interests of each Company held by Holdings or a Subsidiary thereof are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Holdings, are owned by Holdings, directly or indirectly through Wholly Owned Subsidiaries except as indicated on Schedule 3.07(a). At all times prior to a Qualified Parent IPO, 100% of the Equity Interests of the Parent will be owned directly by Holdings, and 100% of the Equity Interests of the Borrower shall be owned directly or indirectly by Holdings (or, in the case of the Parent and the Borrower, on and after the Designated Holdco Effective Date, will be owned directly or indirectly by Designated Holdco) except (x) to the extent otherwise permitted under clause (c) of the definition of Permitted Reorganization Action or under clause (b) of the definition of Permitted Aleris Foreign Subsidiary Transfer or (y) the Tulip Foundation may indirectly own Equity Interests in Aleris Rolled Products and Aleris Casthouse if the Tulip Conditions are satisfied at all times. At all times after a Qualified Parent IPO, more than 50% of the voting power of the total outstanding Voting Stock of the Parent and Borrower will be owned directly or indirectly by Hindalco; provided that the Tulip Foundation may indirectly own Equity Interests in Aleris Rolled Products and Aleris Casthouse if the Tulip Conditions are satisfied at all times. As of the Effective Date and the Closing Date, each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests owned by it, free of any and all Liens, rights or claims of other persons, except Permitted Liens, and as of the Effective Date and the Closing Date there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.
(b)    Organizational Chart. An accurate organizational chart, showing the ownership structure of Holdings, the Borrower and each Subsidiary on the Effective Date is set forth on Schedule 3.07(a).
Section 3.08    Litigation; Compliance with Laws. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (in the case of the U.S. Hold Separate Assets, as such Requirements of Law may be modified pursuant to the U.S. Hold Separate Agreements) (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or is in default with respect to any Requirement of Law (in the case of the U.S. Hold Separate Assets, as such

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Requirements of Law may be modified pursuant to the U.S. Hold Separate Agreements), where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The Loan Parties have implemented and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries, and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, and the Loan Parties and their Subsidiaries are in compliance with applicable Anti-Corruption Laws in all material respects.
Section 3.09    Agreements. No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder that could reasonably be expected to have a Material Adverse Effect. No event or circumstance has occurred or exists that constitutes a Default or Event of Default.
Section 3.10    Federal Reserve Regulations. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X.
Section 3.11    Investment Company Act. No Company is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 3.12    Use of Proceeds. The Borrower will use the proceeds of the Initial Term Loans on the Closing Date for the Transactions, and will use the proceeds of the Rollover A-2 Term Loans on the Initial Term Loan Maturity Date solely to repay the Initial A-2 Term Loans; provided that in no event shall any proceeds of any Loans be remitted, directly or indirectly, to any Swiss tax resident Company or Swiss tax resident permanent establishment, where this remittance could be viewed as a use of such proceeds in Switzerland (whether through an intercompany loan or advance by any other Company or otherwise) as per the practice of the Swiss Federal Tax Administration, unless the Swiss Federal Tax Administration confirms in a written advance tax ruling (based on a fair description of the fact pattern in the tax ruling request made by a Loan Party) that such use of proceeds in Switzerland does not lead to Swiss Withholding Tax becoming due on or in respect any Loans or parts thereof.

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Section 3.13    Taxes. Each Company has (a) timely filed or caused to be timely filed all material Tax Returns required by applicable Requirements of Law to have been filed by it and (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all material Taxes due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with US GAAP or other applicable accounting rules and (ii) which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Company has made adequate provision in accordance with US GAAP or other applicable accounting rules for all material Taxes not yet due and payable. No Company has received written notice of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No Company has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6111(c), Section 6111(d), or Section 6662(d)(2)(C)(iii) of the Code, or has ever “participated” in a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b), except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. The Borrower is a domestic corporation as defined in Section 7701(a)(30)(C) of the Code (or is a limited liability company that is disregarded as an entity separate from its owner for United States federal income tax purposes and is wholly owned by a domestic corporation). No payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document is subject to any withholding Taxes other than U.S. federal withholding Taxes.
Section 3.14    No Material Misstatements. The written information, reports, financial statements, certificates, exhibits or schedules furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not and does not contain any material misstatement of fact and, taken as a whole, did not and does not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not materially misleading in their presentation of Holdings, the Designated Company and its Subsidiaries taken as a whole as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Loan Party represents only that it was prepared in good faith and based on assumptions believed by the applicable Loan Parties to be reasonable.
Section 3.15    Labor Matters. As of the Effective Date and the Closing Date, there are no material strikes, lockouts or labor slowdowns against any Company pending or, to the knowledge of any Company, threatened in writing. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, provincial, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company,

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on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound, except as could not reasonably be expected to result in a Material Adverse Effect.
Section 3.16    Solvency. At the time of and immediately after the consummation of the Transactions to occur on the Effective Date, the Escrow Date, and the Closing Date, and after giving effect to the application of the proceeds of the Loans and the operation of the Contribution, Intercompany, Contracting and Offset Agreement, (a) the fair value of the assets of the Designated Company and of the Loan Parties (on a consolidated basis with their Subsidiaries) will exceed their debts and liabilities, subordinated, contingent, prospective or otherwise; (b) the present fair saleable value of the property of the Designated Company and the Loan Parties (on a consolidated basis with their Subsidiaries) will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent, prospective or otherwise, as such debts and other liabilities become absolute and matured; (c) the Designated Company and the Loan Parties (on a consolidated basis with their Subsidiaries) will be able to pay their debts and liabilities, subordinated, contingent, prospective or otherwise, as such debts and liabilities become absolute and matured; (d) the Designated Company and the Loan Parties (on a consolidated basis with their Subsidiaries) will not have unreasonably small assets with which to conduct their business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date; and (e) the Designated Company and the Loan Parties (on a consolidated basis with their Subsidiaries) are not “insolvent” as such term is defined under any bankruptcy, insolvency or similar laws of any jurisdiction in which any Loan Party is organized or incorporated (as applicable), or otherwise unable to pay their debts as they fall due.
Section 3.17    Employee Benefit Plans
. Each Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder except for such non-compliance that in the aggregate would not have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on any of the property of any Company. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used in the most recent actuarial valuations used for the respective Plans) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the property of all such underfunded Plans in an amount which could reasonably be expected to have a Material Adverse Effect. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

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To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all Requirements of Law and has been maintained, where required, in good standing with applicable Governmental Authority and Taxing Authority, except for such non-compliance that in the aggregate would not have a Material Adverse Effect. No Company has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan, except to the extent of liabilities which could not reasonably be expected to have a Material Adverse Effect. Each Foreign Plan which is required to be funded is funded in accordance with Requirements of Law, and for each Foreign Plan which is not required to be funded, the obligations of such Foreign Plan are properly accrued in the financial statements of the Designated Company and its Subsidiaries, in each case in an amount that could not reasonably be expected to have a Material Adverse Effect.
Except as specified on Schedule 3.17, (i) no Company is or has at any time been an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993), and (ii) no Company is or has at any time been “connected” with or an “associate” of (as those terms are used in Sections 39 and 43 of the Pensions Act 2004) such an employer.
Section 3.18    Environmental Matters.
(a)    Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:
(i)    The Companies and their businesses, operations and Real Property are in compliance with, and the Companies have no liability under, any applicable Environmental Law;
(ii)    The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, and all such Environmental Permits are valid and in good standing;
(iii)    There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could reasonably be expected to result in liability of the Companies under any applicable Environmental Law;
(iv)    There is no Environmental Claim pending or, to the knowledge of any Company, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or their predecessors in interest or relating to the operations of the Companies, and, to the knowledge of any Company, there are no

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actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of such an Environmental Claim;
(v)    No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or other assets of the Companies;
(vi)    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law; and
(vii)    No person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.
(b)    As of the Effective Date and the Closing Date:
(i)    Except as could not reasonably be expected to have a Material Adverse Effect, no Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location; and
(ii)    No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA and is reasonably likely to result in any material liability to any Company, or (iii) included on any other publicly available list of contaminated sites maintained by any Governmental Authority analogous to CERCLA or the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., including any such list relating to the management or clean up of petroleum and is reasonably likely to result in any material liability to a Company.
Section 3.19    Insurance. Schedule 3.19 sets forth a true and correct description of all insurance policies maintained by each Company as of the Effective Date. All insurance maintained by the

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Companies to the extent required by Section 5.04 is in full force and effect, and all premiums thereon have been duly paid. As of the Effective Date and the Closing Date, no Company has received notice of violation or cancellation thereof. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.
Section 3.20    [INTENTIONALLY OMITTED].
Section 3.21    Material Indebtedness Documents. Schedule 3.21 lists, as of the Effective Date, (i) each material Senior Note Document, (ii) each material Revolving Credit Loan Document, (iii) each material Secured Term Loan Document, and (iv) each material agreement, certificate, instrument, letter or other document evidencing any other Material Indebtedness, and the Lenders have been furnished true and complete copies of each of the foregoing.
Section 3.22    Anti-Terrorism Law; Sanctions and Anti-Corruption Law. No Loan Party or any of its Subsidiaries, or to the knowledge of ~~the~~ any Loan Party, any director, officer, agent, employee, or other person acting on behalf of any Loan Party, is in violation of any Requirement of Law relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, Part II.1 of the Criminal Code, R.S.C. 1985, c. C-46, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c.17, as amended, regulations promulgated pursuant to the Special Economic Measures Act, S.C. 1992 c. 17 and the United Nations Act, R.S.C. 1985 c. U-2, in each case, as amended (collectively, the “Anti-Terrorism Laws”).
No Loan Party or any of its Subsidiaries, and to the knowledge of the Loan Parties, any director, officer, agent, employee, or other person acting on behalf of any Loan Party, and no broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans, is any of the following:
(i)    a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(ii)    a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(iii)    a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(iv)    a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

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(v)    a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.
No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (w) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (i) through (v) above in a manner violative of the Executive Order, any applicable Sanctions or Anti-Terrorism Law, (x) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or Anti-Terrorism Laws, (y) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or (z) is in violation of any applicable Anti-Terrorism Laws.
Neither the advance of the Term Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended, and any executive order or requirement of applicable law promulgated thereunder) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) the Executive Order and (b) the Patriot Act) or any other applicable Sanctions. Furthermore, none of the Loan Parties or their Subsidiaries (including Unrestricted Subsidiaries) and, to the Loan Parties’ knowledge, their and their Subsidiaries’ respective directors, officers, employees, Affiliates or agents (in the case of agents, that will act in any capacity in connection with or benefit from this Agreement) (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or with any Sanctioned Person, in each case, in any manner violative of any applicable Sanctions or Anti-Terrorism Law or (c) is a Sanctioned Person. Each Loan Party is in compliance, in all material respects, with the Patriot Act. Each Loan Party, its Subsidiaries and their respective officers and employees and to the knowledge of such Loan Party its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) or any of its Subsidiaries being designated as a Sanctioned Person. No part of the proceeds of the Term Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any law,

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rule or regulation of any jurisdiction applicable to Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) or any of its Subsidiaries from time to time concerning or relating to bribery or corruption including the Corruption of Foreign Public Officials Act (Canada) (collectively, “Anti-Corruption Laws”). “Sanctioned Country” means, at any time, a country or territory which is itself, or whose government is, the subject or target of any Sanctions. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State or by the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, any EU member state or the Commonwealth of Australia, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, the Commonwealth of Australia, or Singapore.
The Designated Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Designated Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Notwithstanding the foregoing terms of this Section 3.22, no Affected Credit Party shall be entitled to the benefit of the representations in this Section 3.22 to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws.
Section 3.23    Location of Material Inventory and Equipment. Schedule 3.24 sets forth as of May 8, 2019 all locations where the aggregate value of Inventory and Equipment (other than mobile Equipment or Inventory in transit) owned by the Loan Parties at each such location exceeds $1,000,000.
Section 3.24    Senior Notes; Material Indebtedness. The Obligations constitute “Senior Debt” or “Designated Senior Indebtedness” (or any other defined term having a similar purpose) within the meaning of the Senior Note Documents (and any Permitted Refinancings thereof permitted under Section 6.01 other than refinancings with additional Secured Term Loans). The Commitments and the Loans and other extensions of credit under the Loan Documents constitute “Credit Facilities” (or any other defined term having a similar purpose) or liabilities payable under the documentation related to “Credit Facilities” (or any other defined term having a similar purpose), in each case, within the meaning of the Senior Note Documents (and any Permitted Refinancings thereof permitted under Section 6.01 other than refinancings with Secured Term Loans). The consummation of each of (i) the Transactions, ~~and~~ (ii) each incurrence of Indebtedness hereunder, and (iii) on and after the Springing Security Effective Date, the granting of the Liens provided for under the Security Documents to secure the Obligations and the Guaranteed Obligations is permitted ~~under~~hereunder, and, in each case, does not require any consent or approval under, the terms of (A) the Senior Note Documents (and any Permitted Refinancings thereof), the Revolving Credit Loan Documents (and any Permitted Revolving

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Credit Facility Refinancings thereof), the Secured Term Loan Documents (and any Permitted Secured Term Loan Facility Refinancings thereof), or any other Material Indebtedness or (B) any other material agreement or instrument binding upon any Company or any of its property except, in the case of this clause (B), as could not reasonably be expected to result in a Material Adverse Effect.
Section 3.25    Centre of Main Interests and Establishments. For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”) (or, after June 26, 2017, Regulation (EU) 2015/848 of the European Parliament and of the Council of May 20, 2015 on insolvency proceedings (recast) (the “New Regulation”)), (i) the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each U.K. Guarantor is situated in England and Wales, (ii) the centre of main interest of Irish Guarantor is situated in Ireland or Germany, and it has no “establishment” (as that term is used in Article 2(h) of the Regulation or Article 2(10) of the New Regulation, as applicable) in any jurisdiction other than Ireland or Germany, (iii) the centre of main interest of each Swiss Guarantor is situated in Switzerland, and in each case each has no “establishment” (as that term is used in Article 2(h) of the Regulation or Article 2(10) of the New Regulation, as applicable) in any other jurisdiction, (iv) the centre of main interest of German Seller is situated in Germany, (v) the centre of main interest of each Dutch Guarantor is situated in the Netherlands, and in each case each has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction, (vi) the centre of main interest of each French Guarantor is situated in France, and in each case each has no “establishment” (as that term is used in Article 2(h) of the Regulation or Article 2(10) of the New Regulation, as applicable) in any other jurisdiction, (vii) the centre of main interest of each Belgian Guarantor is situated in Belgium, and in each case each has no “establishment” (as such term is used in Article 2(h) of the regulation) in any other jurisdiction, and (viii) other than as provided in paragraph (ii) above, no Guarantor (to the extent such Guarantor is subject to the Regulation) shall have a centre of main interest other than as situated in its jurisdiction of incorporation.
Section 3.26    Holding and Dormant Companies. Except as may arise under the Loan Documents, the Revolving Credit Loan Documents, the Secured Term Loan Documents, any Third Lien Credit Agreement, any Permitted Holdings Indebtedness, (in the case of Novelis Europe Holdings Limited) the Senior Notes, any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, or Indebtedness incurred pursuant to Section 6.01(l) or (u), neither Holdings (nor, on and after the Specified AV Minerals Joinder Date, AV Minerals) nor Novelis Europe Holdings Limited trades or has any liabilities or commitments (actual or contingent, present or future) other than liabilities attributable or incidental to acting as a holding company of shares in the Equity Interests of its Subsidiaries.
Section 3.27    Excluded Guarantor Subsidiaries. The Excluded Guarantor Subsidiaries as of the Effective Date are listed on Schedule 1.01(c).
Section 3.28    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

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Section 3.29    Federal Power Act; Etc
. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act, the Interstate Commerce Act or, to the knowledge of such Loan Party, under any other federal or state statute or regulation, in each case, to the extent such regulation would prohibit it from incurring the Obligations or which would otherwise render all or any of the Obligations unenforceable.
Section 3.30    Beneficial Ownership Certification. As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
Section 3.31    No Fiscal Unity. No Company is a member of a fiscal unity for VAT, corporate income tax or any other tax purposes, except for a fiscal unity for VAT or corporate income tax purposes consisting solely of Loan Parties.
ARTICLE IV
CONDITIONS TO CREDIT EXTENSIONS

Section 4.01    Conditions Precedent to the Effective Date. The effectiveness of this Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.
(a)    Loan Documents. The Administrative Agent shall have received executed counterparts of each of the following, properly executed by an authorized signatory of each applicable signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent, and (other than the Agent Fee Letter) each of the Lenders and the Mandated Lead Arrangers:
(i)    this Agreement;
(ii)    the Contribution, Intercompany, Contracting and Offset Agreement;
(iii)    the Subordination Agreement;
(iv)    each Foreign Guarantee;
(v)    the Letter of Comfort, which letter shall have been approved by Hindalco’s board of directors prior to the date that it is delivered to the Administrative Agent;
(vi)    the Agent Fee Letter; and
(vii)    the Aleris Fee Letter.

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(b)    Corporate Documents. The Administrative Agent shall have received each of the following, each in form and substance reasonably satisfactory to the Administrative Agent (and, in the case of clause (vi) below, the Escrow Agent):
(i)    a certificate of the secretary, assistant secretary, managing director (where applicable) or other director (in the case of Holdings) of each Loan Party dated the Effective Date, certifying (1) that attached thereto is a true and complete copy of each Organizational Document (or its equivalent including the constitutional documents) of such Loan Party certified (to the extent customary in the applicable jurisdiction) as of a recent date by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of its organization, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body or Person) and/or shareholders, as applicable, of such Loan Party authorizing the execution, delivery and performance of, inter alia, this Agreement and the other Loan Documents to which such Person is a party that are required to be executed in connection herewith, and that such resolutions, or any other document attached thereto, have not been modified, rescinded, amended or superseded and are in full force and effect, (3) as to the incumbency and specimen signature of each officer or authorized signatory executing this Agreement and any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer or authorized signatory as to the incumbency and specimen signature of the secretary, assistant secretary, managing director or other director executing the certificate in this clause (i), and other customary evidence of incumbency) and (4) that the borrowing or guarantee with respect to the Loans or any of the other Obligations would not cause any borrowing, guarantee, or similar limit binding on any Loan Party to be exceeded, each in form and substance reasonably satisfactory to the Mandated Lead Arrangers;
(ii)    a certificate as to the good standing (where applicable, or such other customary functionally equivalent certificates or abstracts) of each Loan Party (in so-called “long-form” if available) as of a recent date prior to the Effective Date, from the Secretary of State in the state or jurisdiction of organization of such Loan Party (or other applicable Governmental Authority), each in form and substance reasonably satisfactory to the Mandated Lead Arrangers;
(iii)    if relevant, evidence that each Irish Guarantor has done all that is necessary to follow the procedures set out in section 82 of the Companies Act 2014 of Ireland in order to enable it to enter into this

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Agreement and the other Loan Documents to which such Person is a party that are required to be executed in connection herewith;
(iv)    evidence that each of the Loan Parties are members of the same group of companies consisting of a holding company and its subsidiaries for the purposes of Section 7 of the Companies Act 2014 of Ireland and Section 8 of the Companies Act 2014 of Ireland;
(v)    up-to date certified copy of the constitutional documents (e.g., for a German GmbH: Handelsregisterauszug, Gesellschaftsvertrag, Gesellschafterliste) for each German Loan Party; and
(vi)    accurate and complete authorized signers’ forms for the Designated Company and/or the Borrower in the form of Exhibit M; and
(vii)    such other documents as the Lenders or the Administrative Agent may reasonably request.
(c)    Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by an authorized signatory of the Designated Company and the Borrower, certifying (i) compliance with the conditions precedent set forth in this Section  4.01 and Section 4.04(b) and (c), (ii) that no Default has occurred and is continuing, (iii) that each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the Effective Date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date, and (iv) and certifying that each of the documents required to be delivered pursuant to clause (f) below have been delivered to the Administrative Agent on or prior to the Effective Date.
(d)    Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the Mandated Lead Arrangers and the Lenders, (i) a favorable written opinion of Torys LLP, special counsel for the Loan Parties, and (ii) a favorable written opinion of local and foreign counsel of the Loan Parties in jurisdictions to be specified by the Administrative Agent (or, in the case of Loan Documents governed by the laws of, or Persons organized under the laws of, the United Arab Emirates or the Dubai International Financial Centre, foreign counsel of the Agents), in each case (A) dated the Effective Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such matters relating to the Loan Documents delivered on the Effective Date as the Administrative Agent shall reasonably request, including, but not limited to, capacity of each Loan Party to execute, deliver and perform its obligations under each such

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Loan Document to which it is a party and enforceability of each such Loan Document, each in form and substance reasonably satisfactory to the Mandated Lead Arrangers.
(e)    Payment of Fees, Costs and Expenses. The Administrative Agent shall have received all fees required to be paid, and all expenses (including the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Administrative Agent, and the reasonable fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) for which invoices have been presented at least one Business Day prior to the Effective Date, on or before the Effective Date, in connection with the Transactions.
(f)    Secured Term Loan Documents; Revolving Credit Loan Documents. The Administrative Agent shall have received executed copies of:
(i)    that certain Amendment No. 3 to Credit Agreement and Amendment No. 2 to U.S. Security Agreement, dated as of February 6, 2020 (the “Secured Term Loan Amendment”), among Parent, Holdings, the other Loan Parties party thereto, Novelis Italia S.P.A., the Secured Term Loan Administrative Agent and the Secured Term Loan Collateral Agent, which amends the Secured Term Loan Credit Agreement, and all documents and certificates executed and delivered in connection therewith, each of which shall be in full force and effect, and all conditions precedent to the effectiveness of the amendments set forth therein shall have been satisfied;
(ii)    that certain Increase Joinder Amendment, dated as of the date hereof (the “Increase Joinder Amendment”), among Parent, Holdings, the other Loan Parties party thereto, Novelis Italia S.P.A., the Secured Term Loan Administrative Agent, the Secured Term Loan Collateral Agent and the lenders party thereto, which amends the Secured Term Loan Credit Agreement and provides for an incremental term loan facility in an aggregate principal amount of $775,000,000, and all “Loan Documents” as defined therein that are required to be delivered on the effective date of the Increase Joinder Amendment pursuant to the terms thereof, each of which shall be in full force and effect, and all conditions precedent to the effective date set forth therein shall have been satisfied (or shall be satisfied substantially concurrently with the effectiveness of this Agreement on the Effective Date); and
(iii)    an amendment to, or amendment and restatement of, the Revolving Credit Agreement (together with all certificates and other documents and agreements required to be delivered on the date of such amendment pursuant to the terms thereof), the terms of which shall, among other things, permit the Aleris Acquisition, the Loan Documents, and the Commitment and Loans hereunder (to the extent that such agreement has not been restated, refinanced or otherwise replaced prior to such time), and such agreement as so amended or amended and restated, shall each be in full force and effect and all conditions precedent to the

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effectiveness of the amendments set forth in each of the foregoing shall have been satisfied.
(g)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit J (or in such other form as is satisfactory to the Administrative Agent to reflect applicable legal requirements), dated the Effective Date and signed by a senior Financial Officer of each Loan Party or of the Designated Company.
(h)    Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the Effective Date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date.
(i)    No Default or Event of Default. Before and after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.
(j)    Requirements of Law. The Administrative Agent shall be satisfied that Holdings, the Borrower and Holdings’ Subsidiaries and the Transactions consummated on the Effective Date shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them.
(k)    Consents. All approvals of Governmental Authorities and third parties necessary to execute and deliver this Agreement and the other Loan Documents entered into on the Effective Date, and to perform all obligations thereunder, in each case shall have been obtained and shall be in full force and effect.
(l)    Litigation. There shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions, this Agreement or the other Loan Documents.
(m)    USA Patriot Act; Beneficial Ownership Certification.
(i)    The Administrative Agent and the Lenders shall have received, at least 5 Business Days prior to the Effective Date, and shall be satisfied with, all documentation and other information that may be required by the Administrative Agent and the Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and

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regulations, including the Patriot Act and the information described in Section 11.13.
(ii)    At least five (5) Business Days prior to the Effective Date, the Designated Company shall have delivered to the Administrative Agent and each Lender that so requests a Beneficial Ownership Certification in respect of the Loan Parties.
(n)    Process Agent. The Administrative Agent shall have received evidence of the acceptance by the Process Agent of its appointment as such by the Loan Parties.
(o)    No Material Adverse Effect. Since March 31, 2019 through the Effective Date, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on Holdings and its Subsidiaries.
(p)    Lender FATCA Compliance Certifications. The Administrative Agent shall have received a U.S. tax withholding certificate (or, alternatively, other evidence satisfactory to the Administrative Agent) confirming FATCA compliance from each Lender pursuant to paragraph (v) of Section 2.15(f) (FATCA Information). For the avoidance of doubt, and pursuant to paragraph (viii) of Section 2.15(f) (FATCA Information), the Administrative Agent may rely on such U.S. tax withholding certificate or other evidence from each Lender without further verification, and the Administrative Agent shall not be liable for any action taken by it in respect of such U.S. tax withholding certificate or other evidence under or in connection with paragraph (v), (vi) or (vii) of Section 2.15(f) (FATCA Information).
Section 4.02    Conditions Precedent to Funding into Escrow on the Escrow Date. The obligation of each Lender to fund the Credit Extension requested to be made by it under this Agreement to the Escrow Agent shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.02 (the first date on or after the date of the proposed Borrowing specified in the Borrowing Request described in clause (c) below on which such conditions are satisfied, the “Escrow Date”).
(a)    Effective Date. The Effective Date shall have occurred.
(b)    Agreement Termination Date. The Agreement Termination Date shall not have occurred.
(c)    Borrowing Request. The Administrative Agent shall have received a Borrowing Request in respect of the Loans in accordance with Section 2.03 of this Agreement.
(d)    No Legal Bar. With respect to each Lender, no order, judgment or decree of any Governmental Authority shall purport to restrain such Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or

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noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.
(e)    Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the Escrow Date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date.
(f)    No Default or Event of Default. Before and after giving effect to the funding of the Loans to the Escrow Agent on the Escrow Date, no Default or Event of Default shall have occurred and be continuing.
The delivery of a Borrowing Request shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied (which representation and warranty shall be deemed limited to the knowledge of the Loan Parties in the case of the first sentence of Section 4.02(d)). The Borrower shall provide such information as the Administrative Agent may reasonably request to confirm that the conditions in Section 4.02 have been satisfied.
Section 4.03    Conditions Precedent to Funding on the Closing Date. The obligation of the Escrow Agent to fund the Escrowed Amounts to the Borrower (or to the Person designated by the Borrower to receive such Escrowed Amounts pursuant to Section 2.18) on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.03.
(a)    Effective Date; Escrow Date. Each of the Effective Date and the Escrow Date shall have occurred, and the Escrow Agent shall have received into the Escrow Account and shall continue to hold in the Escrow Account an aggregate amount not less than the amount requested to be drawn pursuant to the Escrow Drawdown Request in accordance with Section 2.18.
(b)    Agreement Termination Date. The Agreement Termination Date shall not have occurred.
(c)    Notes. a Note in respect of the Term Loans executed by the Borrower in favor of each Lender that has requested a Note with respect to its Aleris Incremental Term Loans prior to the Aleris Acquisition Closing Date; provided that only a pdf copy of such note shall be required to be delivered to satisfy this clause (c) on the Aleris Acquisition Closing Date (with originals to

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be delivered to such Aleris Incremental Term Lender promptly following the Aleris Acquisition Closing Date).
(d)    Escrow Drawdown Request. The Escrow Agent shall have received an Escrow Drawdown Request in respect of the Escrowed Amounts in accordance with Section 2.18, and the Escrow Agent shall be satisfied, in its discretion, that the Callback Procedures have been complied with.
(e)    Corporate Documents. The Administrative Agent shall have received:
(i)    a certificate of the secretary or assistant secretary of each of the Designated Company and the Borrower dated the Closing Date, certifying (1) that attached thereto is a true and complete copy of each Organizational Document (or its equivalent including the constitutional documents) of such Person certified (to the extent customary in the applicable jurisdiction) as of a recent date by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of its organization, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body or Person) and/or shareholders, as applicable, of such Person authorizing the execution, delivery and performance of, inter alia, this Agreement and the other Loan Documents to which such Person is a party that are required to be executed in connection herewith, and that such resolutions, or any other document attached thereto, have not been modified, rescinded, amended or superseded and are in full force and effect, (3) as to the incumbency and specimen signature of each officer or authorized signatory executing this Agreement and any Loan Document or any other document delivered on the Closing Date in connection herewith on behalf of such Person (together with a certificate of another officer or authorized signatory as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i), and other customary evidence of incumbency) and (4) that the borrowing or guarantee with respect to the Loans or any of the other Obligations would not cause any borrowing, guarantee, or similar limit binding on such Person to be exceeded, each in form and substance reasonably satisfactory to the Mandated Lead Arrangers;
(ii)    a certificate as to the good standing (where applicable, or such other customary functionally equivalent certificates or abstracts) of the Designated Company and the Borrower (in so-called “long-form” if available) as of a recent date prior to the Closing Date, from the Secretary of State in the state or jurisdiction of organization of such Person (or other applicable Governmental Authority), each in form and substance reasonably satisfactory to the Mandated Lead Arrangers; and

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(iii)    such other documents as the Lenders or the Administrative Agent may reasonably request.
(f)    Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by an authorized signatory of the Designated Company, certifying (i) compliance with the conditions precedent set forth in this Section 4.03 and, subject to the last sentence of this Section 4.03, Section 4.04(b) and (c), (ii) subject to the last sentence of this Section 4.03, that no Default has occurred and is continuing, and (iii) subject to the last sentence of this Section 4.03, that each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the Closing Date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date. The Administrative Agent shall have also received a certificate from a Financial Officer of the Designated Company certifying, with respect to the Aleris Acquisition, as to the matters required pursuant to the definition of Permitted Acquisition.
(g)    Aleris Indebtedness. The Administrative Agent shall have received evidence reasonably satisfactory to it that all Indebtedness of Aleris and its Subsidiaries and other accrued and outstanding obligations in respect thereof (other than Indebtedness permitted under Section 6.01) has been repaid in full, all commitments thereunder have been terminated, and all security interests in connection therewith have been released, or, in the case of each of the foregoing, will be repaid in full, terminated and released, as applicable, substantially concurrently with the funding of the Term Loans on the Closing Date after giving effect to the application of proceeds thereof.
(h)    Consummation of Aleris Acquisition. On the Closing Date, the Aleris Acquisition shall be consummated substantially concurrently with the funding of the Escrowed Amounts to the Borrower (or to the Person designated by the Borrower to receive such Escrowed Amounts pursuant to Section 2.18) in all material respects in accordance with the terms described in the Aleris Merger Agreement as in effect on July 26, 2018, without giving effect to any amendments thereto or any consents or waivers that, in any such case, are materially adverse to the Lenders in their capacities as such, without the consent of the Mandated Lead Arrangers (it being understood that (i) any modification, amendment, consent or waiver to the definition of “Material Adverse Effect” in the Aleris Merger Agreement, or which has the effect of modifying, amending or waiving the representation or condition as to the absence of a Material Adverse Effect (as defined in the Aleris Merger Agreement) shall be deemed to be materially adverse to the Lenders and the Administrative Agent, (ii) any decrease in the purchase price payable under the Aleris Merger Agreement shall not be deemed to be materially adverse to the Lenders, so long as such decrease does not exceed 10% of the consideration contemplated to be paid under

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the Aleris Merger Agreement as of July 26, 2018 and (iii) any increase in the purchase price contemplated to be paid under the Aleris Merger Agreement shall not be deemed to be materially adverse to the Lenders, so long as such increase is funded by additional common equity contributions to Holdings). For the avoidance of doubt, adjustments to working capital in accordance with the terms of the Aleris Merger Agreement shall not constitute an increase or decrease in purchase price for purposes of this clause (h).
(i)    Joinder of Aleris and its Subsidiaries to Loan Documents. Immediately after giving effect to the consummation of the Aleris Acquisition, Aleris and its Subsidiaries (including each such Person that becomes a loan party under the Revolving Credit Loan Documents on the Closing Date, but excluding any other Subsidiaries that would otherwise not be required to become a guarantor on the Closing Date under the Secured Term Loan Credit Agreement) shall have executed and delivered Joinder Agreements, and, except as permitted by Section 5.11, shall have executed and delivered (or caused to be executed and delivered), all other Loan Documents, certificates, opinions and other closing deliverables consistent with the Loan Documents, certificates, opinions and other closing deliverables delivered by the Loan Parties (other than Aleris and its Subsidiaries) on the Effective Date, each in form and substance reasonably satisfactory to the Mandated Lead Arrangers.
(j)    Secured Term Loan Documents; Revolving Credit Loan Documents. The Administrative Agent shall have received executed copies of:
(i)    all Secured Term Loan Documents shall be in full force and effect, and all conditions precedent thereunder to the funding of the $775,000,000 incremental facility thereunder to the applicable borrower shall have been satisfied (or will be satisfied concurrently with the funding of the Escrowed Amounts to the Borrower (or to the Person designated by the Borrower to receive such Escrowed Amounts pursuant to Section 2.18)); and
(ii)    all Revolving Credit Loan Documents shall be in full force and effect, and all conditions precedent thereunder to occurrence of the Aleris Acquisition Closing Date shall have been satisfied (or will be satisfied concurrently with the funding of the Escrowed Amounts to the Borrower (or to the Person designated by the Borrower to receive such Escrowed Amounts pursuant to Section 2.18)).
(k)    Financial Statements. the Administrative Agent shall have received the following financial statements and forecasts:
(i)    the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Designated Company and its Restricted Subsidiaries (x) as of and for the three most recent fiscal years ended at least 90 days prior to the Closing Date, audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers, and (y) as of and for each fiscal quarter ended after the end of the most recently ended fiscal year for which financial

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statements have been provided pursuant to clause (x) above and at least 45 days prior to the Closing Date (which requirement may be satisfied by providing links to such information on the website of the U.S. Securities and Exchange Commission, so long as such information complies with the requirements of this clause (i));
(ii)    the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Aleris and its Subsidiaries (x) as of and for the three most recent fiscal years ended at least 90 days prior to the Closing Date, audited by and accompanied by the unqualified opinion of an independent certified public accounting firm of nationally recognized standing, and (y) as of and for each fiscal quarter ended after the end of the most recently ended fiscal year for which financial statements have been provided pursuant to clause (x) above and at least 45 days prior to the Closing Date (which requirement may be satisfied by providing links to such information on the website of the U.S. Securities and Exchange Commission, so long as such information complies with the requirements of this clause (ii));
(iii)    the forecasts of financial performance of the Designated Company and its Restricted Subsidiaries and Aleris and its Subsidiaries covering the period commencing with the most recent fiscal quarter ended at least 45 days prior to the Closing Date and ending on the date that is five years after such date, which forecasts shall have been prepared in good faith by the Designated Company and its Restricted Subsidiaries and based on assumptions believed by the Designated Company and its Restricted Subsidiaries to be reasonable, it being understood that any such forecasts may vary from actual results and such variations could be material; and
(iv)    pro forma financial statements of the Designated Company and its Subsidiaries after giving effect to the Aleris Acquisition as of and for the most recent fiscal year of the Designated Company ended at least 90 days prior to the Closing Date, and as of and for each fiscal quarter of the Designated Company ended after the end of such fiscal year and at least 45 days prior to the Closing Date.
(l)    Indebtedness and Minority Interests. After giving effect to the Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness or preferred stock other than Indebtedness permitted under Section 6.01.
(m)    Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the Mandated Lead Arrangers and the Lenders, (i) a favorable written opinion of Torys LLP, special counsel for the Loan Parties, and (ii) a favorable written opinion of each local and foreign counsel of the Loan Parties in jurisdictions where Loan Documents are being executed and delivered on the Aleris Acquisition Closing Date, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such matters

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relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, including, but not limited to, capacity of each Loan Party to execute, deliver and perform its obligations under each Loan Document to which it is a party and enforceability of each Loan Document, in the case of clauses (i) and (ii), each in form and substance reasonably satisfactory to the Mandated Lead Arrangers.
(n)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit J (or in such other form as is satisfactory to the Administrative Agent to reflect applicable legal requirements), dated the Closing Date and signed by a senior Financial Officer of each Loan Party or of the Designated Company.
(o)    Representations and Warranties. Subject to the last sentence of this Section 4.03, each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the Closing Date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date.
(p)    No Default or Event of Default. Subject to the last sentence of this Section 4.03, before and after giving effect to the funding of the Escrowed Amounts to the Borrower (or to the Person designated by the Borrower to receive such Escrowed Amounts pursuant to Section 2.18) on the Closing Date, no Default or Event of Default shall have occurred and be continuing.
(q)    Requirements of Law. The Administrative Agent shall be satisfied that Holdings, the Borrower and Holdings’ Subsidiaries and the Transactions consummated on the Closing Date shall be in full compliance with all material Requirements of Law (in the case of the U.S. Hold Separate Assets, as such Requirements of Law may be modified pursuant to the U.S. Hold Separate Agreements), including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them.
(r)    Consents. All approvals of Governmental Authorities and third parties necessary to execute and deliver the Loan Documents entered into on the Closing Date, and to perform all obligations under the Loan Documents and to consummate the Transactions shall have been obtained and shall be in full force and effect.
(s)    Litigation. There shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions.
(t)    Payment of Fees Costs and Expenses. The Administrative Agent shall have received all fees required to be paid, and all expenses (including the reasonable fees and

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expenses of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Administrative Agent, and the reasonable fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) for which invoices have been presented at least one Business Day prior to the Closing Date, on or before the Closing Date, in connection with the Transactions.
(u)    USA Patriot Act; Beneficial Ownership Certification.
(i)    The Administrative Agent and the Lenders shall have received, at least 5 Business Days prior to the Closing Date, and shall be satisfied with, all documentation and other information that may be required by the Administrative Agent and the Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the information described in Section 11.13.
(ii)    At least five (5) Business Days prior to the Closing Date, the Designated Company shall have delivered to the Administrative Agent and each Lender that so requests a Beneficial Ownership Certification in respect of the Loan Parties.
(v)    Process Agent. The Administrative Agent shall have received evidence of the acceptance by the Process Agent of its appointment as such by each Person acquired by a Loan Party in connection with the Aleris Acquisition, to the extent such Person becomes a Loan Party on the Closing Date.
(w)    No Material Adverse Effect. Since March 31, 2019 through the Closing Date, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on Holdings and its Subsidiaries, after giving effect to the Aleris Acquisition.
Notwithstanding the foregoing, to the extent that the execution and delivery of any document or the completion of any task or action is listed on Schedule 5.15, such item shall not be a condition precedent and shall instead be subject to Section 5.15.
Notwithstanding anything to the contrary herein or in any other Loan Document, solely with respect to Aleris and its Subsidiaries, the only representations the accuracy of which shall be a condition precedent to the funding of Term Loans on the Closing Date shall be (i) such of the representations made by Aleris and its Subsidiaries in the Aleris Merger Agreement as are material to the interests of the Mandated Lead Arrangers and the Lenders, but only to the extent that the Designated Company or its Affiliates have the right (taking into account any applicable cure periods) to terminate its or its Affiliates’ obligations (or refuse to consummate the Aleris Acquisition) under the Aleris Merger Agreement as a result of the failure of such representations to be true and correct or to otherwise satisfy the standard set forth in the Aleris Merger

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Agreement, and (ii) the representations and warranties contained in Sections 3.01, 3.02, 3.03(a), 3.03(b), 3.03(c), 3.10, 3.11, 3.12, 3.16, 3.22, 3.24 and 3.28.
Section 4.04    Conditions to Credit Extensions. The obligation of each Lender to make ~~the~~each Credit Extension ~~on the Closing Date~~ shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.
(a)    Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03).
(b)    No Default. Subject to the last sentence of Section 4.03, no Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c)    Representations and Warranties. Subject to the last sentence of Section 4.03, each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document shall be true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the date of the Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date.
(d)    No Legal Bar. With respect to each Lender, no order, judgment or decree of any Governmental Authority shall purport to restrain such Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.
Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of a Credit Extension shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Section 4.03(b) through (d) have been satisfied (which representation and warranty shall be deemed limited to the knowledge of the Loan Parties in the case of the first sentence of Section 4.03(d)). The Borrower shall provide such information as the Administrative Agent may reasonably request to confirm that the conditions in Section 4.03(b) through (d) have been satisfied.

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Section 4.05    Conditions to Cashless Roll and Funding of the Rollover A-2 Term Loans. The effectiveness of the cashless rollover described in Section 2.20 and the obligation of each Rollover A-2 Term Lender to fund its Rollover A-2 Term Loans on the Rollover Effective Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in Section 4.04 and this Section 4.05 (collectively, the “Rollover and Funding Conditions”):
(a)    Rollover A-2 Term Loan Commitment Termination Date. Solely as it relates to the requirement to fund Rollover A-2 Term Loans, the Rollover A-2 Term Loan Commitment Termination Date shall not have occurred.
(b)    Initial Term Loan Maturity Date. The Initial Term Loan Maturity Date shall have occurred.
(c)    Material Adverse Effect. Since March 31, 2020 through April 13, 2021, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on Holdings and its Subsidiaries.
(d)    Interest on Initial Term Loans. Prior to or substantially concurrently with the Rollover Effective Date, all accrued and unpaid interest in respect of the Initial Term Loans (for purposes of this clause (d), determined immediately prior to giving effect to the rollover pursuant to Section 2.20) as of the Rollover Effective Date, together with any amounts owing pursuant to Section 2.13, shall have been paid in full.
(e)    Application of Proceeds of Rollover A-2 Term Loans. Substantially concurrently with the funding of the Rollover A-2 Term Loans on the Rollover Effective Date, the proceeds of the Rollover A-2 Term Loans shall have been applied by the Administrative Agent to repay the principal amount of Initial A-2 Term Loans.
(f)    Payment of Fees, Costs and Expenses. The Administrative Agent shall have received all fees required to be paid, and all expenses (including the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Agents, and the reasonable fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) for which invoices have been presented at least one Business Day prior to the Rollover Effective Date, on or before the Rollover Effective Date, in connection with the transactions contemplated on the Rollover Effective Date.
ARTICLE V
AFFIRMATIVE COVENANTS
Each Loan Party warrants, covenants and agrees with each Lender that, from and after the Effective Date, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or

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amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Restricted Subsidiaries to:
Section 5.01    Financial Statements, Reports, etc. Furnish to the Administrative Agent (and the Administrative Agent shall make available to the Lenders, on the Platform or otherwise, in accordance with its customary procedures):
(a)    Annual Reports. As soon as available and in any event within the earlier of (i) ninety (90) days and (ii) such shorter period as may be required by the Securities and Exchange Commission (including, if applicable, any extension permitted under Rule 12b-25 of the Exchange Act), after the end of each fiscal year (and in any case not less than one time in each calendar year), beginning with the first fiscal year ending after the Effective Date, (i) the consolidated balance sheet of the Designated Company as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, all prepared in accordance with Regulation S-X and accompanied by an opinion of independent certified public accountants of recognized international standing (which opinion shall not be qualified as to scope or contain any going concern qualification, paragraph of emphasis or explanatory statement), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Designated Company as of the dates and for the periods specified in accordance with US GAAP, (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of the Designated Company for such fiscal year, as compared to amounts for the previous fiscal year (it being understood that the information required by clauses (i) and (ii) of this Section 5.01(a) may be furnished in the form of a Form 10-K (so long as the financial statements, narrative report and management’s discussion therein comply with the requirements set forth above)) and (iii) consolidating balance sheets, statements of income and cash flows of the Designated Company and its Restricted Subsidiaries separating out the results by region;
(b)    Quarterly Reports. As soon as available and in any event within the earlier of (i) forty-five (45) days and (ii) such shorter period as may be required by the Securities and Exchange Commission (including, if applicable, any extension permitted under Rule 12b-25 of the Exchange Act), after the end of each of the first three fiscal quarters of each fiscal year (i) the consolidated balance sheet of the Designated Company as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Designated Company as of the date and for the periods specified in accordance with US GAAP

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consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, except as otherwise disclosed therein and subject to the absence of footnote disclosures and to normal year-end audit adjustments, (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year (it being understood that the information required by clauses (i) and (ii) of this Section 5.01(b) may be furnished in the form of a Form 10-Q (so long as the financial statements, management report and management’s discussion therein comply with the requirements set forth above)) and (iii) consolidating balance sheets, statements of income and cash flows of the Designated Company and its Restricted Subsidiaries separating out the results by region;
(c)    [Intentionally Omitted];
(d)    Financial Officer’s Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate of the Designated Company (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) (A) certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (B) [intentionally omitted], (C) showing a reconciliation of Consolidated EBITDA to the net income set forth on the statement of income, such reconciliation to be on a quarterly basis, (D) calculating in reasonable detail the Consolidated Interest Coverage Ratio and the Senior Secured Net Leverage Ratio for the four fiscal quarter period ended on the last day of the period covered by such financial statements, and certifying as to the Designated Company’s compliance (or failure to comply) with the Financial Performance Covenant for the four fiscal quarter period ended on the last day of the period covered by such financial statements, and, if such Compliance Certificate demonstrates an Event of Default of the Financial Performance Covenant, any of the Specified Holders may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to, and to the extent permitted under, Section 8.04; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document, and (E)(x) specifying all Investments made during the prior fiscal quarter in reliance on Section 6.04(r) and specifying which clause of Section 6.04(r) such Investment was made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio and, in the case of Investments made pursuant to Section 6.04(r)(iii), the amount of Liquidity, and (y) specifying all Dividends made during the prior fiscal quarter in reliance on Section 6.08(d) and specifying which clause of Section 6.08(d) such Dividend was made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio and, in the case of Dividends made pursuant to

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Section 6.08(d)(ii), the amount of Liquidity, and (ii) to the extent any Unrestricted Subsidiaries are in existence during the period covered by such financial statements, consolidating balance sheets, statements of income and cash flows separating out the results of the Designated Company and its Restricted Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other;
(e)    Officer’s Certificate Regarding Organizational Chart and Perfection of Collateral. Concurrently with any delivery of financial statements under Section 5.01(a), a certificate of a Responsible Officer of the Designated Company (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) attaching an accurate organizational chart (or confirming that there has been no change in organizational structure)~~;~~ and, following the Springing Security Effective Date, otherwise setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;
(f)    Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, with any national U.S. or non-U.S. securities regulatory authority or securities exchange or with the National Association of Securities Dealers, Inc., or distributed to holders of its publicly held Indebtedness or securities pursuant to the terms of the documentation governing such Indebtedness or securities (or any trustee, agent or other representative therefor), as the case may be; provided that documents required to be delivered pursuant to this clause (f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Designated Company posts such documents, or provides a link thereto on the Designated Company’s website (or other location specified by the Designated Company) on the Internet; or (ii) on which such documents are posted on the Designated Company’s behalf on the Platform; provided that: (i) upon written request by the Administrative Agent, the Designated Company shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Designated Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents;
(g)    Management Letters. Promptly after the receipt thereof by any Company, a copy of any “management letter”, exception report or other similar letter or report received by any such person from its certified public accountants and the management’s responses thereto;
(h)    Projections. Within sixty (60) days of the end of each fiscal year (beginning with the fiscal year ended March 31, 2019), a copy of the annual projections for the Designated Company (including balance sheets, statements of income and sources and uses of cash), for each quarter of the then-current fiscal year prepared in detail on a consolidated basis, with appropriate presentation and discussion of the principal assumptions upon which such forecasts

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are based, accompanied by the statement of a Financial Officer of the Designated Company to the effect that such assumptions are believed to be reasonable;
(i)    Labor Relations. Promptly after becoming aware of the same, written notice of (a) any labor dispute to which any Loan Party or any of its Restricted Subsidiaries is or is expected to become a party, including any strikes, lockouts or other labor disputes relating to any of such person’s plants and other facilities, which could reasonably be expected to result in a Material Adverse Effect, (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such person and (c) any material liability under Requirements of Law similar to the Worker Adjustment and Retraining Notification Act or otherwise arising out of plant closings;
(j)    Asset Sales. On or prior to an Asset Sale pursuant to Section 6.06(b) hereof the Net Cash Proceeds of which (or the Dollar Equivalent thereof) are anticipated to exceed $100,000,000, written notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by any Loan Party or any of its Restricted Subsidiaries; and
(k)    Other Information. Promptly, from time to time, such other information regarding the operations, properties, business affairs and condition (financial or otherwise) of any Company, or compliance with the terms of any Loan Document (or matters regarding the Collateral on and after the Springing Security Effective Date) as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request, including, but not limited to, all documentation and other information that may be required from time to time by the Lenders or the Administrative Agent in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the information described in Section 11.13.
(l)    Beneficial Ownership Information. Promptly following any request therefor, provide information and documentation reasonably requested by ~~the Administrative~~any Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.
Section 5.02    Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly (and, in any event, within ten (10) Business Days after acquiring knowledge thereof, or, in the case of an Event of Default under Section 8.01(a), on the Business Day that a Loan Party acquires knowledge thereof):
(a)    any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

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(b)    the filing or commencement of, or any written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against the Designated Company or other Company that in the reasonable judgment of the Designated Company could reasonably be expected to result in a Material Adverse Effect if adversely determined or (ii) with respect to any Loan Document;
(c)    any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;
(d)    the occurrence of a Casualty Event involving a Dollar Equivalent amount in excess of $50,000,000; and
(e)     (i) the incurrence of any Lien (other than Permitted Liens) on the assets of the Loan Parties or (ii) the occurrence of any other event which could reasonably be expected to be material with regard to the assets of the Loan Parties taken as a whole.
Section 5.03    Existence; Businesses and Properties.
(a)    Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence, rights and franchises necessary or desirable in the normal conduct of its business, except (i) other than with respect to the Borrower’s legal existence, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.05 or Section 6.06.
(b)    Do or cause to be done all things reasonably necessary to obtain, maintain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, approvals, authorizations, and Intellectual Property used or necessary to the conduct of its business, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; do or cause to be done all things reasonably necessary to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with each Loan Party or any of its Restricted Subsidiaries, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; comply with all applicable Requirements of Law (in the case of the U.S. Hold Separate Assets, as such Requirements of Law may be modified pursuant to the U.S. Hold Separate Agreements) (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property), contractual obligations, and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (provided that no Affected Credit Party shall be entitled to the benefit of the covenant in respect of compliance with all applicable Requirements of Law in this Section 5.03(b) to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws); and at all times maintain, preserve and protect all of its property and keep such property in good repair, working

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order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto reasonably necessary in order that the business carried on in connection therewith may be properly conducted at all times, except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Maintain in effect and enforce policies and procedures designed to ensure compliance by Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), the Designated Company, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions; provided that no Affected Credit Party shall be entitled to the benefit of the covenant in this sentence to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws.
Section 5.04    Insurance.
(a)    Generally. Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Real Property and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an “all risk” basis (subject to usual and customary exclusions), (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting collateral granted in favor of the Secured Term Loan Collateral Agent or the Revolving Credit Collateral Agent, (iv) business interruption insurance, and (v) worker’s compensation insurance and such other insurance as may be required by any Requirement of Law.
(b)    Requirements of Insurance. Subject to Section 5.15, all such property and liability insurance maintained by the Loan Parties shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as mortgagee, lender’s loss payable or additional insured, as applicable (in the case of property insurance) or additional insured on behalf of the Credit Parties (in the case of liability insurance), as applicable, and (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause; provided that the foregoing clauses (i) through (iii) shall not apply to Aleris and its subsidiaries until the date that is 30 days after the Aleris Acquisition Closing Date (or such later date agreed by the Administrative Agent). Notwithstanding the foregoing, the rights of the Administrative Agent with respect ~~thereto~~to such insurance shall be subject in all respects to the rights of the Secured Term Loan Collateral Agent and the Revolving Credit Collateral Agent thereunder.
(c)    [Intentionally omitted].

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(d)    Broker’s Report. As soon as practicable and in any event within ninety (90) days after the end of each fiscal year, deliver to the Administrative Agent (i) a report of a reputable insurance broker with respect to the insurance maintained pursuant to clauses (i) through (iv) of Section 5.04(a) in form and substance consistent with market practice (together with such additional reports (provided such reports are readily ascertainable) as the Administrative Agent may reasonably request), and (ii) such broker’s statement that all premiums then due and payable with respect to the coverage maintained pursuant to clauses (i) through (iv) of Section 5.04(a) have been paid.
Section 5.05    Taxes.
(a)    Payment of Taxes. Pay and discharge promptly when due all material Taxes and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, charge, levy or claim so long as (x) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with US GAAP (or other applicable accounting rules), and (y) such contest operates to suspend collection of the contested obligation, Tax or charge and enforcement of a Lien other than a Permitted Lien.
(b)    Filing of Tax Returns. Timely file all material Tax Returns required by applicable Requirements of Law to be filed by it.
(c)    Borrower Status. The Borrower shall be a domestic corporation as defined in Section 7701(a)(30)(C) of the Code (or is a limited liability company that is disregarded as an entity separate from its owner for United States federal income tax purposes and is wholly owned by a domestic corporation).
(d)    Indemnified Taxes. To the extent any payment by or on account of any obligation of any Loan Party hereunder, or under any other Loan Document, in respect of the Loans becomes subject to any withholding Taxes other than U.S. federal withholding Taxes as a result of any action by the Borrower during the Escrow Period or after the Closing Date that shall cause the Borrower under the Tax laws of any jurisdiction other than the United States (or any state of the United States or the District of Columbia or political subdivision thereof) to be a resident of or to have an establishment, office, fixed base or branch in such jurisdiction, such non-U.S. federal withholding Taxes shall be Indemnified Taxes and the Loan Parties shall indemnify each Lender for any such non-U.S. federal withholding Taxes in accordance with Section 2.15, but only to the extent that such non-U.S. federal withholding Taxes are not described in any of clauses (a), (c) and (d) of the definition of Excluded Taxes.

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Section 5.06    Employee Benefits.
(a)    Comply with the applicable provisions of ERISA and the Code and any Requirements of Law applicable to any Foreign Plan or Compensation Plan, except where any non-compliance could not reasonably be expected to result in a Material Adverse Effect.
(b)    Furnish to the Administrative Agent (x) as soon as possible after, and in any event within five (5) Business Days after any Responsible Officer of any Company or any ERISA Affiliates of any Company knows that, any ERISA Event has occurred, a statement of a Financial Officer of the Designated Company setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of such other documents or governmental reports or filings relating to any Plan (or Foreign Plan, or other employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.
(c)    (i) Ensure that the Novelis U.K. Pension Plan is funded in accordance with the agreed schedule of contributions dated May 16, 2007 and that no action or omission is taken by any Company in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect; (ii) except for any existing defined benefit pension schemes as specified on Schedule 3.17 ensure that no Company is or has been at any time an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are defined in Sections 39 or 43 of the Pensions Act 2004) such an employer; (iii) deliver to the Administrative Agent upon request as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes), actuarial reports in relation to all pension schemes mentioned in clause (i) above; (iv) promptly notify the Administrative Agent of any material change in the agreed rate of contributions to any pension schemes mentioned in clause (i) above; (v) promptly notify the Administrative Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any member of the Group; and (vi) promptly notify the Administrative Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.
(d)    Ensure that all Foreign Plans (except the Novelis U.K. Pension Plan) and Compensation Plans that are required to be funded are funded and contributed to in accordance with their terms to the extent of all Requirements of Law, except where any non-compliance could not reasonably be expected to result in a Material Adverse Effect.
Section 5.07    Maintaining Records; Access to Properties and Inspections; Annual Meetings. Keep proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP (or other applicable accounting standards) and all Requirements of Law of all financial transactions and the assets and business of each Company and its Restricted Subsidiaries are made of all dealings and transactions in relation to its business

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and activities, including, without limitation, proper records of intercompany transactions, with full, true and correct entries reflecting all payments received and paid (including, without limitation, funds received by or for the account of any Loan Party from deposit accounts of the other Companies). Each Company will permit any representatives designated by ~~the Administrative~~any Agent (who may be accompanied by ~~the Administrative~~any Agent or ~~any~~ Lender) to visit and inspect the financial records and the property of such Company on no more than on two occasions per fiscal year so long as no Event of Default is continuing (at reasonable intervals, during normal business hours and within five Business Days after written notification of the same to the Designated Company, except that, during the continuance of an Event of Default, none of such restrictions shall be applicable) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent (who may be accompanied by the Administrative Agent or any Lender) to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants).
Section 5.08    Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12.
Section 5.09    Compliance with Environmental Laws; Environmental Reports.
(a)    Comply, and cause all lessees and other persons occupying Real Property owned, operated or leased by any Company to comply, in all respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all Environmental Permits applicable to its operations and Real Property; and conduct all Responses, including any emergency Response, required by, and in accordance with, Environmental Laws, in each case, to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect; provided that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with US GAAP or other applicable accounting standards.
(b)    If a Default caused by reason of a breach of Section 3.18 or Section 5.09(a) shall have occurred and be continuing for more than thirty (30) days without the Companies commencing activities reasonably likely to cure such Default in accordance with Environmental Laws, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders as soon as reasonably practicable after such request, at the expense of the Borrower, an environmental assessment report and/or corrective plan, as applicable, regarding the matters which are the subject of such Default, including, where appropriate, soil and/or groundwater sampling, prepared by an environmental consulting firm and, in form and substance, reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them and any other corrective measures necessary to achieve compliance with Environmental Laws or cure such Default.

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Section 5.10    ~~[INTENTIONALLY OMITTED].~~Springing Security Effective Date. On or prior to the Springing Security Deadline Date, but no earlier than the Rollover Effective Date, the applicable Loan Parties shall satisfy or cause to be satisfied each of the requirements listed below no later than 5:00 p.m. New York City time:
(a)    Security Documents. The Administrative Agent shall have received executed counterparts of each of the following, properly executed by an authorized signatory of each applicable signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent:
(i)    a U.S. Security Agreement duly executed by the Collateral Agent and the U.S. Loan Parties and the applicable Canadian Loan Parties, which shall be substantially based on that certain New York-law governed Security Agreement, dated as of January 13, 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the Springing Security Effective Date), among the Loan Parties party thereto and the Pari Passu Collateral Agent;
(ii)    UCC-1 financing statements in form suitable for filing against the Loan Parties party to the U.S. Subordinated Security Agreement in the appropriate filing offices in the United States;
(iii)    a Canadian Security Agreement duly executed by the Collateral Agent and the Canadian Loan Parties, which shall be substantially based on that certain Ontario-law governed Security Agreement, dated as of January 13, 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the Springing Security Effective Date), among the Loan Parties party thereto and the Pari Passu Collateral Agent; and
(iv)    PPSA financing statements in form suitable for filing against the Loan Parties party to the Canadian Subordinated Security Agreement in the appropriate filing offices in Canada;
provided that, notwithstanding the foregoing or anything to the contrary in the precedent security documents described above, (x) the only perfection steps that shall be required under any Security Documents shall be the filing of UCC and PPSA financing statements with the applicable filing offices in the United States and Canada, (y) the representations and warranties in the Security Documents may be modified in a manner reasonably satisfactory to the Collateral Agent to add Collateral-specific representations and warranties that are consistent with the U.S. and Canadian Collateral-related representations and warranties contained in Article III of the Secured Term Loan Credit Agreement, to the extent that such representations and warranties are not included in Article III of this Agreement and (z) such other adjustments as are necessary or advisable to reflect the subordinated nature of the Liens pursuant to the Intercreditor Agreement, the limitations on perfection set forth in clause (x), and the status of the Obligations and the

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Guaranteed Obligations as Subordinated Lien Debt and Subordinated Lien Secured Obligations (each as defined in the Intercreditor Agreement).
(b)    Other Loan Documents. The Administrative Agent shall have received executed counterparts of each of the following, properly executed by an authorized signatory of each applicable signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent:
(i)    Perfection Certificates from each U.S. Loan Party and each Canadian Loan Party;
(ii)    an Additional Secured Debt Designation (as defined in the Intercreditor Agreement) indicating that the Obligations and the Guaranteed Obligations constitute Subordinated Lien Secured Obligations (as defined in the Intercreditor Agreement), executed by the Parent, and acknowledged by the Collateral Agent, as Subordinated Lien Representative, which shall be delivered to the Revolving Credit Collateral Agent, the Pari Passu Collateral Agent and any other Pari Passu Representative;
(iii)    an Intercreditor Joinder (as defined in the Intercreditor Agreement), executed by the Collateral Agent, as Subordinated Lien Representative, which shall be delivered to the Revolving Credit Collateral Agent, the Pari Passu Collateral Agent and any other Pari Passu Representative;
(iv)    an amendment to, or an amendment and restatement of, the Intercreditor Agreement, executed by the Revolving Credit Collateral Agent, the Pari Passu Collateral Agent, any other Pari Passu Representative and the Collateral Agent, as Subordinated Lien Representative, which shall give effect to the amendments set forth in Annex VIII to Amendment No. 1; and
(v)    an amendment to, or an amendment and restatement of, each of the Contribution, Intercompany, Contracting and Offset Agreement and the Subordination Agreement, in each case joining the Collateral Agent as a party thereto.
(c)    Corporate Documents. The Administrative Agent shall have received each of the following, each in form and substance reasonably satisfactory to the Administrative Agent
(i)    a certificate of the secretary, assistant secretary, managing director (where applicable) or other director (in the case of Holdings) of each U.S. Loan Party and Canadian Loan Party, certifying (1) that attached thereto is a true and complete copy of each Organizational

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Document (or its equivalent including the constitutional documents) of such Loan Party certified (to the extent customary in the applicable jurisdiction) as of a recent date by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of its organization, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body or Person) and/or shareholders, as applicable, of such Loan Party authorizing the execution, delivery and performance of, inter alia, the Security Agreements to which it is a party, and the other Loan Documents to which such Person is a party that are required to be executed in connection with the Springing Security Effective Date, and that such resolutions, or any other document attached thereto, have not been modified, rescinded, amended or superseded and are in full force and effect, (3) as to the incumbency and specimen signature of each officer or authorized signatory executing the Security Agreements, the other Loan Documents or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer or authorized signatory as to the incumbency and specimen signature of the secretary, assistant secretary, managing director or other director executing the certificate in this clause (i), and other customary evidence of incumbency) and (4) that the granting of Liens with respect to the Term Loans, the Obligations or the Guaranteed Obligations would not cause any security or similar limit binding on any Loan Party to be exceeded; and
(ii)    a certificate as to the good standing (where applicable, or such other customary functionally equivalent certificates or abstracts) of each U.S Loan Party and Canadian Loan Party (in so-called “long-form” if available) as of a recent date on or prior to the Springing Security Effective Date, from the Secretary of State in the state or jurisdiction of organization of such Loan Party (or other applicable Governmental Authority).
(d)    Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Springing Security Effective Date and signed by a Financial Officer of the Borrower or the Parent, certifying compliance with the requirements set forth in this Section 5.10.
(e)    Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the Collateral Agents and the Lenders, (i) a favorable written opinion of Torys LLP, special counsel for the U.S. Loan Parties and the Canadian Loan Parties and (ii) a favorable written opinion of local counsel of the Loan Parties in Texas and Canadian provinces to be specified by the Administrative Agent, in each case (A) dated the Springing Security Effective Date, (B) addressed to the Agents and the Lenders and (C) covering such matters relating to the Security Agreements and the other Loan Documents delivered on the Springing Security Effective Date as the Administrative Agent shall reasonably request, including, but not limited

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to, capacity of each such Loan Party to execute, deliver and perform its obligations under the Security Agreements and the other Loan Documents delivered on the Springing Security Effective Date to which it is a party, and enforceability of the Security Agreements and each such Loan Document, in the case of clauses (i) and (ii), each in form and substance reasonably satisfactory to the Administrative Agent.
(f)    Payment of Fees, Costs and Expenses. The Administrative Agent shall have received all fees required to be paid, and all expenses (including the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Agents, and the reasonable fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) for which invoices have been presented at least one Business Day prior to the Springing Security Effective Date, on or before the Springing Security Effective Date, in connection with the transactions contemplated on the Springing Security Effective Date.
Section 5.11    Additional Collateral; Additional Guarantors.
~~(a)    [Intentionally omitted].~~
(a)    Subject to the terms of the Intercreditor Agreement and this Section 5.11, with respect to (1) any property acquired after the Springing Security Effective Date by any U.S. Loan Party or Canadian Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, including in connection with any step of the Permitted Reorganization, any Permitted Reorganization Action, any Permitted Aleris Foreign Subsidiary Transfer, and any Person becoming a Specified Aleris Subsidiary, and (2) any property of any U.S. Loan Party or Canadian Loan Party that was Excluded Property but, as of the end of the most recently ended fiscal quarter or in connection with any step of the Permitted Reorganization, any Permitted Reorganization Action, any Permitted Aleris Foreign Subsidiary Transfer, or any Person becoming a Specified Aleris Subsidiary, is owned by any U.S. Loan Party or Canadian Loan Party and has ceased to be Excluded Property following the Springing Security Effective Date, promptly (and in any event (w) in the case of newly acquired property, within thirty (30) days after the acquisition thereof, (x) in the case of property that was Excluded Property as a result of the U.S. Hold Separate Order or any U.S. Hold Separate Agreement, within thirty (30) days after the date such property ceases to be Excluded Property, (y) in the case of any other property that was Excluded Property, within thirty (30) days after the end of fiscal quarter in which such property ceases to be Excluded Property; provided that, in the case of clauses (w) through (y), the Administrative Agent may agree to an extension thereof, or (z) immediately in connection with the applicable step(s) of the Permitted Reorganization, the applicable Permitted Reorganization Action, the applicable Permitted Aleris Foreign Subsidiary Transfer, or any Person becoming a Specified Aleris Subsidiary) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Credit Parties, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) subject to the Intercreditor Agreement, take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in

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accordance with all applicable Requirements of Law, but limited to the filing of UCC and PPSA financing statements in the United States, Canada or any state, province or territory thereof, as applicable, as may be reasonably requested by the Collateral Agent; provided that the actions required by clauses (i) and (ii) above need not be taken if the costs of doing so are excessive in relation to the benefits afforded thereby, as determined by the Administrative Agent in its reasonable discretion. The Designated Company shall otherwise take such actions and execute and/or deliver to the Administrative Agent and the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.
(b)    With respect to any Person that becomes a Restricted Subsidiary or a Specified Aleris Subsidiary after the Effective Date (other than (w) Aleris Belgium, to the extent that Aleris Belgium is not a Specified Aleris Subsidiary, (x) Aleris Italy, (y) an Excluded Guarantor Subsidiary and (z) a Securitization Entity) or any Restricted Subsidiary that was an Excluded Guarantor Subsidiary but, as of the end of the most recently ended fiscal quarter, has ceased to be an Excluded Guarantor Subsidiary or is required to become a Loan Party by operation of the provisions of Section 5.11(d), the definition of Permitted Reorganization, the definition of Permitted Reorganization Actions, or the definition of Permitted Aleris Foreign Subsidiary Transfer, or any property owned by any U.S. Loan Party or Canadian Loan Party ceases to be Excluded Property following the Springing Security Effective Date, promptly (and in any event ~~within~~ (x) in the case of property that was Excluded Property as a result of the U.S. Hold Separate Order or any U.S. Hold Separate Agreement, within thirty (30) days after the date such property ceases to be Excluded Property, (y) within thirty (30) days after the end of the fiscal quarter in which such Person becomes a Restricted Subsidiary (other than Aleris Holding Luxembourg S.à.r.l., which is not required to comply with this Section 5.11(b) until December 31, 2020; provided that the Administrative Agent may agree to an extension of such time period in its sole discretion) or ceases to be an Excluded Guarantor Subsidiary or is required to become a Loan Party by operation of the provisions of Section 5.11(d), or after such property owned by any U.S. Loan Party or Canadian Loan Party (other than property described in clause (x) above) ceased to be Excluded Property; provided that the Administrative Agent may agree to an extension of such time period or (~~y~~z) immediately upon such Person becoming a Specified Aleris Subsidiary or in connection with the applicable step(s) of the Permitted Reorganization, the definition of Permitted Reorganization Actions, or the definition of Permitted Aleris Foreign Subsidiary Transfer), cause any such Restricted Subsidiary (other than a Specified Aleris Subsidiary) that is a Wholly Owned Subsidiary or that is a German Borrower Holding Company or an Aleris German Non-Wholly Owned Subsidiary (other than (x) any Restricted Subsidiary prohibited from being a Guarantor under any applicable Requirement of Law (except as otherwise agreed by any Governmental Authority pursuant to a U.S. Hold Separate Agreement), including any Requirement of Law relating to financial assistance, maintenance of capital or other corporate benefit restrictions and (y) any Restricted Subsidiaries where providing such guarantee would result in (1) materially adverse tax consequences, as determined by the Administrative Agent in its reasonable discretion (after consultation with its counsel) or (2) costs that are excessive in relation to the benefits afforded thereby, as determined by the

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Administrative Agent in its reasonable discretion) and any such Specified Aleris Subsidiary, in each case to the extent not prohibited by applicable Requirements of Law (~~except as otherwise agreed by any Governmental Authority~~in the case of the U.S. Hold Separate Assets, as such Requirements of Law are modified pursuant to a U.S. Hold Separate Agreement), (A) to execute (x) a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor~~, including~~ (but, in the case of a Foreign Subsidiary, ~~if requested by the Administrative Agent, a guarantee (or joinder thereto) governed by~~only to the extent possible under and compatible with the laws of such Foreign Subsidiary’s jurisdiction ~~of organization (in such~~), in form and substance reasonably satisfactory to the Administrative Agent, and (y) following the Springing Security Effective Date, if such Restricted Subsidiary is a U.S. Loan Party or a Canadian Loan Party, joinder agreements to the applicable Security Documents, in each case, substantially in the form annexed thereto or in such other form as may be reasonably satisfactory to the Administrative Agent), and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Liens created by the applicable Security Documents to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, but limited to the filing of UCC and PPSA financing statements in the United States, Canada and any state, province or territory thereof, as applicable, as may be reasonably requested by the Administrative Agent. Notwithstanding the foregoing, this ~~clause~~paragraph (b) shall not apply to any Company listed on Schedule 5.11(b) to the extent any applicable Requirement of Law (except as otherwise agreed by any Governmental Authority pursuant to a U.S. Hold Separate Agreement) prohibits it from becoming a Loan Party. Notwithstanding anything to the contrary in this Section 5.11(b), with respect to each Foreign Subsidiary that becomes a party to this Agreement after the Effective Date, the obligations of such Foreign Subsidiary under this Agreement, any Guarantee, any Foreign Guarantee, any Joinder Agreement, or any other Loan Document, may be limited (and such agreements may be amended, restated, supplemented or otherwise modified to give effect to such limitations without the consent of any Person other than the Administrative Agent, the Collateral Agent and such Foreign Subsidiary) in accordance with the Agreed Guarantee and Security Principles on terms reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Borrower. As of the Effective Date, each Lender party hereto and each Lender that becomes a party to this Agreement after the Effective Date, expressly consents to the terms set forth in, and the rights of the ~~Administrative Agent~~Agents to consent to the terms of the amendments, restatements, supplements and modifications described in, the immediately preceding sentence.
~~(c)    [Intentionally omitted].~~
(c)    Notwithstanding any other provision of this Section 5.11 or any other provision in any Loan Document to the contrary, in no event shall this Section 5.11 or such Loan Document obligate (i) any Loan Party other than a Canadian Loan Party or U.S. Loan Party to grant a Lien to the Collateral Agent on any assets, (ii) any U.S. Loan Party to sign any Security Document governed by the laws of a jurisdiction other than a state of the United States, (iii) except as set forth in clause (e) below, any Canadian Loan Party to sign any Security Document governed by the laws of a jurisdiction other than Canada or any province or territory thereof, (iv) any

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Canadian Loan Party or U.S. Loan Party to grant any Lien to the Collateral Agent or take any perfection steps prior to the earlier of the Springing Security Deadline Date or the Springing Security Effective Date, or (v) obtain any consents or waivers from any Person or Governmental Authority with respect to any Lien or grant of Collateral.
(d)    If, at any time and from time to time after the Effective Date, Restricted Subsidiaries that are not Loan Parties because they are Excluded Guarantor Subsidiaries comprise in the aggregate more than 7.5% of the Consolidated Total Assets of the Designated Company and its Subsidiaries as of the end of the most recently ended fiscal quarter or more than 7.5% of Consolidated EBITDA of the Designated Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter, then the Loan Parties shall, not later than 45 days after the date by which financial statements for such fiscal quarter are required to be delivered pursuant to this Agreement (or immediately in connection with the applicable step(s) of the Permitted Reorganization, any Permitted Reorganization Action, or any Permitted Aleris Foreign Subsidiary Transfer), cause one or more of such Restricted Subsidiaries to become Loan Parties (notwithstanding that such Restricted Subsidiaries are, individually, Excluded Guarantor Subsidiaries) such that the foregoing condition ceases to be true. The Designated Company may designate a Subsidiary Guarantor that was not a Restricted Subsidiary of the Designated Company on the Effective Date as an Excluded Guarantor Subsidiary subject to the terms of the definition thereof, in which event the Guarantee by such Restricted Subsidiary shall be released in accordance with Section 7.09 and the Collateral Agent shall release the Collateral pledged by such Person (if any).
(e)    Following the Springing Security Effective Date, any Canadian Loan Party that has in the United States at any time property (other than Excluded Property) having an aggregate fair market value in excess of $5,000,000 for any such Canadian Loan Party, shall execute a joinder agreement to the U.S. Security Agreement reasonably satisfactory to the Administrative Agent.
(f)    Notwithstanding any other provision of this Section 5.11 or any provision in any other Loan Document to the contrary, in no event shall this Section 5.11 or such Loan Document obligate any Loan Party to (i) grant a Lien to the Collateral Agent on any Excluded Property or (ii) take any perfection steps with respect to any Excluded Property.
(g)    Notwithstanding any other provision of this Section 5.11 or any provision in any other Loan Document to the contrary, in no event shall this Section 5.11 or such Loan Document require to the extent creation of a security interest in a specific asset requires that such asset be described with specificity in the applicable Security Document or filing (including, for example, a list of specific items of Inventory with identification numbers, or descriptions of commercial tort claims), the creation of the Collateral Agent’s security interest in such assets, to the extent acquired in a Permitted Acquisition.
(h)    Notwithstanding any other provision of this Section 5.11 or any provision in any other Loan Document to the contrary, without the consent of any other person, the

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Administrative Agent and/or Collateral Agent may (or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Security Document (subject to the consent of the Loan Parties party thereto except as otherwise provided in such Security Document) or enter into any new agreement or instrument, to give effect to the provisions set forth in Section 5.11(f) and (g).
Section 5.12    Security Interests; Further Assurances. Subject to the terms of the Intercreditor Agreement, following the Springing Security Effective Date, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at the Borrower’s expense, (x) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary for the continued validity of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens and (y) authorize the Collateral Agent or its counsel to file any UCC or PPSA financing statement in the United States or Canada deemed by the Administrative Agent or the Collateral Agent reasonably necessary for the continued perfection of the Liens on the Collateral covered thereby; provided, that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the only Security Documents and filings required for the purposes of perfecting a pledge or security interest shall be those filings made under the UCC or PPSA in the United States and Canada, as applicable, and no other perfection steps shall be made or required to be made in respect of the Collateral. Subject to the proviso in the immediately preceding sentence, following the Springing Security Effective Date, deliver or cause to be delivered (using commercially reasonable efforts with respect to delivery of items from Persons who are not in the control of any Loan Party) to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to such Agent as such Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent, the Collateral Agent (following the Springing Security Effective Date), or any Lender of any power, right, privilege or remedy pursuant to any Loan Document that requires any consent, approval, registration, qualification or authorization of any Governmental Authority, ~~executed~~execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may reasonably require in connection therewith.
Section 5.13    Information Regarding Loan Parties. Not effect any change (i) in any Loan Party’s legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to its material property, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent not less than ten (10) Business Days’ prior written notice (in the form of an Officers’

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Certificate) of its intention to do so, or such lesser notice period agreed to by the Administrative Agent and the Collateral Agent, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) if the Springing Security Effective Date has occurred, it shall have taken all action reasonably satisfactory to the Administrative Agent and the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Credit Parties in the Collateral, if applicable, to the extent required under this Agreement. Each Loan Party agrees to promptly provide the Administrative Agent and the Collateral Agent, upon request therefor, with certified Organizational Documents reflecting any of the changes described in the preceding sentence. For the purposes of the Regulation, (i) no U.K. Guarantor shall change its centre of main interest (as that term is used in Article 3(1) of the Regulation) from England and Wales, (ii) nor shall any Irish Guarantor change its centre of main interest from Ireland or Germany, nor shall Irish Guarantor have an “establishment” (as that term is used in Article 2(h) of the Regulation) in any jurisdiction other than Ireland or Germany, (iii) nor shall any Swiss Guarantor change its centre of main interest from Switzerland, nor shall any Swiss Guarantor have an “establishment” in any other jurisdiction, (iv) nor shall German Seller change its centre of main interest from Germany, (v) nor shall any Dutch Guarantor change its centre of main interest from the Netherlands, nor shall any Dutch Guarantor have an “establishment” in any other jurisdiction, (vi) nor shall any French Guarantor change its centre of main interest from France, nor shall any French Guarantor have an “establishment” in any other jurisdiction, (vii) nor shall any Belgian Guarantor change its centre of main interest from Belgium, nor shall any Belgian Guarantor have an “establishment” in any other jurisdiction and (viii) other than as provided in paragraph (ii) above, no Guarantor (to the extent such Guarantor is subject to the Regulation) shall have a centre of main interest other than as situated in its jurisdiction of incorporation.
Section 5.14    Affirmative Covenants with Respect to Leases. With respect to each Lease to which a Loan Party is party as landlord or lessor, the respective Loan Party shall perform all the obligations imposed upon the landlord under such Lease and enforce all of the tenant’s obligations thereunder, except where the failure to so perform or enforce could not reasonably be expected to result in a Property Material Adverse Effect.
Section 5.15    Post-Closing Covenants; Covenants in Respect of Hedging Agreements Following the Aleris Acquisition Closing Date.
(a)    Execute and deliver the documents and complete the tasks and take the other actions set forth on Schedule 5.15, in each case within the time limits specified on such Schedule.
(b)    Promptly following the Aleris Acquisition Closing Date, use reasonable efforts to novate all transactions under the Specified Aleris Hedging Agreements, such that, after giving effect to such novation, such transactions shall be subject solely to the terms and conditions of Hedging Agreements (other than Specified Aleris Hedging Agreements) with one or more Companies, the terms of which shall not require a Lien on any assets of any Company to secure the obligations thereunder (other than solely as a result of the designation of any counterparty

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thereto as a “Secured Hedge Provider” in accordance with the terms of, and as defined in, the Secured Term Loan Credit Agreement).
(c)    No later than the date that is 30 days after the Aleris Acquisition Closing Date, cease entering into any transactions under the Specified Aleris Hedging Agreements.
(d)    No later than the date that is 180 days after the Aleris Acquisition Closing Date, cause all Specified Aleris Hedging Agreements to be terminated, and all transactions thereunder to be terminated, novated or cancelled.
(e)    Promptly upon the termination, novation or cancellation of each transaction under any Specified Aleris Hedging Agreement, (i) cause all Liens on assets of Aleris or any of its Subsidiaries securing the obligations thereunder to be released (other than Liens arising solely as a result of the designation of any counterparty thereto as a “Secured Hedge Provider” in accordance with the terms of, and as defined in, the Secured Term Loan Credit Agreement), (ii) deliver to ~~the Administrative~~any Agent all documents and filings required or reasonably requested by the Administrative Agent to evidence the release of such Liens, and (iii) cause any collateral held by or on behalf of the counterparty to such transaction to promptly be returned to the applicable Company and be pledged to the extent required under the Secured Term Loan Credit Agreement and the Revolving Credit Agreement (except, in the case of this clause (iii), to the extent that such collateral is cash that is otherwise applied to settle or net out amounts owing under such Hedging Agreement at the time of such termination, novation or cancellation) (the requirements under this clause (e), collectively, the “Aleris Hedging Collateral Requirements”).
Section 5.16    Designation of Subsidiaries. The Designated Company may at any time after the Effective Date designate any Restricted Subsidiary of the Designated Company as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Designated Company shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenant (it being understood that, as a condition precedent to the effectiveness of any such designation, the Designated Company shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth in reasonable detail the calculations demonstrating such compliance), (iii) the Consolidated Interest Coverage Ratio for the most recently ended four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) shall be greater than 2.00 to 1.00 on a Pro Forma Basis (it being understood that, as a condition precedent to the effectiveness of any such designation, the Designated Company shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth in reasonable detail the calculations demonstrating such Consolidated Interest Coverage Ratio), (iv) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any of the Senior Notes, the Revolving Credit Agreement, the Secured Term Loan Credit Agreement, any Additional Senior Secured Indebtedness, any Junior Secured Indebtedness or any other Indebtedness, as applicable,

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constituting Material Indebtedness, (v) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (vi) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary under this Section 5.16, the sum of (A) the fair market value of assets of such Subsidiary as of such date of designation (the “Designation Date”), plus (B) the aggregate fair market value of assets of all Unrestricted Subsidiaries designated as Unrestricted Subsidiaries pursuant to this Section 5.16 prior to the Designation Date (in each case measured as of the date of each such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary) shall not exceed $500,000,000 in the aggregate as of such Designation Date pro forma for such designation, (vii) no Restricted Subsidiary shall be a Subsidiary of an Unrestricted Subsidiary and (viii) the Borrower (and each Person that directly or indirectly owns any Equity Interests of the Borrower) may not be designated as an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary under this Section 5.16 after the Effective Date shall constitute an Investment by the Designated Company or its applicable Restricted Subsidiary therein at the date of designation in an amount equal to the fair market value of the Designated Company’s or such Restricted Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Designated Company or any of its Restricted Subsidiaries in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the lesser of (x) the fair market value at the date of such designation of the Designated Company’s or its Restricted Subsidiary’s (as applicable) Investment in such Subsidiary and (y) the amount of Investments made by the Designated Company or its Restricted Subsidiaries in such Unrestricted Subsidiary from and after the date of such Subsidiary was designated as an Unrestricted Subsidiary.
ARTICLE VI
NEGATIVE COVENANTS
Each Loan Party warrants, covenants and agrees with each Lender that, from and after the Effective Date, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders (and such other Lenders whose consent may be required under Section 11.02) shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Restricted Subsidiaries to:
Section 6.01    Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except
(a)    Indebtedness incurred under this Agreement and the other Loan Documents;
(b)    (i) Indebtedness outstanding on the Effective Date and listed on Schedule 6.01(b) and Permitted Refinancings thereof, (ii) Indebtedness of Loan Parties under the Revolving Credit

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Loan Documents and Permitted Revolving Credit Facility Refinancings thereof in an aggregate principal amount at any time outstanding not to exceed the Maximum Revolving Credit Facility Amount, (iii) the Secured Term Loans and all other Indebtedness of Loan Parties under the Secured Term Loan Documents and Permitted Secured Term Loan Facility Refinancings thereof and (iv) Secured Term Loan Incremental Equivalent Indebtedness and Permitted Refinancings thereof;
(c)    Indebtedness of any Company under Hedging Agreements (including Contingent Obligations of any Company with respect to Hedging Agreements of any other Company); provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Agreements relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Agreements at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Agreements relate;
(d)    Indebtedness permitted by Section 6.04(i) or (s), any other Indebtedness of a Restricted Subsidiary permitted by Section 6.04, and any Indebtedness of Holdings and Novelis Europe Holdings Limited (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) permitted by Section 6.15;
(e)    Indebtedness of any Securitization Entity under any Qualified Securitization Transaction (i) that is without recourse to any Company (other than such Securitization Entity) or any of their respective assets (other than pursuant to Standard Securitization Undertakings) and (ii) that are negotiated in good faith at arm’s length; provided that no Default shall be outstanding after giving effect thereto, and (A) with respect to any such Indebtedness of a Securitization Entity that is organized in a Principal Jurisdiction, such transaction is a Permitted German Alternative Financing, Permitted Customer Account Financing or a Permitted Novelis Switzerland Financing, (B) with respect to any such Indebtedness of a Securitization Entity that is organized in a Non-Principal Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Principal Jurisdiction under all Qualified Securitization Transactions under this Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Principal Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Principal Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Principal Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (C) with respect to any such Indebtedness of a Securitization Entity that is organized in a Non-Loan Party Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Loan Party Jurisdiction under all Qualified
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Securitization Transactions under this Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Loan Party Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Loan Party Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Loan Party Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000;
(f)    Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations, and Permitted Refinancings thereof (other than refinancings funded with intercompany advances); provided that at the time such obligations are incurred, the outstanding amount of Indebtedness incurred under this clause (f) shall not exceed the greater of (x) 10% of Consolidated Net Tangible Assets and (y) $500,000,000;
(g)    Sale and Leaseback Transactions permitted under Section 6.03;
(h)    Indebtedness in respect of bid, performance or surety bonds or obligations, workers’ compensation claims, self-insurance obligations, financing of insurance premiums, and bankers acceptances issued for the account of the Designated Company or any Restricted Subsidiary, in each case, incurred in the ordinary course of business (including guarantees or obligations of the Designated Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety bonds or obligations, workers’ compensation claims, self-insurance obligations and bankers acceptances) (in each case other than Indebtedness for borrowed money);
(i)    Contingent Obligations (i) of any Loan Party in respect of Indebtedness otherwise permitted to be incurred by such Loan Party under this Section 6.01, (ii) of any Loan Party in respect of Indebtedness of Restricted Subsidiaries that are not Loan Parties or are Restricted Grantors in an aggregate amount not exceeding the greater of (x) $100,000,000 and (y) 2.0% of Consolidated Total Assets at any one time outstanding less all amounts paid with regard to Contingent Obligations permitted pursuant to Section 6.04(a), and (iii) of any Company that is not a Loan Party in respect of Indebtedness otherwise permitted to be incurred by such Company under this Section 6.01;
(j)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of incurrence;
(k)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

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(l)    unsecured Indebtedness and Junior Secured Indebtedness not otherwise permitted under this Section 6.01; provided, that (i) such Indebtedness has a final maturity date no earlier than 180 days after the Latest Maturity Date, (ii) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Term Loans with the Latest Maturity Date, (iii) no Default is then continuing or would result therefrom, (iv) such Indebtedness is incurred by a Loan Party and the persons that are (or are required to be) guarantors under such Indebtedness do not consist of any persons other than those persons that are (or are required to be) Loan Parties under and with respect to the Term Loans, (v) the terms of such Indebtedness do not require any amortization, mandatory prepayment or redemption or repurchase at the option of the holder thereof (other than customary offers to purchase upon a change of control or asset sale) earlier than 180 days after the Latest Maturity Date, (vi) such Indebtedness has terms and conditions (excluding pricing, premiums and subordination terms, and, in the case of Junior Secured Indebtedness, terms related to collateral and perfection), when taken as a whole, are not materially more restrictive or less favorable to the Companies and are not materially less favorable to the Lenders, than the terms of the Loan Documents (except with respect to terms and conditions that are applicable only after the then Latest Maturity Date), (vii) [intentionally omitted], (viii) [intentionally omitted], (ix) [intentionally omitted], and (x) after giving effect to the incurrence of such Indebtedness and to the consummation of any Permitted Acquisition or other Investment or application of funds made with the proceeds of such incurrence on a Pro Forma Basis, (A) the Consolidated Interest Coverage Ratio at such date shall be greater than 2.0 to 1.0; and (B) with respect to any such Junior Secured Indebtedness, the Secured Net Leverage Ratio, determined on a Pro Forma Basis, shall be no greater than 5.00 to 1.00 (which shall be evidenced by a certificate from the chief financial officer of the Designated Company demonstrating such compliance calculation in reasonable detail); provided, further that delivery to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness of an Officers’ Certificate of a Responsible Officer of the Designated Company (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
(m)    Indebtedness consisting of working capital facilities, lines of credit or cash management arrangements for Restricted Subsidiaries and Contingent Obligations of Restricted Subsidiaries in respect thereof; provided that no Default shall be outstanding, on a Pro Forma Basis, after giving effect thereto and (A) with respect to any such Indebtedness of a Restricted Subsidiary that is organized in a Principal Jurisdiction, such transaction is a Permitted German Alternative Financing, (B) with respect to any such Indebtedness of a Company that is organized in a Non-Principal Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Principal Jurisdiction under all Qualified Securitization Transactions under Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Principal Jurisdiction

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then outstanding under this Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Principal Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Principal Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, (C) with respect to any such Indebtedness of a Company that is organized in a Non-Loan Party Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Loan Party Jurisdiction under all Qualified Securitization Transactions under Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Loan Party Jurisdiction then outstanding under this Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Loan Party Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Loan Party Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (D) with respect to such Indebtedness (x) of a Restricted Subsidiary organized under the laws of Germany, Contingent Obligations with respect thereto shall be limited to other Restricted Subsidiaries organized under the laws of Germany, Switzerland (if such Indebtedness is incurred together with a Permitted Novelis Switzerland Financing) or any Non-Principal Jurisdiction, (y) of a Restricted Subsidiary organized in a Non-Principal Jurisdiction, Contingent Obligations with respect thereto shall be limited to other Restricted Subsidiaries organized in a Non-Principal Jurisdiction and (z) of a Restricted Subsidiary organized in a Non-Loan Party Jurisdiction, Contingent Obligations with respect thereto shall be limited to other Restricted Subsidiaries organized in a Non-Loan Party Jurisdiction;
(n)    Indebtedness in respect of indemnification obligations or obligations in respect of purchase price adjustments or similar obligations incurred or assumed by the Loan Parties and their Subsidiaries in connection with (i) an Asset Sale or sale of Equity Interests otherwise permitted under this Agreement and (ii) Permitted Acquisitions or other Investments permitted under this Section 6.04;
(o)    unsecured guaranties in the ordinary course of business of any person of the obligations of suppliers, customers, lessors or licensees;
(p)    Indebtedness of NKL arising under letters of credit issued in the ordinary course of business;

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(q)    (i) Indebtedness of any person existing at the time such person is acquired in connection with a Permitted Acquisition or any other Investment permitted under Section 6.04; provided that such Indebtedness is not incurred in connection with or in contemplation of such Permitted Acquisition or other Investment and is not secured by Accounts or Inventory of any Company organized in a Principal Jurisdiction or the proceeds thereof, and at the time of such Permitted Acquisition or other Investment, no Event of Default shall have occurred and be continuing, and (ii) Permitted Refinancings of such Indebtedness, in an aggregate amount, for all such Indebtedness permitted under this clause (q), not to exceed at any time outstanding an amount equal to the sum of (x) the greater of (1) $200,000,000 and (2) 4% of Consolidated Net Tangible Assets and (y) an additional unlimited amount so long as, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, the Consolidated Interest Coverage Ratio shall be greater than 2.0 to 1.0;
(r)    Indebtedness in respect of treasury, depositary and cash management services or automated clearinghouse transfer of funds (including the Cash Pooling Arrangements and other pooled account arrangements and netting arrangements and commercial credit card and merchant card services and other bank products or services) in the ordinary course of business, in each case, arising under the terms of customary agreements with any bank;
(s)    Permitted Holdings Indebtedness;
(t)    Indebtedness constituting the Senior Notes in an aggregate principal amount not to exceed $3,100,000,000, and Permitted Refinancings thereof (including successive Permitted Refinancings of Indebtedness incurred as a Permitted Refinancing under this clause (t));
(u)    Indebtedness of any Loan Party under one or more series of senior secured notes under one or more indentures, provided that (i) such Indebtedness has a final maturity date that is no earlier than the Latest Maturity Date, (ii) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Term Loans with the Latest Maturity Date, (iii) no Default is then continuing or would result therefrom, (iv) such Indebtedness is incurred by a Loan Party and the persons that are (or are required to be) guarantors under such Indebtedness do not consist of any persons other than those persons that are (or are required to be) Loan Parties under or in respect to the Term Loans, (v) the terms of such Indebtedness do not require any amortization, mandatory prepayment or redemption or repurchase at the option of the holders thereof (other than customary asset sale or change of control provisions, which asset sale provisions may require the application of proceeds of asset sales and casualty events co-extensive with those applicable to the Secured Term Loans and Revolving Credit Loans as set forth in Section 2.10(c) to make mandatory prepayments or prepayment offers out of such proceeds) earlier than the Latest Maturity Date, (vi) such Indebtedness has terms and conditions (excluding pricing and premiums and terms related to collateral and perfection), when taken as a whole, that are not materially more restrictive or less favorable to the Companies and the Lenders than the terms of the Loan Documents (except with respect to terms and conditions that are applicable only after the then Latest Maturity Date), (vii)

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[intentionally omitted], (viii) [intentionally omitted], (ix) [intentionally omitted], and (x) after giving effect to the incurrence of such Indebtedness and to the consummation of any Permitted Acquisition or other Investment or application of funds made with the proceeds of such incurrence on a Pro Forma Basis, the Senior Secured Net Leverage Ratio at such date shall be not greater than 3.0 to 1.0 (provided that in calculating the Senior Secured Net Leverage Ratio, the proceeds of the incurrence of such Indebtedness shall be excluded from Unrestricted Cash); provided, further that delivery to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness of an Officers’ Certificate of a Responsible Officer of the Designated Company (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
(v)    Permitted Unsecured Refinancing Debt and any Permitted Refinancing thereof (including successive Permitted Refinancings of Indebtedness incurred as a Permitted Refinancing under this clause (v));
(w)    Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and any Permitted Refinancings thereof (including successive Permitted Refinancings of Indebtedness incurred as a Permitted Refinancing under this clause (w));
(x)    obligations of the Designated Company or any of its Restricted Subsidiaries to reimburse or refund deposits posted by customers pursuant to forward sale agreements entered into by the Designated Company or such Restricted Subsidiary in the ordinary course of business;
(y)    unsecured Indebtedness not otherwise permitted under this Section 6.01 in an aggregate principal amount not to exceed the greater of (x) $500,000,000 and (y) 10% of Consolidated Net Tangible Assets at any time outstanding;
(z)    (i) unsecured Indebtedness in respect of obligations of the Designated Company or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements and (ii) unsecured indebtedness in respect of intercompany obligations of the Designated Company or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;
(aa)    Indebtedness representing deferred compensation or similar arrangements to employees, consultants or independent contractors of the Designated Company (or its direct or indirect parent) and its Restricted Subsidiaries incurred in the ordinary course of business or

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otherwise incurred in connection with the Transactions or any Permitted Acquisition or other Investment permitted under Section 6.04;
(bb)    Indebtedness consisting of promissory notes issued to current or former officers, managers, consultants, directors and employees (or respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of capital stock of the Designated Company or any of its direct or indirect parent companies permitted by Section 6.08(j);
(cc)    Indebtedness pursuant to industrial revenue bond, direct government loan or similar programs in an aggregate principal amount not to exceed the greater of (x) $150,000,000 and (y) 3% of Consolidated Net Tangible Assets at any time outstanding;
(dd)    Indebtedness of Loan Parties under any Third Lien Credit Agreement and any Permitted Refinancing thereof (including successive Permitted Refinancings of Indebtedness incurred as a Permitted Refinancing under this clause (dd));
(ee)    [intentionally omitted]; and
(ff)    Surviving Aleris Debt and Indebtedness of one or more Companies organized under the laws or the People’s Republic of China and, in each case, Permitted Refinancings thereof; provided that (i) the obligations in respect of the foregoing shall not be secured by any assets of, and shall not be guaranteed by, any Person, other than the assets of, and guarantees by, one or more Companies organized under the laws of the People’s Republic of China that is not a Loan Party, and (ii) the aggregate principal amount of Indebtedness and undrawn commitments thereunder shall not exceed $300,000,000 at any time outstanding.
Notwithstanding anything to the contrary contained in this Section 6.01, accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will be deemed not to be an incurrence of Indebtedness for purposes of this covenant (but shall, for the avoidance of doubt, be deemed to be Indebtedness for the purposes of calculating any financial ratio, including the Consolidated Interest Coverage Ratio, the Total Net Leverage Ratio, the Secured Net Leverage Ratio or the Senior Secured Net Leverage Ratio, whether calculated under this Section 6.01 or elsewhere in this Agreement).
Section 6.02    Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):
(a)    (i) inchoate Liens for Taxes not yet due and payable or delinquent and (ii) Liens for Taxes which are due and payable and are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with US GAAP;

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(b)    Liens in respect of property of any Company imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid for more than 30 days, are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with US GAAP;
(c)    any Lien in existence on the Effective Date and set forth on Schedule 6.02(c) that does not attach to the Accounts and Inventory of the Borrower and any Lien granted as a replacement, renewal or substitution therefor; provided that any such replacement, renewal or substitute Lien (i) does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Effective Date (including undrawn commitments thereunder in effect on the Effective Date, accrued and unpaid interest thereon and fees and premiums payable in connection with a Permitted Refinancing of the Indebtedness secured by such Lien) and (ii) does not encumber any property other than the property subject thereto on the Effective Date (any such Lien, an “Existing Lien”);
(d)    easements, rights-of-way, restrictions (including zoning restrictions), reservations (including pursuant to any original grant of any Real Property from the applicable Governmental Authority), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies or irregularities on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness for borrowed money or (ii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;
(e)    Liens arising out of judgments, attachments or awards not resulting in an Event of Default that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with US GAAP;
(f)    Liens (other than any Lien imposed by ERISA) (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and

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(z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established on the books of the appropriate Company in accordance with US GAAP, and (ii) to the extent such Liens are not imposed by Requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents and, with respect to clause (y), property relating to the performance of obligations secured by such bonds or instruments;
(g)    (i) Leases, subleases or licenses of the properties of any Company granted to other persons which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company and (ii) interests or title of a lessor, sublessor, licensor or sublicensor or Lien securing a lessor’s, sublessor’s, licensor’s or sublicensor’s interest in any lease or license not prohibited by this Agreement;
(h)    Liens arising out of conditional sale, hire purchase, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;
(i)    Liens securing Indebtedness incurred pursuant to Section 6.01(f) or Section 6.01(g); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and any proceeds of such property and do not encumber any other property of any Company (other than pursuant to customary cross-collateralization provisions with respect to other property of a Company that also secure Indebtedness owed to the same financing party or its Affiliates that is permitted under Section 6.01(f), Section 6.01(g) or Section 6.01(cc));
(j)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to treasury, depositary and cash management services or automated clearinghouse transfer of funds (including pooled account arrangements and netting arrangements or claims against any clearing agent or custodian with respect thereto); provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any other Indebtedness;
(k)    Liens granted (i) ~~pursuant to the~~on and after the Springing Security Effective Date pursuant to the Loan Documents to secure the Obligations and the Guaranteed Obligations, so long as (x) such Liens solely attach to assets (other than Excluded Property) of the Loan Parties organized under the laws of the United States, the states thereof, the District of Columbia, and Canada (or any province or territory thereof), and (y) such Obligations, Guaranteed Obligations and Liens are at all times subject to the terms of the Intercreditor Agreement as “Subordinated Lien Debt” (as defined in the Intercreditor Agreement), (ii) pursuant to the Secured Term Loan Documents to secure the “Secured Obligations” (as defined in the Secured Term Loan Credit

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Agreement) and any Permitted Secured Term Loan Facility Refinancings thereof, (~~ii~~iii) pursuant to the Revolving Credit Security Documents to secure the “Secured Obligations” (as defined in the Revolving Credit Agreement) and any Permitted Revolving Credit Facility Refinancings thereof, (~~iii~~iv) pursuant to the Third Lien Security Documents to secure the “Secured Obligations” (as defined in the Third Lien Credit Agreement) and any Permitted Refinancing thereof, (~~iv~~v) Liens securing Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, (~~v~~vi) Liens securing Additional Senior Secured Indebtedness, and (~~vi~~vii) Liens securing Junior Secured Indebtedness;
(l)    licenses of Intellectual Property granted by any Company in the ordinary course of business or pursuant to the U.S. Hold Separate Order, a U.S. Hold Separate Agreement or a Belgian Purchase Document and, in each case, not interfering in any material respect with the ordinary conduct of business of the Companies;
(m)    the filing of UCC or PPSA financing statements (or the equivalent in other jurisdictions) solely as a precautionary measure in connection with operating leases or consignment of goods;
(n)    (x) Liens on property of Excluded Subsidiaries securing Indebtedness of Excluded Subsidiaries permitted by Section 6.01(m), (y) Liens on property of Restricted Subsidiaries that are organized in a Principal Jurisdiction consisting of Revolving Credit Priority Collateral and Hedging Agreements related to the value of such Revolving Credit Priority Collateral securing Indebtedness of such Restricted Subsidiaries permitted by Section 6.01(m) and (z) Liens on property of NKL securing Indebtedness permitted by Section 6.01(p);
(o)    Liens securing the refinancing of any Indebtedness secured by any Lien permitted by clauses (c), (i), (k) or (r) of this Section 6.02 or this clause (o) without any change in the assets subject to such Lien and to the extent such refinanced Indebtedness is permitted by Section 6.01;
(p)    to the extent constituting a Lien, the existence of an “equal and ratable” clause in the Senior Note Documents (and any Permitted Refinancings thereof) and other debt securities issued by a Loan Party that are permitted under Section 6.01 (but, in each case, not any security interests granted pursuant thereto);
(q)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(r)    Liens on assets acquired in a Permitted Acquisition or other Acquisitions permitted under Section 6.04 or on property of a person existing at the time such person is acquired or merged with or into or amalgamated or consolidated with any Company to the extent permitted hereunder or such assets are acquired (and not created in anticipation or contemplation thereof); provided that (i) such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon and proceeds thereof) and are no more

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favorable to the lienholders than such existing Lien and (ii) (x) such Liens secure obligations in respect of Indebtedness permitted under Section 6.01(ff), so long as such Liens do not extend to any assets of any Person other than the assets of one or more Companies organized under the laws of the People’s Republic of China that is not a Loan Party, or (y) the aggregate principal amount of Indebtedness secured by such Liens does not exceed the greater of (1) $200,000,000 and (2) 4% of Consolidated Net Tangible Assets at any time outstanding;
(s)    any encumbrance or restriction (including put and call agreements) solely in respect of the Equity Interests of any Joint Venture or Joint Venture Subsidiary that is not a Loan Party, contained in such Joint Venture’s or Joint Venture Subsidiary’s Organizational Documents or the joint venture agreement or stockholders agreement in respect of such Joint Venture or Joint Venture Subsidiary;
(t)     (A) Liens granted in connection with Indebtedness permitted under Section 6.01(e) that are limited in each case to the Securitization Assets transferred or assigned pursuant to the related Qualified Securitization Transaction and (B) Liens granted in connection with a Permitted Factoring Facility pursuant to Section 6.06(e) that are limited in each case to precautionary Liens on the Receivables sold, transferred or disposed of pursuant to such transaction, and Liens on the other Factoring Assets with respect thereto;
(u)    Liens not otherwise permitted by this Section 6.02 securing liabilities not in excess of the greater of (x) $100,000,000 and (y) 2% of Consolidated Net Tangible Assets in the aggregate at any time outstanding;
(v)    to the extent constituting Liens, rights under purchase and sale agreements with respect to Equity Interests or other assets permitted to be sold in Asset Sales permitted under Section 6.06;
(w)    Liens securing obligations owing to the Loan Parties so long as such obligations and Liens, where owing by or on assets of Loan Parties, are subordinated to the Guaranteed Obligations and, on and after the Springing Security Effective Date solely with respect to assets of the U.S. Loan Parties and the Canadian Loan Parties, to the Credit Parties’ Liens on the Collateral in a manner satisfactory to the Administrative Agent;
(x)    Liens created, arising or securing obligations under the Receivables Purchase Agreements;
(y)    Liens on deposits provided by customers or suppliers in favor of such customers or suppliers securing the obligations of the Designated Company or its Restricted Subsidiaries to refund deposits posted by customers or suppliers pursuant to forward sale agreements entered into by the Designated Company or its Restricted Subsidiaries in the ordinary course of business;

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(z)    Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment;
(aa)    the pledge of Qualified Capital Stock of any Unrestricted Subsidiary;
(bb)    Liens in favor of any underwriter, depositary or stock exchange on the Equity Interests in NKL or its direct parents, 4260848 Canada Inc., 4260856 Canada Inc. and 8018227 Canada Inc. and any securities accounts in which such Equity Interests are held in connection with any listing or offering of Equity Interests in NKL, to the extent required by applicable Requirements of Law or stock exchange requirements (and not securing Indebtedness);
(cc)    (i) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks, (B) relating to pooled deposit or sweep accounts of any Company to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Companies or (C) relating to purchase orders and other similar agreements entered into with customers of the Companies in the ordinary course of business, (ii) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (iii) Liens encumbering reasonable customary initial deposits and, to the extent required by applicable law, margin deposits, in each case attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and (iv) Liens in favor of banking institutions, securities intermediaries and clearing agents (including the right of set-off) and which are within the general parameters customary in the banking industry and not granted in connection with the incurrence of Indebtedness;
(dd)    (i) Cash collateral securing Indebtedness incurred pursuant to Section 6.01(h) and (ii) commencing on the Aleris Acquisition Closing Date and ending on the date that is 180 days after such date, cash collateral securing obligations under the Specified Aleris Hedging Agreements;
(ee)    Liens securing Indebtedness incurred pursuant to Section 6.01(cc); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and any proceeds of such property and do not encumber any other property of any Company (other than pursuant to customary cross-collateralization provisions with respect to other property of a Company that also secure Indebtedness owed to the same financing party or its Affiliates that is permitted under Section 6.01(f), Section 6.01(g), or Section 6.01(cc)); and
(ff)    solely to the extent that the Designated Belgian Escrow Funds are required to be deposited in the Designated Belgian Escrow Account pursuant to the Belgian Purchase Documents, Liens on the Designated Belgian Escrow Account and the Designated Belgian Escrow Funds pursuant to the Designated Belgian Escrow Agreement.
Any reference in this Agreement or any of the other Loan Documents to a Lien permitted by this Agreement is not intended to subordinate or postpone, and shall not be interpreted as

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subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Lien permitted hereunder.
Section 6.03    Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless (i) the sale of such property is permitted by Section 6.06, (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02 and (iii) after giving effect to such Sale and Leaseback Transaction, the aggregate fair market value of all properties covered by Sale and Leaseback Transactions entered into would not exceed (A) in the case of a Sale and Leaseback Transaction constituting Indebtedness incurred pursuant to Section 6.01(cc), the greater of (x) $150,000,000 and (y) 3% of Consolidated Net Tangible Assets at any time and (B) in the case of all other Sale and Leaseback Transactions, the greater of (x) $250,000,000 and (y) 5% of Consolidated Net Tangible Assets.
Section 6.04    Investments, Loan and Advances. Directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other ownership interest in, or make any capital contribution to, any other person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the property and assets or business of any other person or assets constituting a business unit, line of business or division of any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”; it being understood that (x) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment and when determining the amount of an Investment that remains outstanding, the last paragraph of this Section 6.04 shall apply, (y) in the event a Restricted Subsidiary ceases to be a Restricted Subsidiary as a result of being designated an Unrestricted Subsidiary, the Designated Company will be deemed to have made an Investment in such Unrestricted Subsidiary as of the date of such designation, as provided in Section 5.16 and (z) in the event a Restricted Subsidiary ceases to be a Restricted Subsidiary as a result of an Asset Sale or similar transaction, and the Designated Company and its Restricted Subsidiaries continue to own Equity Interests in such Restricted Subsidiary, the Designated Company will be deemed, at the time of such transaction and after giving effect thereto, to have made an Investment in such Person equal to the fair market value of the Designated Company’s and its Restricted Subsidiaries’ Investments in such Person at such time), except that the following shall be permitted:

(a)    Investments consisting of unsecured guaranties by Loan Parties of, or other unsecured Contingent Obligations with respect to, operating payments not constituting Indebtedness for borrowed money incurred by Restricted Subsidiaries that are not Loan Parties or that are Restricted Grantors, in the ordinary course of business, that, to the extent paid by such

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Loan Party, shall not exceed an aggregate amount equal to the greater of (x) $100,000,000 and (y) 2% of Consolidated Net Tangible Assets less the amount of Contingent Obligations by Loan Parties in respect of Companies that are not Loan Parties or that are Restricted Grantors permitted pursuant to Section 6.01(i)(ii);
(b)    Investments outstanding on the Effective Date and identified on Schedule 6.04(b);
(c)    the Companies may (i) acquire and hold accounts receivable owing to any of them if created or acquired in the ordinary course of business or in connection with a Permitted Acquisition or other Acquisition permitted under Section 6.04, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;
(d)    Investments of Securitization Assets in Securitization Entities in connection with Qualified Securitization Transactions permitted by Section 6.01(e);
(e)    the Loan Parties and their Restricted Subsidiaries may make loans and advances (including payroll, travel and entertainment related advances) in the ordinary course of business to their respective employees (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes-Oxley Act) so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed (when aggregated with loans and advances outstanding pursuant to clause (h) below) $15,000,000;
(f)    any Company may enter into Hedging Agreements (including Contingent Obligations of any Company with respect to Hedging Obligations of any other Company) to the extent permitted by Section 6.01(c);
(g)    Investments made by any Company as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06; provided, that if such Investment or Asset Sale involves a Transferred Aleris Foreign Subsidiary, such transaction shall comply with the requirements set forth in the definition of Permitted Aleris Foreign Subsidiary Transfer;
(h)    loans and advances to directors, employees and officers of the Loan Parties and their Restricted Subsidiaries for bona fide business purposes, in aggregate amount not to exceed (when aggregated with loans and advances outstanding pursuant to clause (e) above) $15,000,000 at any time outstanding; provided that no loans in violation of Section 402 of the Sarbanes-Oxley Act shall be permitted hereunder;
(i)    Investments (i) by any Company in any other Company outstanding on the Effective Date, (ii) by any Company in any Unrestricted Grantor, (iii) by any Restricted Grantor in any other Restricted Grantor, (iv) by an Unrestricted Grantor in any Restricted Grantor so long

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as, on a Pro Forma Basis after giving effect to and at the time of such Investment, the Consolidated Interest Coverage Ratio shall be greater than 2.0 to 1.0, (v) by any Loan Party in any Company that is not a Loan Party in an aggregate amount not to exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (vi) by any Company that is not a Loan Party in any other Company; provided that any such Investment in the form of a loan or advance to any Loan Party shall be subordinated to the Guaranteed Obligations on terms reasonably satisfactory to the Administrative Agent;
(j)    Investments in securities or other obligations received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers or in connection with the settlement of delinquent accounts in the ordinary course of business, and Investments received in good faith in settlement of disputes or litigation;
(k)    Investments in Joint Ventures in which the Loan Parties hold at least 50% of the outstanding Equity Interests or Joint Venture Subsidiaries made with the Net Cash Proceeds of (x) arm’s length sales or dispositions for cash of Equity Interests in a Joint Venture Subsidiary for fair market value or (y) the issuance of Equity Interests in a Joint Venture Subsidiary, in each case as permitted by Section 6.06 hereof;
(l)    Investments in Norf GmbH in an aggregate amount not to exceed €100,000,000 at any time outstanding;
(m)    Permitted Acquisitions;
(n)    Investments consisting of Standard Factoring Undertakings in respect of Permitted Factoring Facilities pursuant to Section 6.06(e);
(o)    Mergers, amalgamations and consolidations in compliance with Section 6.05;
(p)    Investments in respect of Cash Pooling Arrangements, subject to the limitations set forth in Section 6.07;
(q)    Investments consisting of guarantees of Indebtedness referred to in clauses (i) (to the extent such guarantee is in effect on the Effective Date or permitted as part of a Permitted Refinancing) and (ii) of Section 6.01(b) and Contingent Obligations permitted by Section 6.01(c) or (i);
(r)    other Investments in an aggregate amount not to exceed:
(i)    so long as the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such

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Investments and any related Indebtedness, would not exceed 3.50 to 1.00, (x) prior to the consummation of the Aleris Acquisition, $75,000,000 during any fiscal year of the Designated Company or (y) upon and after the consummation of the Aleris Acquisition, $125,000,000 during any fiscal year of the Designated Company;
(ii)    so long as (A) the Consolidated Interest Coverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would exceed 2.0 to 1.0 and (B) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.50 to 1.00, the then available Cumulative Credit;
(iii)     so long as (A) the Total Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 4.0 to 1.0, (B) Liquidity after giving effect to such Investment shall be greater than or equal to $750,000,000 and (C) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.50 to 1.00, the then available Annual Credit;
(iv)    so long as (A) the Total Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.5 to 1.0 and (B) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.50 to 1.00, such additional amounts as the Designated Company may determine (the cumulative amount of Investments made after the Effective Date under this clause (iv) at any time that the Total Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such

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Investment and any related Indebtedness, would exceed 2.0 to 1.0, referred to as the “Investment Recapture Amount”); and
(v)    so long as the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.50 to 1.00, (i) (A) prior to the consummation of the Aleris Acquisition, $75,000,000 over the term of this Agreement or (B) upon and after the consummation of the Aleris Acquisition, $125,000,000 over the term of this Agreement minus (ii) the aggregate amount of Dividends made pursuant to Section 6.08(g);
(s)    Investments consisting of unsecured guaranties permitted pursuant to Section 6.01(o);
(t)    Investments by any Company in any other Company; provided that such Investment is part of a Series of Cash Neutral Transactions and no Default has occurred and is continuing;
(u)    Investments consisting of (i) unsecured guaranties by Novelis Inc. of NKL’s indemnification obligations owing to (x) the Ulsan JV Subsidiary attributable to employment-related claims or claims of former employees of NKL, and (y) the Ulsan Joint Venture Partner for losses of the Ulsan Joint Venture Partner arising from NKL’s breach of representations, warranties and covenants applicable to NKL under the Ulsan Sale Agreement; provided that Novelis Inc.’s maximum aggregate liability under the guaranties described in this clause (i) shall not exceed $157,500,000, and (ii) an unsecured guaranty by Novelis Inc. of NKL’s indemnification obligations owing to the Ulsan JV Subsidiary for losses of the Ulsan JV Subsidiary arising from environmental liabilities that relate to actions occurring prior to the closing of the Ulsan Share Sale; provided that Novelis Inc.’s maximum aggregate liability under the guaranty described in this clause (ii) shall not exceed $157,500,000;
(v)    Investments in Ulsan JV Subsidiary in an aggregate amount not to exceed ₩125,000,000,000 at any time outstanding;
(w)    Investments by any Loan Party in any Company organized under the laws of the People’s Republic of China that is not a Loan Party in an aggregate amount not to exceed $290,000,000;
(x)    to the extent constituting an Investment, (i) the Permitted Reorganization; provided that the terms and conditions set forth in the definition of Permitted Reorganization and, to the extent applicable, the definition of Permitted Reorganization Actions shall have been satisfied; provided, further, that all such Investments involving a loan or advance, or otherwise in the form of an Intercompany Note, shall be documented as an Intercompany Note and shall be

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subordinated to the Guaranteed Obligations (to the extent evidencing a payment obligation of a Loan Party) on terms reasonably satisfactory to the Administrative Agent, and (ii) the Permitted Aleris Foreign Subsidiary Transfers;
(y)    Permitted Fiscal Unity Liability;
(z)    solely to the extent that the Designated Belgian Escrow Funds are required to be deposited in the Designated Belgian Escrow Account pursuant to the Belgian Purchase Documents, Investments of the Designated Belgian Escrow Funds pursuant to the Designated Belgian Escrow Agreement;
(aa)    Investments in the form of licenses of Intellectual Property by Aleris Belgium and/or Aleris Italy, as licensee, from one or more Companies, as licensors; provided that any such license shall cover only Intellectual Property that is required to be licensed by Aleris Belgium and/or Aleris Italy, as licensee, under the Belgian Purchase Documents or as is otherwise required for Aleris Belgium and/or Aleris Italy to operate the Belgian Hold Separate Business in accordance with the Belgian Purchase Documents (including to the extent that the European Commission or any trustee appointed on its behalf determines that such license is necessary to operate such business); and
(bb)    Investments in the form of licenses of Intellectual Property in favor of the Persons operating the U.S. Hold Separate Assets, from one or more Companies, as licensors; provided that any such license shall cover only Intellectual Property that is required to be licensed by such Persons under the U.S. Hold Separate Order or a U.S. Hold Separate Agreement, or as is otherwise required for such Persons to operate the U.S. Hold Separate Business in accordance with the U.S. Hold Separate Order or the U.S. Hold Separate Agreements;
provided that (x) any such Investment in the form of a loan or advance to any Loan Party shall be subordinated to the Guaranteed Obligations on terms reasonably satisfactory to the Administrative Agent and, in the case of a loan or advance by a Loan Party, evidenced by an Intercompany Note and (y) with respect to any Investment in an aggregate amount in excess of $50,000,000, on or prior to the date of any Investment pursuant to Section 6.04(r)(ii), (iii) or (iv), the Designated Company shall deliver to the Administrative Agent an Officer’s Certificate specifying which clause of Section 6.04(r) such Investment is being made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio, Senior Secured Net Leverage Ratio and Consolidated Interest Coverage Ratio referred to above and, in the case of Investments pursuant to clause (iii) above, the amount of Liquidity referred to therein.
An Investment shall be deemed to be outstanding to the extent not returned in the same form as the original Investment to any Company. The outstanding amount of an Investment shall, in the case of a Contingent Obligation that has been terminated, be reduced to the extent no payment is or was made with respect to such Contingent Obligation upon or prior to the termination of such Contingent Obligation; and the outstanding amount of other Investments shall be reduced by the

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amount of cash or Cash Equivalents received with respect to such Investment upon the sale or disposition thereof, or constituting a return of capital with respect thereto or, repayment of the principal amount thereof, in the case of a loan or advance.

Section 6.05    Mergers, Amalgamations and Consolidations. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:
(a)    Asset Sales in compliance with Section 6.06;
(b)    Permitted Acquisitions in compliance with Section 6.04;
(c)    (i) any Company may merge, amalgamate or consolidate with or into any Unrestricted Grantor (provided that in the case of any merger, amalgamation or consolidation involving (w) Designated Holdco, Designated Holdco is the surviving or resulting person, (x) except as provided in the definition of Permitted Holdings Amalgamation, the Parent, the Parent is the surviving or resulting person, (y) the Borrower, the Borrower is the surviving or resulting person (or, upon the consummation of the Aleris Acquisition on the Closing Date in accordance with the terms of the Aleris Merger Agreement, and upon the satisfaction or waiver of the terms and conditions set forth in Section 4.03 on the Closing Date, Aleris is the surviving or resulting person), and (z) in any other case, an Unrestricted Grantor is the surviving or resulting person), (ii) any Restricted Grantor may merge, amalgamate or consolidate with or into any other Restricted Grantor (provided that (x) a Subsidiary Guarantor is the surviving or resulting person), (iii) Novelis Aluminum Holding Company and Novelis Deutschland GmbH may merge provided Novelis Deutschland GmbH is the surviving or resulting person, and (iv) any Company that is not a Loan Party may merge, amalgamate or consolidate with or into any Restricted Grantor (provided that a Subsidiary Guarantor is the surviving or resulting person); provided that, in the case of each of the foregoing clauses (i) through (iv), (1) the surviving or resulting person is a Wholly Owned Subsidiary of Holdings (or, on and after the Specified AV Minerals Joinder Date, subject to Section 6.15(a)(i), AV Minerals); provided that following a Qualified Parent IPO, the surviving or resulting person is the Parent or a Wholly Owned Subsidiary of the Parent, and (2) the Companies shall be in compliance with the provisions of Section 5.11 after giving effect to such transaction (without regard to any time periods provided for in such Section) and (3) no Default is then continuing or would result therefrom; provided that in the case of any amalgamation or consolidation involving a Loan Party, at the request of the Administrative Agent, such Loan Party and each other Loan Party shall confirm its respective Obligations and Liens under the Loan Documents in a manner reasonably satisfactory to the Administrative Agent;
(d)    any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party;

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(e)    AV Metals and the Parent may consummate the Permitted Holdings Amalgamation;
(f)    any Restricted Subsidiary of the Designated Company (other than Parent, or the Borrower) may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; and
(g)    any Unrestricted Grantor (other than Holdings, Designated Holdco, Parent, or the Borrower (or, on and after the Specified AV Minerals Joinder Date, AV Minerals)) may dissolve, liquidate or wind-up its affairs (collectively, “Wind-Up”), so long as all of its assets are distributed or otherwise transferred to any other Unrestricted Grantor and any Restricted Grantor may Wind-Up so long as all of its assets are distributed or otherwise transferred to a Restricted Grantor or an Unrestricted Grantor; provided that (1) the Companies shall be in compliance with the provisions of Section 5.11 after giving effect to such transaction (without regard to any time periods provided for in such Section) and (2) no Default is then continuing or would result therefrom.
Section 6.06    Asset Sales. Effect any Asset Sale except that the following shall be permitted:
(a)    disposition of used, worn out, obsolete or surplus property by any Company in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of the Designated Company, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole;
(b)    so long as no Default is then continuing or would result therefrom, any other Asset Sale (other than the Equity Interests of any German Borrower Holding Company, Aleris German Non-Wholly Owned Subsidiary, or Wholly Owned Subsidiary, in each case that is a Restricted Subsidiary, unless, after giving effect to any such Asset Sale, such person either ceases to be a Restricted Subsidiary or, in the case of an Excluded Guarantor Subsidiary, becomes a Joint Venture Subsidiary) for fair market value, with at least 75% of the consideration received for all such Asset Sales or related Asset Sales in which the consideration received exceeds $50,000,000 payable in cash upon such sale (provided, however, that for the purposes of this clause (b), the following shall be deemed to be cash: (i) any liabilities (as shown on the Designated Company’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Designated Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Asset Sale and for which Holdings, the Designated Company and all of its Restricted Subsidiaries (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) shall have been validly released by all applicable creditors in writing, (ii) any securities received by the Designated Company or the applicable Restricted Subsidiary from such transferee that are converted by the Designated Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Asset Sale, and (iii) aggregate non-cash consideration received by the Designated Company or

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the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Asset Sale for which such non-cash consideration is received) not to exceed $75,000,000 at any time (net of any non-cash consideration converted into cash));
(c)    leases, subleases or licenses of the properties of any Company in the ordinary course of business and which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company;
(d)    mergers and consolidations, and liquidations and dissolutions in compliance with Section 6.05;
(e)    sales, transfers and other dispositions of Receivables for the fair market value thereof in connection with a Permitted Factoring Facility; provided that no Default shall be outstanding after giving effect thereto and (A) with respect to any such sale, transfer or disposition of Receivables incurred by a Company that is organized in a Principal Jurisdiction, such transaction is a Permitted German Alternative Financing, Permitted Customer Account Financing or Permitted Novelis Switzerland Financing, (B) with respect to any such sale, transfer of disposition of Receivables incurred by a Company that is organized in a Non-Principal Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Principal Jurisdiction under all Qualified Securitization Transactions under Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Principal Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Principal Jurisdiction subject to a Permitted Factoring Facility pursuant to this Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Principal Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (C) with respect to any such sale, transfer or disposition of Receivables incurred by a Company that is organized in a Non-Loan Party Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Loan Party Jurisdiction under all Qualified Securitization Transactions under Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Loan Party Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Loan Party Jurisdiction subject to a Permitted Factoring Facility pursuant to this Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Loan Party Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and

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any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000;
(f)    the sale or disposition of cash and Cash Equivalents in connection with a transaction otherwise permitted under the terms of this Agreement;
(g)    assignments and licenses of Intellectual Property of any Loan Party and its Subsidiaries in the ordinary course of business and which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company;
(h)    Asset Sales (i) by and among Unrestricted Grantors (other than Holdings and, on and after the Specified AV Minerals Joinder Date, AV Minerals), (ii) by any Restricted Grantor to any other Restricted Grantor, (iii) by any Restricted Grantor to any Unrestricted Grantor so long as the consideration paid by the Unrestricted Grantor in such Asset Sale does not exceed the fair market value of the property transferred, (iv) by (x) any Unrestricted Grantor to any Restricted Grantor for fair market value and (y) by any Loan Party to any Restricted Subsidiary that is not a Loan Party for fair market value provided that the fair market value of such Asset Sales under this clause (iv) does not exceed the greater of (1) $200,000,000 and (2) 4% of Consolidated Net Tangible Assets in the aggregate for all such Asset Sales since the Effective Date, (v) by any Company that is not a Loan Party to any Loan Party so long as the consideration paid by the Loan Party in such Asset Sale does not exceed the fair market value of the property transferred, and (vi) by and among Companies that are not Loan Parties; provided that (A) on and after the Springing Security Effective Date, in the case of any transfer from one U.S. Loan Party or Canadian Loan Party to another U.S. Loan Party or Canadian Loan Party, any security interests granted to the Collateral Agent for the benefit of the Credit Parties pursuant to the relevant Security Documents in the assets so transferred shall (1) remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) or (2) be replaced by security interests granted to the Collateral Agent for the benefit of the relevant Credit Parties pursuant to the relevant Security Documents, which new security interests shall be in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer), (B) on and after the Springing Security Effective Date, in the case of any transfer from one Loan Party (other than a U.S. Loan Party or Canadian Loan Party) to a U.S. Loan Party or Canadian Loan Party, such U.S. Loan Party or Canadian Loan Party shall satisfy the requirements of Sections 5.11 with respect to the assets so transferred, and (C) no Default is then continuing or would result therefrom; provided, further, so long as the Transfer Conditions are satisfied as of the date of such transaction, the re-starting of any fraudulent conveyance, fraudulent transfer, preference or hardening period with respect to any Security Document or Lien under any Requirement of Law shall not, in itself, constitute a violation of clause (A)(1) or clause (A)(2) of the second proviso to this clause (h);
(i)    the Companies may consummate Asset Swaps so long as (x) each such sale is in an arm’s-length transaction and the applicable Company receives at least fair market value consideration (as determined in good faith by such Company), and (y) the aggregate fair market

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value of all assets sold pursuant to this clause (i) shall not exceed the greater of (1) 2% of Consolidated Net Tangible Assets and (2) $100,000,000 in the aggregate since the Effective Date; provided that so long as the assets acquired by any Company pursuant to the respective Asset Swap are located in the same country as the assets sold by such Company, such aggregate cap will not apply to such Asset Swap;
(j)    sales, transfers and other dispositions of Receivables (whether now existing or arising or acquired in the future) and Related Security to a Securitization Entity in connection with a Qualified Securitization Transaction permitted under Section 6.01(e) and all sales, transfers or other dispositions of Securitization Assets by a Securitization Entity under, and pursuant to, a Qualified Securitization Transaction permitted under Section 6.01(e);
(k)    to the extent constituting an Asset Sale, the Permitted Holdings Amalgamation;
(l)    issuances of Equity Interests by Joint Venture Subsidiaries and Excluded Guarantor Subsidiaries;
(m)    Asset Sales among Companies of promissory notes or Equity Interests or similar instruments issued by a Company; provided that such Asset Sales are part of a Series of Cash Neutral Transactions and no Default has occurred and is continuing;
(n)    the sale of Receivables made pursuant to the Receivables Purchase Agreement;
(o)    to the extent constituting an Asset Sale, Investments permitted by Section 6.04(i);
(p)    issuances of Qualified Capital Stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Qualified Capital Stock (A) for stock splits, stock dividends and additional issuances of Qualified Capital Stock which do not decrease the percentage ownership of the Loan Parties in any class of the Equity Interests of such issuing Company and (B) by Subsidiaries of the Designated Company formed after the Effective Date to the Designated Company or the Subsidiary of the Designated Company which is to own such Qualified Capital Stock;
(q)    transfers of 100% of the Equity Interests of any Chinese Subsidiary or Korean Subsidiary of the Designated Company to a wholly-owned U.S. Loan Party; provided that no Default is then continuing or would result therefrom;
(r)    sales, transfers and other dispositions of Inventory in order to finance working capital; provided that no Default shall be outstanding after giving effect thereto and (A) with respect to any such sale, transfer of disposition by a Company that is organized in a Principal Jurisdiction, such transaction is a Permitted German Alternative Financing, (B) with respect to any such sale, transfer or disposition of Receivables incurred by a Company that is organized in a Non-Principal Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Principal Jurisdiction

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under all Qualified Securitization Transactions under this Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Principal Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Principal Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Principal Jurisdiction for Asset Sales permitted under this Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (C) with respect to any such sale, transfer or disposition of Receivables incurred by a Company that is organized in a Non-Loan Party Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Loan Party Jurisdiction under all Qualified Securitization Transactions under this Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Loan Party Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Loan Party Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Loan Party Jurisdiction for Asset Sales permitted under this Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000;
(s)    Asset Sales of 100% of the Equity Interests of any Chinese Subsidiary of the Designated Company to a Chinese holding company that is a direct Wholly Owned Subsidiary of the Designated Company; provided that (i) such transaction is permitted pursuant to the Secured Term Loan Documents (and any Permitted Secured Term Loan Facility Refinancings) and (ii) no Default is then continuing or would result therefrom;
(t)    any sale, lease transfer or other disposition in connection with any industrial revenue bond or similar program that does not result in the recognition of the sale or the asset transfer in accordance with GAAP, or any similar transaction;
(u)    the Ulsan Share Sale;
(v)    the NKL Share Repurchase;
(w)    any Permitted Aleris Foreign Subsidiary Transfer; and
(x)    to the extent constituting an Asset Sale, the Permitted Reorganization; provided that the terms and conditions set forth in the definition of Permitted Reorganization and, to the extent applicable, the definition of Permitted Reorganization Actions shall have been satisfied;

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provided, further, that all such Asset Sales involving (whether as consideration or otherwise) a loan or advance, or that otherwise involves an Intercompany Note, shall be permitted solely to the extent that such loan or advance is documented as an Intercompany Note, and all Intercompany Notes in connection therewith shall be subordinated to the Guaranteed Obligations on terms reasonably satisfactory to the Administrative Agent.
Section 6.07    Cash Pooling Arrangements. Amend, vary or waive any term of the Cash Pooling Arrangements or enter into any new pooled account or netting agreement with any Affiliate in a manner materially adverse to the Lenders. Without the consent of the Administrative Agent under the Revolving Credit Agreement, permit the aggregate amount owed pursuant to the Cash Pooling Arrangements by all Companies who are not Loan Parties (other than any Company (x) that has pledged assets to secure obligations in respect of any of the Revolving Credit Loan Documents~~,~~ or the Secured Term Loan Documents ~~or the loan documents in respect of the Third Lien Credit Agreement~~, and (y) the accounts of which included in such Cash Pooling Arrangements are limited to zero balance disbursement accounts that forward daily all amounts to an account of a Loan Party (subject to customary payments with respect to overdrafts)) minus the aggregate amount on deposit pursuant to the Cash Pooling Arrangements from such Persons to exceed the greater of (i) €75,000,000 and (ii) 2.0% of Consolidated Net Tangible Assets.
Section 6.08    Dividends. Declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:
(a)    (i) Dividends by any Company to any Loan Party that is a Wholly Owned Subsidiary of Holdings (or the Parent or a Wholly Owned Subsidiary of the Parent following a Qualified Parent IPO), (ii) on and after the Specified AV Minerals Joinder Date, so long as AV Minerals is a Loan Party and a Qualified IPO has not occurred (other than a Qualified IPO consummated solely with the issuance of Equity Interests by a direct or indirect parent of AV Minerals), Dividends by Holdings to AV Minerals, (iii) Dividends by Holdings (or the Parent following a Qualified Parent IPO) and, on and after the Specified AV Minerals Joinder Date, AV Minerals, so long as, after the Specified AV Minerals Joinder Date, AV Minerals is a Loan Party and a Qualified IPO has not occurred (other than a Qualified IPO consummated solely with the issuance of Equity Interests by a direct or indirect parent of AV Minerals), payable solely in Qualified Capital Stock, (iv) Dividends by Holdings and, on and after the Specified AV Minerals Joinder Date, AV Minerals, so long as, after the Specified AV Minerals Joinder Date, AV Minerals is a Loan Party and a Qualified IPO has not occurred (other than a Qualified IPO consummated solely with the issuance of Equity Interests by a direct or indirect parent of AV Minerals), payable with the proceeds of Permitted Holdings Indebtedness, and (v) Dividends by (x) Aleris Casthouse to Aleris Rolled Products or any German Borrower Holding Company, and (y) Aleris Rolled Products to any German Borrower Holding Company, in the case of clauses (x) and (y), to the extent the Person receiving such Dividend continues to be a Loan Party after giving effect to such Dividend;

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(b)    (i) Dividends by any Company that is not a Loan Party to any other Company that is not a Loan Party but is a Wholly Owned Subsidiary of Holdings (or the Parent or a Wholly Owned Subsidiary of the Parent following a Qualified Parent IPO) and (ii) cash Dividends by any Company that is not a Loan Party to the holders of its Equity Interests on a pro rata basis;
(c)    (A) to the extent actually used by Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) to pay such franchise taxes, costs and expenses, fees, payments by the Designated Company to or on behalf of Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals or to Holdings for substantially concurrent payment to AV Minerals) in an amount sufficient to pay franchise taxes and other fees solely required to maintain the legal existence of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), (B) payments by the Designated Company to or on behalf of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), and (C) management, consulting, monitoring and advisory fees and related expenses and termination fees pursuant to a management agreement with one or more Specified Holders relating to the Designated Company (collectively, the “Management Fees”), in the case of clauses (A), (B) and (C) in an aggregate amount not to exceed in any calendar year the greater of (i) $20,000,000 and (ii) 1.5% of the Designated Company’s Consolidated EBITDA in the prior calendar year;
(d)    the Designated Company may pay cash Dividends to the holders of its Equity Interests and, if Holdings is a holder of such Equity Interests, the proceeds thereof may be utilized by Holdings to pay cash Dividends to the holders of its Equity Interests in an amount not to exceed:
(i)    so long as (A) the Consolidated Interest Coverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would exceed 2.0 to 1.0 and (B) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.50 to 1.00, the then available Cumulative Credit;
(ii)    so long as (A) the Total Net Leverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends, would not exceed 4.0 to 1.0, (B) Liquidity after giving effect to such Dividend shall be greater than or equal to $750,000,000, and (C) the Senior Secured Net Leverage

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Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.50 to 1.00, the then available Annual Credit; and
(iii)    so long as (A) the Total Net Leverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.5 to 1.0 and (B) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.50 to 1.00, such additional amounts as the Designated Company may determine (the cumulative amount of Dividends made after the Effective Date under this clause (iii) at any time that the Total Net Leverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends, would exceed 2.0 to 1.0, referred to as the “Dividend Recapture Amount”);
provided that (x) the Dividends described in this clause (d) shall not be permitted if a Default is continuing at the date of declaration or payment thereof or would result therefrom and (y) with respect to any Dividend in an aggregate amount in excess of $50,000,000, on or prior to the date of any such Dividend pursuant to this Section 6.08(d), the Designated Company shall deliver to the Administrative Agent an Officer’s Certificate specifying which clause of this Section 6.08(d) such Dividend is being made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied (in the case of Dividends pursuant to clause (i) and (ii) above) and the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Consolidated Interest Coverage Ratio referred to above and, in the case of Dividends pursuant to clause (ii) above, the amount of Liquidity referred to therein;
(e)    to the extent constituting a Dividend, payments permitted by Section 6.09(d) that do not relate to Equity Interests;
(f)    [intentionally omitted];
(g)    so long as the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b),

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calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.50 to 1.00, the Designated Company may pay additional cash Dividends to Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) the proceeds of which may be utilized by Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) to pay cash Dividends to the holders of its Equity Interests in an aggregate amount not to exceed (i) (A) prior to the consummation of the Aleris Acquisition, $75,000,000 after the Effective Date or (B) upon and after the consummation of the Aleris Acquisition, $125,000,000 after the Effective Date minus (ii) the amount of Investments made in reliance on Section 6.04(r)(v); provided that the Dividends described in this clause (g) shall not be permitted if a Default is continuing at the date of declaration or payment thereof or would result therefrom;
(h)    Dividends by any Company to any other Company that are part of a Series of Cash Neutral Transactions; provided no Default has occurred and is continuing;
(i)    following a Qualified IPO, Dividends paid to Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) (which may pay the proceeds thereof to the holders of its Equity Interests) or, in the case of a Qualified Parent IPO, its other equity holders, of up to 10% of the net cash proceeds received by (or contributed to the capital of) the Designated Company in or from such Qualified IPO or Qualified Parent IPO in any fiscal year; and
(j)    Dividends to repurchase Equity Interests of Holdings (or, (x) on and after the Designated Holdco Effective Date, Designated Holdco and (y) on and after the Specified AV Minerals Joinder Date, AV Minerals) or any direct or indirect parent entity (or following a Qualified Parent IPO, Equity Interests of the Parent) from current or former officers, directors or employees of the Designated Company or any of its Restricted Subsidiaries or any direct or indirect parent entity (or permitted transferees of such current or former officers, directors or employees); provided, however, that the aggregate amount of such repurchases shall not exceed (i) $20,000,000 in any calendar year prior to completion of a Qualified IPO or Qualified Parent IPO, or (ii) $30,000,000 in any calendar year in which a Qualified IPO or Qualified Parent IPO occurs or any calendar year commencing following completion of a Qualified IPO or Qualified Parent IPO (with unused amounts in any calendar year being permitted to be carried over for the next two succeeding calendar years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (x) the cash proceeds received by the Designated Company or any of its Restricted Subsidiaries from the sale of Equity Interests of the Parent, Holdings (or, (x) on and after the Designated Holdco Effective Date, Designated Holdco and (y) on and after the Specified AV Minerals Joinder Date, AV Minerals) or any parent entity to officers, directors or employees (to the extent contributed to the Designated Company (excluding any portion thereof included in the Cumulative Credit)), plus (y) the cash proceeds of key man life insurance policies in such calendar year.
Section 6.09    Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with or for the benefit of any Affiliate of any Company (other than between or among Loan Parties), other than

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on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:
(a)    Dividends permitted by Section 6.08;
(b)    Investments permitted by Section 6.04(d), (e), (h), (i), (l), (p), (s), (z), (aa), or (bb) and other Investments permitted under Section 6.04 in Restricted Subsidiaries and joint ventures; provided that any such joint venture is not owned by any Affiliate of Holdings except through the ownership of the Companies;
(c)    mergers, amalgamations and consolidations permitted by Section 6.05(c), (d), (e), (f) or (g), and Asset Sales permitted by Section 6.06(h)(iv) and (v), or (m);
(d)    reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of the Designated Company;
(e)    transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business on terms not materially less favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Designated Company, as determined in good faith by the Designated Company, and otherwise not prohibited by the Loan Documents;
(f)    the existence of, and the performance by any Company of its obligations under the terms of, any limited liability company, limited partnership or other Organizational Document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Effective Date and which has been disclosed in writing to the Administrative Agent as in effect on the Effective Date, and similar agreements that it may enter into thereafter, to the extent not more adverse to the interests of the Lenders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Effective Date;
(g)    the Transactions as contemplated by the Loan Documents;
(h)    Qualified Securitization Transactions permitted under Section 6.01(e) and transactions in connection therewith on a basis no less favorable to the applicable Company as would be obtained in a comparable arm’s length transaction with a person not an Affiliate thereof;
(i)    cash management netting and pooled account arrangements permitted under Section 6.01(r);
(j)    transactions between or among any Companies that are not Loan Parties;

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(k)    transactions pursuant to a management agreement with the Specified Holders so long as the aggregate payment of Management Fees thereunder are permitted under Section 6.08(c);
(l)    transactions between Loan Parties and Companies that are not Loan Parties that are at least as favorable to each such Loan Party as would reasonably be obtained by such Loan Party in a comparable arm’s-length transaction with a person other than an Affiliate;
(m)    transactions contemplated by the Receivables Purchase Agreements; and
(n)    transactions required by any Requirement of Law;
provided that notwithstanding any of the foregoing or any other provision of this Agreement, all intercompany loans, advances or other extensions of credit made to or by Companies organized in Switzerland or Germany shall be on fair market terms; provided, further, that for purposes of determining compliance with this Section 6.09, the transactions contemplated under the Belgian Purchase Documents shall be viewed collectively as a series of related transactions and shall not also be tested individually as separate transactions, and the transactions contemplated under the U.S. Hold Separate Agreements shall be viewed collectively as a series of related transactions and shall not also be tested individually as separate transactions.
Section 6.10    Most Favored Nation. If at any time, any Loan Party is a party to or shall enter into any Third Lien Credit Agreement which includes covenants (whether affirmative or negative, and whether maintenance or incurrence) or events of default that are more restrictive than those contained in this Agreement or are not provided for in this Agreement (each such covenant, condition, requirement and default or event of default herein referred to as a “More Favorable Provision”), then the Designated Company shall promptly so advise and notify the Administrative Agent in writing. Such writing shall include a verbatim statement of such More Favorable Provision. Such More Favorable Provision shall be automatically incorporated by reference into this Agreement as if set forth fully herein, mutatis mutandis, effective as of the date when such More Favorable Provision became effective under such Third Lien Credit Agreement (each such More Favorable Provision as incorporated herein is herein referred to as an “Incorporated Provision”). Thereafter, upon the request of the Administrative Agent, the Designated Company and the Administrative Agent shall enter into an additional agreement or an amendment to this Agreement (as the Administrative Agent may request), evidencing the incorporation of such Incorporated Provision.
Section 6.11    Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc. Directly or indirectly:
(a)    [intentionally omitted];
(b)    amend or modify, or permit the amendment or modification of, any provision of any Secured Term Loan Document (or any Permitted Secured Term Loan Facility Refinancings

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thereof) if such amendment or modification would (i) cause such Indebtedness to mature or have scheduled amortization or payments of principal or require mandatory redemption or prepayment (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), in each case prior to the date that is 181 days after the Latest Maturity Date, or (ii) result in the persons that are (or are required to be) obligors under such Indebtedness to be different from the persons that are (or are required to be) obligors under such Indebtedness being so amended or modified (unless such persons required to be obligors under such Indebtedness are or are required to be or become obligors under the Loan Documents); and provided that prior to the effectiveness of such amendment or modification, a Responsible Officer of the Designated Company shall have delivered an Officer’s Certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such amendment or modification or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms and conditions satisfy the foregoing requirements;
(c)    amend or modify, or permit the amendment or modification of, any provision of any document governing any Material Indebtedness (other than Indebtedness under the Loan Documents, Revolving Credit Loan Documents (or any Permitted Revolving Credit Facility Refinancings thereof), or Secured Term Loan Documents (or any Permitted Secured Term Loan Facility Refinancings thereof)) in any manner that, taken as a whole, is adverse in any material respect to the interests of the Lenders;
(d)    amend or modify, or permit the amendment or modification of, any provision of any document governing any Indebtedness under the Revolving Credit Loan Documents (or any Permitted Revolving Credit Facility Refinancings thereof) if such amendment or modification would (i) cause the aggregate principal amount (or accreted value, if applicable) of all such Indebtedness, after giving effect to such amendment or modification, to at any time exceed the Maximum Revolving Credit Facility Amount, (ii) cause such Indebtedness to have a final maturity date earlier than the final maturity date of such Indebtedness immediately prior to such amendment or modification or (iii) result in the persons that are (or are required to be) obligors under such Indebtedness to be different from the persons that are (or are required to be) obligors under such Indebtedness being so amended or modified (unless such persons required to be obligors under such Indebtedness are or are required to be or become obligors under the Loan Documents); or
(e)    terminate, amend or modify any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments or modifications or such new agreements which are not adverse in any material respect to the interests of the Lenders.
Section 6.12    Limitation on Certain Restrictions on Restricted Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or

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restriction on the ability of any Restricted Subsidiary of the Designated Company to (a) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by the Designated Company or any Restricted Subsidiary of the Designated Company, or pay any Indebtedness owed to the Designated Company or a Restricted Subsidiary of the Designated Company, (b) make loans or advances to the Designated Company or any Restricted Subsidiary of the Designated Company or (c) transfer any of its properties to the Designated Company or any Restricted Subsidiary of the Designated Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable Requirements of Law; (ii) this Agreement and the other Loan Documents; (iii) the Senior Note Documents and the Revolving Credit Loan Documents, the Secured Term Loan Documents, or other Material Indebtedness; provided that in the case of such other Material Indebtedness, such encumbrances and restrictions are, taken as a whole, no more restrictive than such encumbrances and restrictions in the Loan Documents in existence on the Effective Date (excluding, in the case of secured Indebtedness, terms related to collateral and perfection); (iv) any agreement or instrument evidencing or governing any Indebtedness permitted pursuant to Sections 6.01(e), (m) (to the extent used to finance working capital), (y) or (ff), in each case to the extent, in the good faith judgment of the Designated Company, such restrictions and conditions are on customary market terms for Indebtedness of such type and so long as the Designated Company has determined in good faith that such restrictions would not reasonably be expected to impair in any material respect the ability of the Loan Parties to meet their obligations under the Loan Documents; (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Company; (vi) customary provisions restricting assignment of any agreement entered into by a Restricted Subsidiary of the Designated Company; (vii) any holder of a Lien permitted by Section 6.02 restricting the transfer of the property subject thereto; (viii) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale; (ix) any agreement in effect at the time such Restricted Subsidiary of the Designated Company becomes a Restricted Subsidiary of the Designated Company, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Restricted Subsidiary of the Designated Company; (x) without affecting the Loan Parties’ obligations under Section 5.11, customary provisions in partnership agreements, shareholders’ agreements, joint venture agreements, limited liability company organizational governance documents and other Organizational Documents, entered into in the ordinary course of business (or in connection with the formation of such partnership, joint venture, limited liability company or similar person) that (A) restrict the transfer of Equity Interests in such partnership, joint venture, limited liability company or similar person or (B) the case of any Joint Venture or Joint Venture Subsidiary that is not a Loan Party, provide for other restrictions of the type described in clauses (a), (b) and (c) above, solely with respect to the Equity Interests in, or property held in, such joint venture, and customary provisions in asset sale and stock sale agreements and other similar agreements permitted hereunder that provide for restrictions of the type described in clauses (a), (b) and (c) above, solely with respect to the assets or persons subject to such sale agreements; (xi) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; (xii) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition or other Acquisition

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permitted pursuant to Section 6.04 hereof, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired; (xiii) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise not prohibited by the Loan Documents of the contracts, instruments or obligations referred to in clauses (iii), (ix) or (x) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; (xiv) any restrictions on transfer of the Equity Interests in NKL or its direct parents, 4260848 Canada Inc., 4260856 Canada Inc. and 8018227 Canada Inc., imposed by any lock-up or listing agreement, rule or regulation in connection with any listing or offering of Equity Interests in NKL to the extent required by applicable Requirements of Law or listing or stock exchange requirements; (xv) customary credit event upon merger provisions in Hedging Agreements; or (xvi) the Designated Belgian Escrow Agreement to the extent such encumbrances and restrictions apply solely to the Designated Belgian Escrow Account and the Designated Belgian Escrow Funds.
Section 6.13    Issuance of Disqualified Capital Stock . Issue any Disqualified Capital Stock except (i) Joint Venture Subsidiaries and Excluded Guarantor Subsidiaries may issue Disqualified Capital Stock pursuant to Section 6.06(l) and (ii) issuances of Disqualified Capital Stock under Section 6.04(i) shall be permitted.
Section 6.14    Senior Secured Net Leverage Ratio. Permit the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended (in each case taken as one accounting period), beginning with the four fiscal quarter period ending December 31, 2018, to be greater than 3.50 to 1.00.
Section 6.15    Business.
(a)    Each of Holdings, Aleris German GP Holdco, and Novelis Europe Holdings Limited (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) shall not engage in any business or activity other than (i) holding the Equity Interests of its Subsidiaries (which, in the case of Aleris German GP Holdco, shall be limited to the general partnership interests of Aleris Deutschland Vier GmbH & Co. KG, and, in the case of AV Minerals and Holdings, shall be limited to (x) in the case of AV Minerals, Holdings (to the extent that AV Minerals is not Holdings), (y) the Designated Company, and (z) solely to the extent that the transaction described in clause (c) of the definition of Permitted Reorganization Actions or any of the transactions contemplated in clause (b)(i) (or, after giving effect to either of the foregoing, clause (b)(ii)) of the definition of Permitted Aleris Foreign Subsidiary Transfers is consummated in accordance with the terms of this Agreement, no more than 12.5% of the aggregate amount of Equity Interests issued by Novelis Aluminium Holdings Unlimited and/or Aleris Germany, plus one additional share of each such Equity Interests (or, if such entity has merged, amalgamated or consolidated with and into Novelis Deutschland GmbH with Novelis Deutschland GmbH as the surviving entity pursuant to a transaction permitted under Section 6.05 after the date of such

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Permitted Reorganization Action or such Permitted Aleris Foreign Subsidiary Transfer, issued by Novelis Deutschland GmbH plus one additional share of such Equity Interests)), (ii) making intercompany loans to (w) in the case of Novelis Europe Holdings Limited, pursuant to a transaction permitted under Section 6.04(i), (x) the Parent, (y) on and after the Designated Holdco Effective Date, Designated Holdco or (z) any of its Subsidiaries to the extent made pursuant to any transaction consummated in accordance with the definition of Permitted Aleris Foreign Subsidiary Transfer, (iii) borrowing intercompany loans from a Company (x) in the case of AV Minerals, pursuant to a transaction permitted under clause (c) of the definition of Permitted Reorganization Actions and (y) in the case of Novelis Europe Holdings Limited, pursuant to a transaction permitted under Section 6.01(d) or clause (h) of the definition of Permitted Reorganization Actions, (iv) other activities attributable to or ancillary to its role as a holding company for its Subsidiaries, (v) compliance with its obligations under the Loan Documents, the Revolving Loan Documents (and any Permitted Revolving Credit Refinancings thereof), the Term Loan Documents (and any Permitted Secured Term Loan Facility Refinancings thereof), the Senior Note Documents (and any Permitted Refinancings thereof), the Additional Senior Secured Indebtedness Documents, and documents relating to Permitted First Priority Refinancing Indebtedness, Permitted Second Priority Refinancing Indebtedness, Permitted Unsecured Refinancing Indebtedness, and Indebtedness under Section 6.01(l), and (vi) issuing its Equity Interests pursuant to transactions that (x) do not violate any Requirement of Law or its Organizational Documents, (y) do not result in a Change of Control, and (z) are not otherwise prohibited by this Agreement.
(b)    The Designated Company and its Restricted Subsidiaries will not engage (directly or indirectly) in any business other than a Similar Business.
(c)    The Designated Company will not permit any Securitization Entity that it controls to engage in any business or activity other than performing its obligations under the related Qualified Securitization Transaction and will not permit any Securitization Entity that it controls to hold any assets other than the Securitization Assets.
Section 6.16    Limitation on Accounting Changes. Make or permit any change in accounting policies or reporting practices or tax reporting treatment, except changes that are permitted by GAAP or any Requirement of Law and disclosed to the Administrative Agent and changes described in Section 1.04.
Section 6.17    Fiscal Year. Change its fiscal year-end to a date other than March 31; provided that, upon at least 15 Business Days’ prior written notice to the Administrative Agent (or such shorter period as may be determined by the Administrative Agent), each of Holdings and its Subsidiaries (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) shall be permitted to change its fiscal year-end to December 31 at any time on or after the date that Hindalco changes its fiscal year-end to December 31.
Section 6.18    Margin Rules. Use the proceeds of any Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the

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meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
Section 6.19    No Further Negative Pledge. Enter into or suffer to exist any consensual agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation, except the following: (1) this Agreement and the other Loan Documents; (2) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby; (3) the Revolving Credit Loan Documents, (4) the Secured Term Loan Documents, and the loan documents, indentures, notes and other agreements in respect of Indebtedness permitted under Section 6.01; and (5) Standard Factoring Undertakings and Standard Securitization Undertakings in connection with transactions otherwise permitted hereunder and (6) any prohibition or limitation that (a) exists pursuant to applicable Requirements of Law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, (c) restricts subletting or assignment of any lease governing a leasehold interest of a Loan Party or a Subsidiary or restricts assignment, pursuant to customary provisions, of any other agreement entered into in the ordinary course of business, (d) is permitted under Section 6.02(s), (e) exists in any agreement or other instrument of a person acquired in an Investment permitted hereunder in existence at the time of such Investment (but not created in connection therewith or in contemplation thereof), which prohibition or limitation is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person so acquired, (f) is contained in any joint venture, shareholders agreement, limited liability operating agreement or other Organizational Document governing a Joint Venture or Joint Venture Subsidiary which limits the ability of an owner of an interest in a Joint Venture or Joint Venture Subsidiary from encumbering its ownership interest therein or (g) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (3), (5) or (6)(e); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, enter into or suffer to exist any agreement, instrument, deed or lease that creates or purports to create a Lien upon (i) the Equity Interests owned by Aleris Germany in Aleris German GP Holdco, or (ii) the Equity Interests owned by Aleris German GP Holdco in Aleris Deutschland Vier GmbH & Co. KG, except, in the case of clauses (i) and (ii), to the extent not prohibited under the Revolving Credit Loan Documents and the Secured Term Loan Documents.
Section 6.20    Anti-Terrorism Law; Anti-Money Laundering.
(a)    Directly or indirectly, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in any of clauses (i), (ii), (iii), (iv) or (v) of the second paragraph of Section 3.22 in a manner violative

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of any applicable Sanctions or Anti-Terrorism Law, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 6.20).
(b)    Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Requirement of Law.
(c)    Notwithstanding the foregoing terms of this Section 6.20, no Affected Credit Party shall be entitled to the benefit of the covenants in this Section 6.20 to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws.
Section 6.21    Embargoed Persons. Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law, or the Loans made by the Lenders would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law or the Loans are in violation of a Requirement of Law. Notwithstanding the foregoing terms of this Section 6.21, no Affected Credit Party shall be entitled to the benefit of the covenants in this Section 6.21 to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws.
ARTICLE VII
GUARANTEE

Section 7.01    The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Credit Party and their respective successors and permitted assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue after the commencement of a

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case under Title 11 of the United States Code or any other Debtor Relief Law or after any bankruptcy or insolvency petition is filed under Title 11 of the United States Code (or any other Debtor Relief Law) but for the provisions of the Title 11 of the United States Code (or other Debtor Relief Law) or that accrues after the commencement of a case under Title 11 of the United States Code or any other Debtor Relief Law or after any bankruptcy or insolvency petition is filed under Title 11 of the United States Code (or any other Debtor Relief Law), whether or not allowed) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Obligations from time to time owing to the Credit Parties by any Loan Party under any Loan Document, and the performance of all obligations under any of the foregoing, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). In addition to the guarantee contained herein, each Guarantor that is a Foreign Subsidiary, as well as Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), shall execute a Guarantee governed by the applicable law of such Person’s jurisdiction of organization (each such Guarantee, a “Foreign Guarantee”) and to the extent that the provisions of this Article VII shall duplicate or conflict with the provisions thereof, the terms of the Foreign Guarantees shall govern the obligations of such Guarantors. The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever as if it was the principal obligor, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Without prejudice to the generality of Section 7.01 and Section 7.02, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions or Dividends to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
Section 7.02    Obligations Unconditional. The obligations of the Guarantors and the Borrower under Section 7.01 shall constitute a guaranty of payment and not of collection and to the fullest extent permitted by applicable Requirements of Law (in the case of the U.S. Hold Separate Order, as such Requirements of Law are modified as it relates to Aleris Rolled Products, Inc. and/or the other U.S. Subsidiaries of Aleris pursuant to a U.S. Hold Separate Agreement), are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower or any other

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Loan Party under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor or Borrower (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(i)    at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived or the Latest Maturity Date shall be extended with respect to all or a portion of the Guaranteed Obligations;
(ii)    any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(iii)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(iv)    any Lien or security interest granted to, or in favor of, any Lender, the Collateral Agent or the Administrative Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
(v)    the release of any other Guarantor pursuant to Section 7.09.
The Guarantors and the Borrower hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Credit Party exhaust any right, power or remedy or proceed against the Borrower or any other Loan Party under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors and the Borrower waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Credit Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Credit Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any

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right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Credit Parties, and the obligations and liabilities of the Guarantors and the Borrower hereunder shall not be conditioned or contingent upon the pursuit by the Credit Parties or any other person at any time of any right or remedy against the Borrower or any other Loan Party, or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the Borrower and the respective successors and assigns thereof, and shall inure to the benefit of the Lenders and the other Credit Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
Section 7.03    Reinstatement. The obligations of the Guarantors under this ARTICLE VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization pursuant to any Debtor Relief Law or otherwise. The Guarantors and the Borrower jointly and severally agree that they will indemnify each Credit Party on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Credit Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law, other than any costs or expenses determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith or willful misconduct of such Credit Party.
Section 7.04    Subrogation; Subordination. Each Guarantor and the Borrower hereby agrees that until the indefeasible and irrevocable payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party’s Obligations in a manner reasonably satisfactory to the Administrative Agent.
Section 7.05    Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations

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(whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.
Section 7.06    Instrument for the Payment of Money. Each Guarantor and the Borrower hereby acknowledges that the guarantee in this ARTICLE VII constitutes an instrument for the payment of money, and consents and agrees that any Lender, the Collateral Agent or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
Section 7.07    Continuing Guarantee. The guarantee in this ARTICLE VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
Section 7.08    General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any Debtor Relief Law, if the obligations of any Guarantor or the Borrower under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the rights of contribution established in the Contribution, Intercompany, Contracting and Offset Agreement) that are valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 7.09    Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (a) Equity Interests of any Subsidiary Guarantor are issued, sold or transferred (including pursuant to a merger, consolidation or amalgamation) such that it ceases to be a Restricted Subsidiary (a “Transferred Guarantor”) to a person or persons, none of which is a Loan Party or a Subsidiary, (b) a Guarantor is designated as an Unrestricted Subsidiary in accordance with the Loan Documents, (c) a Restricted Subsidiary that becomes a Loan Party after the Effective Date is subsequently designated as an Excluded Guarantor Subsidiary in accordance with the definition thereof, (d) a Qualified Parent IPO, or (e) a Qualified IPO by Designated Holdco shall occur, then, such Transferred Guarantor (in the case of clause (a)), such Unrestricted Subsidiary (in the case of clause (b)), such Restricted Subsidiary (in the case of clause (c)), Holdings and, on and after the Specified AV Minerals Joinder Date, AV Minerals (in the case of clause (d)), or, on and after the Designated Holdco Effective Date, Holdings and, on and after the Specified AV Minerals Joinder Date, AV Minerals (in the case of clause (e)), shall, upon the consummation of such issuance, sale or transfer or upon such designation as an Unrestricted Subsidiary or Excluded Guarantor Subsidiary or upon the consummation of the Qualified Parent IPO or a Qualified IPO by Designated Holdco, be released from its obligations under this Agreement (including under Section 11.03 hereof) and any other Loan Documents to which it is a party, and, except with respect to Holdings in the case of clauses (d) and (e) above, its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document, and the Collateral Agent and the Administrative Agent shall take such actions as are

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within its powers to effect each release described in this Section 7.09 in accordance with the relevant provisions of the ~~Loan~~Security Documents and the Intercreditor Agreement; provided that such Guarantor is also released from its obligations, if any, under the Secured Term Loan Documents, the Revolving Credit Loan Documents, the Senior Note Documents, the Additional Senior Secured Indebtedness Documents and other Material Indebtedness guaranteed by such Person on the same terms.
Section 7.10    Certain Tax Matters. Notwithstanding the provisions of Section 2.15 if a Loan Party (other than the Borrower) makes a payment hereunder that is subject to withholding tax in excess of the highest withholding tax that would have been imposed on payments made by any of the Borrower with respect to whose obligation it is making a payment, the relevant Loan Party shall increase the amount of such payment such that, after deduction and payment of all such withholding taxes (including withholding taxes applicable to additional sums payable under this Section), the payee receives an amount equal to the amount it would have received if no such excess withholding tax had been imposed; provided that the Administrative Agent or Lender provides, as reasonably requested by the relevant Loan Party and as required under Sections 2.15(e) or 2.15(h), as the case may be, such forms, certificates and documentation that would be required to reduce or eliminate withholding and, with respect to non-U.S. withholding taxes, would not, in the Administrative Agent’s or the relevant Lender’s reasonable judgment, subject it to any material unreimbursed costs or materially prejudice its legal or commercial position; provided, however, that no payment shall be made under this Section 7.10 with respect to any withholding tax that is not an Indemnified Tax.
Section 7.11    German Guarantor.
(a)    Subject to Section 7.11(b) through Section 7.11(e) below, the Credit Parties shall not enforce the guarantee obligations of a German Guarantor existing in the form of a German limited liability company (Gesellschaft mit beschränkter Haftung; GmbH) or limited partnership with a limited liability company as partner (GmbH or GmbH & Co. KG) under this Article VII to the extent (i) such German Guarantor guarantees obligations of one of its shareholders or of an affiliated company (verbundenes Unternehmen) of a shareholder within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than a Subsidiary of that German Guarantor or the German Guarantor itself), and (ii) the enforcement of such guarantee for shareholder obligations would reduce, in violation of Section 30 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung – “GmbHG”), the net assets (assets minus liabilities minus provisions and liability reserves (Reinvermögen)), in each case as calculated in accordance with generally accepted accounting principles in Germany (Grundsätze ordnungsmäßiger Buchführung) as consistently applied by such German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss gem. section 42 GmbHG, sections 242, 264 German Commercial Code (Handelsgesetzbuch – HGB)) of the German Guarantor (or in the case of a GmbH & Co. KG, its general partner) to an amount that is insufficient to maintain its (or in the case of a GmbH & Co. KG, its general partner’s) registered share capital (Stammkapital) (or would increase an existing shortage in its net assets below its registered share capital); provided that for the purpose of determining the relevant registered share capital and the net assets, as the case may be:

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(i)    The amount of any increase of registered share capital (Stammkapital) of such German Guarantor (or its general partner in the form of a GmbH) implemented after the Effective Date that is effected without the prior written consent of the Administrative Agent shall be deducted from the registered share capital of the German Guarantor (or its general partner in the form of a GmbH);
(ii)    any loans provided to the German Guarantor by a direct or indirect shareholder or an affiliate thereof (other than a Subsidiary of such German Guarantor) shall be disregarded and not accounted for as a liability to the extent that such loans are subordinated pursuant to Section 39(1) no. 1 through no. 5 of the German Insolvency Code (Insolvenzordnung) or subordinated in any other way by law or contract;
(iii)    any shareholder loans, other loans and contractual obligations and liabilities incurred by the German Guarantor in violation of the provisions of any of the Loan Documents shall be disregarded and not accounted for as liabilities;
(iv)    any assets that are shown in the balance sheet with a book value that, in the opinion of the Administrative Agent, is significantly lower than their market value and that are not necessary for the business of the German Guarantor (nicht betriebsnotwendig) shall be accounted for with their market value; and
(v)    the assets of the German Guarantor will be assessed at liquidation values (Liquidationswerte) if, at the time the managing directors prepare the balance sheet in accordance with paragraph (b) below and absent the demand a positive going concern prognosis (positive Fortbestehensprognose) cannot be established.
(b)    The limitations set out in Section 7.11(a) only apply:
(i)    if and to the extent that the managing directors of the German Guarantor (or in the case of a GmbH Co. KG, its general partner) have confirmed in writing to the Administrative Agent within ten (10) Business Days of a demand for payment under this Article VII the amount of the obligations under this Article VII which cannot be paid without causing the net assets of such German Guarantor (or in the case of a GmbH Co. KG, its general partner) to fall below its registered share capital, or increase an existing shortage in net assets below its registered share capital

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(taking into account the adjustments set out above) and such confirmation is supported by a current balance sheet and other evidence satisfactory to the Administrative Agent and neither the Administrative Agent nor any Lender raises any objections against that confirmation within five Business Days after its receipt; or
(ii)    if, within twenty Business Days after an objection under clause (i) has been raised by the Administrative Agent or a Lender, the Administrative Agent receives a written audit report (“Auditor’s Determination”) prepared at the expense of the relevant German Guarantor by a firm of auditors of international standing and reputation that is appointed by the German Guarantor and reasonably acceptable to the Administrative Agent, to the extent such report identifies the amount by which the net assets of that German Guarantor (or in the case of a GmbH & Co. KG, its general partner in the form of a GmbH) are necessary to maintain its registered share capital as at the date of the demand under this Article VII (taking into account the adjustments set out above). The Auditor’s Determination shall be prepared in accordance with generally accepted accounting principles applicable in Germany (Grundsätze ordnungsgemäßer Buchführung) as consistently applied by the German Guarantor in the preparation of its most recent annual balance sheet. The Auditor’s Determination shall be binding for all Parties except for manifest error.
(c)    In any event, the Credit Parties shall be entitled to enforce the guarantee up to those amounts that are undisputed between them and the relevant German Guarantor or determined in accordance with Section 7.11(a) and Section 7.11(b). In respect of the exceeding amounts, the Credit Parties shall be entitled to further pursue their claims (if any) and the German Guarantor shall be entitled to provide evidence that the excess amounts are necessary to maintain its registered share capital (calculated as at the date of demand under this Article VII and taking into account the adjustments set out above). The Credit Parties are entitled to pursue those parts of the guarantee obligations of the German Guarantor that are not enforced by operation of Section 7.11(a) above at any subsequent point in time. This Section 7.11 shall apply again as of the time such additional demands are made.
(d)    Section 7.11(a) shall not apply as to the amount of Loans borrowed under this Agreement and passed on (whether by way of shareholder loan or equity contribution) to the respective German Guarantor or any of its Subsidiaries as long as the respective shareholder loan is outstanding or the respective equity contribution has not been dissolved or otherwise repaid.
(e)    Should it become legally permissible for managing directors of a German Guarantor to enter into guarantees in support of obligations of their shareholders without limitations, the limitations set forth in Section 7.11(a) shall no longer apply. Should any such guarantees become subject to legal restrictions that are less stringent than the limitations set forth

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in Section 7.11(a) above, such less stringent limitations shall apply. Otherwise, Section 7.11(a) shall remain unaffected by changes in applicable law.
(f)    The limitations provided for in paragraph (a) above shall not apply where (i) the relevant German Guarantor has a fully valuable (vollwertig) recourse claim (Gegenleistungs- oder Rückgewähranspruch) vis-à-vis the relevant shareholder or (ii) a domination agreement (Beherrschungsvertrag) or a profit and loss pooling agreement (Ergebnisabführungsvertrag) is or will be in existence with the relevant German Guarantor (or the relevant general partner), unless section 30 GmbHG is violated despite of the existence of such agreement.
Section 7.12    Swiss Guarantors. If and to the extent that (i) the obligations under this ARTICLE VII of any Swiss Guarantor are for the exclusive benefit of any of such Swiss Guarantor’s Affiliates (other than such Swiss Guarantor’s direct or indirect Subsidiaries) and (ii) complying with the obligations under this ARTICLE VII would constitute a repayment of capital (restitution des apports) or the payment of a (constructive) dividend (distribution de dividende), the following shall apply:
(a)    The aggregate obligations under this ARTICLE VII of any Swiss Guarantor shall be limited to the maximum amount of such Swiss Guarantor’s profits and reserves available for distribution, in each case in accordance with, without limitation, articles 671 para.1 to 3 and 675 para.2 of the Swiss Code of Obligations (the “Available Amount”) at the time any Swiss Guarantor makes a payment under this ARTICLE VII (provided such limitation is still a legal requirement under Swiss law at that time).
(b)    Immediately after having been requested to make a payment under this ARTICLE VII (the “Guarantee Payment”), each Swiss Guarantor shall (i) provide the Administrative Agent, within thirty (30) Business Days from being requested to make the Guarantee Payment, with (1) an interim audited balance sheet prepared by the statutory auditors of the applicable Swiss Guarantor, (2) the determination of the Available Amount based on such interim audited balance sheet as computed by the statutory auditors, and (3) a confirmation from the statutory auditors that the Available Amount is the maximum amount which can be paid by the Swiss Guarantor under this ARTICLE VII without breaching the provisions of Swiss corporate law, which are aimed at protecting the share capital and legal reserves, and (ii) upon receipt of the confirmation referred to in the preceding sentence under (3) and after having taken all actions required pursuant to paragraph (d) below, make such Guarantee Payment in full (less, if required, any Swiss Withholding Tax).
(c)    If so required under Swiss law (including double tax treaties to which Switzerland is a party) at the time it is required to make a payment under this ARTICLE VII or the Security Documents, the applicable Swiss Guarantor (1) may deduct the Swiss Withholding Tax at the rate of 35% (or such other rate as may be in force at such time) from any payment under this ARTICLE VII or the Security Documents, (2) may pay the Swiss Withholding Tax to the Swiss Federal Tax Administration, and (3) shall notify and provide evidence to the Administrative

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Agent that the Swiss Withholding Tax has been paid to the Swiss Federal Tax Administration. To the extent the Guarantee Payment due is less than the Available Amount, the applicable Swiss Guarantor shall be required to make a gross-up, indemnify or otherwise hold harmless the Credit Parties for the deduction of the Swiss Withholding Tax, it being understood that at no time shall the Guarantee Payment (including any gross-up or indemnification payment pursuant to this paragraph (c) and including any Swiss Withholding Tax levied thereon) exceed the Available Amount. The applicable Swiss Guarantor shall use its best efforts to ensure that any person which is, as a result of a payment under this ARTICLE VII, entitled to a full or partial refund of the Swiss Withholding Tax, shall as soon as possible after the deduction of the Swiss Withholding Tax (i) request a refund of the Swiss Withholding Tax under any applicable law (including double tax treaties) and (ii) pay to the Administrative Agent for distribution to the applicable Credit Parties upon receipt any amount so refunded. The Guaranteed Obligations will only be considered as discharged to the extent of the effective payment received by the Credit Parties under this ARTICLE VII. This subsection (c) is without prejudice to the gross-up or indemnification obligations of any Guarantor other that the Swiss Guarantors.
(d)    The Swiss Guarantors shall use reasonable efforts to take and cause to be taken all and any other action, including the passing of any shareholders’ resolutions to approve any Guarantee Payment under this ARTICLE VII or the Security Documents, which may be required as a matter of Swiss mandatory law or standard business practice as existing at the time it is required to make a Guarantee Payment under this ARTICLE VII or the Security Documents in order to allow for a prompt payment of the Guarantee Payment or Available Amount, as applicable.
Section 7.13    Irish Guarantor. This Guarantee does not apply to any liability to the extent that it would result in this Guarantee constituting unlawful financial assistance within the meaning of, in respect of any Irish Guarantor, Section 82 of the Irish Companies Act 2014 of Ireland.
Section 7.14    Brazilian Guarantor. The Brazilian Guarantor waives and shall not exercise any and all rights and privileges granted to guarantors which might otherwise be deemed applicable, including but not limited to the rights and privileges referred to in Articles 827, 834, 835, 836, 837, 838 and 839 of the Brazilian Civil Code and the provisions of Article 794 of the Brazilian Civil Procedure Code.
Section 7.15    French Guarantor.
(a)    The obligations and liabilities of a French Guarantor under the Loan Documents and in particular under Article VII (Guarantee) of this Agreement shall not include any obligation or liability which if incurred would constitute the provision of financial assistance within the meaning of article L. 225-216 of the French Code de commerce and/or would constitute a misuse of corporate assets within the meaning of article L. 241-3 or L. 242-6 of the French Code de commerce or any other laws or regulations having the same effect, as interpreted by French courts.
(b)    The obligations and liabilities of a French Guarantor under Article VII (Guarantee) of this Agreement for the obligations under the Loan Documents of any other

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Guarantor which is not a French Subsidiary of such French Guarantor, shall be limited at any time to an amount equal to the aggregate of all amounts borrowed under this Agreement by such other Guarantor as the Borrower to the extent directly or indirectly on-lent to the French Guarantor under inter-company loan agreements and outstanding at the date a payment is to be made by such French Guarantor under Article VII (Guarantee) of this Agreement, it being specified that any payment made by a French Guarantor under Article VII (Guarantee) of this Agreement in respect of the obligations of such Guarantor as the Borrower shall reduce pro tanto the outstanding amount of the inter-company loans due by the French Guarantor under the inter-company loan arrangements referred to above.
(c)    The obligations and liabilities of a French Guarantor under Article VII (Guarantee) of this Agreement for the obligations under the Loan Documents of any Guarantor which is its Subsidiary shall not be limited and shall therefore cover all amounts due by such Guarantor as the Borrower and/or as Guarantor, as applicable. However, where such Subsidiary is not incorporated in France, the amounts payable by the French Guarantor under this paragraph (c) in respect of obligations of this Subsidiary as the Borrower and/or Guarantor, shall be limited as set out in paragraph (b) above.
Section 7.16    Belgian Guarantor. No Belgian Guarantor shall be liable for the obligations owed to the Credit Parties by any other Loan Party under any Loan Document, to the extent that such liability would result in such guarantee constituting unlawful financial assistance within the meaning of Article 329 or 629 of the Belgian Companies Code (or any equivalent and applicable provisions in any relevant jurisdiction).
ARTICLE VIII
EVENTS OF DEFAULT
Section 8.01    Events of Default. Upon the occurrence and during the continuance of the following events (“Events of Default”):
(a)    default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;
(b)    default shall be made in the payment, when and as the same shall become due and payable, of (i) any interest on any Loan and, if such default is caused by a technical or administrative delay, such default shall continue unremedied for a period of five (5) Business Days, or (ii) any Fee or any other amount (other than an amount referred to in paragraph (a) or (b)(i) above) due under any Loan Document and such default shall continue unremedied for a period of five (5) Business Days;
(c)    any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or which is contained in any certificate furnished

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by or on behalf of a Loan Party pursuant to this Agreement or any other Loan Document, shall prove to have been false or misleading (in full or in part) in any material respect when so made or deemed made;
(d)    default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in (x) Section 5.02(a), Section 5.03(a), Section 5.08, Section 5.15, Section 5.16, or ARTICLE VI or (y) Section 5.04(a) or Section 5.04(b) (provided that in the case of defaults under Sections 5.04(a) or (b) which do not impair in any material respect the insurance coverage maintained on (x) the Companies’ assets and (y) following the Springing Security Effective Date, the Collateral, in either case, taken as a whole, then such default will not constitute an Event of Default unless such default has continued unremedied for a period of three (3) Business Days);
(e)    (i) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02 (other than Section 5.02(a)), and such default shall continue unremedied or shall not be waived for a period of five (5) Business Days after written notice thereof from the Administrative Agent or any Lender to the Designated Company, or (ii) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b), (d) or (e)(i) immediately above) and such default shall continue unremedied or shall not be waived for a period of thirty (30) days after written notice thereof from the Administrative Agent or any Lender to the Designated Company;
(f)    Hindalco or any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that, other than in the case of the Revolving Credit Agreement and the Secured Term Loans, it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate Dollar Equivalent amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $100,000,000 at any one time (provided that, in the case of Hedging Obligations, the amount counted for this purpose shall be the net amount payable by Hindalco and all Companies if such Hedging Obligations were terminated at such time); provided, further that this clause (f)(ii) shall not apply to (x) a failure to comply with a financial maintenance covenant under the Revolving Credit Agreement in the form of an asset based loan facility, (y) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid or discharged to the extent required under the terms governing such Indebtedness or (z) Indebtedness that becomes due as a result of a notice of voluntary refinancing, exchange, or conversion thereof that is permitted thereunder, so

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long as such refinancing, exchange or conversion is consummated, or such notice duly withdrawn, in accordance with the terms of such Indebtedness, or (iii) fail to observe or perform any financial maintenance covenant under a Revolving Credit Agreement which is an asset based loan facility and such failure results in the Indebtedness under such Revolving Credit Agreement becoming due prior to its stated maturity;
(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party or Material Subsidiary, or of a substantial part of the property of any Loan Party or Material Subsidiary, under Title 11 of the U.S. Code, as now constituted or hereafter amended, or any other federal, state, provincial or foreign bankruptcy, insolvency, receivership, reorganization or other Debtor Relief Law, including any proceeding under applicable corporate law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner or similar official for any Loan Party or Material Subsidiary or for a substantial part of the property of any Loan Party or Material Subsidiary; or (iii) the winding-up, liquidation or examination of any Loan Party or Material Subsidiary; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)    any Loan Party or Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or other Debtor Relief Law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner or similar official for any Loan Party or Material Subsidiary or for a substantial part of the property of any Loan Party or Material Subsidiary; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its insolvency or inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; (viii) wind up or liquidate (except in accordance with Section 6.05) or put into examination, or (ix) take any step with a view to a moratorium or a composition or similar arrangement with any creditors of any Loan Party or Material Subsidiary, or a moratorium is declared or instituted in respect of the indebtedness of any Loan Party or Material Subsidiary;
(i)    one or more judgments, orders or decrees for the payment of money in an aggregate Dollar Equivalent amount in excess of $100,000,000, to the extent not covered by insurance or supported by a letter of credit or appeal bonds posted in cash, shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment;

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(j)    one or more ERISA Events or noncompliance with respect to Foreign Plans or Compensation Plans shall have occurred that, when taken together with all other such ERISA Events and noncompliance with respect to Foreign Plans or Compensation Plans that have occurred, could reasonably be expected to result in liability of any Company and its ERISA Affiliates that could reasonably be expected to result in a Material Adverse Effect;
~~(k)    [intentionally omitted];~~
(k)    on or after the Springing Security Effective Date, any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Credit Parties, a valid, perfected (subject to the limitations set forth in Section 5.11 and the proviso in Section 5.12) security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Security Document) in favor of the Collateral Agent, or shall be asserted by the Designated Company or any other Loan Party not to be a valid, perfected (subject to the limitations set forth in Section 5.11 and the proviso in Section 5.12), security interest in or Lien on the Collateral covered thereby;
(l)    any Loan Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations;
(m)    there shall have occurred a Change in Control;
~~(n)    [intentionally omitted]; or~~
(n)    on or after the Springing Security Effective Date, the Intercreditor Agreement or any material provision thereof shall cease to be in full force or effect other than (i) as expressly permitted hereunder or thereunder, (ii) by a consensual termination or modification thereof agreed to by the Agents party thereto, the Revolving Credit Agents, the Secured Term Loan Administrative Agent, and the Secured Term Loan Collateral Agent party thereto, and all other creditors of the Designated Company and its Restricted Subsidiaries (or any trustee, agent or representative acting on their behalf) that is a party thereto, or (iii) as a result of satisfaction in full of the obligations under the Revolving Credit Loan Documents, the Secured Term Loan Documents, Additional Senior Secured Indebtedness Documents (if any), the Junior Secured Indebtedness (if any) and any other Material Indebtedness subject to the terms of the Intercreditor Agreement; or
(o)    any Company shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction;

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then, and in every such event (other than an event with respect to any Loan Party described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Designated Company, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to any Loan Party described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees, costs, charges and all other Obligations of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 8.02    Rescission. If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Loan Parties shall pay all arrears of interest and all payments on account of principal of the Loans owing by them that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant Section 11.02, then upon the written consent of the Required Lenders and written notice to the Designated Company, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit any Loan Party and do not give any Loan Party the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.
Section 8.03    Application of Payments and Proceeds. On and after the Springing Security Effective Date, subject to the terms of the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral, whether pursuant to the exercise by the Collateral Agent of its remedies or otherwise (including any payments received with respect to adequate protection payments or other distributions relating to the Obligations during the pendency of any reorganization or proceeding under any Debtor Relief Law) after an Event of Default has occurred and is continuing or after the acceleration of the Obligations, shall be paid, together with any other sums then held by the Collateral Agent or any Receiver pursuant to this Agreement, promptly to

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the Administrative Agent for application in accordance with the following sentence. The payments received by the Administrative Agent pursuant to the preceding sentence or after an Event of Default has occurred and is continuing or after the acceleration of the Obligations, shall be applied, in full or in part, together with any other sums then held by the Administrative Agent pursuant to this Agreement, promptly by the Administrative Agent as follows:
(a)    First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the ~~Administrative Agent and its~~Agents or any Receiver and their agents and counsel, and all expenses, liabilities and advances made or incurred by the ~~Administrative Agent~~Agents or any Receiver in connection therewith, and all amounts for which the ~~Administrative Agent is~~Agents or any Receiver are entitled to indemnification or reimbursement pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(b)    Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including any compensation payable to the other Credit Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Credit Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(c)    Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations which are then due and owing (other than principal), in each case equally and ratably in accordance with the respective amounts thereof then due and owing with respect to such Obligations;
(d)    Fourth, to the indefeasible payment in full in cash, pro rata, of the principal amount of the Obligations and any premium thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing; and
(e)    Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.
In the event that any such ~~payments~~proceeds are insufficient to pay in full the items described in clauses (a) through (d) of this Section 8.03, the Loan Parties shall remain liable, jointly and severally, for any deficiency.
Section 8.04    Designated Company’s Right to Cure
(a)    Notwithstanding anything to the contrary contained in Section 8.01, in the event the Designated Company fails to comply with the Financial Performance Covenant with respect

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to a period of four consecutive fiscal quarters, then at any time after the end of the last fiscal quarter of such period of four consecutive fiscal quarters until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, any Specified Holder may make a Specified Equity Contribution to Holdings, and Holdings shall immediately make a cash contribution to the common equity of the Designated Company and/or purchase Equity Interests of the Designated Company (other than Disqualified Capital Stock), in the amount of such Specified Equity Contribution. The Designated Company may apply the amount of the Net Cash Proceeds thereof received by it to increase Consolidated EBITDA with respect to such applicable quarter; provided that such Net Cash Proceeds (i) are actually received by the Designated Company (including through capital contribution of such Net Cash Proceeds by Holdings to the Designated Company) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder and (ii) do not exceed the aggregate amount necessary for purposes of complying (by addition to Consolidated EBITDA) with the Financial Performance Covenant for such period. The parties hereby acknowledge and agree that notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 8.04(a) (and any Specified Equity Contribution or the proceeds thereof) may not be relied on for purposes of calculating any financial ratios (other than as applicable to the Financial Performance Covenant for purposes of increasing Consolidated EBITDA as provided herein) or any available basket or thresholds under this Agreement and shall not result in any adjustment to any amounts or calculations other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.
(b)    The parties hereto agree that (i) in each period of four consecutive fiscal quarters, there shall be at least two (2) fiscal quarters in which no Specified Equity Contribution is made, (ii) during the term of this Agreement, no more than four Specified Equity Contributions will be made, and (iii) the cash contributed or received pursuant to such Specified Equity Contribution (A) shall be disregarded for any purpose other than increasing Consolidated EBITDA solely for the purposes of measuring the Financial Performance Covenant (and, for the avoidance of doubt, such cash shall not constitute “cash and Cash Equivalents” or Unrestricted Cash for purposes of the definition of “Consolidated Total Net Debt” and shall not increase Consolidated EBITDA for the purpose of determining compliance with the Financial Performance Covenant on a Pro Forma Basis in determining whether another transaction will be permitted) and (B) for purposes of calculating the Total Net Leverage Ratio, the Consolidated Interest Coverage Ratio, the Senior Secured Net Leverage Ratio, the Secured Net Leverage Ratio and the Financial Performance Covenant, shall not be deemed to reduce any Indebtedness or other obligations of the Loan Parties that would otherwise be included in the definition of “Consolidated Total Net Debt” (except, with respect to periods after the fiscal quarter with respect to which such Equity Issuance is made, to the extent such Specified Equity Contribution is applied to repay Indebtedness).

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ARTICLE IX
[INTENTIONALLY OMITTED]
ARTICLE X

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
Section 10.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints SCB to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes ~~the Administrative~~each Agent to take such actions on its behalf and to exercise such powers as are delegated to ~~the Administrative~~such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the ~~Administrative Agent~~Agents and the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
Section 10.02    Rights as a Lender. ~~The~~Each person serving as ~~the Administrative~~an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not ~~the Administrative~~an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include ~~the~~each person serving as ~~the Administrative~~an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Designated Company or other Loan Party, or any Subsidiary or other Affiliate thereof, as if such person were not ~~the Administrative~~an Agent hereunder and without any duty to account therefor to the Lenders.
Section 10.03    Exculpatory Provisions.
(a)    ~~The Administrative~~No Agent shall ~~not~~ have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, ~~the Administrative~~no Agent ~~shall not~~:
(i)    shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that in each case ~~the Administrative~~such Agent is expressly required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that ~~the Administrative~~such Agent shall

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not be required to take any action that, in its judgment or the judgment of its counsel, may expose ~~the Administrative~~such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and
(iii)    shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Designated Company or other Loan Party or any of its Affiliates that is communicated to or obtained by the person serving as ~~the Administrative~~such Agent or any of its Affiliates in any capacity.
(b)    Notwithstanding anything to the contrary in any Loan Document, ~~the Administrative~~no Agent shall ~~not~~ be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as ~~the Administrative~~such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 11.02) or (y) in the absence of its own gross negligence or willful misconduct. ~~The AdministrativeAgent~~No Agent shall ~~not~~ be deemed to have knowledge of, or be required to take any action in connection with, any Default unless and until notice describing such Default is given to the Administrative Agent by the Designated Company or a Lender.
(c)    ~~The Administrative~~No Agent shall ~~not~~ be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to ~~the Administrative~~such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
(d)    ~~The Administrative~~No Agent shall ~~not~~ be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the ~~Administrative Agent~~Agents shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment

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or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
(e)    Notwithstanding anything to the contrary in any Loan Document, without limiting ~~the Administrative~~any Agent’s rights hereunder to exercise discretion in taking any action in connection with the Loan Documents or any transaction permitted hereunder or thereunder (it being understood and agreed by the Lenders that ~~the Administrative~~such Agent may elect to act promptly and without seeking express approval from any Lender prior to taking such action), ~~the Administrative~~any Agent may:
(i)    require the express written approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) prior to taking any action in connection with the Loan Documents or any transaction permitted hereunder or thereunder, including, without limitation, the Permitted Reorganization; or
(ii)    upon at least two (2) Business Days’ prior written notice to the Lenders (such period, the “Specified Notice Period”), require the express written approval of the Representative Lenders prior to taking any action in connection with the Loan Documents or any transaction permitted hereunder or thereunder; provided that this clause (ii) shall not apply with respect to any action in connection with the Permitted Reorganization or that would otherwise require the consent of such other number or percentage of the Lenders as expressly provided for in Section 11.02.
On and after the date that the requisite written approval, if any, is provided to ~~the Administrative~~such Agent by such Lenders in accordance with the immediately preceding sentence, ~~the Administrative~~such Agent shall be authorized to take such action for all purposes under the Loan Documents without the consent of any other Lender. For purposes of this clause (e), “Representative Lenders” shall mean, with respect to any action under clause (ii) above, Lenders holding more than 50% of the sum of all Loans outstanding and unused Commitments (if any) of all Lenders that have provided written notice of their approval or disapproval of such action or omission to take an action within the Specified Notice Period.
Section 10.04    Reliance by the ~~Administrative Agent~~Agents. ~~The Administrative~~Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon or acting or failing to act upon (including in connection with ~~the Administrative~~such Agent’s execution, delivery or filing of any Loan Document or other agreement, document, certificate or filing in connection therewith), (i) any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or (ii) any electronic signature purportedly given by or on behalf of any Loan party or any Credit Party, in each case, believed by it to be genuine and to have been signed, sent or

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otherwise authenticated by the proper person. In determining whether the conditions to taking any action under or in connection with any Loan Document are satisfied, ~~the Administrative~~each Agent shall be entitled to rely upon any certificates delivered to ~~the Administrative~~such Agent by any Loan Party. ~~The Administrative~~Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The ~~Administrative Agent is~~Agents are further authorized to rely upon and to comply with any written, oral or telephonic statements made or purported to be made by any Loan Party. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. ~~The Administrative~~Each Agent may consult with legal counsel (who may be counsel for the Designated Company or other Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 10.05    Delegation of Duties. ~~The Administrative~~Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by ~~the Administrative~~such Agent, including a sub-agent which is a non-U.S. affiliate of ~~the Administrative~~such Agent. ~~The Administrative~~ Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of ~~the Administrative~~each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit ~~facility~~facilities provided for herein as well as activities as ~~the Administrative~~ Agent.
Section 10.06    Resignation of  ~~Administrative~~ Agent.
(a)    ~~The Administrative~~Each Agent may at any time give notice of its resignation to the Lenders and the Designated Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Designated Company, to appoint a successor, which (i)  shall be a bank with an office in the United States or England and Wales, or an Affiliate of any such bank with an office in the United States or England and Wales and (ii) for the Administrative Agent, shall be a commercial bank or other financial institution having assets in excess of $1,000,000,000. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring ~~Administrative~~ Agent gives notice of its resignation, then the retiring ~~Administrative~~ Agent may on behalf of the Lenders, appoint a successor ~~Administrative~~ Agent meeting the qualifications set forth above, provided that if the ~~Administrative~~ Agent shall notify the Designated Company and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring ~~Administrative~~ Agent shall be discharged from its duties and obligations

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hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through ~~the Administrative~~an Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor ~~Administrative~~ Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as ~~Administrative~~ Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) ~~Administrative~~ Agent, and the retiring ~~Administrative~~ Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor ~~Administrative~~ Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring ~~Administrative~~ Agent’s resignation hereunder and under the other Loan Documents, the provisions of this ARTICLE X and Section 11.03 shall continue in effect for the benefit of such retiring ~~Administrative~~ Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring ~~Administrative~~ Agent was acting as ~~the Administrative~~ Agent. The Escrow Agent shall be deemed to have automatically resigned upon the resignation of the Administrative Agent.
(b)    The Administrative Agent shall resign in accordance with paragraph (a) above if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Administrative Agent under the Loan Documents, either:
(i)    the Administrative Agent fails to respond to a request under Section 2.15(f) (FATCA Information) and a Lender reasonably believes that the Administrative Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
(ii)    the information supplied by the Administrative Agent pursuant to Section 2.15(f) (FATCA Information) indicates that the Administrative Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
(iii)    the Administrative Agent notifies the Designated Company and the Lenders that the Administrative Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Administrative Agent were a FATCA Exempt Party, and that Lender, by notice to the Administrative Agent, requires it to resign.
Section 10.07    Non-Reliance on ~~Administrative~~ Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any ~~of the Administrative~~ Agent, the Escrow Agent, any syndication agent, documentation agent, arranger or bookrunner listed on the cover page hereto or acting in such capacity in connection with any amendment or

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in connection with any Rollover A-1 Term Loans or Rollover A-2 Term Loans, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any ~~of the Administrative~~ Agent, the Escrow Agent, any syndication agent, documentation agent, arranger or bookrunner listed on the cover page hereto or acting in such capacity in connection with any amendment or in connection with any Rollover A-1 Term Loans or Rollover A-2 Term Loans, or any other Lender, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 10.08    No Other Duties, etc. Notwithstanding anything to the contrary contained herein, the Mandated Lead Arrangers listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, Escrow Agent or as a Lender hereunder.
Section 10.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the ~~Administrative Agent~~Agents (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether ~~the Administrative~~any Agent shall have made any demand on the Borrower or any Guarantor) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Guaranteed Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the ~~Administrative Agent~~Agents and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the ~~Administrative Agent~~Agents and their respective agents and counsel and all other amounts due the Credit Parties and the ~~Administrative Agent~~Agents hereunder) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Credit Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Credit Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the ~~Administrative Agent and its~~Agents and their respective agents and counsel, and any other amounts due the Administrative Agent hereunder. Nothing contained herein shall be deemed to

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authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Credit Party any plan of reorganization, arrangement, adjustment or composition affecting the Guaranteed Obligations or the rights of any Credit Party to authorize ~~the Administrative~~any Agent to vote in respect of the claim of any Credit Party in any such proceeding.

Section 10.10    Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the ~~Administrative Agent~~Agents to enter into this Agreement and the other Loan Documents, including, on and after the Springing Security Effective Date, the Intercreditor Agreement and the Security Documents, and to perform ~~its~~their obligations thereunder. Each Lender agrees that any action taken by the ~~Administrative Agent~~Agents or Required Lenders in accordance with the terms of this Agreement or the other Loan Documents, including, on and after the Springing Security Effective Date, the Intercreditor Agreement and the Security Documents, and the exercise by the ~~Administrative Agent~~Agents or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.
Section 10.11    Release. Each Lender and each Loan Party hereby releases ~~the Administrative~~each Agent acting on its behalf pursuant to the terms of this Agreement or any other Loan Document from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (restriction on self-dealing).
Section 10.12    Acknowledgment of English-law Guarantee. Each Credit Party acknowledges the terms of the English-law Guarantee and specifically agrees and accepts (i) that the Administrative Agent shall, as trustee, have only those duties, obligations and responsibilities expressly specified in the English-law Guarantee; (ii) the limitation and exclusion of the Administrative Agent’s liability as set out therein; and (iii) all other provisions of the English-law Guarantee as if it were a party thereto.
ARTICLE XI
MISCELLANEOUS
Section 11.01    Notices.
(a)    Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:
(i)    if to any Loan Party, to the Parent at:

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Novelis Inc.
Two Alliance Center
3560 Lenox Road, Suite 2000
Atlanta, GA 30326
Attention: Randal P. Miller
Telecopier No.: 404-760-0124
Email: randy.miller@novelis.adityabirla.com
with a copy to:

Novelis Inc.
Two Alliance Center
3560 Lenox Road, Suite 2000
Atlanta, GA 30326
Attention: ~~Leslie J. Parrette, Jr.~~Chirag Shah
Telecopier No.: 404-760-0137
Email: ~~les.parrette~~chirag.shah@novelis.adityabirla.com
    and

Torys LLP
1114 Avenue of the Americas, 23rd Floor
New York, New York 10036
Attention: Jonathan B. Wiener
Telecopier No.: 212-682-0200
Email: jwiener@torys.com

(ii)    if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Designated Company); and
(iii)    if to the Administrative Agent, the Collateral Agent or the Escrow Agent, to it at:
Standard Chartered Bank
5th Floor 1 Basinghall Avenue
London, England, EC2V 5DD
Attention: Asset Servicing Manager
Fax: +44207 885 9728

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Email: loansagencyuk@sc.com
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive
Chicago IL, 60606
Attention: David M. Wagener
Telecopier No.: (312) 827-9462
Phone No.: (312) 407-0870
Email: david.wagener@skadden.com
Notices and other communication sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may (subject to Section 11.01(d)) be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Designated Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 11.01(d)); provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, Etc. Any party hereto (other than a Lender) may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, telecopier or telephone number for

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notices and other communications hereunder by notice to the Designated Company and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(d)    Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at loansagencyuk@sc.com or at such other e-mail address(es) provided to the Designated Company from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably require. Nothing in this Section 11.01(d) shall prejudice the right of the ~~Administrative Agent~~Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.
To the extent consented to by the Administrative Agent from time to time, Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that the Designated Company shall also deliver to the Administrative Agent an executed original of each Compliance Certificate and an executed copy (which may be by pdf or similar electronic transmission) of each notice or request of the type described in clauses (i) through (iv) of paragraph (d) above required to be delivered hereunder.
Each Loan Party further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS (AS DEFINED BELOW) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF

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MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Designated Company, any other Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Designated Company’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Designated Company, any other Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
Each Loan Party further agrees and acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Designated Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such persons’ securities. The Designated Company and each other Loan Party hereby agree that it will use commercially reasonable efforts to identify that portion of the materials and/or information provided by or on behalf of the Designated Company hereunder (the “Borrower Materials”) that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials hereunder “PUBLIC,” the Loan Parties shall be deemed to have authorized the Mandated Lead Arrangers, the ~~Administrative Agent~~Agents and the Lenders to treat such materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Designated Company, the other Loan Parties or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such materials constitute Information, they shall be treated as set forth in Section 11.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the ~~Administrative Agent~~Agents and the Mandated Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public

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information with respect to the Designated Company, the other Loan Parties or their respective securities for purposes of United States Federal or state securities laws.
(e)    Reliance by the Administrative Agent, the Collateral Agent and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such person on each notice purportedly given by or on behalf of any Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 11.02    Waivers; Cumulative Remedies; Amendment.
(a)    Waivers; Cumulative Remedies. No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of ~~the Administrative~~each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 11.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether ~~the Administrative~~any Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Required Consents. Subject to Section 11.02(c) and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or by the Administrative Agent with the written consent of the Required Lenders) or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would:

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(i)    increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an increase in the Commitment of any Lender);
(ii)    reduce the principal amount of any Loan or reduce the rate of interest thereon (other than interest pursuant to Section 2.06(c)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby;
(iii)    (A) postpone the scheduled final maturity of any Loan, (B) postpone the date for payment of any interest or fees payable hereunder, (C) change the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(c)), or (D) postpone the scheduled date of expiration of any Commitment without the written consent of each Lender directly affected thereby;
(iv)    increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;
(v)    permit the assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender (provided that the Aleris Acquisition shall not constitute an assignment or delegation by the Borrower of its rights or obligations under the Loan Documents for purposes of this clause (v));
(vi)    release Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) or all or substantially all of the Subsidiary Guarantors from their Guarantees (except as expressly provided in this Agreement or as otherwise expressly provided by any such Guarantee), or limit their liability in respect of such Guarantees, without the written consent of each Lender;
(vii)    change Section 2.14(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, including the requirements of Section 2.02(a), without the written consent of each Lender directly affected thereby;

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(viii)    change any provision of this Section 11.02(b) or (d), without the written consent of each Lender directly affected thereby;
(ix)    change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent; and
(x)    change or waive any provision of ARTICLE X as the same applies to the Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of the Administrative Agent, in each case without the written consent of the Administrative Agent;
(xi)    change or waive any provision of the Letter of Comfort without the written consent of each Lender;
provided, further, that any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, the principal owed to such Lender reduced or this proviso amended, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
(c)    [intentionally omitted].
(d)    Dissenting Lenders. If, in connection with any proposed change, waiver, consent, discharge or termination of the provisions of this Agreement as contemplated by Section 11.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Designated Company and the Borrower shall have the right, upon notice by the Designated Company or the Borrower to such Lender and the Administrative Agent, to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, consent, discharge or termination. Each Lender agrees that, if the Designated Company or the Borrower elects to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such non-

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consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.
(e)    Holdings Amalgamation and Permitted Reorganization. Notwithstanding the foregoing, the Administrative Agent and the Borrower (without the consent of any Lenders) may amend, amend and restate, supplement or otherwise modify this Agreement and the other Loan Documents if necessary or advisable in connection with or to effectuate (i) the Permitted Holdings Amalgamation, and (ii) the Permitted Reorganization (to the extent set forth in the definition of “Permitted Reorganization”).
~~(f)    [intentionally omitted].~~
(f)    Collateral. After giving effect to the Security Documents on the Springing Security Effective Date, notwithstanding anything to the contrary in this Agreement, including Section 11.02(b), without the consent of any other person, the Administrative Agent and/or Collateral Agent may (or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Security Document (subject to the consent of the Loan Parties party thereto except as otherwise provided in such Security Document) or enter into any new agreement or instrument, to (i) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Credit Parties, (ii) as required by local law to give effect to, or protect any security interest for the benefit of the Credit Parties, in any property or so that the security interests therein comply with applicable Requirements of Law (in the case of the U.S. Hold Separate Assets, as such Requirements of Law are modified pursuant to a U.S. Hold Separate Agreement), or (iii) to cure any inconsistency with this Agreement (other than, solely in the case of clause (iii), amendments or waivers to provisions in such Security Documents that are required to create or perfect the security interests created thereby or cause such Security Document or security interest to be enforceable).
(g)    Additional Consent Rights. In addition to the consent rights set forth above, subject to Sections 11.02(b), (d) and (f), and, on and after the Springing Security Effective Date, to the terms of the Intercreditor Agreement, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or by the Administrative Agent with the written consent of the Required Lenders) or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent (or, in the case of any applicable Security Document, the Collateral Agent) and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would:
(i)    on and after the Springing Security Effective Date, except pursuant to the Intercreditor Agreement or the express terms hereof, release all or a substantial portion of the Collateral from the Liens of the

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Security Documents or alter the relative priorities of a material portion of the Guaranteed Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender;
(ii)    change the percentage set forth in the definition of “Required Class Lenders” (as in effect on the Amendment No. 1 Effective Date) required to waive, amend or modify any rights under any Loan Document or make any determination or grant any consent under such Loan Document, without the written consent of each Lender, other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;
(iii)    on or after the Springing Security Effective Date, amend, modify or waive any provision of: (A) Section 2.1 of the Intercreditor Agreement to the extent such amendment, modification or waiver would adversely affect the priority of the Liens on the Collateral held by the Collateral Agent for the benefit of the Credit Parties or (B) Section 6.3 of the Intercreditor Agreement in a manner that adversely affects the priority of payments of Collateral proceeds, in each case without the written consent of each affected Lender; provided that this clause (iii) shall not apply to amending, modifying or waiving any provision of Section 2.1 or 6.3 of the Intercreditor Agreement in order to (1) give effect to any additional Indebtedness, including the designation of any such Indebtedness as Pari Passu Debt (as defined in the Intercreditor Agreement), Subordinated Lien Debt (as defined in the Intercreditor Agreement) or Indebtedness under any Revolving Credit Loan Document and the granting of security interests to the holders of such Pari Passu Debt, Subordinated Lien Debt or Indebtedness under any Revolving Credit Loan Document in the Collateral to secure the obligations under such Pari Passu Debt, Subordinated Lien Debt or Indebtedness under any Revolving Credit Loan Document that is permitted pursuant to Section 6.01 hereof (or would be permitted pursuant to an amendment, modification or waiver of this Agreement that is otherwise permitted by this Section 11.02) or (2) to enable any other Indebtedness to constitute Pari Passu Debt, Subordinated Lien Debt or Indebtedness under any Revolving Credit Loan Document to the extent not prohibited by this Agreement;
(iv)    change or waive any provision of ARTICLE X as the same applies to the Collateral Agent, or any other provision hereof as the same applies to the rights or obligations of the Collateral Agent, in each case without the written consent of the Collateral Agent;

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(v)    amend, change, modify or waive any provision of this Agreement or any other Loan Document in a manner that adversely affects Lenders of a particular Class, on the one hand, as compared to Lenders of another Class, on the other hand, in each case without the written consent of the Required Class Lenders of such affected Class (together with the written consent of such additional Lenders of such affected Class otherwise required pursuant to the other terms of this Section 11.02 (as if such provisions applied solely to such affected Class));
provided, further, that on and after the Springing Security Effective Date, any waiver, amendment or modification of the Intercreditor Agreement (and any related definitions) may be effected by an agreement or agreements in writing entered into among the Collateral Agent, the Administrative Agent, the Secured Term Loan Collateral Agent, the Secured Term Loan Administrative Agent, the Revolving Credit Collateral Agent and the Revolving Credit Administrative Agent (in each case, with the consent of the Required Lenders but without the consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under the Loan Documents); and
provided, further, that, notwithstanding anything to the contrary contained herein, on and after the Springing Security Effective Date, each Agent is hereby authorized by each Lender to enter into any amendment to or modification of the Intercreditor Agreement or the Security Documents in connection with the issuance or incurrence of Pari Passu Secured Obligations or Subordinated Lien Secured Obligations (each as defined under the Intercreditor Agreement) or any Permitted Revolving Credit Facility Refinancings, solely to the extent necessary to effect such amendments as may be necessary or appropriate, in the reasonable opinion of such Agent, in connection with any such issuance or incurrence expressly permitted hereunder, so long as such amendment or modification does not adversely affect the rights of any Lender (it being understood that allowing Pari Passu Secured Obligations, Subordinated Lien Secured Obligations and Permitted Revolving Credit Facility Refinancings to be secured by Collateral on the terms set forth in the Intercreditor Agreement will not be deemed to adversely affect the rights of any Lender).
(~~g~~h)    Most Favored Nation Provision. The Administrative Agent is authorized to enter into any amendment to this Agreement contemplated under Section 6.10 with the Borrower, and without the approval of any other Person, notwithstanding anything in this Agreement to the contrary.
Section 11.03    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay or cause the applicable Loan Party to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Escrow Agent, the Mandated Lead Arrangers, and their respective Affiliates (including the reasonable fees, charges and disbursements of one primary transaction counsel (plus local counsel in each applicable jurisdiction) for the Administrative Agent and/or

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the Collateral Agent and/or the Escrow Agent, all fees and time charges for attorneys who may be employees of the Administrative Agent and/or the Collateral Agent and/or the Escrow Agent, expenses incurred in connection with due diligence, inventory appraisal and collateral audit and reporting fees, travel, courier, reproduction, printing and delivery expenses, and the obtaining and maintaining of CUSIP numbers for the Loans) in connection with the syndication of the credit ~~facility~~facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, in connection with each step of the Permitted Reorganization, the Aleris Acquisition and the Permitted Holdings Amalgamation, and in connection with any amendment, amendment and restatement, modification or waiver of the provisions hereof or of any of the foregoing (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made, (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Escrow Agent or any Lender or any Receiver (including the fees, charges and disbursements of one primary counsel (plus local or special counsel in each applicable jurisdiction) for the Administrative Agent and/or the Collateral Agent and/or the Escrow Agent (and all fees and time charges for attorneys who may be employees of the Administrative Agent and/or the Collateral Agent and/or the Escrow Agent) and one primary counsel (plus local or special counsel in each applicable jurisdiction) for the Lenders, and one primary counsel (plus local or special counsel in each applicable jurisdiction) for any Receiver), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.03, ~~or~~ (B) on and after the Springing Security Effective Date, in enforcing, preserving and protecting, or attempting to enforce, preserve or protect its interests in the Collateral or (C) in connection with the Escrow Account, the Escrowed Amounts, and the Loans issued hereunder (including the Escrowed Term Loans), including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Escrow Account, the Escrowed Amounts, the Loans and/or the Escrowed Term Loans and (iv) all documentary and similar taxes and charges in respect of the Loan Documents.
(b)    Indemnification. Each Loan Party shall indemnify ~~the Administrative~~each Agent (and any sub-agent thereof), the Escrow Agent, each Mandated Lead Arranger, each Lender and Receiver, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all reasonable out-of-pocket losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Designated Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including in connection with the Escrow Account and the escrow arrangement set forth in Section 2.18, each step of the Permitted Reorganization, the Aleris Acquisition and

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any Permitted Holdings Amalgamation), (ii) reliance by any Indemnitee on any electronic signature used to execute the documents referenced in clause (i) above purportedly given by or on behalf of a Loan Party without further verification by any Indemnitee, (iii) the Escrowed Amounts or any Loan (including the Escrowed Term Loans) or the use or proposed use of the proceeds therefrom, (~~iii~~iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company, or (~~iv~~v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Designated Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (including any actual or prospective claim, litigation, investigation or proceeding relating to the use of electronic signatures to execute the documents referenced in clause (i) above); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Designated Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Designated Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE LOAN PARTIES, AND THE LOAN PARTIES AGREE, THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE.
(c)    Reimbursement by Lenders. To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 11.03 to be paid by it to ~~the Administrative~~any Agent (or any sub-agent thereof), any Receiver, the Escrow Agent or any Related Party thereof, each Lender severally agrees to pay to ~~the Administrative~~such Agent (or any such sub-agent), such Receiver, the Escrow Agent or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against ~~the Administrative~~such Agent (or any such sub-agent), Receiver or the Escrow Agent in its capacity as such, or against any Related Party of any of the foregoing acting for ~~the Administrative~~such Agent (or any such sub-agent), Receiver or the Escrow Agent in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.14(g). For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the

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total outstanding Term Loans and unused Commitments of all Lenders at the time (or if the Term Loans have been repaid in full and the Commitments have been terminated, based upon its share of the Term Loans immediately prior to such repayment, or, if the Term Loans were never funded to the Borrower, based on its share of the Term Loan Commitments immediately prior to such termination).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Escrowed Amounts, any Loan (including the Escrowed Term Loans) or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable not later than three (3) Business Days after demand therefore accompanied by reasonable particulars of amounts due.
(f)    Survival. The agreements in this Section shall survive the resignation of any or all of the Administrative Agent, the Collateral Agent and the Escrow Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the Obligations.
Section 11.04    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may (except as a result of a transaction expressly permitted by Section 6.05(c) or 6.05(e)) assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section 11.04, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 11.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by the Borrower, any other Loan Party or any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i)    except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of any Class or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall be an integral multiple of $1,000,000, unless, so long as no Event of Default has occurred and is continuing, the Designated Company otherwise consents (each such consent not to be unreasonably withheld or delayed) and, with respect to the Borrower, such consent shall be deemed given if no objection is made by the Borrower within five Business Days after notice of the proposed assignment; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;
(iii)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that only one such fee shall be imposed in the case of simultaneous assignments by related Approved Funds or Affiliates of the assigning Lender), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire
(iv)    the Administrative Agent shall have received a U.S. tax withholding certificate (or, alternatively, other evidence satisfactory to the Administrative Agent) confirming FATCA compliance of the Eligible Assignee pursuant to paragraph (v) of Section 2.15(f) (FATCA Information). For the avoidance of doubt, and pursuant to paragraph (viii) of Section 2.15(f) (FATCA Information), the Administrative Agent may

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rely on such U.S. tax withholding certificate or other evidence from each Lender without further verification, and the Administrative Agent shall not be liable for any action taken by it in respect of such U.S. tax withholding certificate or other evidence under or in connection with paragraph (v), (vi) or (vii) of Section 2.15(f) (FATCA Information); and
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 11.04, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.12, Section 2.13, Section 2.15, Section 2.16, Section 7.10 and Section 11.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 11.04.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall, at all times at the Administrative Agent’s Office, while any Loans are outstanding, maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain in the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Collateral Agent, the Borrower and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice. The requirements of this Section 11.04(c) are intended to result in any and all Loans being in “registered form” for purposes of Section 871, Section 881 and any other applicable provision of the Code, and shall be interpreted and applied in a manner consistent therewith. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments and Loans or other obligations under the Loan Documents (the “Participant Register”);

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provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent sell participations to any person (other than a natural person, a Defaulting Lender or the Borrower, or any other Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Loan Party, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.12, Section 2.13, Section 2.15, Section 2.16 and Section 7.10 (subject to the requirements of those Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that such Participant shall not be entitled to receive any greater payment under Section 2.12, Section 2.15, or Section 7.10 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to such Section 2.14 as though it were a Lender.
(e)    Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.12, Section 2.13, Section 2.15, Section 2.16 and Section 7.10 than the applicable Lender would have been entitled to receive with respect to the p

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articipation sold to such Participant, unless the sale of the participation to such Participant is made with the Designated Company’s prior written consent.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or to any other central bank with jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Disqualified Institutions.
(i)    No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.
(ii)    If any assignment (but not participation) is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or any Person (other than a Participant) becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (and, in the case of a purchase, effect an immediate cancellation) and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.04), all of its interest, rights and obligations under this

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Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, if any assignment (but not participation) is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, then such Disqualified Institution (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Loan Parties, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, such Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Reorganization Plan”), such Disqualified Institution party hereto hereby agrees (1) not to vote on such Reorganization Plan, (2) if such Disqualified Institution does vote on such Reorganization Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Reorganization Plan in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Designated Company and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is

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designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.
Section 11.05    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the ~~Administrative Agent~~Agents or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Commitments have not expired or terminated. The provisions of Section 2.12, Section 2.13, Section 2.14, Section 2.15, Section 2.16, Section 7.10, ARTICLE X and Section 11.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
Section 11.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to ~~the Administrative~~any Agent, the Escrow Agent or the Mandated Lead Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 11.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and

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apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Designated Company or any other Loan Party against any and all of the obligations of the Designated Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Designated Company or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Designated Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; provided, further, that the right of setoff granted by this Section 11.08 shall be subject to the Intercreditor Agreement on and after the Springing Security Effective Date.
SECTION 11.09    Governing Law; Jurisdiction; Consent to Service of Process.
(A)    GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(B)    SUBMISSION TO JURISDICTION. EACH LOAN PARTYY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YOURK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCHH ACTION OR PROCEEDING MAY BE HEARD AND DETEREMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF HTE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ~~THE ADMINISTRATIVE~~ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(C)    Waiver of Venue. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHE RLOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.09(b). EACH FRENCH GUARANTOR AND EACH OTHER FRENCH SUBSIDIARY HEREBY WAIVES THE BENEFIT OF THE PROVISIONS OF ARTICLE 14 OF THE FRENCH CODE CIVIL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(D)    Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER, EMAIL OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 11.01. EACH LOAND PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICE COMPANY, 1180 AVE OF THE AMERICAS, SUITE 210, NEW YORK, NEW YORK, 10036 (TELEPHONE NO: 800-927-9801, x52067) (TELECOPY NO: 212-299-5656) (ELECTRONIC MAIL ADDRESS: MWIENER@CSCINFO.COM) (THE “PROCESS AGENT”), IN THE CASE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.
SECTION 11.10    WAIVER OF JURY TRIAL. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

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OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 11.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 11.12    Treatment of Certain Information; Confidentiality. ~~The Administrative~~Each Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates (including its head office, branch or representative offices) and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors, service providers and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law, stock exchange requirement, or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant or sub-Participant in, or any prospective Lender, or prospective assignee of or Participant or sub-Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (g) with the consent of the Designated Company or the applicable Loan Party, (h) to insurers, insurance brokers and other credit protection and service providers of any Agent, Lender, or any of their respective Affiliates who are under a duty of confidentiality to such Agent, Lender or Affiliate, (i) to any Federal Reserve Bank or any other central bank with jurisdiction over such Person in connection with a pledge or assignment in accordance with Section 11.04(f) or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties. For purposes of this Section, “Information” shall mean all written information received from a Loan Party or any of its Subsidiaries relating to the Loan Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to ~~the Administrative~~any Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any of their Subsidiaries, provided that, in the case of information received from any Loan Party or any of their Subsidiaries after the Effective Date,

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such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.
Section 11.13    USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Designated Company and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Designated Company and the other Loan Parties, which information includes the name, address and tax identification number of the Designated Company and the other Loan Parties and other information regarding the Designated Company and the other Loan Parties that will allow such Lender or the Administrative Agent, as applicable, to identify the Designated Company and the other Loan Parties in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Lenders and the Administrative Agent. Where a Lender has received soft copies of the documents provided pursuant to Section 4.01, Section 4.03, Section 5.10, the definition of Permitted Reorganization or this Section 11.13, within a reasonable period of time following the written request therefor by such Lender, the Designated Company shall deliver paper copies to such Lender, it being understood that the Lenders have a right to seek paper copies of all such documentation as may be required in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations.
Section 11.14    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 11.15    Singapore Personal Data Protection Act. If a Loan Party provides a Credit Party with personal data of any individuals (including, where applicable, a Loan Party’s directors, officers, employees, shareholders, beneficial owners, representatives, agents and principals (if acting on behalf of another)), that Loan Party represents and warrants that it:

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(a)    has obtained (and shall maintain) the consent from such individual; and
(b)    is authorized to deliver such personal data to that Credit Party for collection, use, disclosure, transfer and retention of personal data for such purposes as set out in that Credit Party’s personal data protection policy or as permitted by applicable laws or regulations.
Section 11.16    Obligations Absolute. To the fullest extent permitted by applicable Requirements of Law (in the case of the U.S. Hold Separate Order, as such Requirements of Law are modified as it relates to Aleris Rolled Products, Inc. and/or the other U.S. Subsidiaries of Aleris pursuant to a U.S. Hold Separate Agreement), all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:
(a)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;
(b)    any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;
(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
(d)    any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
(e)    any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or
(f)    any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.
Section 11.17    ~~[INTENTIONALLY OMITTED].~~Intercreditor Agreement
. Notwithstanding anything to the contrary contained herein, each Lender acknowledges that, on and after the Springing Security Effective Date, the Lien and security interest granted to the Collateral Agent pursuant to the Security Documents and the exercise of any right or remedy by such Collateral Agent thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement, on the one hand, and the Security Documents, on the other hand, the terms of the Intercreditor Agreement shall govern and control.
Section 11.18    Judgment Currency.
(a)    Each Loan Party’s obligations hereunder and under the other Loan Documents to make payments in Dollars (the “Obligation Currency”) shall not be discharged or satisfied by

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any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the spot selling rate at which the Administrative Agent (or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) offers to sell such Judgment Currency for the Obligation Currency in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later (such date of determination of such spot selling rate, being hereinafter referred to as the “Judgment Currency Conversion Date”).
(b)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenant and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
(c)    For purposes of determining any rate of exchange for this Section 11.18, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
Section 11.19    Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, any of the Administrative Agent and the Collateral Agent, as the relevant Loan Document may provide, in accordance with the terms of the Loan Documents; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent and the Collateral Agent, as the case may be) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with the terms hereof (subject to Section 2.14), ~~or~~ (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy, insolvency or Debtor Relief Law or

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(d) following the Springing Security Effective Date, any Person authorized under the Intercreditor Agreement to exercise rights and remedies with respect to the Collateral; and provided, further, that if at any time there is no person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent regarding the enforcement of rights and remedies under to the Loan Documents and (ii) in addition to the matters set forth in clauses (b) ~~and~~, (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 11.20    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Designated Company and each other Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Collateral Agent and the Mandated Lead Arrangers are arm’s-length commercial transactions between the Designated Company and each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent and the Mandated Lead Arrangers, on the other hand, (B) each of the Designated Company and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Designated Company and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Collateral Agent and the Mandated Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Designated Company, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Collateral Agent nor the Mandated Lead Arrangers has any obligation to the Designated Company, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Collateral Agent and the Mandated Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Designated Company, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Collateral Agent nor any of the Mandated Lead Arrangers has any obligation to disclose any of such interests to the Designated Company, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Designated Company and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Collateral Agent and the Mandated Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 11.21    Abstract Acknowledgment of Indebtedness and Joint Creditorship.
(a)    Notwithstanding any other provision of this Agreement, each Loan Party hereby irrevocably and unconditionally agrees and covenants with the Administrative Agent by way of

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an abstract acknowledgment of indebtedness (abstraktes Schuldversprechen) that it owes to the Administrative Agent as creditor in its own right and not as a representative of the other Credit Parties, sums equal to, and in the currency of, each amount payable by such Loan Party to each of the Credit Parties under each of the Loan Documents relating to any Obligations, as and when that amount falls due for payment under the relevant Loan Document or would have fallen due but for any discharge resulting from failure of another Credit Party to take appropriate steps, in insolvency proceedings affecting such Loan Party, to preserve its entitlement to be paid that amount.
(b)    Each Loan Party undertakes to pay to the Administrative Agent upon first written demand the amount payable by such Loan Party to each of the Credit Parties under each of the Loan Documents as such amount has become due and payable.
(c)    The Administrative Agent has the independent right to demand and receive full or partial payment of the amounts payable by each Loan Party under this Section 11.21, irrespective of any discharge of such Loan Party’s obligation to pay those amounts to the other Credit Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting such Loan Party, to preserve their entitlement to be paid those amounts.
(d)    Any amount due and payable by a Loan Party to the Administrative Agent under this Section 11.21 shall be decreased to the extent that the other Credit Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by a Loan Party to the other Credit Parties under those provisions shall be decreased to the extent that the Administrative Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 11.21; provided that no Loan Party may consider its obligations towards a Credit Party to be so discharged by virtue of any set-off, counterclaim or similar defense that it may invoke vis-à-vis the Administrative Agent.
(e)    The rights of the Credit Parties (other than the Administrative Agent) to receive payment of amounts payable by each Loan Party under the Loan Documents are several and are separate and independent from, and without prejudice to, the rights of the Administrative Agent to receive payment under this Section 11.21.
(f)    In addition, but without prejudice to the foregoing, the Administrative Agent shall be the joint creditor (together with the relevant Credit Parties) of all obligations of each Loan Party towards each of the Credit Parties under the Loan Documents.
Section 11.22    Special German Matters. The representations and warranties in Section 3.22 and the covenants in Section 6.21, in each case, given by any Loan Party resident in Germany (Inländer) within the meaning of Section 2 para. 15 of the German Foreign Trade Act (Auβenwirtschaftsgesetz) (or any Loan Party in relation to a Loan Party so resident in Germany) are made only to the extent that they do not result in a violation of or conflict with Section 7 of the German Foreign Trade and Payments Regulation (Auβenwirtschaftsverordnung).

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Section 11.23    [INTENTIONALLY OMITTED].
Section 11.24    [INTENTIONALLY OMITTED].
Section 11.25    [INTENTIONALLY OMITTED].
~~Section 11.26    [INTENTIONALLY OMITTED].~~
Section 11.26    Designation of Collateral Agent under the Civil Code of Québec. Each of the parties hereto (including each Lender, acting for itself and on behalf of each of its Affiliates which are or become Secured Parties from time to time) confirms that the Collateral Agent (or any successor thereto) is the hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) of the Credit Parties from time to time for the purposes of the hypothecary security granted or to be granted by the Loan Parties or any one of them under the laws of the Province of Québec. The execution by the Collateral Agent in its capacity as fondé de pouvoir or hypothecary representative prior to the Closing Date of any document creating or evidencing any such hypothecs is hereby ratified and confirmed. Notwithstanding the provisions of Section 32 of the Act respecting the special powers of legal persons (Québec), the Collateral Agent may acquire and be the holder of any of the bonds secured by any such hypothec.
Section 11.27    Maximum Liability. Subject to Section 7.08 and Sections 7.11 through 7.16, it is the desire and intent of (i) each Loan Party and the Lenders, that, in each case, the liability of such Loan Party shall be enforced against such Loan Party to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought after giving effect to the rights of contribution established in the Contribution, Intercompany, Contracting and Offset Agreement that are valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. If, however, and to the extent that, the obligations of any Loan Party under any Loan Document shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers), then the amount of such Loan Party’s obligations (in the case of any invalidity or unenforceability with respect such Loan Party’s obligations) under the Loan Documents shall be deemed to be reduced and such Loan Party shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law; provided that any guarantees of any such obligations that are subject to deemed reduction pursuant to this Section 11.27 shall, to the fullest extent permitted by applicable Requirements of Law (in the case of the U.S. Hold Separate Order, as such Requirements of Law are modified as it relates to Aleris Rolled Products, Inc. and/or the other U.S. Subsidiaries of Aleris pursuant to a U.S. Hold Separate Agreement), be absolute and unconditional in respect of the full amount of such obligations without giving effect to any such deemed reduction.
Section 11.28    NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR

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SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
Section 11.29    ~~[INTENTIONALLY OMITTED].~~Collateral Matters. The Lenders irrevocably agree that, on and after the Springing Security Effective Date:
(a)    the Collateral Agent is authorized to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document, (i) at the time the property subject to such Lien is pledged pursuant to Section 6.02(n)(x) or Section 6.02(n)(y) (but solely to the extent such property consists of Revolving Credit Priority Collateral and Hedging Agreements related to the value of such Revolving Credit Priority Collateral) or sold, leased, licensed, consigned, transferred or otherwise disposed of as part of or in connection with any Asset Sale permitted under Section 6.06 to any Person other than a Canadian Loan Party or a U.S. Loan Party; provided that if such Person is a Canadian Loan Party or a U.S. Loan Party, the Collateral Agent is authorized to release such Lien on such asset in connection with the transfer so long as (w) except as permitted by Section 6.06(q) or Section 6.06(s), the transferee grants a new Lien to the Collateral Agent on such asset substantially concurrently with the transfer of such asset, (x) [reserved], (y) the priority of the new Lien is the same as that of the original Lien and (z) the Liens on such property held by or on behalf of the holders of Indebtedness under the Pari Passu Loan Documents, Revolving Credit Loan Documents or any Permitted Revolving Credit Facility Refinancing, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, Additional Senior Secured Indebtedness and Junior Secured Indebtedness are also released, (ii) subject to Section 11.02, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other number of Lenders whose consent is required under Section 11.02), (iii) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guarantee pursuant to Section 7.09(a), (b) and (c), (iv) upon termination of all Commitments and the repayment in full of all outstanding principal and accrued interest with respect to the Loans, all Fees and other Obligations, (v) in connection with the grant of Liens permitted hereunder under Section 6.02(k) and subject to the Intercreditor Agreement, if, solely to the extent that the applicable Loan Party is organized under the laws of the United States, the states thereof, the District of Columbia, and Canada and such assets do not constitute Excluded Property, such Loan Party grants a Lien to the Collateral Agent or for the benefit of the Collateral Agent in a manner reasonably satisfactory to the Collateral Agent, substantially concurrently with the release of such asset, to the extent such release or termination and re-grant is necessary or advisable under applicable law, and (vi) to the extent such property is Excluded Property; and
(b)    to release or subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(i), to the extent required by the terms of the obligations secured by such Liens.
Each Lender irrevocably authorizes the Collateral Agent to, at the Borrower’s expense, execute and deliver documents to authorize the release or subordination of such items of Collateral from

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the Liens granted under the Security Documents, in each case in accordance with the terms of the Loan Documents and this Section 11.29.
Section 11.30    Electronic Execution of Assignments and Certain other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, amendments or other modifications, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 11.31    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to ~~the Administrative~~any Agent or any Lender, or ~~the Administrative~~any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by ~~the Administrative~~such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the ~~Administrative Agent~~Agents upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the ~~Administrative Agent~~Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 11.32    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Solely to the extent any Lender or ~~the Administrative~~any Agent that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or ~~the Administrative~~any Agent that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

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(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or ~~the Administrative~~any Agent that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 11.33    Lender Consents and Acknowledgements.
(a)    On the Effective Date, the Designated Company has determined in its reasonable discretion that (i) the restrictions under Korean law applicable to providing upstream guarantees, including those laws that would potentially subject the directors of NKL to civil and criminal liability for acting to benefit a third party, constitute the equivalent of a prohibition under Requirements of Law of NKL becoming a Subsidiary Guarantor pursuant to Section 5.11(b) and (ii) the costs associated with causing Novelis Vietnam Company Limited to become a Subsidiary Guarantor pursuant to Section 5.11(b), are, in each case, in light of the restrictions on, and cost of, creating and enforcing such guarantees under the applicable Requirements of Law, excessive in relation to the benefits that the Credit Parties would obtain. In reliance upon the foregoing, each Credit Party, by becoming a Party or by receiving the benefit of the terms hereof or of the other Loan Documents, hereby acknowledges that, as of the Effective Date and the Closing Date, NKL and Novelis Vietnam Company Limited shall not be required to become a Subsidiary Guarantor; provided that, if at any time after the Effective Date the Administrative Agent, in its reasonable discretion, determines that (x) in the case of NKL, the applicable legal restrictions no longer prohibit NKL from providing such guarantee and (y) in the case of Novelis Vietnam Company Limited, the costs of Novelis Vietnam Company Limited providing such guarantee are no longer excessive in relation to the benefits afforded thereby, then following written notice from the Administrative Agent, the Designated Company shall have 30 days (or such longer period as agreed to by the Administrative Agent) to satisfy the terms of Section 5.11(b) relating to NKL or Novelis Vietnam Company Limited, as applicable; provided, further that the Administrative Agent shall not make such determination (solely with respect to NKL) prior to NKL becoming a Wholly Owned Subsidiary of the Designated Company.
(b)    Novelis do Brasil Ltda. (“NDB”) is a Loan Party and the owner of certain hydropower assets in Guaraciaba, State of Minas Gerais, Brazil (the “Hydropower Assets”).

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NDB intends to dispose of the Hydropower Assets and, for that purpose, has formed Brecha Energetica Ltda., a special purpose limited liability company in the City of Guaraciaba, State of Minas Gerais, Brazil (each, a “Brecha Energetica”), and upon receipt of regulatory approvals from Administrative Council for Economic Defense (“CADE”) and National Agency for Energy (“Aneel”) and conclusion of other measures agreed upon contractually, (i) shall transfer the Hydropower Assets to Brecha Energetica (the “Corporate Reorganization”) and (ii) shall sell the quotas in Brecha Energetica (the “Quota Sale”) to a third-party purchaser (the “Purchaser”) pursuant to a Quota Purchase and Sale Agreement, dated April 3, 2014 (as amended, restated, supplemented, or otherwise modified, the “Purchase Agreement”). The Designated Company hereby represents and warrants to the Credit Parties that the Corporate Reorganization and the Quota Sale are permitted under this Agreement.
(c)    The Designated Company has determined in its reasonable discretion that the costs associated with causing Brecha Energetica to become a Subsidiary Guarantor pursuant to Section 5.11(b) are, in light of the binding commitment to effect the Quota Sale pursuant to the terms of the Purchase Agreement, excessive in relation to the benefits that the Credit Parties would obtain. In reliance upon the foregoing, each Credit Party, by becoming a Party or by receiving the benefit of the terms hereof or of the other Loan Documents, hereby acknowledges that, as of the Effective Date and the Closing Date, Brecha Energetica shall not be required to become a Subsidiary Guarantor; provided that, if at any time after the Effective Date, the Administrative Agent, in its reasonable discretion, determines that the costs of such guarantee is no longer excessive in relation to the benefits afforded thereby, then following written notice from the Administrative Agent, the Designated Company shall have 30 days (or such longer period as agreed to by the Administrative Agent) to satisfy the terms of Section 5.11(b). The Designated Company shall provide the Administrative Agent with prompt written notice of (i) termination of the Purchase Agreement, (ii) the occurrence of any event which, in the Administrative Agent’s reasonable judgment, would make the Purchaser or NDB, as applicable, unable to satisfy any of the conditions precedent to closing set forth in the Purchase Agreement and (iii) a final and non-appealable refusal of the CADE and Aneel to grant any regulatory consent relating to the Corporate Reorganization or the Quota Sale, in order to assist the Administrative Agent in making the determination described above.
Section 11.34    Termination. All agreements, covenants, representations, warranties, rights, duties and obligations of each Party set forth in this Agreement and each other Loan Document shall terminate in all respects on the Agreement Termination Date if the Closing Date has not occurred on or prior to such time. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the provisions of Section 2.12, Section 2.14, Section 2.15, Section 2.16, Section 2.18, Section 7.10, ARTICLE X, Section 11.03, Section 11.09, Section 11.10, Section 11.18, and Section 11.19 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the funding or repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

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Section 11.35    Lender Exculpation. Nothing in this Agreement shall oblige any Lender to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any Requirement of Law or a breach of a fiduciary duty or duty of confidentiality.
Section 11.36    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 11.36, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

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(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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Annex II
Schedule 1.01(a)
See attached

Schedule 1.01(a)

Initial A-1 Term Loans, Initial A-2 Term Loans, and Rollover A-2 Commitments

	Prior to the Amendment No. 1 Effective Date	On and After the Amendment No. 1 Effective Date
Lender	Initial Term Loans	Initial A-1 Term Loans	Initial A-2 Term Loans	Rollover A-2 Term Loan Commitment
ABN AMRO Capital USA LLC	$51,300,000	$51,300,000	$0	$0
Australia and New Zealand Banking Group Limited	$51,300,000	$51,300,000	$0	$0
Axis Bank Limited	$51,300,000	$51,300,000	$0	$0
Bank of America, N.A.	$51,300,000	$51,300,000	$0	$0
Barclays Bank PLC	$51,300,000	$51,300,000	$0	$0
Citibank, N.A.	$51,300,000	$51,300,000	$0	$0
Crédit Agricole Corporate and Investment Bank	$51,300,000	$51,300,000	$0	$0
DBS Bank Ltd.	$51,300,000	$51,300,000	$0	$17,100,000
Deutsche Bank AG Cayman Islands Branch	$51,300,000	$51,300,000	$0	$0
First Abu Dhabi Bank USA N.V.	$51,300,000	$51,300,000	$0	$0
HSBC Bank USA, N.A.	$51,300,000	$51,300,000	$0	$0
ICICI Bank Limited, New York Branch	$51,300,000	$51,300,000	$0	$0
ING Bank N.V., Singapore Branch	$51,300,000	$51,300,000	$0	$0
JPMorgan Chase Bank, N.A.	$51,300,000	$51,300,000	$0	$0
Mizuho Bank, Ltd.	$51,300,000	$51,300,000	$0	$0

MUFG Bank, Ltd., Labuan Branch	$51,300,000	$51,300,000	$0	$17,100,000
Societe Generale, Hong Kong Branch	$51,300,000	$0	$51,300,000	$0
Standard Chartered Bank	$51,300,000	$51,300,000	$0	$0
State Bank of India	$125,300,000	$125,300,000	$0	$0
Sumitomo Mitsui Banking Corporation Singapore Branch	$51,300,000	$51,300,000	$0	$17,100,000
Total	$1,100,000,000	$1,048,700,000	$51,300,000	$51,300,000

Annex III
Schedule 1.01(c)
See attached

Schedule 1.01(c)
Excluded Guarantor Subsidiaries
Barbados
•Aleris Asia Pacific International (Barbados) Ltd.
Canada
•Aleris Rolled Products Canada ULC
•Aleris Holding Canada ULC
China
•Aleris (Shanghai) Trading Co., Ltd.
•Aleris Aluminum (Zhenjiang) Co., Ltd.
Denmark
•Aleris Aluminum Denmark ApS
France
•Novelis Laminés France S.A.S.
•Aleris Aluminum France S.à.r.l.
Germany
•Novelis Aluminum Beteiligungs GmbH
Hong Kong
•Aleris Asia Pacific Limited
India
•Novelis (India) Infotech Ltd.
Italy
•Novelis Italia S.p.A.

Japan
•Aleris Aluminum Japan, Ltd.
Mexico
•Novelis de Mexico, S.A. de C.V.
•Aleris Rolled Products Mexico, S. de R.L. de C.V.
Poland
•Aleris Aluminum Poland Sp. z o.o.
Switzerland
•Aleris Switzerland GmbH
UK
•Aleris Aluminum UK Limited
Vietnam
•Novelis Vietnam Company Limited

Annex IV
Exhibit B
See attached

EXHIBIT B
Form of
Assignment and Assumption
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement defined below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:    ______________________________________________
2. Assignee:    ______________________________________________
[and is a Lender][and is an Affiliate/Approved Fund of [identify
Lender]]1
3.    Borrower:    NOVELIS HOLDINGS INC., a Delaware corporation.
4.    Administrative Agent:    Standard Chartered Bank, as administrative agent under the Credit Agreement.
1    Select as applicable.
EXHIBIT B-297
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5.     Credit Agreement:    The Short Term Credit Agreement, dated as of February 21, 2020 (as amended, restated, supplemented, extended, renewed, refunded, replaced, refinanced or otherwise modified from time to time in one or more agreements, the “Credit Agreement”), by and among NOVELIS HOLDINGS INC., a Delaware corporation, NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act, AV METALS INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors from time to time party thereto (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), the Lenders from time to time party thereto, and STANDARD CHARTERED BANK, as Administrative Agent, as Collateral Agent and as Escrow Agent.
6.    Assigned Interest:

Facility Assigned	Aggregate Amount of [Initial A-1 Term Loans] [Initial A-2 Term Loans] [Rollover A-1 Term Loans] [Rollover A-2 Term Loan Commitments] [Rollover A-2 Term Loans] for all Lenders[2]	Amount of [Initial A-1 Term Loans] [Initial A-2 Term Loans] [Rollover A-1 Term Loans] [Rollover A-2 Term Loan Commitments] [Rollover A-2 Term Loans] Assigned[3]	Percentage Assigned of [Initial A-1 Term Loans] [Initial A-2 Term Loans] [Rollover A-1 Term Loans] [Rollover A-2 Term Loan Commitments] [Rollover A-2 Term Loans][4]
Term Loans / Commitments	$	$	%

[7.    Trade Date: ____________ ]5
2    On and after Rollover Effective Date, select either: [Rollover A-1 Term Loans] [Rollover A-2 Term Loans].
3    On and after Rollover Effective Date, select either: [Rollover A-1 Term Loans] [Rollover A-2 Term Loans].
4    On and after Rollover Effective Date, select either: [Rollover A-1 Term Loans] [Rollover A-2 Term Loans].
Set forth, to at least 9 decimals, as a percentage of the applicable Commitment/Loans of all Lenders thereunder.
5    To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
EXHIBIT B-298
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Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]6
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:
Title:

Consented to and Accepted:
[_________, as Designated Company]7
By:
    Name:
Title:

6    This date may not be fewer than 5 Business days after the date of assignment unless the Administrative Agent otherwise agrees.
7 To be added only if the approval of such person is required by the terms of the Credit Agreement.
EXHIBIT B-299
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[STANDARD CHARTERED BANK,
as Administrative Agent
By:
Name:
    Title:]8
8 To be added only if the approval of such person is required by the terms of the Credit Agreement.
EXHIBIT B-300
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ANNEX 1 to Assignment and Assumption
SHORT TERM CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties, any of their Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties, any of their Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 4.02(k) or 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption is an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement, (vii) to the extent required by the Credit Agreement, the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date and (viii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.15 of the Credit Agreement, duly completed and executed by the Assignee; (b) agrees that (i) it will,

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independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender and (iii) it will make or invest in its Commitments and Loans for its own account in the ordinary course and without a view to distribution of such Commitments and Loans within the meaning of the Securities Act or the Exchange Act, or other federal securities laws (it being understood that, subject to the provisions of Sections 2.16(c), 11.02(d) and 11.04 of the Credit Agreement, the disposition of such Commitments and Loans or any interests therein shall at all times remain within its exclusive control); and (c) hereby confirms that it has provided the Administrative Agent with a U.S. tax withholding certificate (or, alternatively, other evidence satisfactory to the Administrative Agent) confirming FATCA compliance of the Assignee pursuant to paragraph (v) of Section 2.15(f) (FATCA Information) of the Credit Agreement (for the avoidance of doubt, and pursuant to paragraph (viii) of Section 2.15(f) (FATCA Information) of the Credit Agreement, the Administrative Agent may rely on such U.S. tax withholding certificate or other evidence from each Lender without further verification, and the Administrative Agent shall not be liable for any action taken by it in respect of such U.S. tax withholding certificate or other evidence under or in connection with paragraph (v), (vi) or (vii) of Section 2.15(f) (FATCA Information) of the Credit Agreement).
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original, but all of which, taken together, shall constitute one original agreement. Delivery of an executed counterpart of this Assignment and Assumption by facsimile, email or other electronic transmission (including in portable document format (“pdf”) or other similar format) shall be effective as delivery of a manually executed counterpart hereof. This Assignment and Assumption shall be construed in accordance with and governed by, the law of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction.

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Annex V
Exhibit N-1
See attached

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EXHIBIT N-1
Form of
PERFECTION CERTIFICATE

[See attached]

EXHIBIT N-1-304

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PERFECTION CERTIFICATE
This Perfection Certificate, dated as of [•], 20209 is delivered pursuant to Section 5.10(c)(i) of the Short Term Credit Agreement, dated as of February 21, 2020 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Novelis Holdings Inc., a Delaware corporation (the “Borrower”), certain affiliates of the Borrower as guarantors from time to time party thereto, the Lenders from time to time party thereto, Standard Chartered Bank, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), and the other parties party thereto. Each capitalized term used but not defined herein shall have the meaning given to it in the Credit Agreement.

The undersigned U.S. Loan Parties and Canadian Loan Parties (each a “Loan Party” and collectively, the “Loan Parties”) hereby certify to the Agent and the other Secured Parties, as of the date hereof, as follows:
1.Names.
a.Schedule 1(a) attached hereto and made a part hereof, sets forth the exact legal name of each Loan Party, as such name appears in its respective certificate or articles of incorporation, memorandum or articles of association, or any other organizational document; (y) each Loan Party is (i) the type of entity disclosed next to its name in Schedule 1(a) hereto, (ii) organized under the laws of the jurisdiction disclosed next to its name in Schedule 1(a) hereto and (iii) a registered organization in such jurisdiction except to the extent disclosed in Schedule 1(a) hereto and (z) set forth in Schedule 1(a) hereto is the organizational identification number, if any, of each Loan Party that is a registered organization and the United States Federal Employer Identification Number (or equivalent under the laws of the relevant jurisdiction of organization of such Loan Party) of each Loan Party.
b.Set forth in Schedule 1(b) attached hereto and made a part hereof, is any other corporate or organizational name each Loan Party has had in the past five years, if any, together with the date of the relevant change.

9 The “Springing Security Effective Date” as defined in the Credit Agreement.
EXHIBIT N-1-305

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c.Set forth in Schedule 1(c) attached hereto and made a part hereof, is (i) a list of all other names (including trade names or similar appellations), if any, used by each Loan Party, or any other business or organization to which each Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years and (ii) the information required by Section 1 of this certificate for any other business or organization to which each Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years. Except as set forth in Schedule 1(c) attached hereto and made a part hereof, each Loan Party has not changed its jurisdiction of organization at any time during the past four months.
2.Current Locations.10
a.The chief executive office of each Loan Party is located at the address set forth in Schedule 2(a) attached hereto and made a part hereof.
b.Set forth in Schedule 2(b) attached hereto and made a part hereof, are all locations where each Loan Party maintains any books or records relating to any Collateral.
c.Set forth in Schedule 2(c) attached hereto and made a part hereof, are all the other places of business of each Loan Party.
d.Set forth in Schedule 2(d) attached hereto and made a part hereof, are all other locations where each Loan Party maintains any of the Collateral consisting of inventory or equipment not identified above where such Collateral owned by the Loan Parties at each such location exceeds $500,000, provided that the aggregate value of such Collateral owned by the Loan Parties at each such location does not exceed $2,500,000 in the aggregate.
3.Prior Locations. Set forth in Schedule 3 is the information required by Schedule 2(a), Schedule 2(b), Schedule 2(c) and Schedule 2(d) with respect to each location or place of business previously maintained by each Loan Party at any time during the past four months.
10 Schedules 2(b), 2(c) and 2(d) are limited to U.S. Loan Parties and Canadian Loan Parties with tangible assets located in Canada.
EXHIBIT N-1-306

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4.Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto and made a part hereof, all of the Collateral has been originated by each Loan Party in the ordinary course of business or consists of goods which have been acquired by each Loan Party in the ordinary course of business from a person in the business of selling goods of that kind.
5.File Search Reports. Attached hereto as Schedule 5 is a true and accurate summary of file search reports from the Uniform Commercial Code filing offices, Personal Property Security Act filings offices or Registrar of Companies (collectively, “Filing Offices”) (i) in each jurisdiction identified in Section 1(a), Section 2 or Section 3 with respect to each legal name and entity set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 4 relating to any of the transactions described in Schedule (1)(c) or Schedule 4 with respect to each legal name of the person or entity (or with respect to each such person or entity, as applicable) from which each Loan Party purchased or otherwise acquired any of the Collateral.
6.Collateral Filings. The financing statements, charges and other filings (collectively, “Collateral Filings”), in each case, duly authorized by each Loan Party constituting the debtor (or the equivalent thereof under the laws of the relevant jurisdiction), including the indications of the collateral relating to the applicable Security Agreement or other applicable Security Document, are set forth in Schedule 6 attached hereto and made a part hereof, and are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereto and thereto.
7.Schedule of Filings. Attached as Schedule 7 attached hereto and made a part hereof, is a schedule of (i) the appropriate filing offices for the Collateral Filings attached hereto and thereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 12 hereto and thereto and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent and/or the Lenders and other Secured Parties under the Security Documents (the “Pledged Collateral”); provided that actions to perfect are limited to the filings with the Filing Offices. No other filings or actions are required to create, preserve, protect and perfect such security interests in the Pledged Collateral.
8.[Reserved].
9.[Reserved].
10.[Reserved].

EXHIBIT N-1-307

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11.[Reserved].
12.[Reserved].
13.[Reserved].
14.[Reserved].
15.[Reserved].
16.    No Change. The undersigned knows of no anticipated change in any of the circumstances or with respect to any of the matters contemplated in Sections 1 through 15 of this Perfection Certificate except as set forth on Schedule 16 hereto.
[The remainder of this page has been intentionally left blank]

EXHIBIT N-1-308

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IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first written above.

[LOAN PARTY]
By:
Name:
Title:

EXHIBIT N-1-6

1163115.04-CHISR02A - MSW30223477.1

Schedule 1(a)
Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Employee Identification Number (or equivalent)	Jurisdiction of Organization

EXHIBIT N-1-7

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Schedule 1(b)
Prior Organizational Names

EXHIBIT N-1-8

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Schedule 1(c)
Changes in Identity; Other Names

EXHIBIT N-1-9

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Schedule 2(a)
Chief Executive Office

Loan Party	Address	County	State	Country

EXHIBIT N-1-10

1163115.04-CHISR02A - MSW30223477.1

Schedule 2(b)
Location of Books

Loan Party	Address	County	State	Country

EXHIBIT N-1-11

1163115.04-CHISR02A - MSW30223477.1

Schedule 2(c)
Other Places of Business

EXHIBIT N-1-12

1163115.04-CHISR02A - MSW30223477.1

Schedule 2(d)
Additional Locations of Equipment and Inventory
EXHIBIT N-1-13

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Schedule 3
Prior Locations

EXHIBIT N-1-14

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Schedule 4
Transactions Other Than in the Ordinary Course of Business

EXHIBIT N-1-15

1163115.04-CHISR02A - MSW30223477.1

Schedule 5
File Search Reports

Loan Party	Search Report(s) dated	Type of Search	Jurisdiction

EXHIBIT N-1-16

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LIEN SEARCH RESULTS

Debtor	Secured Party	Jurisdiction/ Office	File Number/ Date Filed	Type of UCC	Description of Collateral	Disposition

EXHIBIT N-1-17

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Schedule 6
Copy of Collateral Filings To Be Filed

EXHIBIT N-1-18

1163115.04-CHISR02A - MSW30223477.1

Schedule 7
Filings/Filing Offices

Type of Filings	Entity	Applicable Security Document, Mortgage, Security Agreement or Other	Jurisdictions

EXHIBIT N-1-19

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Schedule 8
[Reserved]

EXHIBIT N-1-20

1163115.04-CHISR02A - MSW30223477.1

Schedule 9
[Reserved]

EXHIBIT N-1-21

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Schedule 10
[Reserved]

EXHIBIT N-1-22

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Schedule 11(a)
[Reserved]
EXHIBIT N-1-23

1163115.04-CHISR02A - MSW30223477.1

Schedule 11(b)
[Reserved]

1163115.04-CHISR02A - MSW30223477.1

Schedule 12(a)
[Reserved]

1163115.04-CHISR02A - MSW30223477.1

Schedule 12(b)
[Reserved]

1163115.04-CHISR02A - MSW30223477.1

Schedule 13
[Reserved]

1163115.04-CHISR02A - MSW30223477.1

Schedule 14
[Reserved]

1163115.04-CHISR02A - MSW30223477.1

Schedule 15
[Reserved]

1163115.04-CHISR02A - MSW30223477.1

Schedule 16
Changes from Circumstances Described in Perfection Certificate

1163115.04-CHISR02A - MSW30223477.1

Annex VI
Exhibit N-2
See attached

1163115.04-CHISR02A - MSW30223477.1

EXHIBIT N-2
Form of
PERFECTION CERTIFICATE SUPPLEMENT

[See attached]

EXHIBIT N-2-32

1163719.02A-CHISR02A - MSW30223490.1

PERFECTION CERTIFICATE SUPPLEMENT
This Perfection Certificate Supplement, dated as of _______, ____ is delivered pursuant to Section 5.01(e) of the Short Term Credit Agreement, dated as of February 21, 2020 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Novelis Holdings Inc., a Delaware corporation (the “Borrower”), certain affiliates of the Borrower as guarantors from time to time party thereto, the Lenders from time to time party thereto, Standard Chartered Bank, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), and the other parties party thereto. Each capitalized term used but not defined herein shall have the meaning given to it in the Credit Agreement.

The undersigned U.S. Loan Parties and Canadian Loan Parties (each a “Loan Party” and collectively, the “Loan Parties”) hereby certify to the Agent and the other Secured Parties that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Springing Security Effective Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:
1.Names.
a.Except as listed on Schedule 1(a) attached hereto and made a part hereof, (x) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Loan Party, as such name appears in its respective certificate or articles of incorporation, memorandum or articles of association, or any other organizational document; (y) each Loan Party is (i) the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate, (ii) organized under the laws of the jurisdiction disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (iii) a registered organization in such jurisdiction except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate; and (z) set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of each Loan Party that is a registered organization and the United States Federal Employer Identification Number (or equivalent under the laws of the relevant jurisdiction of organization of such Loan Party) of each Loan Party.
b.Except as listed on Schedule 1(b) attached hereto and made a part hereof, set forth in Schedule 1(b) of the Prior Perfection Certificate is any other corporate or organizational
EXHIBIT N-2-33

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name each Loan Party has had in the past five years, if any, together with the date of the relevant change.
c.Except as listed on Schedule 1(c) attached hereto and made a part hereof, set forth in Schedule 1(c) of the Prior Perfection Certificate is (i) a list of all other names (including trade names or similar appellations), if any, used by each Loan Party, or any other business or organization to which each Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years and (ii) the information required by Section 1 of this certificate for any other business or organization to which each Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years. Except as set forth in Schedule 1(c) attached hereto and made a part hereof and as set forth in Schedule 1(c) of the Prior Perfection Certificate, no Loan Party has changed its jurisdiction of organization at any time during the past four months.
2.Current Locations. 11
a.Except as listed on Schedule 2(a) attached hereto and made a part hereof, the chief executive office of each Loan Party is located at the address set forth in Schedule 2(a) of the Prior Perfection Certificate.
b.Except as listed on Schedule 2(b) attached hereto and made a part hereof, are all locations where each Loan Party maintains any books or records relating to any Collateral are set forth in Schedule 2(b) of the Prior Perfection Certificate.
c.Except as listed on Schedule 2(c) attached hereto and made a part hereof, all the other places of business of each Loan Party are set forth in Schedule 2(c) of the Prior Perfection Certificate.
d.Except as listed on Schedule 2(d) attached hereto and made a part hereof, set forth in Schedule 2(d) of the Prior Perfection Certificate are all other locations where each Loan Party maintains any of the Collateral consisting of inventory or equipment not identified above where such Collateral owned by the Loan Parties at each such location exceeds
11 Schedules 2(b), 2(c) and 2(d) are limited to U.S. Loan Parties and Canadian Loan Parties with tangible assets located in Canada.
EXHIBIT N-2-34

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500,000, provided that the aggregate value of such Collateral owned by the Loan Parties at each such location does not exceed $2,500,000 in the aggregate.
3.Prior Locations. Except as listed on Schedule 3, set forth in Schedule 3 of the Prior Perfection Certificate is the information required by Schedule 2(a), Schedule 2(b), Schedule 2(c) and Schedule 2(d) with respect to each location or place of business previously maintained by each Loan Party at any time during the past four months.
4.Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto and made a part hereof and on Schedule 4 to the Prior Perfection Certificate, all of the Collateral has been originated by each Loan Party in the ordinary course of business or consists of goods which have been acquired by each Loan Party in the ordinary course of business from a person in the business of selling goods of that kind.
5.File Search Reports. Attached hereto as Schedule 5 and on Schedule 5 to the Prior Perfection Certificate, is a true and accurate summary of file search reports from the Uniform Commercial Code filing offices, Personal Property Security Act filings offices or Registrar of Companies (collectively, “Filing Offices”) (i) in each jurisdiction identified in Section 1(a), Section 2 or Section 3 with respect to each legal name and entity set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 4 relating to any of the transactions described in Schedule (1)(c) or Schedule 4 with respect to each legal name of the person or entity (or with respect to each such person or entity, as applicable) from which each Loan Party purchased or otherwise acquired any of the Collateral.
6.Collateral Filings. Except as listed on Schedule 6 attached hereto and made a part hereof, the financing statements, charges and other filings (collectively, “Collateral Filings”), in each case, duly authorized by each Loan Party constituting the debtor (or the equivalent thereof under the laws of the relevant jurisdiction), including the indications of the collateral relating to the applicable Security Agreement or other applicable Security Document, are set forth in Schedule 6 of the Prior Perfection Certificate attached hereto and made a part hereof, and are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereto and thereto.
7.Schedule of Filings. Except as listed on Schedule 7 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 7 is a schedule of (i) the appropriate filing offices for the Collateral Filings attached hereto and thereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 12 hereto and thereto and
EXHIBIT N-2-35

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(iii) any other actions required to create, preserve, protect and perfect the security interests in the
Collateral granted to the Collateral Agent and/or the Lenders and other Secured Parties under the Security Documents (the “Pledged Collateral”); provided that actions to perfect are limited to the filings with the Filing Offices. No other filings or actions are required to create, preserve, protect and perfect such security interests in the Pledged Collateral.
8.[Reserved].
9.[Reserved].
10.[Reserved].
11.[Reserved].
12.[Reserved].
13.[Reserved].
14.[Reserved].
15.[Reserved].
16.No Change. The undersigned knows of no anticipated change in any of the circumstances or with respect to any of the matters contemplated in Sections 1 through 15 of this Perfection Certificate Supplement except as set forth on Schedule 16 hereto.
[The remainder of this page has been intentionally left blank]

EXHIBIT N-2-36

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IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate Supplement as of the date first written above.

[LOAN PARTY]
By:
Name:
Title:

EXHIBIT N-2-6

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Schedule 1(a)
Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Employee Identification Number (or equivalent)	Jurisdiction of Organization

EXHIBIT N-2-7

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Schedule 1(b)
Prior Organizational Names

EXHIBIT N-2-8

1163719.02A-CHISR02A - MSW30223490.1

Schedule 1(c)
Changes in Identity; Other Names

EXHIBIT N-2-9

1163719.02A-CHISR02A - MSW30223490.1

Schedule 2(a)
Chief Executive Office

Loan Party	Address	County	State	Country

EXHIBIT N-2-10

1163719.02A-CHISR02A - MSW30223490.1

Schedule 2(b)
Location of Books

Loan Party	Address	County	State	Country

EXHIBIT N-2-11

1163719.02A-CHISR02A - MSW30223490.1

Schedule 2(c)
Other Places of Business

EXHIBIT N-2-12

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Schedule 2(d)
Additional Locations of Equipment and Inventory

EXHIBIT N-2-13

1163719.02A-CHISR02A - MSW30223490.1

Schedule 3
Prior Locations

EXHIBIT N-2-14

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Schedule 4
Transactions Other Than in the Ordinary Course of Business

EXHIBIT N-2-15

1163719.02A-CHISR02A - MSW30223490.1

Schedule 5
File Search Reports

Loan Party	Search Report(s) dated	Type of Search	Jurisdiction

EXHIBIT N-2-16

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LIEN SEARCH RESULTS

Debtor	Secured Party	Jurisdiction/ Office	File Number/ Date Filed	Type of UCC	Description of Collateral	Disposition

EXHIBIT N-2-17

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Schedule 6
Copy of Collateral Filings To Be Filed

EXHIBIT N-2-18

1163719.02A-CHISR02A - MSW30223490.1

Schedule 7
Filings/Filing Offices

Type of Filings	Entity	Applicable Security Document, Mortgage, Security Agreement or Other	Jurisdictions

EXHIBIT N-2-19

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Schedule 8
[Reserved]

EXHIBIT N-2-20

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Schedule 9
[Reserved]

EXHIBIT N-2-21

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Schedule 10

[Reserved]
EXHIBIT N-2-22

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Schedule 11(a)
[Reserved]
EXHIBIT N-2-23

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Schedule 11(b)
[Reserved]

31

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Schedule 12(a)
[Reserved]

31

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Schedule 12(b)
[Reserved]

31

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Schedule 13
[Reserved]

31

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Schedule 14
[Reserved]

31

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Schedule 15
[Reserved]

31

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Schedule 16
Changes from Circumstances Described in Perfection Certificate

31

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Annex VII
Exhibit O
See attached
31

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EXECUTION VERSION
INTERCREDITOR AGREEMENT
Dated as of December 17, 2010
by and among
NOVELIS INC.,
NOVELIS CORPORATION,
NOVELIS PAE CORPORATION,
NOVELIS BRAND LLC,
NOVELIS SOUTH AMERICA HOLDINGS LLC,
ALUMINUM UPSTREAM HOLDINGS LLC,
NOVELIS ACQUISITIONS LLC ,
NOVELIS NORTH AMERICA HOLDINGS INC.,
NOVELIS UK LTD,
NOVELIS AG,
AV METALS INC., and
the Subsidiary Guarantors party hereto,
as Grantors,
BANK OF AMERICA, N.A.,
as Revolving Credit Administrative Agent and Revolving Credit Collateral Agent,

and

BANK OF AMERICA, N.A.,
as Term Loan Administrative Agent and Term Loan Collateral Agent

32

844805.3D-Chicago Server 2A - MSW

(1)

844805.3D-Chicago Server 2A - MSW

4.3 No Interference; Payment Over	40
4.4 Automatic Release of Liens; Amendments to Subordinated Lien Security Documents	41
4.5 Insurance	42
4.6 Benefit of the Article	42
V. ENFORCEMENT	42
5.1 Exercise of Remedies – Restrictions on Pari Passu Secured Parties and Subordinated Lien Secured Parties.	42
5.2 Exercise of Remedies – Restrictions on Revolving Credit Claimholders and Subordinated Lien Secured Parties.	47
5.3 Exercise of Remedies – Collateral Access Rights.	52
5.4 Exercise of Remedies – Intellectual Property Rights/Access to Information/Use of Equipment.	54
5.5 Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds	55
VI. PAYMENTS.	56
6.1 Application of Proceeds.	56
6.2 Payments Over in Violation of Agreement	57
6.3 Application of Pari Passu Payments Among Pari Passu Secured Parties; Application of Subordinated Lien Payments Among Subordinated Lien Secured Parties	58
VII. OTHER AGREEMENTS.	61
7.1 Releases.	61
7.2 Insurance.	64
7.3 Amendments to Revolving Credit Loan Documents and Pari Passu Loan Documents; Refinancings; Legending Provisions.	65
7.4 Bailee or Agency for Perfection.	68
7.5 Additional Secured Debt	72
(2)

844805.3D-Chicago Server 2A - MSW

(3)

844805.3D-Chicago Server 2A - MSW

(4)

844805.3D-Chicago Server 2A - MSW

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, is dated as of December 17, 2010, and entered into by and among NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act (the “Parent Borrower”), NOVELIS CORPORATION, a Texas corporation (“Novelis Corporation”), NOVELIS PAE CORPORATION, a Delaware corporation (“Novelis PAE”), NOVELIS BRAND LLC, a Delaware limited liability company (“Novelis Brand”), NOVELIS SOUTH AMERICA HOLDINGS LLC, a Delaware limited liability company (“Novelis South”), ALUMINUM UPSTREAM HOLDINGS LLC, a Delaware limited liability company (“Aluminum Upstream”), NOVELIS ACQUISITIONS LLC, a Delaware limited liability company (“Novelis Acquisitions”), and NOVELIS NORTH AMERICA HOLDINGS INC., a Delaware corporation, (“Novelis Holdings” and, together with Novelis Corporation, Novelis PAE, Novelis Brand, Novelis South, Aluminum Upstream and Novelis Acquisitions, the “U.S. Borrowers”), NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596 (the “U.K. Borrower”), and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland (the “Swiss Borrower” and, together with the Parent Borrower, the U.S. Borrowers, and the U.K. Borrower, the “Borrowers” and each, a “Borrower”), AV METALS INC., a corporation formed under the Canada Business Corporations Act (“Holdings”), the subsidiaries of Holdings and the subsidiaries of Parent Borrower from time to time party hereto (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors” and each, a “Guarantor”), BANK OF AMERICA, N.A., as administrative agent for the Revolving Credit Lenders (such term and each other capitalized term used herein having the meanings assigned to them in Section 1 below) and as collateral agent for the Revolving Credit Claimholders, and BANK OF AMERICA, N.A., as administrative agent for the Term Loan Lenders (together with its successors in such capacity, the “Term Loan Administrative Agent”), and BANK OF AMERICA, N.A., as collateral agent for the current and future Term Loan Secured Parties (together with its successors in such capacity, “Term Loan Collateral Agent”). As described in more detail in Section 11.11 hereof, this Agreement is intended to be binding on all Claimholders and each Agent.
RECITALS
The Borrowers, the Guarantors, the banks, financial institutions and other entities party thereto as lenders, the Revolving Credit Agents and the other parties thereto, have entered into that certain Credit Agreement, dated as of the date hereof, providing for certain senior secured revolving credit facilities (as Modified from time to time, the “Original Revolving Credit Agreement”);
The Parent Borrower, Novelis Corporation, the Guarantors, the banks, financial institutions and other entities party thereto as lenders, the Term Loan Agents and the other parties thereto, have entered into that certain Credit Agreement, dated as of the date hereof, providing for certain senior secured term loan facilities (as Modified or Refinanced from time to time, the “Term Loan Agreement”);

844805.3D-Chicago Server 2A - MSW

The Grantors have secured (i) the Revolving Credit Secured Obligations under the Revolving Credit Security Documents and (ii) the Term Loan Secured Obligations under the Pari Passu Security Documents, and the Grantors may, in certain circumstances, secure obligations under any future Pari Passu Debt and Subordinated Lien Debt with Liens on current and future Collateral; and
As a condition to the closing of each of the Original Revolving Credit Agreement and Term Loan Agreement, (i) the Revolving Credit Agents, on behalf of the Revolving Credit Claimholders, and (ii) the Term Loan Agents, on behalf of the Term Loan Secured Parties, have agreed to the relative priority of the respective Liens securing the obligations of the Grantors to the Revolving Credit Claimholders, the Pari Passu Secured Parties and the Subordinated Lien Secured Parties on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.
AGREEMENT
In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.Lien Priorities BETWEEN REVOLVING CREDIT SECURED OBLIGATIONS, Pari PASSU SECURED OBLIGATIONS AND SUBORDINATED LIEN SECURED OBLIGATIONS.
2.1    Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Revolving Credit Secured Obligations granted on the Collateral, of any Liens securing Pari Passu Secured Obligations granted on the Collateral or of any Liens securing the Subordinated Lien Secured Obligations granted on the Collateral, and notwithstanding any provision of any UCC, the PPSA or any other applicable law or the Revolving Credit Loan Documents, the Pari Passu Loan Documents or the Subordinated Lien Loan Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Revolving Credit Secured Obligations, the Pari Passu Secured Obligations, the Subordinated Lien Secured Obligations or any other circumstance whatsoever, each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, each Pari Passu Representative, on behalf of itself and the other Pari Passu Secured Parties, and each Subordinated Lien Representative, on behalf of itself and the other Subordinated Lien Secured Parties, hereby agrees that:
a.any Liens on the Revolving Credit Priority Collateral securing any Revolving Credit Secured Obligations, whether now or hereafter held by or on behalf of any Revolving Credit Agent or any other Revolving Credit Claimholder or any agent or trustee therefor, regardless of how
2

844805.3D-Chicago Server 2A - MSW

acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in right, priority, operation, effect and all other respects to any Liens on the Revolving Credit Priority Collateral securing any Pari Passu Secured Obligations or any Subordinated Lien Secured Obligations;
b.any Liens on the Pari Passu Priority Collateral securing any Pari Passu Secured Obligations, whether now or hereafter held by or on behalf of any Pari Passu Collateral Agent, any Pari Passu Secured Party or any agent or trustee therefor regardless of how acquired, whether by
3

844805.3D-Chicago Server 2A - MSW

grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in right, priority, operation, effect and all other respects to any Liens on the Pari Passu Priority Collateral which may secure any Revolving Credit Secured Obligations or any Subordinated Lien Secured Obligations;
c.any Liens on the Collateral securing any Revolving Credit Secured Obligations and the Liens on the Collateral securing any Pari Passu Secured Obligations (together with the Revolving Credit Secured Obligations, collectively, the “Senior Secured Obligations”), whether now or hereafter held by or on behalf of any Revolving Credit Agent or any other Revolving Credit Claimholder, or any Pari Passu Collateral Agent or any other Pari Passu Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in right, priority, operation, effect and all other respects to any Liens on the Collateral securing any Subordinated Loan Secured Obligations; and
d.the priority of the Liens among each Series of Pari Passu Secured Obligations and each Series of the Subordinated Lien Secured Obligations are set forth in Article III and Article IV hereof, respectively.
2.2    Prohibition on Contesting Liens. Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, each Pari Passu Representative, on behalf of itself and the other Pari Passu Secured Parties, and each Subordinated Lien Representative, on behalf of itself and the other Subordinated Lien Secured Parties, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any Revolving Credit Claimholder, Pari Passu Secured Party or any Subordinated Lien Secured Party in all or any part of the Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Revolving Credit Agent or any other Revolving Credit Claimholder, any Pari Passu Secured Party or any Subordinated Lien Secured Party to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 4.1.
2.3    No New Liens. So long as the Discharge of Revolving Credit Secured Obligations and the Discharge of Pari Passu Secured Obligations have not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, each Pari Passu Representative, on behalf of itself and the other Pari Passu Secured Parties, and each Subordinated Lien Representative, on behalf of itself and the other Subordinated Lien Secured Parties, and each Grantor, agrees that each Grantor shall not, and shall not permit any other Grantor to:
a.grant or permit any additional Liens on any asset or property to secure any Pari Passu Secured Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Revolving Credit Secured Obligations and each other Series of Pari Passu Secured Obligations (subject to any agreement to the contrary permitted under Section 2.4(b));

4

844805.3D-Chicago Server 2A - MSW

b.grant or permit any additional Liens on any asset or property to secure any Revolving Credit Secured Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Pari Passu Secured Obligations (subject to any agreement to the contrary permitted under Section 2.4(b)), or
c.grant or permit any additional Liens on any asset or property to secure any Subordinated Lien Secured Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Revolving Credit Secured Obligations and the Pari Passu Secured Obligations and each other Series of Subordinated Lien Secured Obligations.
To the extent any additional Liens are granted on any asset or property in accordance with this Section 2.3, the priority of such additional Liens as between the Revolving Credit Secured Obligations, the Pari Passu Secured Obligations and the Subordinated Lien Secured Obligations shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, each Pari Passu Representative, on behalf of itself and the other Pari Passu Secured Parties, and each Subordinated Lien Representative, on behalf of itself and the other Subordinated Lien Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 6.2.
2.4    Similar Liens and Agreements. The parties hereto agree that, except as set forth in Section 2.4(b), it is their intention that the Collateral securing the Revolving Credit Secured Obligations and the Collateral securing the Pari Passu Secured Obligations be identical. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:
a.upon request by any Revolving Credit Agent or any Pari Passu Representative, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Credit Loan Documents and the Pari Passu Loan Documents; and
b.that the documents and agreements creating or evidencing the Collateral for the Revolving Credit Secured Obligations and the Pari Passu Secured Obligations shall (subject to any deviations therefrom as may be approved by both the Revolving Credit Agents and the Pari Passu Representatives such approval not to be unreasonably withheld or delayed) be in all material respects substantially the same forms of documents and agreements other than with respect to the nature of the Obligations secured thereunder and, to the extent relevant, the priority of the Liens granted thereunder except (i) to the extent that the creditors who have the direct benefit of such agreements or documents agree that such documents and agreements may grant Liens in less than all the Collateral and/or are less restrictive on the Grantors (or provide fewer rights or remedies to the secured party) than the forms of documents and agreements on the date hereof (and the satisfaction of such requirement will be conclusively established if the Borrower delivers to the Pari Passu
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Representatives and the Revolving Credit Agents an officers’ certificate certifying that the Borrower has determined in good faith that such Pari Passu Security Documents satisfy the foregoing requirements unless any Pari Passu Representative or any Revolving Credit Agent notifies the Borrower within five Business Days that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), (ii) the representations and covenants relating to Revolving Credit Priority Collateral contained in the Revolving Credit Loan Documents may be more restrictive that those contained in the Pari Passu Loan Documents and (iii) the representations and covenants relating to Pari Passu Secured Obligations contained in the Pari Passu Loan Documents may be more restrictive that those contained in the Revolving Credit Loan Documents.
2.5    German Real Estate. Any amounts realized by any Pari Passu Collateral Agent, any Pari Passu Secured Parties or Revolving Credit Claimholders with respect to, or allocable to, real property interests (including fixtures and equipment attached thereto) of any German Guarantor following an Enforcement or during an Enforcement Period, shall, notwithstanding anything to the contrary contained herein for purposes of this Agreement, constitute Pari Passu Priority Collateral, and be payable to the Authorized Pari Passu Collateral Agent on behalf of the Pari Passu Secured Parties.
II.PRIORITIES AND AGREEMENTS OF Pari PASSU SECURED PARTIES WITH RESPECT TO COMMON Pari PASSU COLLATERAL
3.1    Priority of Claims.
a.The Authorized Pari Passu Collateral Agent will distribute proceeds of Collateral received by it among the Pari Passu Secured Parties as provided in Sections 6.1 and 6.3.
b.The Pari Passu Secured Parties hereby acknowledge that the Pari Passu Secured Obligations of any Series may, subject to the limitations set forth in the then extant Pari Passu Loan Documents, be Modified or Refinanced from time to time, all without affecting the priorities set forth in Section 6.3(a) or the provisions of this Agreement defining the relative rights of the Pari Passu Secured Parties of any Series.
c.Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Passu Secured Obligations granted on the Common Pari Passu Collateral, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, the PPSA or any other applicable law or the Pari Passu Security Documents, but subject to any defect or deficiencies in, or failure to perfect, the Liens securing the Pari Passu Secured Obligations of any Series or other Impairment (and in each case, subject to Section 1.3(a)), each Pari Passu Secured Party hereby agrees that the Liens securing each Series of Pari Passu Secured Obligations on any Common Pari Passu Secured Collateral shall be of equal priority.
3.2    Actions with Respect to Common Pari Passu Collateral.
        With respect to any Common Pari Passu Collateral, (i) notwithstanding any other provision hereof or of any other Pari Passu Loan Document, only the Authorized Pari Passu
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Collateral Agent shall act or refrain from acting with respect to the Common Pari Passu Collateral (except that the Authorized Pari Passu Collateral Agent may permit other Pari Passu Representatives to act with respect to the Pari Passu Collateral) and (ii) no other Pari Passu Collateral Agent with respect to Pari Passu Secured Obligations or any other Pari Passu Representative or other Pari Passu Secured Party (other than the Authorized Pari Passu Collateral Agent) shall or shall instruct the Authorized Pari Passu Collateral Agent to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Common Pari Passu Collateral, whether under any Pari Passu Security Document, applicable law or otherwise (unless the Authorized Pari Passu Collateral Agent otherwise consents to such action), it being agreed that only the Authorized Pari Passu Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Common Pari Passu Collateral (subject to the right of any such Pari Passu Collateral Agent with respect to Pari Passu Secured Obligations, any other Pari Passu Representative or other Pari Passu Secured Party to take limited protective measures with respect to the Liens securing Pari Passu Secured Obligations and to take certain actions that would be permitted to be taken by unsecured creditors). Notwithstanding the equal priority of the Liens securing each Series of Pari Passu Secured Obligations, the Authorized Pari Passu Collateral Agent may deal with the Common Pari Passu Collateral as if such Authorized Pari Passu Collateral Agent had a senior Lien on such Common Pari Passu Collateral. No Pari Passu Authorized Representative or Pari Passu Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Authorized Pari Passu Collateral Agent or the Controlling Secured Parties or any other exercise by the Authorized Pari Passu Collateral Agent or the Controlling Pari Passu Secured Parties of any rights and remedies relating to the Common Pari Passu Collateral, or to cause any other Pari Passu Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Pari Passu Secured Party or any Pari Passu Representative with respect to any Collateral not constituting Common Collateral.
3.3    No Interference; Payment Over.
a.Each of the Pari Passu Secured Parties and each of the Pari Passu Collateral Agents agrees that (i) it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity or enforceability of any Pari Passu Secured Obligations of any Series or any Pari Passu Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (x) the rights of any of the Pari Passu Collateral Agents or any Pari Passu Representative to enforce this Agreement or (y) the rights of any of the Pari Passu Collateral Agents or any Pari Passu Secured Party to contest, or support any other Person in contesting, the enforceability of any Pari Passu Secured Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Common
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Pari Passu Collateral by the Authorized Pari Passu Collateral Agent, (iii) except as provided in Section 3.2, it shall have no right to (A) direct the Authorized Pari Passu Collateral Agent or any other Pari Passu Secured Party to exercise any right, remedy or power with respect to any Common Pari Passu Collateral or (B) consent to the exercise by the Authorized Pari Passu Collateral Agent or any other Pari Passu Secured Party of any right, remedy or power with respect to any Common Pari Passu Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Authorized Pari Passu Collateral Agent or any other Pari Passu Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Pari Passu Collateral, and none of the Pari Passu Collateral Agents, any Authorized Pari Passu Collateral Agent or any other Pari Passu Secured Party shall be liable for any action taken or omitted to be taken by the Authorized Pari Passu Collateral Agent or other Pari Passu Secured Party with respect to any Common Pari Passu Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Common Pari Passu Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Pari Passu Collateral Agents or any other Pari Passu Secured Party to enforce this Agreement.
b.Each Pari Passu Secured Party hereby agrees that if it shall obtain possession of any Common Pari Passu Collateral or shall realize any proceeds or payment in respect of any such Common Pari Passu Collateral, pursuant to any Pari Passu Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the Discharge of Pari Passu Secured Obligations, then it shall hold such Common Pari Passu Collateral, proceeds or payment in trust for the other Pari Passu Secured Parties and promptly transfer such Common Pari Passu Collateral, proceeds or payment, as the case may be, to the Authorized Pari Passu Collateral Agent (unless it shall have an obligation, to the extent such Common Pari Passu Collateral constitutes Revolving Loan Priority Collateral, to transfer such Common Pari Passu Collateral to the Revolving Credit Agents under this Agreement, in which case it will hold such proceeds in trust for the Revolving Credit Collateral Agent and transfer such proceeds to the Revolving Credit Collateral Agent as required under Article VI) to be distributed by the Authorized Pari Passu Collateral Agent in accordance with the provisions of Section 6.3(a).
3.4    Automatic Release of Liens; Amendments to Pari Passu Security Documents.
a.If, at any time the Authorized Pari Passu Collateral Agent forecloses upon or otherwise exercises remedies against any Common Pari Passu Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Pari Passu Collateral Agents for the benefit of each Series of Pari Passu Secured Debt upon such Common Pari Passu Collateral will automatically be released and discharged; provided that any proceeds of any Common Pari Passu Collateral realized therefrom shall be applied pursuant to Article VI.
b.Each Pari Passu Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be
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requested by the Authorized Pari Passu Collateral Agent to evidence and confirm any release of Common Pari Passu Collateral or amendment to any Pari Passu Security Documents provided for in this Section.
3.5    Insurance. As between the Pari Passu Secured Parties, the Authorized Pari Passu Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Common Pari Passu Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Pari Passu Collateral.
3.6    Benefit of the Article. Except as expressly provided in this Article III, the provisions of this Article III are solely for the benefit of the Authorized Pari Passu Collateral Agent, the other Pari Passu Representatives and the other Pari Passu Secured Parties, and nothing contained in this Article III shall confer any benefits on any other Person or are to affect the construction of, or be taken into consideration in interpreting, the other provision of this Agreement except that the provisions of Sections 3.3 and 3.4 shall be for the benefit of, and enforceable by, the Revolving Credit Agents to the extent such Sections allocate proceeds of Common Pari Passu Collateral to the Revolving Credit Agents.
III.PRIORITIES AND AGREEMENTS WITH RESPECT TO COMMON SUBORDINATED LIEN COLLATERAL
4.1    Priority of Claims.
a.The Authorized Subordinated Lien Collateral Agent will distribute proceeds of Collateral received by it among the Subordinated Lien Secured Parties as provided in Sections 6.1 and 6.3.
b.The Subordinated Lien Secured Parties hereby acknowledge that the Subordinated Lien Secured Obligations of any Series may, subject to the limitations set forth in the then extant Subordinated Lien Documents, be Modified or Refinanced from time to time, all without affecting the priorities set forth in Section 6.3(b) or the provisions of this Agreement defining the relative rights of the Subordinated Lien Secured Parties of any Series.
c.Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Subordinated Lien Secured Obligations granted on the Common Subordinated Lien Collateral, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, the PPSA or any other applicable law or the Subordinated Lien Security Documents, but subject to any defect or deficiencies in, or failure to perfect, the Liens securing the Subordinated Lien Secured Obligations of any Series or other Impairment (and in each case, subject to Section 1.3(b)), each Subordinated Lien Secured Party hereby agrees that the Liens securing each Series of Subordinated Lien Secured Obligations on any Common Subordinated Lien Secured Collateral shall be of equal priority.
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4.2    Actions with Respect to Common Subordinated Lien Collateral.
a.With respect to any Common Subordinated Lien Collateral, (i) notwithstanding any other provision of this Agreement or of any other Subordinated Lien Loan Document, only the Authorized Subordinated Lien Collateral Agent shall act or refrain from acting with respect to the Common Subordinated Lien Collateral (except that the Authorized Subordinated Lien Collateral Agent may permit other Subordinated Lien Representatives to act with respect to the Pari Passu Collateral) and (ii) no other Subordinated Lien Collateral Agent with respect to Subordinated Lien Secured Obligations or any other Subordinated Lien Representative or other Subordinated Lien Secured Party (other than the Authorized Subordinated Lien Collateral Agent) shall or shall instruct the Authorized Subordinated Lien Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Common Subordinated Lien Collateral, whether under any Subordinated Lien Security Document, applicable law or otherwise (unless the Authorized Subordinated Lien Collateral Agent otherwise consents to such action), it being agreed that only the Authorized Subordinated Lien Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Common Subordinated Lien Collateral (subject to the right of any such Subordinated Lien Collateral Agent with respect to Subordinated Lien Secured Obligations, any other Subordinated Lien Representative or other Subordinated Lien Secured Party to take limited protective measures with respect to the Liens securing Subordinated Lien Secured Obligations and to take certain actions that would be permitted to be taken by unsecured creditors). Notwithstanding the equal priority of the Liens securing each Series of Subordinated Lien Secured Obligations, the Authorized Subordinated Lien Collateral Agent may deal with the Common Subordinated Lien Collateral as if such Authorized Subordinated Lien Collateral Agent had a senior Lien on such Common Subordinated Lien Collateral. No Subordinated Lien Authorized Representative or Subordinated Lien Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Authorized Subordinated Lien Collateral Agent or the Controlling Secured Parties or any other exercise by the Authorized Subordinated Lien Collateral Agent or the Controlling Subordinated Lien Secured Parties of any rights and remedies relating to the Common Subordinated Lien Collateral, or to cause any other Subordinated Lien Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Subordinated Lien Secured Party or any Subordinated Lien Representative with respect to any Collateral not constituting Common Collateral.
4.3    No Interference; Payment Over.
a.Each of the Subordinated Lien Secured Parties and each of the Subordinated Lien Collateral Agents agrees that (i) it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity or enforceability of any Subordinated Lien Secured Obligations of any Series or any Subordinated Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (x) the rights of any of the Subordinated Lien Collateral
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Agents or any Subordinated Lien Representative to enforce this Agreement or (y) the rights of any of the Subordinated Lien Collateral Agents or any Subordinated Lien Secured Party to contest, or support any other Person in contesting, any Subordinated Lien Secured Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Common Subordinated Lien Collateral by the Authorized Subordinated Lien Collateral Agent, (iii) except as provided in Section 4.2, it shall have no right to (A) direct the Authorized Subordinated Lien Collateral Agent or any other Subordinated Lien Secured Party to exercise any right, remedy or power with respect to any Common Subordinated Lien Collateral or (B) consent to the exercise by the Authorized Subordinated Lien Collateral Agent or any other Subordinated Lien Secured Party of any right, remedy or power with respect to any Common Subordinated Lien Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Authorized Subordinated Lien Collateral Agent or any other Subordinated Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Subordinated Lien Collateral, and none of the Subordinated Lien Collateral Agents, any Authorized Subordinated Lien Collateral Agent or any other Subordinated Lien Secured Party shall be liable for any action taken or omitted to be taken by the Authorized Subordinated Lien Collateral Agent or other Subordinated Lien Secured Party with respect to any Common Subordinated Lien Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Common Subordinated Lien Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Subordinated Lien Collateral Agents or any other Subordinated Lien Secured Party to enforce this Agreement.
b.Each Subordinated Lien Secured Party hereby agrees that if it shall obtain possession of any Common Subordinated Lien Collateral or shall realize any proceeds or payment in respect of any such Common Subordinated Lien Collateral, pursuant to any Subordinated Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the Discharge of Subordinated Lien Secured Obligations, then it shall hold such Common Subordinated Lien Collateral, proceeds or payment in trust for the other Subordinated Lien Secured Parties and promptly transfer such Common Subordinated Lien Collateral, proceeds or payment, as the case may be, to the Authorized Subordinated Lien Collateral Agent (unless it shall have an obligation, (i) to the extent such Common Subordinated Lien Collateral constitutes Revolving Loan Priority Collateral, to transfer such Common Subordinated Lien Collateral to the Revolving Credit Agents under this Agreement , in which case it will hold such proceeds in trust for the Revolving Credit Collateral Agent and transfer such proceeds to the Revolving Credit Collateral Agent as required under Article VI or (ii) to the extent such Common Subordinated Lien Collateral constitutes Pari Passu Priority Collateral, to transfer such Common Pari Passu Collateral to the Authorized Pari Passu Collateral Agent under this Agreement, in which case it will hold such proceeds in trust for the Authorized Pari Passu Collateral Agent and transfer such proceeds to the Authorized Pari Passu
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Collateral Agent as required under Article VI) to be distributed by the Authorized Subordinated Lien Collateral Agent in accordance with the provisions of Section 6.3(b).
4.4    Automatic Release of Liens; Amendments to Subordinated Lien Security Documents.
a.If, at any time the Authorized Subordinated Lien Collateral Agent forecloses upon or otherwise exercises remedies against any Common Subordinated Lien Collateral in compliance with the terms of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Subordinated Lien Collateral Agents for the benefit of each Series of Subordinated Lien Secured Debt upon such Common Subordinated Lien Collateral will automatically be released and discharged; provided that any proceeds of any Common Subordinated Lien Collateral realized therefrom shall be applied pursuant to Article VI.
b.Each Subordinated Lien Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Authorized Subordinated Lien Collateral Agent to evidence and confirm any release of Common Subordinated Lien Collateral or amendment to any Subordinated Lien Security Documents provided for in this Section.
4.5    Insurance. As between the Subordinated Lien Secured Parties, the Authorized Subordinated Lien Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Common Subordinated Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Subordinated Lien Collateral.
4.6    Benefit of the Article. Except as expressly provided in this Article IV, the provision of the Article IV are solely for the benefit of the Authorized Subordinated Lien Collateral Agent, the other Subordinated Lien Representatives and the other Subordinated Lien Secured Parties, and nothing contained in this Article IV shall confer any benefits on any other Person or are to affect the construction of, or be taken into consideration in interpreting, the other provision of this Agreement except that the provisions of Sections 4.3 and 4.4 shall be for the benefit of, and enforceable by, the Revolving Credit Agents and the Pari Passu Representatives to the extent such Sections allocate proceeds of Common Subordinated Lien Collateral to the Revolving Credit Agents.
IV.ENFORCEMENT
5.1 Exercise of Remedies – Restrictions on Pari Passu Secured Parties and Subordinated Lien Secured Parties.
a.Unless the Pari Passu Representatives, the Subordinated Lien Representatives and the Revolving Credit Agents agree in writing otherwise, until the Discharge of Revolving Credit Secured Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, each Pari Passu Representative, each
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Subordinated Lien Representative and the other Pari Passu Secured Parties and Subordinated Lien Secured Parties:
(1)    will not seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, or otherwise exercise or seek to exercise any rights or remedies with respect to, any Revolving Credit Priority Collateral (including the exercise of any right of set-off or any right under any Account Agreement (other than Account Agreements with respect to Net Cash Proceeds Accounts), landlord waiver or bailee’s letter or similar agreement or arrangement to which any Pari Passu Collateral Agent or Subordinated Lien Collateral Agent is a party, to the extent relating to Revolving Credit Priority Collateral), or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that:
(x)    the Authorized Pari Passu Collateral Agent may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which any Pari Passu Representative first declared the existence of a Pari Passu Default and demanded the repayment of all the principal amount of any Pari Passu Secured Obligations; and (ii) the date on which any Revolving Credit Agent received notice from any Pari Passu Representative of such declarations of a Pari Passu Default and of such demand for payment (the “Pari Passu Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall any Authorized Pari Passu Collateral Agent or any other Pari Passu Secured Party exercise any rights or remedies with respect to the Revolving Credit Priority Collateral if, notwithstanding the expiration of the Pari Passu Standstill Period, any of the Revolving Credit Agents or any of the other Revolving Credit Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Revolving Credit Priority Collateral (prompt notice of such exercise to be given to the Authorized Pari Passu Collateral Agent and each Pari Passu Representative); and
(y)     the Authorized Subordinated Lien Collateral Agent may exercise any or all of such rights or remedies against the Collateral after the passage of a period of at least 360 days has elapsed since the later of: (i) the date on which any Subordinated Lien Representative first declared the existence of a Subordinated Lien Default, and demanded the repayment of all the principal amount of the related Subordinated Lien Secured Obligations; and (ii) the date on which each Pari Passu Representative and each Revolving Credit Agent received notice from any Subordinated Lien Representative of such declarations of a Subordinated Lien Default and of such demand for payment (the “Subordinated Lien Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Authorized Subordinated Lien Collateral Agent or any other Subordinated Lien Secured Party exercise any rights
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or remedies with respect to any of the Collateral if, notwithstanding the expiration of the Subordinated Lien Standstill Period, either (A) any of the Revolving Credit Agents or any of the other Revolving Credit Claimholders or (B) the Authorized Pari Passu Collateral Agent or any other Pari Passu Secured Party shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Subordinated Lien Representatives);
(2)    will not contest, protest or object to any foreclosure proceeding or action brought by any Revolving Credit Agent or any other Revolving Credit Claimholder or any other exercise by any Revolving Credit Agent or any other Revolving Credit Claimholder of any rights and remedies relating to the Revolving Credit Priority Collateral, whether under the Revolving Credit Loan Documents or otherwise; and
(3)    subject to their rights under clause (a)(1) above and except as may be permitted in Section 5.1(c), will not object to the forbearance by any of the Revolving Credit Agents or any of the other Revolving Credit Claimholders from bringing or pursuing any Enforcement;
provided that, in the case of each of the foregoing clauses (1), (2) and (3) above, the Liens (if any) granted to secure the Pari Passu Secured Obligations and the Subordinated Lien Secured Obligations shall attach to any proceeds resulting from actions taken by any Revolving Credit Agent or any other Revolving Credit Claimholder in accordance with this Agreement after giving effect to any application of such proceeds to the Revolving Credit Secured Obligations.
b.Until the Discharge of Revolving Credit Secured Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, the Revolving Credit Agents and the other Revolving Credit Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right of the Revolving Credit Agents to credit bid the debt under the Revolving Credit Loan Documents) and, in connection therewith, make determinations regarding the release, disposition, or restrictions with respect to the Revolving Credit Priority Collateral without any consultation with or the consent of any Pari Passu Collateral Agent or any Subordinated Lien Collateral Agent or any Pari Passu Secured Party or any Subordinated Lien Secured Party; provided, however, that the Lien (if any) securing the Pari Passu Secured Obligations and the Subordinated Lien Secured Obligations shall remain on the proceeds (other than those properly applied to the Revolving Credit Secured Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Revolving Credit Priority Collateral, the Revolving Credit Agents and the other Revolving Credit Claimholders may enforce the provisions of the Revolving Credit Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Revolving Credit Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to
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exercise all the rights and remedies of a secured creditor under the UCC or the PPSA (or any similar or equivalent legislation of any other applicable jurisdiction outside the United States) and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
c.Notwithstanding the foregoing, any Pari Passu Secured Party or any Subordinated Lien Secured Party may:
(1)    file a claim or statement of interest with respect to the Pari Passu Secured Obligations or the Subordinated Lien Secured Obligations, as the case may be; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor;
(2)    take any action (not adverse to the priority status of the Liens on the Revolving Credit Priority Collateral securing the Revolving Credit Secured Obligations (giving effect to this Agreement), or the rights of any of the Revolving Credit Agents or any of the other Revolving Credit Claimholders to exercise rights or remedies in respect thereof, it being understood that any objection to a sale of Revolving Credit Priority Collateral by any Grantor that is not objected to by any Revolving Credit Agent, or any objection to any related sale process (including any sale or bidding procedures motion), shall be deemed to be adverse to the priority status of the Liens on the Revolving Credit Priority Collateral) in order to create, perfect, preserve or protect its Lien on any of the Collateral, including, in the case of the Pari Passu Secured Parties, exercising rights solely with respect to Pari Passu Priority Collateral pursuant to rights provided under landlord waivers or bailee’s letters or similar agreements or arrangements;
(3)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Pari Passu Secured Parties or the Subordinated Lien Secured Parties, as the case may be, including any claims secured by the Revolving Credit Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
(4)    file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under any Pari Passu Loan Document or Subordinated Lien Loan Document, Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

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(5)    vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Pari Passu Secured Obligations, the Subordinated Lien Secured Obligations and/or, in the case of the Pari Passu Secured Parties, the Pari Passu Priority Collateral;
(6)    exercise any of its rights or remedies with respect to any of the Revolving Credit Priority Collateral after the termination of the Pari Passu Standstill Period or the Subordinated Lien Standstill Period, as applicable, to the extent permitted by Section 5.1(a)(1); and
(7)    make a cash bid on all or any portion of the Revolving Credit Priority Collateral in any foreclosure proceeding or action.
Each Pari Passu Representative and each Subordinated Lien Representative, on behalf of itself and the other Pari Passu Secured Parties and Subordinated Lien Secured Parties, respectively agrees that it will not (i) take or receive any Revolving Credit Priority Collateral or any proceeds of such Revolving Credit Priority Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Revolving Credit Priority Collateral in its capacity as a creditor in violation of this Agreement or (ii) in or in connection with any Insolvency or Liquidation Proceeding, take any action with respect to the Revolving Credit Priority Collateral or the validity or enforceability of any of the Revolving Credit Loan Documents or any of the Revolving Credit Secured Obligations thereunder, including by filing any pleadings or motions or taking any position at any hearing or proceeding of any nature, that in each case (x) violates, or is prohibited by, Article VIII (or, in the absence of an Insolvency or Liquidations Proceeding, otherwise would violate or be prohibited by this Agreement), (y) asserts any right, benefit or privilege that arises in favor of any Pari Passu Collateral Agent or Subordinated Lien Collateral Agent or any Pari Passu Secured Party or Subordinated Lien Secured Party, in whole or in part, as a result of their interest in the Revolving Credit Priority Collateral or in their respective Liens on the Revolving Credit Priority Collateral (unless the assertion of such right is expressly permitted by this Agreement, it being understood that this clause (y) shall not restrict the right of any Pari Passu Secured Party or Subordinated Lien Secured Party to seek the payment of post-petition interest in any Insolvency or Liquidation Proceeding) or (z) relates in any way to the determination of any Liens or claims held by any Revolving Credit Agent (including the validity and enforceability thereof) or any other Revolving Credit Claimholder or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise. Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Credit Secured Obligations has occurred, except as expressly provided in Sections 5.1(a), 8.3(c)(1) and this Section 5.1(c), the sole right of the Pari Passu Secured Parties and the Subordinated Lien Secured Parties with respect to the Revolving Credit Priority Collateral is to hold a Lien (if any) on such Revolving Credit Priority Collateral pursuant to the respective Pari Passu Loan Documents and Subordinated Lien Loan Documents for the period and to the extent granted therein and to receive
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a share of the proceeds thereof, if any, after the Discharge of Revolving Credit Secured Obligations has occurred.
d.Subject to Sections 5.1(a), 5.1(c) and 8.3(c)(1):
(1)    each Pari Passu Representative, on behalf of itself and the other Pari Passu Secured Parties, and each Subordinated Lien Representative, on behalf of itself and the other Subordinated Lien Secured Parties, agrees that it will not take any action that would hinder any exercise of remedies under the Revolving Credit Loan Documents (other than with respect to Pari Passu Priority Collateral) or under the Revolving Credit Loan Documents with respect to the Revolving Credit Priority Collateral or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Revolving Credit Priority Collateral, whether by foreclosure or otherwise;
(2)    each Pari Passu Representative, on behalf of itself and the other Secured Parties, and each Subordinated Lien Representative, on behalf of itself and the other Subordinated Lien Secured Parties, hereby waives any and all rights the Pari Passu Secured Parties and Subordinated Lien Secured Parties, as applicable, may at any time have as a junior lien creditor or otherwise to object to the manner in which any Revolving Credit Agent or any other Revolving Credit Claimholders seek to enforce or collect the Revolving Credit Secured Obligations or the Liens securing the Revolving Credit Priority Collateral if such enforcement or collection is undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Revolving Credit Agent or any other Revolving Credit Claimholders is adverse to the interest of the Pari Passu Secured Parties on the Subordinated Lien Secured Parties; and
(3)    each Pari Passu Representative and each Subordinated Lien Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Pari Passu Loan Document or Subordinated Loan Document relating to its Series shall be deemed to restrict in any way the rights and remedies of any Revolving Credit Agent or any other Revolving Credit Claimholder with respect to the enforcement of the Liens on the Revolving Credit Priority Collateral as set forth in this Agreement and the Revolving Credit Loan Documents.
e.Except as otherwise specifically set forth in Sections 5.1(a), 5.1(d), 5.5 and Article VIII, the Pari Passu Secured Parties and the Subordinated Lien Secured Parties may exercise rights and remedies as unsecured creditors against any Borrower or any other Grantor that has guaranteed or granted Liens to secure the Pari Passu Secured Obligations and the Subordinated Lien Secured Obligations, and the Pari Passu Secured Parties and the Subordinated Lien Secured Parties may exercise rights and remedies with respect to the Collateral, in each case, in accordance with the terms of this Agreement, the Pari Passu Loan Documents or Subordinated Loan Documents, as the case may be, and applicable law; provided, however, that in the event that any Pari Passu Secured Party or
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any Subordinated Lien Secured Party becomes a judgment Lien creditor in respect of Revolving Credit Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Pari Passu Secured Obligations or the Subordinated Lien Secured Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Priority Collateral) as the other Liens securing the Pari Passu Secured Obligations or the Subordinated Lien Secured Obligations are subject to this Agreement.
f.Nothing in this Agreement shall prohibit the receipt by any Pari Passu Secured Party or any Subordinated Lien Secured Party of the required payments of interest, principal and other amounts owed in respect of its Pari Passu Secured Obligations or Subordinated Lien Secured Obligations, as the case may be, so long as such receipt is not the direct or indirect result of the exercise or enforcement by any Pari Passu Secured Party or any Subordinated Lien Secured Party, as the case may be, of rights or remedies as a secured creditor in respect of the Revolving Credit Priority Collateral (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects, as between the Grantors on the one hand, and the Pari Passu Secured Parties or Subordinated Lien Secured Parties, on the other hand, any rights or remedies the Pari Passu Secured Parties or Subordinated Lien Secured Parties may have against the Grantors under the Pari Passu Loan Documents or the Subordinated Loan Documents, as the case may be.
5.2    Exercise of Remedies – Restrictions on Revolving Credit Claimholders and Subordinated Lien Secured Parties.
a.Unless the Pari Passu Representatives, the Subordinated Lien Representatives and the Revolving Credit Agents agree in writing otherwise, until the Discharge of Pari Passu Secured Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, the Revolving Credit Agents, the Revolving Credit Claimholders, the Subordinated Lien Representatives and the Subordinated Lien Secured Parties:
(1)    will not seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, or otherwise exercise or seek to exercise any rights or remedies with respect to, any Pari Passu Priority Collateral (including the exercise of any right of set-off or any right under any Account Agreement with respect to Net Cash Proceeds Accounts, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Revolving Credit Agent or any other Revolving Credit Claimholder is a party, to the extent relating to Pari Passu Priority Collateral), or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that
(x)    any of the Revolving Credit Agents may exercise the rights provided for in Section 5.3 (with respect to any Access Period) and Section 5.4 and may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which any Revolving Credit Agent first declared the existence of any Revolving Credit Default and
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demanded the repayment of all the principal amount of any Revolving Credit Secured Obligations; and (ii) the date on which each Pari Passu Representative received notice from any Revolving Credit Agent of such declarations of a Revolving Credit Default and of such demand for payment (the “Revolving Credit Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall any Revolving Credit Agent or any other Revolving Credit Claimholder exercise any rights or remedies (other than those under Section 5.3) with respect to the Pari Passu Priority Collateral if, notwithstanding the expiration of the Revolving Credit Standstill Period, any Pari Passu Secured Party shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Pari Passu Priority Collateral (prompt notice of such exercise to be given to the Revolving Credit Agents); and
(y)     the Authorized Subordinated Lien Collateral Agent may exercise any or all of such rights or remedies against the Collateral after the passage of a period of at least 360 days has elapsed since the later of: (i) the date on which any Subordinated Lien Representative first declared the existence of a Subordinated Lien Default, and demanded the repayment of all the principal amount of the related Subordinated Lien Secured Obligations; and (ii) the date on which each Pari Passu Representative and each Revolving Credit Agent received notice from any Subordinated Lien Representative of such declaration of a Subordinated Lien Default and of such demand for payment (the “Subordinated Lien Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Authorized Subordinated Lien Collateral Agent or any other Subordinated Lien Secured Party exercise any rights or remedies with respect to any of the Collateral if, notwithstanding the expiration of the Subordinated Lien Standstill Period, either (A) the Authorized Pari Passu Collateral Agent or any other Pari Passu Secured Party or (B) the Revolving Credit Collateral Agent or any other Revolving Credit Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Subordinated Lien Representatives);
(2)    will not contest, protest or object to any foreclosure proceeding or action brought by any Pari Passu Secured Party or any other exercise by any Pari Passu Secured Party of any rights and remedies relating to the Pari Passu Priority Collateral, whether under the Pari Passu Loan Documents or otherwise; and
(3)    subject to their rights under clause (a)(1) above and except as may be permitted in Section 5.2(c), will not object to the
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forbearance by the Pari Passu Secured Parties from bringing or pursuing any Enforcement;
provided that in the case of each of the foregoing clauses (1), (2) and (3) above, the Liens (if any) granted to secure the Revolving Credit Secured Obligations and the Subordinated Lien Secured Obligations shall attach to any proceeds resulting from actions taken by any Pari Passu Secured Party in accordance with this Agreement after giving effect to any application of such proceeds to the Pari Passu Secured Obligations.
b.Until the Discharge of Pari Passu Secured Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, the Pari Passu Secured Parties shall have the right to enforce rights, exercise remedies (including set-off and the right of the Pari Passu Representatives to credit bid the debt under the related Series of Pari Passu Debt) and make determinations regarding the release, disposition, or restrictions with respect to the Pari Passu Priority Collateral without any consultation with or the consent of any Revolving Credit Agent or any other Revolving Credit Claimholder or any Subordinated Lien Representative or any other Subordinated Lien Secured Party; provided, however, that the Lien (if any) securing the Revolving Credit Secured Obligations and the Subordinated Lien Secured Obligations shall remain on the proceeds (other than those properly applied to the Pari Passu Secured Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Pari Passu Priority Collateral, the Authorized Pari Passu Collateral Agent and the other Pari Passu Secured Parties may enforce the provisions of the Pari Passu Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Pari Passu Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC or the PPSA (or any similar or equivalent legislation of any other applicable jurisdiction outside the United States) and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
c.Notwithstanding the foregoing, any of the Revolving Credit Secured Parties and the other Subordinated Lien Secured Parties may:
(1)    file a claim or statement of interest with respect to the Revolving Credit Secured Obligations or the Subordinated Lien Secured Obligations, as the case may be, provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor;
(2)    take any action (not adverse to the priority status of the Liens on the Pari Passu Priority Collateral securing the Pari Passu Secured Obligations (giving effect to this Agreement), or the rights of any of the Pari Passu Secured Parties to exercise rights or remedies in respect thereof (it being understood that any objection to a sale of Pari Passu Priority Collateral by any Grantor that is not objected to by any Pari Passu
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Representative, or any objection to any related sale process (including any sale or bidding procedures motion), shall be deemed to be adverse to the priority status of the Liens on Pari Passu Priority Collateral) in order to create, perfect, preserve or protect its Lien on any of the Collateral, including, in the case of the Revolving Credit Claimholders, exercising rights solely with respect to Revolving Credit Priority Collateral pursuant to rights provided under landlord waivers or bailee’s letters or similar agreements or arrangements;
(3)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Revolving Credit Claimholders or the Subordinated Lien Secured Parties, as the case may be, including any claims secured by the Pari Passu Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
(4)    file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under any Revolving Credit Loan Document, any Subordinated Lien Loan Document, Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;
(5)    vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Revolving Credit Secured Obligations, the Subordinated Lien Secured Obligations and/or in the case of the Revolving Credit Secured Parties, the Revolving Credit Priority Collateral;
(6)    exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Revolving Credit Standstill Period or the Subordinated Lien Standstill Period, as applicable, to the extent permitted by Section 5.2(a)(1); and
(7)    make a cash bid on all or any portion of the Pari Passu Priority Collateral in any foreclosure proceeding or action.
Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, and each Subordinated Lien Representative, on behalf of itself and the other Subordinated Lien Secured Parties, agrees that it will not (i) take or receive any Pari Passu Priority Collateral or any proceeds of such Pari Passu Priority Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Pari Passu Priority Collateral in its capacity as a creditor in violation of this Agreement or (ii) in or in connection with any Insolvency or
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Liquidation Proceeding, take any action with respect to the Pari Passu Priority Collateral or the validity or enforceability of any of the Pari Passu Loan Documents or any of the Pari Passu Secured Obligations thereunder, including by filing any pleadings or motions or taking any position at any hearing or proceeding of any nature, that in each case (x) violates, or is prohibited by, Article VIII (or, in the absence of an Insolvency or Liquidations Proceeding, otherwise would violate or be prohibited by this Agreement), (y) asserts any right, benefit or privilege that arises in favor of the Revolving Credit Agents, any Revolving Credit Claimholder, any Subordinated Lien Representative or any Subordinated Lien Secured Party, in whole or in part, as a result of their interest in the Pari Passu Priority Collateral or in their respective Liens on the Pari Passu Priority Collateral (unless the assertion of such right is expressly permitted by this Agreement, it being understood that this clause (y) shall not restrict the right of any Pari Passu Secured Party or Subordinated Lien Secured Party to seek the payment of post-petition interest in any Insolvency or Liquidation Proceeding) or (z) relates in any way to the determination of any Liens or claims held by the Pari Passu Representative or any other Pari Passu Secured Party (including the validity and enforceability thereof) or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise. Without limiting the generality of the foregoing, unless and until the Discharge of Pari Passu Secured Obligations has occurred, except as expressly provided in Sections 5.2(a), 5.3, 8.3(c)(2) and this Section 5.2(c), the sole right of the Revolving Credit Agents, the other Revolving Credit Claimholders, the Subordinated Lien Representatives and the other Subordinated Lien Secured Parties with respect to the Pari Passu Priority Collateral is to hold a Lien (if any) on such Pari Passu Priority Collateral pursuant to the respective Revolving Credit Loan Documents and Subordinated Lien Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Pari Passu Secured Obligations has occurred.
d.Subject to Sections 5.2(a), 5.2(c), 5.3 and 8.3(c)(2):
(1)    each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, and each Subordinated Lien Representative, on behalf of itself and the other Subordinated Lien Secured Parties, agrees that it will not take any action that would hinder any exercise of remedies under the Pari Passu Loan Documents (other than, in the case of the Revolving Credit Claimholders, with respect to Revolving Credit Priority Collateral) or under the Pari Passu Loan Documents with respect to the Pari Passu Priority Collateral or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Pari Passu Priority Collateral, whether by foreclosure or otherwise;
(2)    each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, and each Subordinated Lien Representative, on behalf of itself and the other Subordinated Lien Secured Parties, hereby waives any and all rights such Revolving Credit Agent, the respective other Revolving Credit Claimholders, the Subordinated Lien Representatives, and the respective Subordinated Lien Secured Parties, as applicable, may at any time have as a junior lien creditor or otherwise to
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object to the manner in which any Pari Passu Secured Party seeks to enforce or collect the Pari Passu Secured Obligations or the Liens securing the Pari Passu Priority Collateral if such enforcement or collection is undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Pari Passu Secured Party is adverse to the interest of the Revolving Credit Claimholders or the Subordinated Lien Secured Parties; and
(3)    each Revolving Credit Agent and Subordinated Lien Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Revolving Credit Loan Document or Subordinated Lien Loan Document relating to its Series shall be deemed to restrict in any way the rights and remedies of any Pari Passu Secured Party with respect to the enforcement of its Liens on the Pari Passu Priority Collateral as set forth in this Agreement and the Pari Passu Loan Documents.
e.Except as otherwise specifically set forth in Sections 5.2(a), 5.2(d) and 5.5 and Article VIII, the Revolving Credit Agents, the other Revolving Credit Claimholders, the Subordinated Lien Representatives, and the other Subordinated Lien Secured Parties, may exercise rights and remedies as unsecured creditors against any Borrower or any other Grantor that has guaranteed or granted Liens to secure the Revolving Credit Secured Obligations and the Subordinated Lien Secured Obligations, respectively and the Revolving Credit Agents, the other Revolving Credit Claimholders, the Subordinated Lien Representatives, and the other Subordinated Lien Secured Parties, may exercise rights and remedies with respect to the Collateral, in each case, in accordance with the terms of this Agreement, the Revolving Credit Loan Documents or the Subordinated Loan Documents (as the case may be) and applicable law; provided, however, that in the event that any Revolving Credit Agent, any other Revolving Credit Claimholder, any Subordinated Lien Representative or any other Subordinated Lien Secured Party, becomes a judgment Lien creditor in respect of Pari Passu Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Revolving Credit Secured Obligations or the Subordinated Lien Secured Obligations, as the case may be, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Pari Passu Priority Collateral) as the other Liens securing the Revolving Credit Secured Obligations or the Subordinated Lien Secured Obligations, as the case may be, are subject to this Agreement.
f.Nothing in this Agreement shall prohibit the receipt by any Revolving Credit Agent, any other Revolving Credit Claimholder, any Subordinated Lien Representative or any other Subordinated Lien Secured Party, of the required payments of interest, principal and other amounts owed in respect of the Revolving Credit Secured Obligations or the Subordinated Lien Secured Obligations, as the case may be, so long as such receipt is not the direct or indirect result of the exercise by any Revolving Credit Agent, any other Revolving Credit Claimholder, any Subordinated Lien Representative, or any other Subordinated Lien Secured Party of rights or remedies as a secured creditor in respect of the Pari Passu Priority Collateral (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects, as between the Grantors, on the one hand, and the Revolving
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Credit Claimholders and Subordinated Lien Secured Parties, on the other hand, any rights or remedies the Revolving Credit Claimholders and Subordinated Lien Secured Parties may have against the Grantors under the Revolving Credit Loan Documents and the Subordinated Lien Loan Documents, as the case may be.
5.3    Exercise of Remedies – Collateral Access Rights.
a.The Revolving Credit Agents and Pari Passu Representatives agree not to commence Enforcement until the earlier of (i) the date on which an Enforcement Notice has been given to each Pari Passu Representative by any Revolving Credit Agent or to any Revolving Credit Agent by the Authorized Pari Passu Collateral Agent, as the case may be, and (ii) the date on which any Insolvency or Liquidation Proceeding is commenced by or against any Grantor. Subject to the provisions of Sections 5.1 and 5.2 above, any of the Revolving Credit Agents, any of the Pari Passu Secured Parties and any of the Subordinated Lien Secured Parties may, to the extent permitted by applicable law, join in any judicial proceedings commenced by the other Person to enforce Liens on the Collateral, provided that no such Revolving Credit Claimholder, Pari Passu Secured Party or Subordinated Lien Secured Party shall interfere with the Enforcement actions of the other with respect to Collateral in which such party or its agent or representative has the benefit of the priority Lien in accordance herewith.
b.If any of the Pari Passu Secured Parties or Subordinated Lien Secured Parties or any of their respective agents or representatives, or any third party pursuant to any Enforcement undertaken by any Pari Passu Secured Parties or Subordinated Lien Secured Parties, as applicable, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises, the Authorized Pari Passu Collateral Agent or Authorized Subordinated Lien Collateral Agent shall promptly notify the Revolving Credit Agents of that fact and the Revolving Credit Agents shall, within 10 Business Days thereafter, notify the Authorized Pari Passu Collateral Agent or the Authorized Subordinated Lien Collateral Agent, as the case may be, and, if applicable, any such third party (at such address to be provided by the Authorized Pari Passu Collateral Agent or Authorized Subordinated Lien Collateral Agent, as applicable, in connection with the applicable Enforcement), as to whether the Revolving Credit Agents desire to exercise access rights under this Agreement, at which time the parties shall confer in good faith to coordinate with respect to the Revolving Credit Agents’ exercise of such access rights. Access rights may apply to differing parcels of Mortgaged Premises at differing times (i.e., the Revolving Credit Agents may obtain possession of one plant at a different time than it obtains possession of other properties), in which case, a differing Access Period may apply to each such property.
c.Upon delivery of notice to the Authorized Pari Passu Collateral Agent and Authorized Subordinated Lien Collateral Agent, as the case may be, as provided in Section 5.3(b), the Access Period shall commence for the subject parcel of Mortgaged Premises. During the Access Period, the Revolving Credit Agents and their respective agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, Pari Passu Priority Collateral for the purpose of arranging for and effecting the sale or disposition of Revolving Credit Priority Collateral, including the production, completion, packaging and other preparation of such Revolving Credit Priority Collateral for sale or disposition. During any such Access Period, the Revolving
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Credit Agents and their respective agents, representatives and designees, may continue to operate, service, maintain, process and sell the Revolving Credit Priority Collateral, as well as to engage in bulk sales of Revolving Credit Priority Collateral. Each Revolving Credit Agent shall take proper care of any Pari Passu Priority Collateral that is used by it during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by it or its agents, representatives or designees and comply with all applicable laws in connection with its use or occupancy of the Pari Passu Priority Collateral. The Revolving Credit Agents and the other Revolving Credit Claimholders shall indemnify and hold harmless the Pari Passu Secured Parties and the Subordinated Lien Secured Parties for any injury or damage to Persons or property caused by the acts or omissions of Persons under the control of, or retained by, any of the Revolving Credit Agents or any other Revolving Credit Claimholders. The Revolving Credit Agents, the Pari Passu Representatives and the Subordinated Lien Representatives shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Authorized Pari Passu Collateral Agent to commence foreclosure of the Pari Passu Mortgages or to show the Pari Passu Priority Collateral to prospective purchasers and to ready the Pari Passu Priority Collateral for sale.
d.If any order or injunction is issued or stay is granted or otherwise comes into force which prohibits the Revolving Credit Agents from exercising any of their rights hereunder, then at the Revolving Credit Agents’ option, the Access Period granted under this Section 5.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 5.3. If the Authorized Pari Passu Collateral Agent shall foreclose or otherwise sell any of the Pari Passu Priority Collateral, such Person will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring such Pari Passu Priority Collateral subject to the terms of this Agreement.
e.The Grantors hereby agree with the Authorized Pari Passu Collateral Agent and any Authorized Subordinated Lien Collateral Agent that the Revolving Credit Agents shall have access, during the Access Period, as described herein and each such Grantor that owns any of the Mortgaged Premises grants a non-exclusive easement in gross over its property to permit the uses by Revolving Credit Agents, contemplated by this Section 5.3. Each Pari Passu Representative consents to such easement.
5.4    Exercise of Remedies – Intellectual Property Rights/Access to Information/Use of Equipment.
a.Each Pari Passu Representative and each Subordinated Lien Representative hereby grants (to the full extent of its rights and interests) to each Revolving Credit Agent and its agents, representatives and designees a royalty free, rent free license and lease to use all of the Pari Passu Priority Collateral (exclusive of Intellectual Property but including any computer or other data processing Equipment), to collect all Accounts or amounts owing under Instruments or Chattel Paper, to copy, use or preserve any and all information relating to any of the Collateral, and to complete the manufacture, packaging and sale of Inventory; provided, however, that the royalty free, rent free license and lease granted in clause (a) with respect to Equipment shall immediately expire upon the sale, lease, transfer or other disposition of such Equipment; provided, further, that the Authorized
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Pari Passu Collateral Agent shall provide the Revolving Credit Agent with at least ten (10) days’ notice prior to such sale, lease, transfer or disposition.
b.Each Pari Passu Representative and each Subordinated Lien Representative hereby grants (to the full extent of its rights and interests) each Revolving Credit Agent and its agents, representatives and designees, solely during the Enforcement Period, (i) a nonexclusive, royalty free, worldwide license or sublicense (subject to the terms of the underlying license) (which will be binding on any successor or assignee of the Intellectual Property) to use all of the Pari Passu Priority Collateral constituting Intellectual Property solely to the extent necessary to collect all Accounts or amounts owing under Instruments or Chattel Paper and to complete the manufacture, packaging and sale of Inventory and (ii) a nonexclusive, royalty free, worldwide license or sublicense (subject to the terms of the underlying license) (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Pari Passu Priority Collateral constituting Intellectual Property in connection with its Enforcement; provided, however, that each Revolving Credit Agent, during the term of the above licenses, shall use any Trademarks of such licensed Intellectual Property solely in connection with (x) goods or services which the Revolving Credit Agents in good faith reasonably believe to be in all material respects of at least the same level of quality offered by, and in a manner in which the Revolving Credit Agents in good faith reasonably believe to be in all material respects consistent with the practices of, the relevant Grantors as of the date of the Enforcement Notice or (y) the disposition of damaged, obsolete or second-quality goods which dispositions the Revolving Credit Agents in good faith reasonably believe will not materially diminish the distinctiveness and quality characteristics associated with such Intellectual Property or the validity thereof (it being understood and agreed that each Revolving Credit Agent and its agents, representatives and designees shall comply in all material respects with all laws pertaining to its use of Intellectual Property described hereunder, including notice requirements).
5.5    Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds. Each Pari Passu Representative, for itself and on behalf of the other Pari Passu Secured Parties, and each Subordinated Lien Representative, on behalf of itself and the other Subordinated Lien Secured Parties, acknowledges and agrees that, to the extent any such Person exercises its rights of set-off against any Grantors’ Deposit Accounts, Securities Accounts or other assets, the amount of such set-off shall be deemed to be the Revolving Credit Priority Collateral to be held and distributed pursuant to Section 6.1; provided that the foregoing shall not apply to any set-off by any such Person against any Pari Passu Priority Collateral (including proceeds thereof and amounts in any Net Cash Proceeds Accounts) to the extent applied to payment of the Pari Passu Secured Obligations. Each Pari Passu Representative, for itself and on behalf of the other Pari Passu Secured Parties and each Subordinated Lien Representative, on behalf of itself and the other Subordinated Lien Secured Parties, agrees that prior to an issuance of an Enforcement Notice all funds deposited under Account Agreements (excluding funds in Net Cash Proceeds Accounts) and then applied to the Revolving Credit Secured Obligations shall be treated as Revolving Credit Priority Collateral and, unless any Revolving Credit Agent has actual knowledge to the contrary, any claim that payments made to any Revolving Credit Agent through the bank accounts that are subject to Account Agreements (other than Account Agreements with respect to Net Cash Proceeds Accounts) are proceeds of or otherwise constitute Pari Passu Priority Collateral, are waived. Prior to an issuance of an Enforcement Notice, any proceeds of Collateral, whether or not
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deposited under Account Agreements, which are used by any Grantor to acquire other property (excluding property held pursuant to an Account Agreement) that is Collateral shall not (as among the Pari Passu Secured Parties and the Revolving Credit Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. After an issuance of an Enforcement Notice, the Pari Passu Secured Parties and the Revolving Credit Claimholders shall cooperate in good faith to identify the proceeds of the Revolving Credit Priority Collateral and the Pari Passu Priority Collateral, as the case may be (it being agreed that after an issuance of an Enforcement Notice, unless any Revolving Credit Agent has actual knowledge to the contrary, all funds deposited under Account Agreements (other than funds deposited in Net Cash Proceeds Accounts) and then applied to the Revolving Credit Secured Obligations shall be presumed to be Revolving Credit Priority Collateral (a presumption that can be rebutted by the Pari Passu Secured Parties); provided, however, that no Pari Passu Secured Party, Revolving Credit Claimholder or Subordinated Lien Secured Party shall be liable or in any way responsible for any claims or damages from conversion of the Revolving Credit Priority Collateral or Pari Passu Priority Collateral, as the case may be (it being understood and agreed that (i) the only obligation of any Revolving Credit Agent or other Revolving Credit Claimholder is to pay over to the Authorized Pari Passu Collateral Agent or the Authorized Subordinated Lien Collateral Agent, as the case may be, in the same form as received, with any necessary endorsements, all proceeds that such Revolving Credit Agent or other Revolving Credit Claimholder received that have been identified as proceeds of the Pari Passu Priority Collateral and, until such time, such proceeds will be held in trust for the Pari Passu Secured Parties or the Subordinated Lien Secured parties, as the case may be, (ii) the only obligation of any Pari Passu Secured Party is to pay over to the Revolving Credit Agents or the Authorized Subordinated Lien Collateral Agent, as the case may be, in the same form as received, with any necessary endorsements, all proceeds that such Pari Passu Secured Party received that have been identified as proceeds of the Revolving Credit Priority Collateral and (iii) the only obligation of any Subordinated Lien Secured Party is to pay over to the Revolving Credit Agents or the Authorized Pari Passu Collateral Agent, as the case may be, in the same form as received, with any necessary endorsements, all proceeds that such Subordinated Lien Secured Party received that have been identified as proceeds of the Revolving Credit Priority Collateral or the Pari Passu Priority Collateral, as the case may be, and, in each case in (i), (ii) and (iii), after both the Discharge of the Revolving Credit Secured Obligations has occurred and the Discharge of Pari Passu Secured Obligations has occurred, then as provided in Section 6.1(d)). Any Revolving Credit Agent, the Authorized Pari Passu Collateral Agent or the Subordinated Lien Collateral Agent, as the case may be, may request from the other an accounting of the identification of the proceeds of Collateral (and the Revolving Credit Agents, the Authorized Pari Passu Collateral Agent or the Subordinated Lien Collateral Agent, as the case may be, upon which such request is made shall deliver such accounting reasonably promptly after such request is made) and, until such time, such proceeds will be held in trust for the Revolving Credit Agents, the Authorized Pari Passu Collateral Agent or the Subordinated Lien Collateral Agent, as applicable.
V.Payments.
6.1    Application of Proceeds.
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a.So long as the Discharge of Revolving Credit Secured Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, all Revolving Credit Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Revolving Credit Priority Collateral upon the exercise of remedies by (x) any of the Revolving Credit Agents or any other Revolving Credit Claimholders, shall be applied by the Revolving Credit Agents to the Revolving Credit Secured Obligations in such order as specified in the relevant Revolving Credit Loan Documents or (y) any of the Pari Passu Representatives, the other Pari Passu Secured Parties, the Subordinated Lien Representatives or the other Subordinated Lien Secured Parties shall be segregated and held in trust for and on behalf of and forthwith paid over to the Revolving Credit Agents for the benefit of the Revolving Credit Claimholders in the same form as received, with any necessary endorsements. Upon the Discharge of Revolving Credit Secured Obligations, the Revolving Credit Agents shall deliver to the Authorized Pari Passu Collateral Agent any Collateral and proceeds of Collateral held by any Revolving Credit Agents in the same form as received, with any necessary endorsements, to be applied by the Authorized Pari Passu Collateral Agent in such order as specified in Section 6.3(a) (subject to the terms of any Pari Passu Loan Documents which may provide for other allocations, with respect to the proportionate share of Collateral applicable to such Series), then pursuant to Section 6.1(d) or as a court of competent jurisdiction may otherwise direct.
b.So long as the Discharge of Pari Passu Secured Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, all Pari Passu Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Pari Passu Priority Collateral upon the exercise of remedies by (x) the Authorized Pari Passu Collateral Agent or any of the Pari Passu Secured Parties, shall be applied by the Authorized Pari Passu Collateral Agent to the Pari Passu Secured Obligations in such order as specified in Section 6.3(a) (subject to the terms of any Pari Passu Loan Documents which may provide for other allocations, with respect to the proportionate share of Collateral applicable to such Series), or (y) any of the Revolving Credit Agents, the other Revolving Credit Claimholders, the Subordinated Lien Representatives or the other Subordinated Lien Secured Parties in accordance with this Agreement shall be segregated and held in trust for and on behalf of and forthwith paid over to the Authorized Pari Passu Collateral Agent for the benefit of the Pari Passu Secured Parties in the same form as received, with any necessary endorsements. Upon the Discharge of Pari Passu Secured Obligations, the Authorized Pari Passu Collateral Agent shall deliver to the Revolving Credit Agents any Collateral and proceeds of Collateral held by the Authorized Pari Passu Collateral Agent in the same form as received, with any necessary endorsements to be applied by the Revolving Credit Agents in such order as specified in the relevant Revolving Credit Loan Documents, then pursuant to Section 6.1(d) or as a court of competent jurisdiction may otherwise direct.
c.Any amounts realized by the Revolving Credit Claimholders from real property interests of German Subsidiaries as provided in Section 2.5 shall be held in trust for and on behalf of and forthwith paid over to the Authorized Pari Passu Collateral Agent in the same form as received, with any necessary endorsements.
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(d)    Upon the Discharge of Pari Passu Secured Obligations and the Discharge of Revolving Credit Secured Obligations, proceeds of Collateral held by the Authorized Pari Passu Collateral Agent or the Revolving Credit Agents shall be (i) delivered to the Authorized Subordinated Lien Collateral Agent to the extent that the Authorized Subordinated Lien Collateral Agent has notified such Person in writing that (x) Subordinated Lien Secured Obligations are then due and payable or (y) the Subordinated Lien Loan Documents require that such proceeds be delivered to the Authorized Subordinated Lien Collateral Agent. If the Authorized Pari Passu Collateral Agent or the Revolving Credit Agents, as the case may be, have not received such notice from the Authorized Subordinated Lien Collateral Agent, such proceeds shall be turned over to the relevant Grantor or as a court of competent jurisdiction may otherwise direct.
6.2    Payments Over in Violation of Agreement. Unless and until both the Discharge of Revolving Credit Secured Obligations and the Discharge of Pari Passu Secured Obligations have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by any Revolving Credit Agent, the Authorized Pari Passu Collateral Agent, the Authorized Subordinated Lien Collateral Agent or any other Claimholder in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust for and on behalf of and forthwith paid over to the Revolving Credit Agents or the Authorized Pari Passu Collateral Agent, as appropriate, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each of the Revolving Credit Agents is hereby authorized to make any such endorsements as agent for the Authorized Pari Passu Collateral Agent and the Authorized Subordinated Lien Collateral Agent, and the Authorized Pari Passu Collateral Agent is hereby authorized to make any such endorsements as agent for the Revolving Credit Agents and the Authorized Subordinated Lien Collateral Agent. Each of the foregoing authorizations is coupled with an interest and is irrevocable until both the Discharge of Revolving Credit Secured Obligations and Discharge of Pari Passu Secured Obligations have occurred.
6.3    Application of Pari Passu Payments Among Pari Passu Secured Parties; Application of Subordinated Lien Payments Among Subordinated Lien Secured Parties.
a.Anything contained herein or in any of the Pari Passu Loan Documents to the contrary notwithstanding (but subject to Section 1.3(a) of this Agreement), if a Pari Passu Event of Default has occurred and is continuing, and the Authorized Pari Passu Collateral Agent is taking action to enforce rights in respect of any Common Pari Passu Collateral, or the Authorized Pari Passu Collateral Agent receives any proceeds of any Common Pari Passu Collateral from any Revolving Credit Claimholder or any Subordinated Lien Secured Party, or any distribution is made in respect of any Common Pari Passu Collateral in any Insolvency or Liquidation Proceeding of any Grantor, or any Pari Passu Secured Party receives any payment with respect to any Common Pari Passu Collateral, in each case to the extent the Pari Passu Secured Parties are entitled to retain such proceeds, distribution or payment under the terms of this Agreement, then the proceeds of any sale, collection or other liquidation of any such Collateral by any Pari Passu Secured Party or received by any Pari Passu Secured Party with respect to such Common Pari Passu Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Pari Passu Secured Obligations are entitled under any agreement (other than this
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Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Pari Passu Collateral Proceeds”), shall be applied as follows:
    FIRST, to the payment of all reasonable costs and expenses incurred by the Pari Passu Collateral Agents or any other Pari Passu Representative in connection with such collection or sale or otherwise in connection with this Agreement, or any other Pari Passu Security Document or any of the Pari Passu Secured Obligations, including all court costs and the reasonable fees and expenses of their agents and legal counsel, the repayment of all advances made by the Pari Passu Collateral Agents or any other Pari Passu Representative, as applicable, hereunder or under any other Pari Passu Security Document on behalf of Grantors and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Pari Passu Security Document;

    SECOND, subject to Section 1.3(a), to the payment of all other Pari Passu Secured Obligations (the amounts so applied to be distributed pro rata among the Pari Passu Secured Parties in accordance with the amounts of the Pari Passu Secured Obligations owed to them on the date of any such distribution); and

    THIRD, after payment in full of all Pari Passu Secured Obligations, (i) if the Discharge of Revolving Credit Secured Obligations has not then occurred, to the Revolving Credit Collateral Agent, (ii) if the Discharge of Revolving Credit Secured Obligations has then occurred but the Discharge of Subordinated Lien Secured Obligations has not then occurred, to the Authorized Subordinated Lien Collateral Agent and (iii) if the Discharge of Revolving Credit Secured Obligations and the Discharge of Subordinated Lien Secured Obligations has each occurred, to the Grantors or their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding the foregoing, with respect to any Common Pari Passu Collateral for which a third party (other than a Pari Passu Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Passu Secured Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Passu Secured Obligations (such third party a “Pari Passu Intervening Creditor”), the value of any Common Collateral or Pari Passu Collateral Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Pari
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Passu Collateral Proceeds to be distributed in respect of the Series of Pari Passu Secured Obligations with respect to which such Impairment exists.

All amounts received by the Authorized Pari Passu Collateral Agent from proceeds of Collateral that do not constitute Common Pari Passu Collateral (and which the Pari Passu Secured Creditors are entitled to retain) will be applied (after deduction of amounts payable under clause FIRST, above) pro rata among the Pari Passu Secured Parties with Pari Passu Secured Obligations secured by a Lien on such Collateral in accordance with the amounts of the Pari Passu Secured Obligations owed to them on the date of any such distribution (subject to adjustments for Pari Passu Intervening Creditor payments as provided above).

b.Anything contained herein or in any of the Subordinated Lien Loan Documents to the contrary notwithstanding (but subject to Section 1.3(b) of this Agreement), if a Subordinated Lien Event of Default has occurred and is continuing, and the Authorized Subordinated Lien Collateral Agent is taking action to enforce rights in respect of any Common Subordinated Lien Collateral, or the Authorized Subordinated Lien Collateral Agent receives any proceeds of any Common Pari Passu Collateral from any Revolving Credit Claimholder or any Pari Passu Secured Party or any distribution is made in respect of any Common Subordinated Lien Collateral in any Insolvency or Liquidation Proceeding of any Grantor, or any Subordinated Lien Secured Party receives any payment with respect to any Common Subordinated Lien Collateral, in each case to the extent the Subordinated Lien Secured Parties are entitled to retain such proceeds, distribution or payment under the terms of this Agreement, then the proceeds of any sale, collection or other liquidation of any such Collateral by any Subordinated Lien Secured Party or received by any Subordinated Lien Representative or any other Subordinated Lien Secured Party with respect to such Common Subordinated Lien Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Subordinated Lien Secured Obligations are entitled under any agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Subordinated Lien Collateral Proceeds”), shall be applied as follows:
    FIRST, to the payment of all reasonable costs and expenses incurred by the Subordinated Lien Collateral Agents or any other Subordinated Lien Representative in connection with such collection or sale or otherwise in connection with this Agreement, or any other Subordinated Lien Security Document or any of the Subordinated Lien Secured Obligations, including all court costs and the reasonable fees and expenses of their agents and legal counsel, the repayment of all advances made by the Subordinated Lien Collateral Agents or any other Subordinated Lien Representative, as applicable, hereunder or under any other Subordinated Lien Security Document on behalf of Grantors and any other
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reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Subordinated Lien Security Document;

    SECOND, subject to Section 1.3(b), to the payment of all other Subordinated Lien Secured Obligations (the amounts so applied to be distributed pro rata among the Subordinated Lien Secured Parties in accordance with the amounts of the Subordinated Lien Secured Obligations owed to them on the date of any such distribution); and

    THIRD, after payment in full of all Subordinated Lien Secured Obligations:

        (i) if such proceeds constitute proceeds of Revolving Credit Priority Collateral, and (A) if the Discharge of Revolving Credit Secured Obligations has not then occurred, to Revolving Credit Collateral Agent, (B) if the Discharge of Revolving Credit Secured Obligations has then occurred but the Discharge of Pari Passu Secured Obligations has not then occurred, to the Authorized Pari Passu Lien Collateral Agent and (C) if the Discharge of Revolving Credit Secured Obligations and the Discharge of Pari Passu Secured Obligations has each occurred, to the Grantors or their successors or assigns, or as a court of competent jurisdiction may otherwise direct; and

        (ii) if such proceeds constitute proceeds of Pari Passu Priority Collateral, and (A) if the Discharge of Pari Passu Secured Obligations has not then occurred, to Authorized Pari Passu Collateral Agent, (B) if the Discharge of Pari Passu Secured Obligations has then occurred but the Discharge of Revolving Credit Secured Obligations has not then occurred, to the Revolving Credit Collateral Agent and (C) if the Discharge of Pari Passu Secured Obligations and the Discharge of Revolving Credit Secured Obligations has each occurred, to the Grantors or their successors or assigns, or as a court of competent jurisdiction may otherwise direct .

Notwithstanding the foregoing, with respect to any Common Subordinated Lien Collateral for which a third party (other than a Subordinated Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Subordinated Lien Secured Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Subordinated Lien Secured Obligations (such third party a “Subordinated Lien Intervening Creditor”), the value of any Common Collateral or
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Subordinated Lien Collateral Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Subordinated Lien Collateral Proceeds to be distributed in respect of the Series of Subordinated Lien Secured Obligations with respect to which such Impairment exists.

All amounts received by the Authorized Subordinated Lien Collateral Agent from proceeds of Collateral that do not constitute Common Subordinated Lien Collateral (and which the Subordinated Lien Creditors are entitled to retain) will be applied (after deduction of amounts payable under clause FIRST, above), pro rata among the Subordinated Lien Secured Parties with Subordinated Lien Secured Obligations secured by a Lien on such Collateral in accordance with the amounts of the Subordinated Lien Secured Obligations owed to them on the date of any such distribution (subject to adjustments for Subordinated Lien Intervening Creditor payments as provided above).
c.Subject to the other terms of this Agreement (i) all payments received by any Revolving Credit Agent or any other Revolving Credit Claimholder may be applied, reversed and reapplied, in whole or in part, to the Revolving Credit Secured Obligations to the extent provided for herein and in the Revolving Credit Loan Documents; and (ii) all payments received by the Authorized Pari Passu Collateral Agent or any Pari Passu Secured Party may be applied, reversed and reapplied, in whole or in part, to the Pari Passu Secured Obligations to the extent provided for herein and in the Pari Passu Loan Documents.
VI.Other Agreements.
7.1    Releases.
a.(i) If in connection with the exercise by any Revolving Credit Agent of remedies in respect of any Revolving Credit Priority Collateral, any Revolving Credit Agent, for itself and/or on behalf of any of the other Revolving Credit Claimholders, releases its Liens on any part of the Revolving Credit Priority Collateral, then the Liens, if any, of the Pari Passu Secured Parties and the Subordinated Lien Secured Parties on the Revolving Credit Primary Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Pari Passu Representatives and the Subordinated Lien Representatives shall promptly execute and deliver to the Revolving Credit Agents such termination statements, releases and other documents as the Revolving Credit Agents may request to effectively confirm such release.
(ii)    If in connection with the exercise by the Authorized Pari Passu Collateral Agent of remedies in respect of any Pari Passu Priority Collateral, the Authorized Pari Passu Collateral Agent, for itself and/or on behalf of any of the other Pari Passu Secured Parties, releases its Liens on any part of the Pari Passu Priority Collateral, then the Liens, if any, of the Revolving Credit Agents, the Subordinated Lien Representatives, and the other Revolving Credit Claimholders, and the Subordinated Lien Secured Parties, on the Pari Passu Priority Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. Each Revolving Credit Agent and each
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Subordinated Lien Representative shall promptly execute and deliver to the Authorized Pari Passu Collateral Agent such termination statements, releases and other documents as the Authorized Pari Passu Collateral Agent may request to effectively confirm such release.
b.If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral or all of the Equity Interests of any Grantor (collectively, a “Disposition”) permitted under the terms of the Revolving Credit Loan Documents, the Pari Passu Loan Documents and the Subordinated Lien Loan Documents, (i) any Revolving Credit Agent, for itself and/or on behalf of any of the other Revolving Credit Claimholders, releases its Liens on any part of the Revolving Credit Priority Collateral subject to such Disposition other than (A) in connection with the Discharge of Revolving Credit Secured Obligations or (B) after the occurrence and during the continuance of a Pari Passu Default, then the Liens, if any, of the Pari Passu Representatives, the Subordinated Lien Collateral Agent, the Pari Passu Secured Parties and the Subordinated Lien Secured Parties on such Collateral subject to Disposition shall be automatically, unconditionally and simultaneously released, and (ii) the Authorized Pari Passu Collateral Agent, for itself and/or on behalf of any of the other Pari Passu Secured Parties, releases its Liens on any part of the Pari Passu Priority Collateral subject to such Disposition other than (A) in connection with the Discharge of Pari Passu Secured Obligations or (B) after the occurrence and during the continuance of a Revolving Credit Default, then the Liens, if any, of the Revolving Credit Agents, the Subordinated Lien Representatives and the other Revolving Credit Claimholders and Subordinated Lien Secured Parties on such Collateral shall be automatically, unconditionally and simultaneously released . Each of the Revolving Credit Agents, for itself and/or on behalf of the other Revolving Credit Claimholders, each Authorized Pari Passu Collateral Agent, for itself and/or on behalf of the Pari Passu Secured Parties, and each Subordinated Lien Representative, for itself and/or on behalf of the Subordinated Lien Secured Parties, as the case may be, shall promptly execute and deliver to the Authorized Pari Passu Collateral Agent or the Revolving Credit Agents, as the case may be, such termination statements, releases and other documents as the Authorized Pari Passu Collateral Agent or the Revolving Credit Agents may request to effectively confirm such release.
c.Until the Discharge of Revolving Credit Secured Obligations shall occur, each Pari Passu Representative, for itself and on behalf of the other Pari Passu Secured Parties, and each Subordinated Lien Representative, for itself and on behalf of the Subordinated Lien Secured Parties, hereby irrevocably constitutes and appoints each Revolving Credit Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Pari Passu Representative, each Subordinated Lien Representative or each such Pari Passu Secured Party or Subordinated Lien Secured Party, whether in such Revolving Credit Agent’s name or, at the option of such Revolving Credit Agent, in each such Pari Passu Representative’s, such Subordinated Lien Representative’s, any Pari Passu Secured Party’s, or any Subordinated Lien Secured Party’s own name, from time to time in such Revolving Credit Agent’s discretion, for the purpose of carrying out the terms of this Section 7.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 7.1, including any endorsements or other instruments of transfer or release.

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d.Until the Discharge of Pari Passu Secured Obligations shall occur, each Revolving Credit Agent, for itself and on behalf of the other Revolving Credit Claimholders, and the Subordinated Lien Representative, for itself and on behalf of the Subordinated Lien Secured Parties, hereby irrevocably constitutes and appoints the Authorized Pari Passu Collateral Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Revolving Credit Agent, the Subordinated Lien Representative or such other Revolving Credit Claimholder or Subordinated Lien Secured Party, whether in the Authorized Pari Passu Collateral Agent’s name or, at the option of the Authorized Pari Passu Collateral Agent, in any Revolving Credit Agent’s, the Subordinated Lien Collateral Agent’s, any other Revolving Credit Claimholder’s or any Subordinated Lien Secured Party’s own name, from time to time in the Authorized Pari Passu Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 7.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 7.1, including any endorsements or other instruments of transfer or release.

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7.2    Insurance.
a.Unless and until the Discharge of Revolving Credit Secured Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Revolving Credit Loan Documents, (i) the Revolving Credit Agents and the other Revolving Credit Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Revolving Credit Priority Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Revolving Credit Priority Collateral, (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Revolving Credit Priority Collateral shall be paid to the Revolving Credit Agents for the benefit of the Revolving Credit Claimholders or as the Revolving Credit Agents may direct pursuant to the terms of the Revolving Credit Loan Documents (including for purposes of cash collateralization of letters of credit and including allowing the Grantors to receive and retain such proceeds) and thereafter, subject to the terms of, and the rights of the Grantors under, the Pari Passu Loan Documents, to the Authorized Pari Passu Collateral Agent for the benefit of the Pari Passu Secured Parties (including for purposes of cash collateralization of letters of credit and including allowing the Grantors to receive and retain such proceeds) and thereafter, to the extent no Pari Passu Secured Obligations are outstanding, and subject to the terms of, and the rights of the Grantors under, the Subordinated Lien Loan Documents, to the Authorized Subordinated Lien Collateral Agent for the benefit of the Subordinated Lien Secured Parties to the extent required under the Subordinated Lien Loan Documents and then, to the extent no Subordinated Lien Secured Obligations which were secured by such Collateral are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct and (iii) if any Pari Passu Secured Party or Subordinated Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Revolving Credit Agents in accordance with the terms of Article VI.
b.Unless and until the Discharge of Pari Passu Secured Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Pari Passu Loan Documents, (i) the Pari Passu Secured Parties shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Pari Passu Priority Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Pari Passu Priority Collateral, (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Pari Passu Priority Collateral shall be paid to the Authorized Pari Passu Collateral Agent for the benefit of the Pari Passu Secured Parties (including for purposes of cash collateralization of letters of credit and including allowing the Grantors to receive and retain such proceeds) and thereafter, subject to the terms of, and the rights of the Grantors under, the Revolving Credit Loan Documents, to the Revolving Credit Agents for the benefit of the Revolving Credit Claimholders or as the Revolving Credit Agents may direct pursuant to the terms of the Revolving Credit Loan Documents (including for purposes of cash collateralization of letters of credit and including allowing the Grantors to receive and retain such proceeds) and thereafter, to the extent no Revolving Credit Secured Obligations are outstanding, and subject to the terms of, and the rights of the Grantors under, the Authorized Subordinated Lien Loan
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Documents, to the Subordinated Lien Collateral Agent for the benefit of the Subordinated Lien Secured Parties to the extent required under the Subordinated Lien Loan Documents and then, to the extent no Subordinated Lien Secured Obligations which were secured by such Collateral are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct and (iii) if any Revolving Credit Claimholder or any Subordinated Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Authorized Pari Passu Collateral Agent in accordance with the terms of Article VI.
c.To effectuate the foregoing, the applicable Revolving Credit Agents, each Pari Passu Collateral Agent and each Subordinated Lien Collateral Agent shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any proceeds are received for business interruption and those proceeds are not compensation for a casualty loss with respect to the Pari Passu Priority Collateral, such proceeds shall first be applied to the payment of the Revolving Credit Secured Obligations, then be applied, to the extent required by the Pari Passu Loan Documents, to the payment of the Pari Passu Secured Obligations and then be applied, to the extent required under the Subordinated Lien Loan Documents, to the payment of the Subordinated Lien Secured Obligations. To the extent any proceeds are received for liability or indemnification and those proceeds are not compensation for a casualty loss with respect to the Pari Passu Priority Collateral, such proceeds shall be applied to compensate or reimburse the Pari Passu Secured Parties, Revolving Credit Claimholders and the Subordinated Lien Secured Parties in accordance with such liability or indemnification claims.
7.3    Amendments to Revolving Credit Loan Documents and Pari Passu Loan Documents; Refinancings; Legending Provisions.
a.The Revolving Credit Security Documents, the Pari Passu Security Documents and the Subordinated Lien Security Documents, as applicable, may be Modified in accordance with the terms of the Revolving Credit Loan Documents, the Pari Passu Loan Documents and the Subordinated Lien Loan Documents, as applicable. in each case, without notice to, or the consent (except to the extent a consent is required to permit such Modification under any Revolving Credit Loan Document, any Pari Passu Loan Document or any Subordinated Lien Loan Document, as applicable) of any Revolving Credit Agent or any other Revolving Credit Claimholder, any Pari Passu Representative or any Pari Passu Secured Party or any Subordinated Lien Representative or any Subordinated Lien Secured Party, as the case may be, all without affecting the lien priorities provided for herein or the other provisions of this Agreement.
b.(i) In the event each Revolving Credit Agent enters into (or otherwise agrees or consents to) any Modification in respect of any of the Revolving Credit Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Revolving Credit Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Revolving Credit Priority Collateral, then
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such Modification shall apply automatically to any comparable provision of the Comparable Pari Passu Security Document and the Comparable Subordinated Lien Security Document without the consent of or action by any Pari Passu Representative or any Pari Passu Secured Party or any Subordinated Lien Representative or any Subordinated Lien Secured Party, as the case may be (with all such Modifications subject to the terms hereof); provided that, (A) no such Modification shall have the effect of removing assets subject to the Lien of any Pari Passu Security Document or Subordinated Lien Security Document, except to the extent that a release of such Lien is permitted by Section 7.1, (B) any such Modification that materially and adversely affects the rights of any of the Pari Passu Secured Parties or the Subordinated Lien Secured Parties and does not affect the Revolving Credit Claimholders in a like or similar manner shall not apply to the Pari Passu Security Documents or Subordinated Lien Security Documents, as the case may be, without the consent of the Pari Passu Representatives or the Subordinated Lien Representatives, as the case may be, (C) no such Modification with respect to any provision applicable to the Pari Passu Representative under any Pari Passu Loan Documents shall be made without the prior written consent of such Pari Passu Representative, (D) no such Modification with respect to any provision applicable to any Subordinated Lien Representative under any Subordinated Lien Loan Documents shall be made without the prior written consent of such Subordinated Lien Representative and (E) notice of such Modification shall be given to each Pari Passu Representative and each Subordinated Lien Representative no later than 30 days after its effectiveness (provided that the failure to give such notice shall not affect the effectiveness and validity thereof)
(ii)    In the event each Pari Passu Representative enters into (or otherwise agrees or consents to) any Modification in respect of any of the Pari Passu Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Pari Passu Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Pari Passu Priority Collateral, then such Modification shall apply automatically to any comparable provision of the Comparable Revolving Credit Security Document and the Comparable Subordinated Lien Security Document without the consent of or action by any Revolving Credit Agent or any other Revolving Credit Claimholder or the Subordinated Lien Representative or any Subordinated Lien Secured Party, as the case may be (with all such Modifications subject to the terms hereof); provided that, (A) no such a Modification shall have the effect of removing assets subject to the Lien of any Revolving Credit Security Document or any Subordinated lien Security Document, except to the extent that a release of such Lien is permitted by Section 7.1, (B) any such Modification that materially and adversely affects the rights of any of the Revolving Credit Claimholders or the Subordinated Lien Secured Parties and does not affect the Pari Passu Secured Parties in a like or similar manner shall not apply to the Revolving Credit Security Documents or Subordinated Lien Security Documents, as the case may be, without the consent of the Revolving Credit Agents or the Subordinated Lien Representatives, as the case may be, (C) no such Modification with respect to any provision applicable to any Revolving Credit Agent under any Revolving Credit Documents shall be made without the prior written consent of such Revolving Credit Agent and (D) no such Modification with respect to any provision applicable to any Subordinated Lien Representative under any Subordinated Lien Loan Documents shall be made without the prior written consent of such Subordinated Lien Representative and (E) notice of such Modification shall be given to the Revolving Credit
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Agents and each Subordinated Lien Representative no later than 30 days after its effectiveness (provided that the failure to give such notice shall not affect the effectiveness and validity thereof)
c.The Revolving Credit Secured Obligations, the Pari Passu Secured Obligations and the Subordinated Lien Secured Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit such Refinancing transaction under any Revolving Credit Loan Document, any Pari Passu Loan Document or the Subordinated Lien Loan Documents) of any Revolving Credit Claimholder, Pari Passu Secured Party or any Subordinated Lien Secured Party, as the case may be, all without affecting the lien priorities provided for herein or the other provisions of this Agreement; provided, however, that the holders of such Refinancing indebtedness (or an authorized agent or trustee on their behalf which shall be a Secured Debt Representative in the case of any such Refinancing Indebtedness which constitutes Pari Passu Debt or Subordinated Lien Debt and a Revolving Credit Agent (if applicable) in the case of any Refinancing Indebtedness which constitutes Revolving Credit Secured Obligations) and each relevant Grantor bind themselves to this Agreement through the execution and delivery of an Intercreditor Joinder Agreement and such other documents or agreements (including amendments or supplements to this Agreement) as the Revolving Credit Agents or any Pari Passu Representative, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Revolving Credit Agents and its Pari Passu Representatives, as the case may be, and any such Refinancing transaction shall be in accordance with the provisions of the Revolving Credit Loan Documents, the Pari Passu Loan Documents and the Subordinated Lien Loan Documents.
d.Each Revolving Credit Security Document, Pari Passu Security Document and Subordinated Lien Security Document shall include the following language (or language to similar effect approved by each of the Revolving Credit Agents and each Pari Passu Representative, such approval not to be unreasonably withheld or delayed):
“NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO [COLLATERAL AGENT OR OTHER PERSON, AS APPLICABLE] FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY [COLLATERAL AGENT OR OTHER PERSON, AS APPLICABLE] HEREUNDER ARE SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 17, 2010 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG NOVELIS INC., NOVELIS CORPORATION, NOVELIS CAST HOUSE TECHNOLOGY LTD., 4260848 CANADA INC., 4260856 CANADA INC., NOVELIS NO. 1 LIMITED PARTNERSHIP, NOVELIS CORPORATION, NOVELIS PAE CORPORATION, NOVELIS BRAND LLC, NOVELIS SOUTH AMERICA HOLDINGS LLC, ALUMINUM UPSTREAM HOLDINGS LLC, NOVELIS EUROPE HOLDINGS LIMITED, NOVELIS UK LTD., NOVELIS SERVICES
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LIMITED., NOVELIS DEUTSCHLAND GMBH, NOVELIS AG, NOVELIS SWITZERLAND SA, NOVELIS TECHNOLOGY AG, NOVELIS ALUMINUM HOLDING COMPANY, NOVELIS DO BRASIL LTDA., NOVELIS LUXEMBOURG S.A., NOVELIS PAE, NOVELIS MADEIRA UNIPESSOAL, LDA, AV METALS INC. (“HOLDINGS”), THE OTHER SUBSIDIARIES OF HOLDINGS FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT FOR THE REVOLVING CREDIT LENDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), BANK OF AMERICA, N.A., AS COLLATERAL AGENT FOR THE REVOLVING CREDIT CLAIMHOLDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT FOR THE TERM LOAN LENDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), Bank of America, N.A., AS COLLATERAL AGENT FOR THE TERM LOAN SECURED PARTIES (AS DEFINED IN THE INTERCREDITOR AGREEMENT), AND CERTAIN OTHER PERSONS WHICH MAY BE OR BECOME PARTIES THERETO OR BECOME BOUND THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
In addition, each of the Revolving Credit Agents and the Pari Passu Representatives agree that the foregoing language shall be modified as necessary or advisable or reasonably requested by the Borrower (subject to the consent of the Revolving Credit Agents and the Pari Passu Representatives not to be unreasonably withheld or delayed), the Pari Passu Representatives (subject to the consent of the Revolving Credit Agents not to be unreasonably withheld or delayed) or the Revolving Credit Agents (subject to the consent of the Pari Passu Representatives not to be unreasonably withheld or delayed)to conform to the requirements of any applicable jurisdiction.
7.4    Bailee or Agency for Perfection.
a.Each Revolving Credit Agent and the Authorized Pari Passu Collateral Agent, respectively, agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or the PPSA or under the law of any other applicable jurisdiction outside of the United States (such Collateral being the “Pledged Collateral”), as sub-agent and as bailee for the Authorized Pari Passu Collateral Agent and the other Pari Passu Collateral Agents (for the benefit of the Pari Passu Secured Parties) and the Revolving Credit Agents (for the benefit of the Revolving Credit Claimholders), respectively, and for the Authorized Subordinated Lien Collateral Agent and the other Subordinated Lien Collateral Agents (for the benefit of the Subordinated Lien Secured Parties) (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any of their respective assignees,
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solely for the purpose of perfecting the security interest granted under the Pari Passu Loan Documents and the Revolving Credit Loan Documents, respectively, and the Subordinated Lien Loan Documents, respectively, subject to the terms and conditions of this Section 7.4. To the extent a junior pledge of or junior lien on any Pari Passu Priority Collateral is prohibited or unenforceable under the law of any applicable jurisdiction outside of the United States, the Authorized Pari Passu Collateral Agent may, in its sole discretion, elect to hold any such Pari Passu Priority Collateral, as sub-agent for the Revolving Credit Agents, for the benefit of the Revolving Lien Claimholders, and for the Subordinated Lien Collateral Agents (for the benefit of the Subordinated Lien Secured Parties), solely for the purpose of the creation and/or perfection of Liens in such Pari Passu Priority Collateral to secure the Revolving Credit Secured Obligations and the Subordinated Lien Secured Obligations, and subject to the terms and conditions of this Section 7.4, it being expressly understood and agreed that the claims of the Revolving Credit Claimholders and the Subordinated Lien Secured Parties in respect of such Pari Passu Priority Collateral shall be subordinated to the claims of the Senior Secured Parties in respect of such Pari Passu Priority Collateral on the same basis as the Liens on the other Pari Passu Priority Collateral securing any Revolving Credit Secured Obligations or Subordinated Lien Secured Obligations, respectively, are subordinated to the Liens on such other Pari Passu Priority Collateral securing any Pari Passu Secured Obligations, and nothing in this Section 7.4 shall affect the status of such Collateral as Pari Passu Priority Collateral.
In addition, the Authorized Pari Passu Collateral Agent is hereby appointed by the Revolving Credit Agent and by the Subordinated Lien Representatives as agent for the benefit of the Revolving Credit Claimholders and the Subordinated Lien Secured Parties, respectively, for the purpose of holding the Collateral subject to the Italian Pledge Agreements, the Korea Share Pledge Agreements, Swiss Stock and IP Agreements, the Security Transfer Agreement, the German Pari Passu Non-Accessory Security Documents and any other Security Document that grants a Lien on Pari Passu Primary Collateral in favor of a Pari Passu Collateral Agent to secure any Revolving Credit Secured Obligations or Subordinated Lien Secured Obligations, on behalf of the Pari Passu Secured Parties, the Revolving Credit Claimholders and the Subordinated Lien Secured Parties (but only, in case of the Revolving Credit Secured Parties and the Subordinated Lien Secured Parties, to the extent the grant in such Collateral secures the related Revolving Credit Secured Obligations or Subordinated Lien Secured Obligations, as the case may be), it being understood that the Collateral subject to the Italian Pledge Agreements, the Korea Share Pledge Agreements, the Swiss Stock and IP Agreements, the Security Transfer Agreement and the German Pari Passu Non-Accessory Security Documents constitutes Pari Passu Priority Collateral.
In the event the Authorized Pari Passu Collateral Agent becomes subject to liability, or suffers any costs, damages or expenses as a result of acting in any such capacity for the Revolving Credit Agents or Revolving Credit Claimholders or for the Subordinated Lien Representatives or the Subordinated Lien Secured Parties, (i)  the Grantors shall pay, reimburse, indemnify and hold harmless the Authorized Pari Passu Collateral Agent for any such liabilities, costs, damages or expenses subject to any limitations contained in the Pari Passu Security Document to the extent applicable and (ii) in the event the Grantors fail to so pay, reimburse, indemnify and hold harmless the Authorized Pari Passu Collateral Agent, the Revolving Credit Claimholders or the Subordinated Lien Secured Parties, as the case may be, shall pay, reimburse, indemnify and hold harmless the Authorized Pari Passu Collateral Agent for any such liabilities, costs, damages or
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expenses suffered by the Authorized Pari Passu Collateral Agent as a result of acting in such capacity for the benefit of such Persons.
To the extent a junior pledge of or junior lien on any Revolving Credit Priority Collateral is prohibited or unenforceable under the law of any applicable jurisdiction outside of the United States, any applicable Revolving Credit Agent may, in its sole discretion, hold any such Revolving Credit Priority Collateral, as sub-agent for the Pari Passu Secured Parties and the Subordinated Lien Secured Parties solely for the purpose of the creation and/or perfection of Liens in such Revolving Credit Priority Collateral to secure the Pari Passu Secured Obligations and the Subordinated Lien Secured Obligations, and subject to the terms and conditions of this Section 7.4, it being expressly understood and agreed that the claims of the Pari Passu Secured Parties and the Subordinated Lien Secured Parties in respect of such Pledged Collateral shall be subordinated to the claims of the Revolving Credit Claimholders in respect of such Revolving Credit Priority Collateral on the same basis as the Liens on the other Revolving Credit Priority Collateral securing any Pari Passu Secured Obligations or any Subordinated Lien Secured Obligations, as the case may be, are subordinated to the Liens on such other Revolving Credit Priority Collateral securing any Revolving Obligations, and nothing in this Section 7.4 shall affect the status of such Collateral as Revolving Credit Priority Collateral.
In addition, the Revolving Credit Collateral Agent is hereby appointed by the Pari Passu Representatives and the Subordinated Lien Representatives as agent for the benefit of the Pari Passu Secured Parties and the Subordinated Lien Secured Parties, respectively, for the purpose of holding the Collateral subject to the Swiss Security Agreement, the German Revolving Credit Non-Accessory Security Documents, the Madeira Assignment of Credits Agreement and any other Security Document that grants, in favor of the Revolving Credit Collateral Agent to secure any Pari Passu Secured Obligations or Subordinated Lien Secured Obligations on behalf of the Revolving Credit Claimholders, the Pari Passu Secured Parties and the Subordinated Lien Secured Parties (but only, in case of the Pari Passu Secured Parties and the Subordinated Lien Secured Parties, to the extent the grant in such Collateral secures the related Pari Passu Secured Obligations or Subordinated Lien Secured Obligations, as the case may be), it being understood that the Collateral subject to the Swiss Security Agreement, the German Revolving Credit Non-Accessory Security Documents and the Madeira Assignment of Credits constitutes Revolving Credit Priority Collateral.
In the event any Revolving Credit Agent becomes subject to liability, or suffers any costs, damages or expenses as a result of acting in any such capacity for the Pari Passu Secured Parties or for the Subordinated Lien Secured Parties, (i)  the Grantors shall pay, reimburse, indemnify and hold harmless the Revolving Credit Agents for any such liabilities, costs, damages or expenses subject to the limitations set forth in the Revolving Credit Agreement to the extent applicable and (ii) in the event the Grantors fail to so pay, reimburse, indemnify and hold harmless the Revolving Credit Agents, the Pari Passu Secured Parties and the Subordinated Lien Secured Parties, as the case may be, shall pay, reimburse, indemnify and hold harmless the Revolving Credit Agents for any such liabilities, costs, damages or expenses suffered by any Revolving Credit Agent as a result of acting in such capacity for the benefit of such Persons.
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b.No Person shall have any obligation whatsoever to any other Person to ensure that the Pledged Collateral (or any other Collateral held by any Pari Passu Collateral Agent for the Revolving Credit Secured Parties or the Subordinated Lien Secured Parties, or by the Revolving Credit Agents for the Pari Passu Lien Secured Parties or the Subordinated Lien Secured Parties) is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 7.4. The duties or responsibilities under this Section 7.4 shall be limited solely to holding the Pledged Collateral (or such other Collateral held as provided in clause (a) above) as sub-agent and/or bailee, as applicable, in accordance with this Section 7.4 and delivering the Pledged Collateral upon a Discharge of Revolving Credit Secured Obligations or Discharge of Pari Passu Collateral Secured Obligations, as the case may be, as provided in paragraph (d) below.
c.No Person acting pursuant to this Section 7.4 shall have by reason of the Revolving Credit Loan Documents, the Pari Passu Loan Documents, the Subordinated Lien Loan Documents, this Agreement or any other document, a fiduciary relationship with any other Person with respect to such acts.
d.Upon the Discharge of Revolving Credit Secured Obligations the Revolving Credit Agents shall deliver the remaining Pledged Collateral (if any) in their possession or control (or in the possession or control of their agents), together with any necessary endorsements, first, to the Authorized Pari Passu Collateral Agent to the extent the Pari Passu Secured Obligations which are secured by such Pledged Collateral remain outstanding, second to the Authorized Subordinated Lien Collateral Agent to the extent the Subordinated Lien Secured Obligations which are secured by such Pledged Collateral remain outstanding and third, to the applicable Grantor (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). Each Revolving Credit Agent further agrees to take all other action reasonably requested by the Authorized Pari Passu Collateral Agent or Authorized Subordinated Lien Collateral Agent, as the case may be, in connection with the Authorized Pari Passu Collateral Agent or Authorized Subordinated Lien Collateral Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.
e.Upon the Discharge of the Pari Passu Secured Obligations, the Authorized Pari Passu Collateral Agent shall deliver the remaining Pledged Collateral (if any) in its possession or control (or in the possession or control of its agents), together with any necessary endorsements, first, to the Revolving Credit Agents to the extent any Revolving Credit Secured Obligations which are secured by such Pledged Collateral remain outstanding, second to the Authorized Subordinated Lien Collateral Agent to the extent the Subordinated Lien Secured Obligations which are secured by such Pledged Collateral remain outstanding and third, to the applicable Grantor (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Authorized Pari Passu Collateral Agent further agrees to take all other action reasonably requested by any Revolving Credit Agent or Authorized Subordinated Lien Collateral Agent, as the case may be, in connection with such Revolving Credit Agent or Subordinated Lien Collateral Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.
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f.Subject to the terms of this Agreement, (i) so long as the Discharge of Revolving Credit Secured Obligations has not occurred, each Revolving Credit Agent shall be entitled to deal with any Pledged Collateral and any other Collateral within its “control” (within the meaning of the UCC) in accordance with the terms of this Agreement and the Revolving Credit Loan Documents, but only to the extent that such Collateral constitutes Revolving Credit Priority Collateral, as if the Liens (if any) of the Pari Passu Representatives and Subordinated Lien Representatives did not exist and (ii) so long as the Discharge of Pari Passu Secured Obligations has not occurred, the Authorized Pari Passu Collateral Agent shall be entitled to deal with any Pledged Collateral and any other Collateral within its “control” (within the meaning of the UCC) in accordance with the terms of this Agreement and the Pari Passu Loan Documents, but only to the extent that such Collateral constitutes Pari Passu Priority Collateral, as if the Liens of the Revolving Credit Agents and Subordinated Lien Representatives did not exist.
7.5    Additional Secured Debt.
(a)    The Parent Borrower will be permitted to designate additional Revolving Credit Secured Obligations, Pari Passu Secured Obligations or Subordinated Lien Secured Obligations, as the case may be, incurred by any Grantor after the date of this Agreement permitted by the terms of all applicable Revolving Credit Loan Documents, Pari Passu Loan Documents or Subordinated Lien Loan Documents (collectively, the “Secured Debt Loan Documents”). The Borrower may effect such designation by delivering to each Revolving Credit Agent, each Pari Passu Representative and each Subordinated Lien Representative an Additional Secured Debt Designation stating that:
(i)    such Grantor intends to incur additional secured debt (“Additional Secured Debt”) which will be one of the following: (x) Revolving Credit Secured Obligations permitted by each applicable Secured Debt Loan Document to be secured by the Collateral, including Liens on the Revolving Credit Priority Collateral entitled to priority over the Liens securing the Pari Passu Secured Obligations and the Subordinated Lien Secured Obligations (provided, there may only be one series of Revolving Credit Secured Obligations outstanding at any time), (y) Pari Passu Debt permitted by each applicable Secured Debt Loan Document to be secured by the Collateral (to the extent provided in the documentation for such Additional Secured Debt), including a Lien on the Pari Passu Priority Collateral (to the extent provided in the documentation for such Additional Secured Debt) entitled to priority over the Liens securing the Revolving Credit Secured Obligations and the Subordinated Lien Secured Obligations (Equally and Ratably with all previously existing and future Pari Passu Debt); it being acknowledged that Revolving Credit Secured Obligations may be Refinanced as Pari Passu Secured Obligations if so designated pursuant to this Section 7.5, and (z) Subordinated Lien Debt permitted by each applicable Secured Debt Loan Document to be secured by the Collateral (to the extent provided in the documentation for such Additional Secured Debt), subject to the senior Liens securing the Revolving Credit Secured Obligations and the Pari Passu Secured Obligations (Equally and Ratably with all previously existing and future Subordinated Lien Debt);
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(ii)    specifying the name and address of the Revolving Credit Agent or Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 11.9; and
(iii)    attaching complete copies (or substantially final drafts) of the material operative agreements constituting Revolving Credit Loan Documents, Pari Passu Loan Documents or Subordinated Lien Loan Documents, as the case may be, relating to such Additional Secured Debt.
Although the Parent Borrower shall be required to deliver a copy of each Additional Secured Debt Designation to each then existing Revolving Credit Agent and Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt Designation to any then existing Revolving Credit Agents and Secured Debt Representatives shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 7.5 are complied with. Each Revolving Credit Agent and Secured Debt Representative shall have the right to request that the Parent Borrower provide a legal opinion (in form and substance customary in the jurisdiction(s) covered by such opinions at such time, and subject to customary qualifications and assumptions, which opinion may be a copy of a legal opinion of counsel provided to the holders of Additional Secured Debt or their Secured Debt Representatives) as to the Additional Secured Debt being secured by a valid and perfected security interest (which legal opinion may be provided by internal counsel to the extent the holders of Additional Secured Debt or their Secured Debt Representatives relied on an opinion of internal counsel on such matters); provided, however, that such legal opinion or opinions need not address any collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of the Parent Borrower. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Grantor to incur additional Indebtedness or Liens if prohibited by the terms of any applicable Secured Debt Loan Documents or the Revolving Credit Loan Documents.
Each Revolving Credit Agent and Secured Debt Representative shall have the right to request that the Grantors (i) reaffirm, amend and/or re-execute any of the then-existing Security Documents (and do all acts and execute all documents required or advisable in connection therewith) to the extent such reaffirmation, amendment and/or re-execution is required or advisable to maintain the validity, enforceability, perfection and, to the extent possible, priority of the Liens granted thereunder and/or (ii) to the extent required or advisable, execute any additional Security Document (and do all acts and execute all documents required or advisable in connection therewith) to establish the validity, enforceability, perfection and, to the extent possible, priority of new Lien(s) over the Collateral.

The Security Documents creating or evidencing the Liens securing the Revolving Credit Secured Obligations, the Pari Passu Secured Obligations and the Subordinated Lien Secured Obligations shall comply with Sections 2.4 and 7.5(d).

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(b)    No Revolving Credit Claimholder under any Additional Secured Debt shall be entitled to the benefits of this Intercreditor Agreement unless the Revolving Credit Agent, acting on its behalf and pursuant to the authority provided in the Revolving Credit Loan Documents governing the terms of the related Revolving Credit Secured Obligations signs an Intercreditor Joinder Agreement and delivers the same to each Secured Debt Representative existing at the time such Additional Secured Debt is incurred.
(c)     No Pari Passu Secured Party shall be entitled to the benefits of this Intercreditor Agreement unless the Pari Passu Representative, acting on its behalf and pursuant to the authority provided in the Loan Documents governing the terms of the related Pari Passu Secured Obligations signs an Intercreditor Joinder Agreement and delivers the same to each Revolving Credit Agent and each Secured Debt Representative existing at the time such Additional Secured Debt is incurred.
        (d)     The Security Documents creating or evidencing the Liens securing the Revolving Credit Secured Obligations, the Pari Passu Secured Obligation and the Subordinated Lien Secured Obligations in relation to any Additional Secured Debt shall be in all material respects substantially the same forms of documents other than with respect to the first lien, second lien or third lien nature of the Obligations thereunder and except (i) to the extent that the creditors who have the direct benefit of such agreements or documents agree that such documents and agreements may grant Liens in less than all the Collateral and/or are less restrictive on the Grantors (or provide fewer rights or remedies to the secured party) than the forms of documents and agreements on the date hereof (and the satisfaction of such requirement will be conclusively established if the Parent Borrower delivers to each Secured Debt Representative and the Revolving Credit Agents an officers’ certificate certifying that the Parent Borrower has determined in good faith that such Pari Passu Documents satisfy the foregoing requirements unless any Senior Secured Debt Representative or any Revolving Credit Agent notifies the Borrower within five Business Days that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), (ii) the representations and covenants relating to Revolving Credit Priority Collateral contained in the Revolving Credit Loan Documents may be more restrictive that those contained in the Pari Passu Loan Documents and (iii) the representations and covenants relating to Pari Passu Secured Obligations contained in the Pari Passu Loan Documents may be more restrictive that those contained in the Revolving Credit Loan Documents. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Grantor to incur additional Indebtedness or Liens if prohibited by the terms of any applicable Secured Debt Loan Documents.
7.6    When Discharge of Revolving Credit Secured Obligations or Pari Passu Secured Obligations Deemed to Not Have Occurred.
a.If concurrently with the Discharge of Revolving Credit Secured Obligations, any of the Grantors thereafter enters into any Refinancing of any Revolving Credit Secured Obligations designated to constitute Revolving Credit Secured Obligations pursuant to Section 7.5, which Refinancing is permitted by the Pari Passu Loan Documents and the Subordinated Lien Loan
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Documents, then such Discharge of Revolving Credit Secured Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Revolving Credit Secured Obligations) and, from and after the date the Parent Borrower and the new Revolving Credit Agent each complies with the requirements set forth in Section 7.5 with respect to such Revolving Credit Secured Obligations, the obligations under such Refinancing shall automatically be treated as Revolving Credit Secured Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Revolving Credit Agents under such new Revolving Credit Loan Documents shall be the Revolving Credit Agents for all purposes of this Agreement. Upon receipt of an Additional Secured Debt Designation stating that the applicable Grantors have entered into new Revolving Credit Loan Documents, such new Revolving Credit Agents, each Pari Passu Representative and each Subordinated Lien Representative shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such Grantors or such new Revolving Credit Agents shall reasonably request in order to provide to the new Revolving Credit Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver, to the extent contemplated by this Agreement, to such new Revolving Credit Agent any Pledged Collateral in its possession or control, together with any necessary endorsements (or otherwise allow such new Revolving Credit Agent to obtain possession or control of such Pledged Collateral) (for the avoidance of doubt, it being expressly understood and agreed that nothing in this clause (b) shall require the Pari Passu Collateral Agent to deliver or otherwise allow any new Revolving Credit Agent to obtain possession or control of Pledged Collateral constituting Pari Passu Priority Collateral).
b.If concurrently with the Discharge of Pari Passu Secured Obligations, any of the Grantors thereafter enters into any Refinancing of any Pari Passu Secured Obligations, which Refinancing is permitted by the Revolving Credit Loan Documents and the Subordinated Lien Loan Documents, then such Discharge of Pari Passu Secured Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Pari Passu Secured Obligations) and, from and after the date the Parent Borrower and the new Pari Passu Representative complies with the requirements set forth in Section 7.5 with respect to such Pari Passu Secured Obligations, the obligations under such Refinancing shall automatically be treated as Pari Passu Secured Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein. Upon receipt of an Additional Secured Debt Designation stating that the applicable Grantors have entered into new Pari Passu Loan Documents, each other Pari Passu Representative, each Revolving Credit Agent and each Subordinated Lien Representative shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such Grantors or such Pari Passu Collateral Agent shall reasonably request in order to provide to such Pari Passu Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver, to the extent contemplated by this Agreement, to such Pari Passu Collateral Agent any Pledged Collateral in its possession or control, together with any necessary endorsements (or otherwise allow such Pari Passu Collateral Agent to obtain possession or control of such Pledged Collateral) (for the avoidance of doubt, it being expressly understood and agreed that nothing in this clause (b) shall require the
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Revolving Credit Agents to deliver or otherwise allow such Pari Passu Collateral Agent to obtain possession or control of Pledged Collateral constituting Revolving Credit Priority Collateral).
VII.Insolvency or Liquidation Proceedings.
8.1    Finance and Sale Issues.
a.If any Grantor becomes subject to any Insolvency or Liquidation Proceeding at any time prior to the Discharge of Revolving Credit Secured Obligations, and if any Revolving Credit Agent or any of the other Revolving Credit Claimholders desire to consent (or does not object) to the use of cash collateral that constitutes Revolving Credit Priority Collateral under the Bankruptcy Code or to the provision of financing to any Grantor under the Bankruptcy Code or to consent (or does not object) to the provision of such financing to any Grantor by any third party (any such financing, “Revolving Credit DIP Financing”), which Revolving Credit DIP Financing shall be secured by the Revolving Credit Priority Collateral, then each Pari Passu Representative and each Subordinated Lien Representative agrees, on behalf of itself and the other Pari Passu Secured Parties and Subordinated Lien Secured Parties, respectively, that so long as (1) the Pari Passu Representatives and the Subordinated Lien Representatives, as the case may be, retains the Liens on the Collateral to secure the Pari Passu Secured Obligations and the Subordinated Lien Secured Obligations, respectively (in each case, including proceeds thereof arising after the commencement of any such Insolvency or Liquidation Proceeding), and, as to the Lien on the Pari Passu Primary Collateral securing the Pari Passu Secured Obligations only, such Lien has the same priority as existed prior to the commencement of such Insolvency or Liquidation Proceeding and any Lien securing such Revolving Credit DIP Financing is junior and subordinate to the Lien securing the Pari Passu Secured Obligations on the Pari Passu Priority Collateral, (2) all Liens on Revolving Credit Priority Collateral securing any such Revolving Credit DIP Financing shall be senior to or on a parity with the Liens securing the Revolving Credit Secured Obligations on such Revolving Credit Priority Collateral and (3) if the Revolving Credit Agents receive a replacement or adequate protection Lien on post-petition assets of any Grantor that constitute Pari Passu Priority Collateral (the “Pari Passu Post-Petition Assets”) to secure the Revolving Credit Secured Obligations, (x) such replacement or adequate protection Lien on such Pari Passu Post-Petition Assets is junior and subordinate to the Lien on the Pari Passu Post-Petition Assets securing the Pari Passu Secured Obligations (but may be senior to the Lien securing the Subordinated Lien Secured Obligations) and (y) the Pari Passu Representatives and the Subordinated Lien Representatives also receive a replacement or adequate protection Lien on such Pari Passu Post-Petition Assets to secure the Pari Passu Secured Obligations and the Subordinated Lien Secured Obligations, respectively, the Pari Passu Representatives, on behalf of itself and each Pari Passu Secured Party, and each Subordinated Lien Representatives, on behalf of itself and each Subordinated Lien Secured Party:
(1)    will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such Revolving Credit DIP Financing,
(2)    will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such Revolving Credit DIP Financing except as set forth in Section 8.3 below, and
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(3)    will subordinate (and will be deemed hereunder to have subordinated) the Lien securing the Pari Passu Secured Obligations and the Lien securing the Subordinated Lien Secured Obligations, respectively, on the Revolving Credit Priority Collateral (i) to such Revolving Credit DIP Financing on the same terms as the Lien securing the Revolving Credit Secured Obligations (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the Revolving Credit Claimholders on the same terms as the Lien securing the Revolving Credit Secured Obligations (and such subordination will not alter in any manner the terms of this Agreement) and (iii) to any “carve-out,” including for debtor's professionals, agreed to by the Revolving Credit Representative or the other Revolving Credit Claimholders.
b.If any Grantor becomes subject to any Insolvency or Liquidation Proceeding at any time prior to the Discharge of Pari Passu Secured Obligations, and if any Pari Passu Representative or any of the other Pari Passu Secured Parties desire to consent (or not object) to the use of cash collateral that constitutes Pari Passu Priority Collateral under the Bankruptcy Code or to provide financing to any Grantor under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Grantor by any third party (any such financing, “Pari Passu DIP Financing”), which Pari Passu DIP Financing shall be secured by the Pari Passu Priority Collateral, then each of the Revolving Credit Agents agrees, on behalf of the Revolving Credit Claimholders, and each Subordinated Lien Representative agrees, on behalf of itself and the other Subordinated Lien Secured Parties, respectively, that so long as (1) the Revolving Credit Agent and the Subordinated Lien Representatives, as the case may be, retains the Liens on the Collateral to secure the Revolving Credit Secured Obligations and the Subordinated Lien Secured Obligations, respectively (in each case, including proceeds thereof arising after the commencement of any such Insolvency or Liquidation Proceeding), and, as to the Lien on the Revolving Credit Primary Collateral securing the Revolving Credit Secured Obligations only, such Lien has the same priority as existed prior to the commencement of such Insolvency or Liquidation Proceeding and any Lien securing such Pari Passu DIP Financing is junior and subordinate to the Lien securing the Revolving Credit Secured Obligations on the Revolving Credit Priority Collateral, (2) all Liens on Pari Passu Priority Collateral securing any such Pari Passu DIP Financing shall be senior to or on a parity with the Liens securing the Pari Passu Secured Obligations on such Pari Passu Priority Collateral and (3) if the Pari Passu Representatives receive a replacement or adequate protection Lien on post-petition assets of any Grantor that constitute Revolving Credit Priority Collateral (the “Revolving Credit Lien Post-Petition Assets”) to secure the Pari Passu Secured Obligations, (x) such replacement or adequate protection Lien on such Revolving Credit Lien Post-Petition Assets is junior and subordinate to the Lien on the Revolving Credit Lien Post-Petition Assets securing the Revolving Credit Secured Obligations (but may be senior to the Lien securing the Subordinated Lien Secured Obligations) and (y) the Revolving Credit Agents and Subordinated Lien Representatives also receives a replacement or adequate protection Lien on such Revolving Credit Lien Post-Petition Assets to secure the Revolving Credit Secured Obligations and the Subordinated Lien Secured Obligations, respectively, the Revolving Credit Agents, on behalf of itself and each Revolving Credit Secured Party, and each Subordinated Lien Representative, on behalf of itself and each Subordinated Lien Secured Party:

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(1)    will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such Pari Passu DIP Financing,
(2)    will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such Pari Passu DIP Financing except as set forth in Section 8.3 below, and
(3)    will subordinate (and will be deemed hereunder to have subordinated) the Lien securing the Revolving Credit Secured Obligations and the Lien securing the Subordinated Lien Secured Obligations, respectively, on the Pari Passu Priority Collateral (i) to such Pari Passu DIP Financing on the same terms as the Lien securing the Pari Passu Secured Obligations (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the Pari Passu Secured Parties on the same terms as the Lien securing the Pari Passu Secured Obligations (and such subordination will not alter in any manner the terms of this Agreement) and (iii) to any “carve-out,” including for debtor's professionals, agreed to by such Pari Passu Representatives or the other Pari Passu Secured Parties.
c.If any Grantor becomes subject to any Insolvency or Liquidation Proceeding at any time prior to the Discharge of Pari Passu Secured Obligations, and if the Authorized Pari Passu Collateral Agent consents (or not object) to the use of cash collateral that constitutes Pari Passu Priority Collateral under the Bankruptcy Code or to provide financing to any Grantor under the Bankruptcy Code or consents (or not object) to the provision of a Pari Passu DIP Financing, which Pari Passu DIP Financing shall be secured by the Pari Passu Priority Collateral, then each Pari Passu Representative agrees, on behalf of itself and each of the Pari Passu Secured Parties, respectively, that so long as (1) each of the Pari Passu Representatives retains the Liens on the Collateral to secure the Pari Passu Secured Obligations (in each case, including proceeds thereof arising after the commencement of any such Insolvency or Liquidation Proceeding), and such Lien has the same priority as existed prior to the commencement of such Insolvency or Liquidation Proceeding, (2) all Liens on Pari Passu Priority Collateral securing any such Pari Passu DIP Financing shall be senior to or on a parity with the Liens securing the Pari Passu Secured Obligations on such Pari Passu Priority Collateral, and (3) if any Pari Passu Representative receives a replacement or adequate protection Lien on post-petition assets of any Grantor, each other Pari Passu Representative also receives a replacement or adequate protection Lien on post-petition assets of such Grantor (each such Lien to be Equally and Ratably secured), each Non-Controlling Secured Party:
(1)    will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such Pari Passu DIP Financing,
(2)    will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such Pari Passu DIP Financing except as set forth in Section 8.3 below, and
(3)    will subordinate (and will be deemed hereunder to have subordinated) its Liens securing its pre-petition Pari Passu Secured Obligations on the
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Collateral (i) to such Pari Passu DIP Financing (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the Pari Passu Secured Parties (and such subordination will not alter in any manner the terms of this Agreement) and (iii) to any “carve-out,” including for debtor's professionals, agreed to by such Pari Passu Representatives or the other Pari Passu Secured Parties.
If any Pari Passu Secured Party is granted any form of adequate protection payments, including in the form of periodic payments, in connection with any Revolving Credit DIP Financing or Pari Passu DIP Financing, the proceeds of such adequate protection shall be applied pursuant to Section 6.3(a) hereof.
d.All Liens granted to the Revolving Credit Agents or any Pari Passu Representative or any Subordinated Lien Representative in any Insolvency or Liquidation Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the lien priorities set forth in Section 2.1 and the other terms and conditions of this Agreement.
8.2    Relief from the Automatic Stay.
a.Until the Discharge of Revolving Credit Secured Obligations has occurred, each Pari Passu Representative, on behalf of itself and each other Pari Passu Secured Party, and each Subordinated Lien Representative, on behalf of itself and the other Subordinated Lien Secured Parties, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Revolving Credit Priority Collateral (other than, in the case of any Pari Passu Representative, to the extent such relief is required to exercise its rights under Section 5.3), without the prior written consent of the Revolving Credit Agents.
b.Until the Discharge of Pari Passu Secured Obligations has occurred, each Revolving Credit Agent, on behalf of itself and each other Revolving Credit Claimholder each Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, and each Non-Controlling Secured Party agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Pari Passu Priority Collateral (other than, in the case of any Revolving Credit Agent, to the extent such relief is required to exercise its rights under Section 5.3), without the prior written consent of the Authorized Pari Passu Collateral Agent.
8.3    Adequate Protection.
a.Each Pari Passu Representative, on behalf of itself and each of the Pari Passu Secured Parties, and each Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, agrees that none of them shall contest (or support any other Person contesting):

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(1)    any request by any Revolving Credit Agent for adequate protection with respect to any Revolving Credit Priority Collateral or any adequate protection provided to any Revolving Credit Agents or any Revolving Credit Claimholder in respect of its interests in the Revolving Credit Priority Collateral;
(2)    any objection by any Revolving Credit Agent to any motion, relief, action or proceeding based on the Revolving Credit Agents or the other Revolving Credit Claimholders claiming a lack of adequate protection with respect to the Revolving Credit Priority Collateral; or
(3)    the payment of interest, fees, expenses or other amounts to the Revolving Credit Agents or any other Revolving Credit Claimholder under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (1) and (2) does not violate Section 8.1.
Each Pari Passu Representative, on behalf of itself and the other Pari Passu Secured Parties, and each Subordinated Lien Representative, on behalf of itself and the other Subordinated Lien Secured Parties, further agrees that, prior to the Discharge of Revolving Credit Secured Obligations, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Liens on the Revolving Credit Primary Collateral securing the Revolving Credit Secured Obligations for costs or expenses of preserving or disposing of any Revolving Credit Priority Collateral.
b.Each Revolving Credit Agent, on behalf of itself and each of the other Revolving Credit Claimholders, and the Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, agrees that none of them shall contest (or support any other Person contesting):
(1)    any request by any Pari Passu Representative for adequate protection with respect to any Pari Passu Priority Collateral or any adequate protection provided to any Pari Passu Representative or any other Pari Passu Secured Party in respect of its interests in the Pari Passu Priority Collateral;
(2)    any objection by any Pari Passu Representative to any motion, relief, action or proceeding based on any Pari Passu Representative or any Pari Passu Secured Party claiming a lack of adequate protection with respect to the Pari Passu Priority Collateral; or
(3)    the payment of interest, fees, expenses or other amounts to the Pari Passu Representatives or any other Pari Passu Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (1) and (2) does not violate Section 8.1.
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Each Revolving Credit Agent, on behalf of each Revolving Credit Claimholder, and each Subordinated Lien Representative, on behalf of itself and the other Subordinated Lien Secured Parties, further agrees that, prior to the Discharge of Pari Passu Secured Obligations, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Liens on the Pari Passu Priority Collateral securing the Pari Passu Secured Obligations for costs or expenses of preserving or disposing of any Pari Passu Priority Collateral.
c.Notwithstanding the foregoing provisions in this Section 8.3, in any Insolvency or Liquidation Proceeding:
(1)    in the event any of the Revolving Credit Agents or any of the other Revolving Credit Claimholders is granted adequate protection in respect of Revolving Credit Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Revolving Credit Priority Collateral), then each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, agrees that the Pari Passu Secured Parties and the Subordinated Lien Secured Parties may also be granted a Lien on the same additional collateral as security for (x) the Pari Passu Secured Obligations and for any Cash Collateral use or Pari Passu DIP Financing and (y) the Subordinated Lien Secured Obligations, as the case may be; and each Pari Passu Representative, on behalf of itself and each Pari Passu Secured Party, and each Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, agrees that any Lien on such additional collateral securing the Pari Passu Secured Obligations or the Subordinated Lien Secured Obligations, as the case may be, shall be subordinated (except, in the case of the Pari Passu Secured Obligations, to the extent that the Pari Passu Secured Parties already had a Lien on such Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens on such collateral securing the Revolving Credit Secured Obligations and any Cash Collateral use or Revolving Credit DIP Financing (and all Obligations relating thereto), all on the same basis as the other Liens of the Pari Passu Secured Parties and the Liens of the Subordinated Lien Secured Parties on the Revolving Credit Priority Collateral; and
(2)    in the event any of the Pari Passu Secured Parties is granted adequate protection in respect of Pari Passu Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Pari Passu Priority Collateral), then the Pari Passu Representative, on behalf of itself and the Pari Passu Secured Parties agree that the Revolving Credit Agents, the other Revolving Credit Claimholders, the Subordinated Lien Representative and the Subordinated Lien Secured Parties may also be granted a Lien on the same additional collateral as security for (x) the Revolving Credit Secured Obligations and
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for any Cash Collateral use or Revolving Credit DIP Financing and (y) the Subordinated Lien Secured Obligations, as the case may be, and each Revolving Credit Agent, on behalf of itself and each Revolving Credit Claimholder, and the Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, agrees that any Lien on such additional collateral securing the Revolving Credit Secured Obligations or the Subordinated Lien Secured Obligations, as the case may be, shall be subordinated (except, in the case of the Revolving Credit Secured Obligations, to the extent that the Revolving Credit Agents or any other Revolving Credit Claimholders already had a Lien on such Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens on such collateral securing the Pari Passu Secured Obligations and any Cash Collateral use or Pari Passu DIP Financing provided by any Pari Passu Secured Parties (and all Obligations relating thereto), all on the same basis as the other Liens of the Revolving Credit Agents and the other Revolving Credit Claimholders and the Liens of the Subordinated Lien Representatives and the Subordinated Secured Parties on the Pari Passu Priority Collateral.
d.Except as otherwise expressly set forth in Section 8.1 or in connection with the exercise of remedies with respect to (i) the Revolving Credit Priority Collateral, nothing herein shall limit the right of the Pari Passu Representatives and the Pari Passu Secured Parties to seek adequate protection with respect to their rights in the Pari Passu Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (ii) the Pari Passu Priority Collateral, nothing herein shall limit the right of the Revolving Credit Agents and the other Revolving Credit Claimholders to seek adequate protection with respect to their rights in the Revolving Credit Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).
8.4    Avoidance Issues. If any Revolving Credit Claimholders, Pari Passu Secured Parties or Subordinated Lien Secured Parties are required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower or any other Grantor any amount paid in respect of Revolving Credit Secured Obligations, the Pari Passu Secured Obligations or the Subordinated Lien Secured Obligations, as the case may be, (a “Recovery”), then such Revolving Credit Claimholders, Pari Passu Secured Parties, or Subordinated Lien Secured Parties, as the case may be, shall be entitled to a reinstatement of Revolving Credit Secured Obligations, the Pari Passu Secured Obligations or the Subordinated Lien Secured Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
8.5    Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring
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plan, on account of one or more of the Revolving Credit Secured Obligations, the Pari Passu Secured Obligations or the Subordinated Lien Secured Obligations, then, to the extent the debt obligations distributed on account of two or more of the Revolving Credit Secured Obligations, the Pari Passu Secured Obligations and the Subordinated Lien Secured Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.
8.6    Post-Petition Interest.
a.Each Pari Passu Representative, on behalf of itself and the Pari Passu Secured Parties, and each Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, agrees that none of them shall oppose or seek to challenge any claim by any Revolving Credit Agent or any other Revolving Credit Claimholder for allowance in any Insolvency or Liquidation Proceeding of Revolving Credit Secured Obligations consisting of Post-Petition Interest, fees or expenses to the extent of (x) the value of the Lien on Revolving Credit Priority Collateral securing any Revolving Credit Secured Obligations, without regard to the existence of any Lien of the Pari Passu Representatives (on behalf of the Pari Passu Secured Parties) on the Revolving Credit Priority Collateral or the existence of any Lien of the Subordinated Lien Representatives (on behalf of the Subordinated Lien Secured Parties) on the Revolving Credit Priority Collateral and (y) the value of the Lien on Pari Passu Priority Collateral securing any Revolving Credit Secured Obligations, taking into account the existence of any Lien of the Pari Passu Representatives on behalf of the Pari Passu Secured Parties on any Pari Passu Priority Collateral.
b.Each of the Revolving Credit Agents, on behalf of itself and the other Revolving Credit Claimholders, and the Subordinated Lien Representatives, on behalf of itself and the Subordinated Lien Secured Parties, agrees that none of them shall oppose or seek to challenge any claim by any Pari Passu Secured Party for allowance in any Insolvency or Liquidation Proceeding of Pari Passu Secured Obligations consisting of Post-Petition Interest, fees or expenses to the extent of (x) the value of the Lien on Pari Passu Priority Collateral securing any Pari Passu Secured Obligations, without regard to the existence of any Lien of any Revolving Credit Agent (on behalf of the Revolving Credit Claimholders) or the existence of any Lien of the Subordinated Lien Representatives (for the benefit of the Subordinated Lien Secured Creditors) on any Pari Passu Priority Collateral and (y) the value of the Lien on any Revolving Credit Priority Collateral securing any Pari Passu Secured Obligations, taking into account the existence of any Lien of any Revolving Credit Agent on behalf of the Revolving Credit Claimholders on any Revolving Credit Priority Collateral.
8.7    Waiver – Section 1111(b)(2) Issues.
a.The Pari Passu Secured Parties and the Subordinated Lien Secured Parties each waives any objection or claim that any Pari Passu Secured Party or Subordinated Lien Secured Party may hereafter have against any Revolving Credit Claimholder arising out of the election of any Revolving Credit Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of such Revolving Credit Claimholder and agrees that in the case of any such
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election it shall have no claim or right to payment with respect to the Revolving Credit Priority Collateral in or from such Insolvency or Liquidation Proceeding.
b.Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, and each Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, each waives any objection or claim that any Revolving Credit Claimholder or Subordinated Lien Secured Party may hereafter have against any Pari Passu Secured Party arising out of the election of any Pari Passu Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of any Pari Passu Secured Party and agrees that in the case of any such election it shall have no claim or right to payment with respect to the Pari Passu Priority Collateral in or from such Insolvency or Liquidation Proceeding.
8.8    Asset Dispositions in an Insolvency or Liquidation Proceeding.
a.No Pari Passu Secured Party or Subordinated Lien Secured Party shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any Revolving Credit Priority Collateral that is supported by the Revolving Credit Agents or object to any related sale process (including any sale or bidding procedures motion), and the Pari Passu Secured Parties and the Subordinated Secured Parties will be deemed (i) to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Revolving Credit Priority Collateral supported by the Revolving Credit Agents and (ii) to have released their Liens on such assets (but not on the proceeds of such assets).
b.No Revolving Credit Claimholder or Subordinated Lien Secured Party shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any Pari Passu Priority Collateral that is supported by the Authorized Pari Passu Collateral Agent or object to any related sale process (including any sale or bidding procedures motion), and the other Revolving Credit Claimholders and the Subordinated Lien Secured Parties will be deemed (i) to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Pari Passu Priority Collateral supported by the Authorized Pari Passu Collateral Agent and (ii) to have released their Liens on such assets (but not on the proceeds of such assets); provided that this Section 8.8(b) shall not apply to any sale or disposition of Real Property unless the Revolving Credit Agents have received at least 90 days prior notice of the consummation of any such sale.
8.9    Additional Section 363 and Section 364 Matters.
a.To the extent that any Revolving Credit Claimholder or any Subordinated Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or otherwise with respect to any of the Pari Passu Priority Collateral, each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, and each Subordinated Lien Representative, on behalf of each Subordinated Lien Secured Party, agrees not to assert any of such rights without the prior written consent of the Authorized Pari Passu Collateral Agent; provided that if requested by the Authorized Pari Passu Collateral Agent, the Revolving Credit Agents and the Subordinated Lien Representatives shall each timely exercise such rights in the manner requested by the Authorized Pari Passu Collateral Agent, including any rights to payments in respect of such rights.
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b.To the extent that any Pari Passu Secured Party or any Subordinated Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or otherwise with respect to any of the Revolving Credit Priority Collateral, each Pari Passu Representative, on behalf of itself and the Pari Passu Secured Parties, and each Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, agrees not to assert any of such rights without the prior written consent of the Revolving Credit Agents; provided that if requested by the Revolving Credit Agents, each Pari Passu Representative and each Subordinated Lien Representative shall each timely exercise such rights in the manner requested by the Revolving Credit Agents, including any rights to payments in respect of such rights.
8.10    Effectiveness in Insolvency or Liquidation Proceedings
. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding.
8.11    Separate Grants of Security and Separate Classification
. Each Revolving Credit Claimholder, Pari Passu Secured Party, and Subordinated Lien Secured Party, hereby acknowledges and agrees that (a) the grants of Liens pursuant to the Revolving Credit Security Documents, the Pari Passu Security Documents and the Subordinated Lien Security Documents constitute three separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Pari Passu Secured Obligations, the Revolving Credit Secured Obligations and the Subordinated Lien Secured Obligations are each fundamentally different from the each other and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of any of the Revolving Credit Claimholders, the Pari Passu Secured Parties and the Subordinated Lien Secured Parties in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then each Revolving Credit Claimholder, Pari Passu Secured Party, and Subordinated Lien Secured Party, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of Revolving Credit Secured Obligation claims, Pari Passu Secured Obligation claims and Subordinated Lien Secured Obligation claims against the Grantors (with the effect being that, (i) to the extent that the aggregate value of the Revolving Credit Priority Collateral is sufficient (for this purpose ignoring all claims held by the Pari Passu Secured Parties and the Subordinated Lien Secured Parties), the Revolving Credit Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the Revolving Credit Priority Collateral, before any distribution is made in respect of the claims held by the Pari Passu Secured Parties or the Subordinated Lien Secured Parties, (ii) to the extent that the aggregate value of the Pari Passu Priority Collateral is sufficient (for this purpose ignoring all claims held by the Revolving Credit Claimholders and the Subordinated Lien Secured Parties), the Pari Passu Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the Pari Passu Priority Collateral, before any distribution is made in
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respect of the claims held by the Revolving Credit Claimholders and the Subordinated Lien Secured Parties and (iii) to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Lien Secured Parties), the Pari Passu Secured Parties and the Revolving Credit Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the Collateral, before any distribution is made in respect of the claims held by the Subordinated Lien Secured Parties, in each case, with the other Claimholders hereby acknowledging and agreeing to turn over to the respective other Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.
VIII.Reliance; Waivers; Etc.
9.1    Reliance. Other than any reliance on the terms of this Agreement, each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, acknowledges that it and such other Revolving Credit Claimholders have, independently and without reliance on any Pari Passu Secured Party or any Subordinated Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Revolving Credit Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, each Pari Passu Representative, on behalf of itself and the Pari Passu Secured Parties, acknowledges that it and such other Pari Passu Secured Parties have, independently and without reliance on any Revolving Credit Claimholder or any Subordinated Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Pari Passu Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Pari Passu Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, the Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, acknowledges that it and the Subordinated Lien Secured Parties have, independently and without reliance on any Revolving Credit Claimholder or any Pari Passu Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Subordinated Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Subordinated Lien Loan Documents or this Agreement.
9.2    No Warranties or Liability. Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, acknowledges and agrees that each of the Pari Passu Secured Parties and the Subordinated Lien Secured Parties has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Pari Passu Loan Documents or any Subordinated Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Pari Passu Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Pari Passu Loan
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Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Pari Passu Representative, on behalf of itself and the Pari Passu Secured Parties, acknowledges and agrees that none of the Revolving Credit Claimholders or the Subordinated Lien Secured Parties has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Credit Loan Documents or any Subordinated Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Revolving Credit Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Revolving Credit Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, acknowledges and agrees that none of the Revolving Credit Claimholders or the Pari Passu Secured Parties has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Credit Loan Documents or the Pari Passu Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Subordinated Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Subordinated Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Pari Passu Secured Parties and the Subordinated Lien Secured Parties shall have no duty to the Revolving Credit Agents or any of the other Revolving Credit Claimholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Borrower or any other Grantor (including the Revolving Credit Loan Documents), regardless of any knowledge thereof which they may have or be charged with. The Subordinated Lien Secured Parties and the Revolving Credit Agents and the other Revolving Credit Claimholders shall have no duty to the Pari Passu Representatives or any of the Pari Passu Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Borrower or any other Grantor (including the Pari Passu Loan Documents), regardless of any knowledge thereof which they may have or be charged with. The Pari Passu Representatives and Pari Passu Secured Parties and the Revolving Credit Agents and the other Revolving Credit Claimholders shall have no duty to the Subordinated Lien Representatives or any of the other Subordinated Lien Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Borrower or any other Grantor (including the Subordinated Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.
9.3    No Waiver of Lien Priorities.
a.No right of any Revolving Credit Claimholder, any Pari Passu Secured Party or any Subordinated Lien Secured Party to enforce any provision of this Agreement, any Revolving Credit Loan Document, any Pari Passu Loan Document or any Subordinated Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Borrower or any other Grantor or by any act or failure to act by such Persons or by any noncompliance by any such Persons with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Loan Documents, any of the Pari Passu Loan Documents or any of the
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Subordinated Lien Loan Documents, regardless of any knowledge thereof which such Persons, or any of them, may have or be otherwise charged with.
b.Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrowers and the other Grantors under the Revolving Credit Loan Documents, Pari Passu Loan Documents and the Subordinated Lien Loan Document and subject to the provisions of Section 7.3), the Revolving Credit Claimholders, the Pari Passu Secured Parties and the Subordinated Lien Secured Parties may, at any time and from time to time in accordance with the Revolving Credit Loan Documents, the Pari Passu Loan Documents, the Subordinated Lien Loan Documents and/or applicable law, without the consent of, or notice to, the other Persons (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:
(1)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise Modify in any manner any Liens held by any Revolving Credit Agent, any Pari Passu Representative or any Subordinated Lien Representative or any rights or remedies under any of the Revolving Credit Loan Documents, the Pari Passu Loan Documents or the Subordinated Lien Loan Documents (it being understood that the Revolving Credit Loan Documents, the Pari Passu Loan Documents or the Subordinated Lien Loan Documents each may contain restrictions on any such amendments, renewals, exchanges, increases, alterations and other Modifications, and nothing contained in this clause (1) shall be deemed to permit any amendments, renewals, exchanges, increases, alterations and other Modifications otherwise prohibited thereunder);
(2)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Borrower or any other Grantor or any liability incurred directly or indirectly in respect thereof;
(3)    settle or compromise any Obligation or any other liability of any Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

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(4)    except to the extent provided in this Agreement, exercise or delay in or refrain from exercising any right or remedy against any security or any Borrower or any other Grantor or any other Person, elect any remedy and otherwise deal freely with any Borrower or any other Grantor.
9.4    Obligations Unconditional. All rights, interests, agreements and obligations of the Revolving Credit Claimholders, the Pari Passu Secured Parties, and the Subordinated Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:
a.except as expressly provided hereunder with respect to Impairments (including under Sections 1.3 and 6.3 and Articles III and IV), any lack of validity or enforceability of any Revolving Credit Loan Document, any Pari Passu Loan Document or any Subordinated Lien Loan Document;
b.except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Secured Obligations, the Pari Passu Secured Obligations or the Subordinated Lien Secured Obligations, or any Modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Loan Document, any Pari Passu Loan Document or any Subordinated Lien Loan Document;
c.except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any Modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Secured Obligations, the Pari Passu Secured Obligations or the Subordinated Lien Secured Obligations, or any guaranty thereof;
d.the commencement of any Insolvency or Liquidation Proceeding in respect of any Borrower or any other Grantor; or
e.any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Borrower or any other Grantor in respect of any Revolving Credit Claimholder or any Revolving Credit Secured Obligations, any Pari Passu Secured Party or any Pari Passu Secured Obligations, or any Subordinated Lien Secured Parties or any Subordinated Lien Secured Obligations, in respect of this Agreement.
IX.THE AUTHORIZED COLLATERAL AGENT.
10.1    Authority.
        (a)    Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on either Authorized Collateral Agent to any Revolving Credit Claimholder, any Pari Passu Secured Party or any Subordinated Lien Secured Party or give any Non-Controlling Secured Party the right to direct the Authorized Collateral Agent, except that the Authorized Collateral Agent shall be obligated to distribute proceeds of any Common Collateral in accordance with Article VI hereof.

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        (b)    In furtherance of the foregoing, each of the Non-Controlling Secured Parties acknowledges and agrees that each Authorized Collateral Agent shall be entitled, for the benefit of the Pari Passu Secured Parties or the Subordinated Lien Secured Parties, as the case may be, to sell, transfer or otherwise dispose of or deal with any Common Collateral as provided herein and in the Security Documents, as applicable, for which the Authorized Collateral Agent is the collateral agent of such Common Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled. Without limiting the foregoing, each Non-Controlling Secured Party agrees that the Authorized Collateral Agent and any other Pari Passu Secured Party or Subordinated Lien Secured Party, as the case may be, shall not have any duty or obligation first to marshal or realize upon any type of Common Collateral (or any other Collateral securing any of the Pari Passu Secured Obligations or the Subordinated Lien Secured Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Common Collateral (or any such other Collateral), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. In addition, whether or not it is the Authorized Collateral Agent, no Secured Debt Representative, Pari Passu Secured Party or Subordinated Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral not constituting Common Collateral, or to sell, dispose of or otherwise liquidate all or any portion of such Collateral not constituting Common Collateral, in any manner that would maximize the return to the holders of any other Series of Secured debt, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the holders of any other Series of Secured Debt from such realization, sale, disposition or liquidation. Each of the Revolving Credit Claimholders, the Pari Passu Secured Parties and the Subordinated Lien Secured Parties waives any claim it may now or hereafter have against any Secured Debt Representative or the Authorized Collateral Agent of either Class or any other holder of Secured Obligations of any other Series or Class arising out of (i) any actions which any Secured Debt Representative, any Authorized Collateral Agent or any other holder of Secured Obligations may take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the applicable Security Documents or any other agreement related thereto or to the collection of the any Secured Obligations or the valuation, use, protection or release of any security for any Secured Obligations, (ii) any election by either Authorized Collateral Agent or any holders of Secured Obligations, in any proceeding instituted under any Insolvency or Liquidation Proceeding, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 8.1, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code (or similar provision of law in any other jurisdiction) by, Holdings, Parent Borrower or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, no Secured Debt Representative (including any Authorized Collateral Agent) shall accept any Common Collateral in full or partial satisfaction of any Secured Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction (or similar provision in any other jurisdiction) , without the consent of each of the Secured Debt Representatives representing holders of Pari Passu Secured Obligations
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or Subordinated Lien Secured Obligations (as the case may be) for whom such Collateral constitutes Common Collateral.
10.2    Rights as a Secured Party. Any Person serving as an Authorized Collateral Agent hereunder shall have the same rights and powers in its capacity as any other holder of Pari Passu Secured Obligations or Subordinated Lien Secured Obligations, as the case may be, under any Series of Secured Obligations that it holds as any other holder of Indebtedness of such Series and may exercise the same as though it were not the Authorized Collateral Agent Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Authorized Collateral Agent hereunder and without any duty to account therefor to any other holder of Secured Obligations.
10.3    Exculpatory Provisions.
        (a)     No Authorized Collateral Agent shall have any duties or obligations except those expressly set forth herein and in the other Security Documents. Without limiting the generality of the foregoing, no Authorized Collateral Agent:

        (i)    shall be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

        (ii)    shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the Revolving Credit Loan Documents, the Pari Passu Loan Documents or the Subordinated Lien Loan Documents; provided that no Authorized Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Authorized Collateral Agent to liability or expense or that is contrary to any Security Document or applicable law;

        (iii)    shall, except as expressly set forth herein and in the Revolving Credit Loan Documents, the Pari Passu Loan Documents or the Subordinated Lien Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Authorized Collateral Agent or any of its Affiliates in any capacity;
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        (iv)    shall be liable for any action taken or not taken by it (A) with the consent or at the request of either Term Loan Agent or the Controlling Secured Parties or (B) in the absence of its own gross negligence or willful misconduct or (C) in reliance on a certificate of an authorized officer of the Parent Borrower stating that such action is permitted by the terms of this Agreement. No Authorized Collateral Agent shall be deemed to have knowledge of any Event of Default under any Series or Class of Secured Obligations unless and until notice describing such Event Default is given to such Authorized Collateral Agent by the Secured Debt Representative of such Series or Class of Secured Obligations or the Parent Borrower;

        (v)    shall be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any Security Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by any Security Documents, (E) the value or the sufficiency of any Collateral for any Series of Pari Passu Secured Obligations or Subordinated Lien Secured Obligations, or (F) the satisfaction of any condition set forth in any document or agreement, other than to confirm receipt of items expressly required to be delivered to such Authorized Collateral Agent;

        (vi)    shall have any fiduciary duties or contractual obligations of any kind or nature under any Additional Secured Debt (but shall be entitled to all protections provided to the Additional Secured Debt Representative therein);

        (vii)    with respect to any Pari Passu Loan Document or Subordinated Lien Loan Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Secured Debt Representative thereunder to the contrary specifically setting forth the alleged violation; and

        (viii)    subject to Section 10.4, may conclusively rely on any certificate of an officer of the Parent Borrower.

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        (b)     Each Pari Passu Secured Party and each Subordinated Loan Secured Party acknowledges that, in addition to acting as the initial Authorized Pari Passu Collateral Agent, Bank of America, N.A. also serves as Revolving Credit Administrative Agent, Revolving Credit Collateral Agent, Term Loan Administrative Agent and Term Loan Collateral Agent, and each Pari Passu Secured Party and each Subordinated Loan Secured Party hereby waives any right to make any objection or claim against Bank of America, N.A. (or any successor Authorized Pari Passu Collateral Agent, any future Authorized Subordinated Lien Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from any Authorized Collateral Agent also serving in any such agency capacity.

10.4    Reliance by Authorized Collateral Agents
. Each Authorized Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Authorized Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Authorized Collateral Agent may consult with legal counsel (who may include, but shall not be limited to counsel for the Parent Borrower or counsel for any Secured Debt Representative), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.
10.5    Delegation of Duties
. Each Authorized Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents appointed by such Authorized Collateral Agent. Each Authorized Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of either Authorized Collateral Agent and any such sub-agent.
10.6    Existence and Amounts of Liens and Obligations
. Whenever either Authorized Collateral Agent or any Secured Debt Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu Secured Obligations or Subordinated Lien Secured Obligations of any Series, or the Common Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Secured Debt Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Secured Debt Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Authorized Collateral Agent or Secured Debt Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the
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exercise of its good faith judgment, determine, including by reliance upon a certificate of the Parent Borrower. Each Authorized Collateral Agent and each Secured Debt Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any holder of Secured Obligations or any other Person as a result of such determination.
X.Miscellaneous.
11.1    Conflicts; No Additional Rights. In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Credit Loan Document, any Pari Passu Loan Document or any Subordinated Lien Loan Document, the provisions of this Agreement shall govern and control; provided that (i) to the extent the provisions of any applicable Revolving Credit Loan Documents reserve in favor of any particular Revolving Credit Agents or other Revolving Credit Claimholders (or any subset thereof) any rights to direct rights and remedies with respect to any of the Collateral, such rights shall not be deemed to have been granted to any other Revolving Credit Claimholders solely as a result of the provisions of this Agreement, (ii) to the extent the provisions of any applicable Pari Passu Loan Documents reserve in favor of any Pari Passu Representative or any other Pari Passu Secured Parties (or any subset thereof) any rights to direct rights and remedies with respect to any of the Collateral, such rights shall not be deemed to have been granted to any Pari Passu Secured Parties solely as a result of the provisions of this Agreement and (iii) to the extent the provisions of any applicable Subordinated Lien Loan Documents reserve in favor of any Subordinated Lien Representative or any other Subordinated Lien Secured Parties (or any subset thereof) any rights to direct rights and remedies with respect to any of the Collateral, such rights shall not be deemed to have been granted to any Subordinated Lien Secured Parties solely as a result of the provisions of this Agreement.
11.2    Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Revolving Credit Claimholders, the Pari Passu Secured Parties, and the Subordinated Lien Collateral Agent and the Subordinated Lien Secured Parties may continue, at any time and without notice to any of the others, to extend credit and other financial accommodations and lend monies to or for the benefit of any Borrower or any other Grantor in reliance hereon. Each such Person hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Borrower or any other Grantor shall include such Borrower or such other Grantor as debtor and debtor-in-possession and any receiver or trustee for any Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

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a.with respect to the Revolving Credit Agents and the other Revolving Credit Claimholders and the Revolving Credit Secured Obligations, on the date of the Discharge of Revolving Credit Secured Obligations, subject to the provisions of Section 7.6 and the rights of the Revolving Credit Agents and the other Revolving Credit Claimholders under Section 8.4;
b.with respect to the Pari Passu Representatives and the Pari Passu Secured Parties and the Pari Passu Secured Obligations, on the date of the Discharge of Pari Passu Secured Obligations, subject to the provisions of Section 7.6 and the rights of the Pari Passu Representatives and the other Pari Passu Secured Parties under Section 8.4; and
c.with respect to the Subordinated Lien Representatives and the other Subordinated Lien Secured Parties and the Subordinated Lien Secured Obligations, on the earlier of (i) the date of the Discharge of Subordinated Lien Secured Obligations, subject to the rights of the Subordinated Lien Representatives and the other Subordinated Lien Secured Parties under Section 8.4 and (ii) the date that both of the conditions set forth in clauses (a) and (b) above have occurred.
11.3    Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement (other than pursuant to any Intercreditor Joinder Agreement) shall be deemed to be made unless the same shall be in writing signed on behalf of Borrower (to the extent required pursuant to the last sentence of this Section 11.3), the Revolving Credit Agents, the Pari Passu Representatives, the Subordinated Lien Representatives or their respective authorized agents and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, any Revolving Credit Agent or Secured Debt Representative may become a party hereto by execution and delivery of an Intercreditor Joinder Agreement substantially in the form of Exhibit B hereto without the consent of any Revolving Credit Agent or any other Revolving Credit Claimholder, any Pari Passu Representative or any other Pari Passu Secured Party or any Subordinated Lien Representative or any other Subordinated Lien Secured Party, and upon such execution and delivery, such Revolving Credit Agent or Secured Debt Representative, as the case may be, and the additional Claimholders and Additional Secured Debt of the Series for which such Revolving Credit Agent or Secured Debt Representative is acting shall be subject to the terms hereof.
Notwithstanding the foregoing, no Borrower nor any other Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights or interests are directly and adversely affected in any material respect (which includes, but is not limited to any amendment to any Grantor’s ability to cause additional obligations to constitute Revolving Credit Secured Obligations, Pari Passu Secured Obligations or Subordinated Lien Secured Obligations as such Grantor may designate).
11.4    Information Concerning Financial Condition of Holdings, the Borrowers and their Respective Subsidiaries. The Revolving Credit Claimholders, the Pari Passu Secured Parties, and the Subordinated Lien Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings, the Borrowers and their respective Subsidiaries and all endorsers and/or guarantors of the Revolving Credit Secured Obligations, the Pari Passu Secured Obligations or Subordinated Lien Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of any of the Revolving Credit Secured Obligations, the Pari Passu Secured Obligations
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or Subordinated Lien Secured Obligations. None of the Revolving Credit Claimholders, the Pari Passu Secured Parties or the Subordinated Lien Secured Parties shall have any duty to advise the other of information known to it or them regarding any such condition or any such circumstances or otherwise. In the event that any of the Revolving Credit Claimholders, the Pari Passu Secured Parties, or the Subordinated Lien Secured Parties undertake at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:
a.to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
b.to provide any additional information or to provide any such information on any subsequent occasion;
c.to undertake any investigation; or
d.to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
11.5    Subrogation.
a.With respect to the value of any payments or distributions in cash, property or other assets that any Pari Passu Secured Party pays over to any Revolving Credit Claimholder under the terms of this Agreement, the Pari Passu Secured Parties shall be subrogated to the rights of the Revolving Credit Claimholders; provided, however, that each Pari Passu Representative, on behalf of itself and the Pari Passu Secured Parties, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Secured Obligations has occurred. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by any Pari Passu Representative or any Pari Passu Secured Party that are paid over to any Revolving Credit Agent or any other Revolving Credit Claimholder pursuant to this Agreement shall not reduce any of the Pari Passu Secured Obligations.
b.With respect to the value of any payments or distributions in cash, property or other assets that any Revolving Credit Agent or any other Revolving Credit Claimholder pays over to any Pari Passu Secured Party under the terms of this Agreement, the Revolving Credit Agents and the other Revolving Credit Claimholders shall be subrogated to the rights of the Pari Passu Secured Parties; provided, however, that each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Pari Passu Secured Obligations has occurred. Each Grantor acknowledges and agrees that, to the extent permitted by
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applicable law, the value of any payments or distributions in cash, property or other assets received by any Revolving Credit Agent or any other Revolving Credit Claimholder that are paid over to any Pari Passu Representative or any Pari Passu Secured Party pursuant to this Agreement shall not reduce any of the Revolving Credit Secured Obligations.
c.With respect to the value of any payments or distributions in cash, property or other assets that the Subordinated Lien Representative or any Subordinated Lien Secured Party pays over to any Pari Passu Secured Party or any other Revolving Credit Claimholder under the terms of this Agreement, the Subordinated Lien Secured Parties shall be subrogated to the rights of the Pari Passu Secured Party and the Revolving Credit Claimholders, as the case may be; provided, however, that Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Secured Obligations and the Discharge of Pari Passu Secured Obligations has each occurred. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by any Subordinated Lien Secured Party that are paid over to any Pari Passu Secured Party or any Revolving Credit Claimholder pursuant to this Agreement shall not reduce any of the Subordinated Lien Secured Obligations.
11.6    GOVERNING LAW
. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
11.7    CONSENT TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS.
a.EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY JURISDICTION.
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b.EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THE PREVIOUS PARAGRAPH. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
c.EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER, E-MAIL OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 11.9. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.
11.8    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.9    Notices. All notices to the Revolving Credit Claimholders permitted or required under this Agreement shall be sent to the Revolving Credit Agents, on behalf of the Revolving Credit Claimholders (and the Revolving Credit Agents shall distribute such notices to the other Revolving Credit Claimholders). All notices to the Pari Passu Secured Parties permitted or required under this Agreement shall be sent to the Pari Passu Representatives, on behalf of the Pari Passu Secured Parties (and the Pari Passu Representatives shall distribute such notices to the other Pari Passu Secured Parties). All notices to the Subordinated Lien Secured Parties permitted or required under this Agreement shall be sent to the Subordinated Lien Representatives on behalf of the Subordinated Lien Secured Parties (and the Subordinated Lien Representatives for further distribution to the other Subordinated Lien Secured Parties). Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name
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on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
11.10    Further Assurances
. Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, each Pari Passu Representative, on behalf of itself and the Pari Passu Secured Parties, and each Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any Revolving Credit Agent, the Pari Passu Representative or the Subordinated Lien Representative may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.
11.11    Binding Effect on Successors and Assigns and on Claimholders and Agents. This Agreement shall be binding upon the Revolving Credit Agents and the other Revolving Credit Claimholders, the Pari Passu Representatives and the Pari Passu Secured Parties, the Subordinated Lien Representatives and the Subordinated Lien Secured Parties, and their respective successors and assigns. Each Revolving Credit Agent represents that it has not agreed to any modification of the provisions in the Revolving Credit Loan Documents authorizing it to execute this Agreement and bind the other Revolving Credit Claimholders, each Pari Passu Representative represents that it has not agreed to any modification of the provisions in the Pari Passu Loan Documents authorizing it to execute this Agreement and bind the other Pari Passu Secured Parties and each Subordinated Lien Representative represents that it has not agreed to any modification of the provisions in the Subordinated Lien Loan Documents authorizing it to execute this Agreement and bind the other Subordinated Lien Secured Parties. Notwithstanding any implication to the contrary in any provision in any other section of the Agreement, no Revolving Credit Agent, Pari Passu Representative or any Subordinated Lien Representative makes any representation regarding the validity or binding effect of any of the Revolving Credit Loan Documents, any of the Pari Passu Loan Documents or any of the Subordinated Lien Loan Documents, respectively, or their authority to bind any of the Claimholders through their execution of this Agreement.
11.12    Specific Performance. Each of the Revolving Credit Agents, each Pari Passu Representative and each Subordinated Lien Representative may demand specific performance of this Agreement. Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, each Pari Passu Representative, on behalf of itself and the Pari Passu Secured Parties, and each Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Revolving Credit Claimholder, by any Pari Passu Secured Party, or by any Subordinated Lien Secured Party, as the case may be.
11.13    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

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11.14    Counterparts
. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or electronic image scan transmission (e.g., PDF) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
11.15    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
11.16    No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Revolving Credit Agents and the other Revolving Credit Claimholders, the Pari Passu Representatives and the Pari Passu Secured Parties, and the Subordinated Lien Representatives and the Subordinated Lien Secured Parties. Nothing in this Agreement shall impair, as between any of the Borrowers and any of the other Grantors and any of the Revolving Credit Agents and any of the other Revolving Credit Claimholders, as between any of the Borrower and any of the other Grantors and the Pari Passu Representatives and any of the Pari Passu Secured Parties, or as between any of the Borrower and any of the other Grantors and the Subordinated Lien Representatives and any of the Subordinated Lien Secured Parties, the obligations of the Borrowers and the other Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Credit Loan Documents, the Pari Passu Loan Documents and the Subordinated Lien Loan Documents, respectively.
11.17    Provisions Solely to Define Relative Rights. Except with respect to the bailee and agency provisions of Section 7.4, Sections 7.5(a) and (to the extent expressly provided therein) Section 7.6, the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of (i) the Revolving Credit Agents and the other Revolving Credit Claimholders, (ii) the Pari Passu Representatives and the Pari Passu Secured Parties and (iii) the Subordinated Lien Representatives and the Subordinated Lien Secured Parties. Except with respect to the bailee and agency provisions of Section 7.4, Sections 7.5(a) and (to the extent expressly provided therein) Section 7.6, none of the Borrowers, any other Grantor or any other creditor thereof shall have any rights hereunder and neither any Borrower nor any other Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Borrower or any other Grantor to pay or perform the Revolving Credit Secured Obligations, the Pari Passu Secured Obligations and the Subordinated Lien Secured Obligations as and when the same shall become due and payable in accordance with their terms.
11.18    Marshalling of Assets. Each Pari Passu Representative, on behalf of itself and the Pari Passu Secured Parties, and each Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, each hereby waives any and all rights to have the Revolving Credit Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of any Revolving Credit Agent’s Liens on the Revolving Credit Priority Collateral.
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Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, and each Subordinated Lien Representative, on behalf of itself and the Subordinated Lien Secured Parties, each hereby waives any and all rights to have the Pari Passu Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of any Pari Passu Secured Party’s Liens on the Pari Passu Priority Collateral.
11.19    Joinder of Additional Grantors. The Grantors party hereto shall cause each Person which, from time to time, after the date hereof, becomes party to any Revolving Credit Security Document, any Pari Passu Security Document or any Subordinated Lien Security Document as a “Grantor” or a “Pledgor” (or the equivalent thereof), to execute and deliver to the Agents an Intercreditor Joinder Agreement within five Business Days (or such longer period as may be determined by the Agents in their sole discretion) of the date on which such Person became a party to such Revolving Credit Security Document, such Pari Passu Security Document and/or such Subordinated Lien Security Document, and upon execution and delivery of such Intercreditor Joinder Agreement, such Person shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such Intercreditor Joinder Agreement shall not require the consent of any other Grantor or Agent hereunder. The obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
11.20    Agent for Service of Process. Each Grantor hereby irrevocably designates, appoints and empowers CSC Corporation, 1133 Ave of the Americas, Suite 3100, New York, New York, 10036 (telephone no: 212-299-5600) (telecopy no: 212-299-5656) (electronic mail address: agrigora@cscinfo.com and/or jpelleti@cscinfo.com), in the case of any suit, action or proceeding brought in the United States as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement.

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I.    Definitions.
1.1    Defined Terms. As used in the Agreement, the following terms shall have the following meanings:
“Access Period” means for each parcel of Mortgaged Premises the period, after the commencement of an Enforcement Period, which begins on the day that any Revolving Credit Agent provides the Authorized Pari Passu Collateral Agent with the notice of its election to request access pursuant to Section 5.3(b) below and ends on the earlier of (i) the 180th day after any Revolving Credit Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Revolving Credit Priority Collateral located on such Mortgaged Premises following Enforcement plus such number of days, if any, after any Revolving Credit Agent obtains access to such Revolving Credit Priority Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Revolving Credit Priority Collateral located on such Mortgaged Premises (but in any event for a period of not less than 90 days following the expiration of such stay or prohibition) or (ii) the date on which all or substantially all of the Revolving Credit Priority Collateral located on such Mortgaged Premises is sold, collected or liquidated or (iii) the date on which the Discharge of Revolving Credit Secured Obligations has occurred.
“Accounts” means all present and future “accounts” and “payment intangibles” (in each case, as defined in Article 9 of the UCC).
“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, deposit account control agreement, securities account control agreement, or any similar deposit or securities account agreements among any Revolving Credit Agents, any Pari Passu Collateral Agent and/or any Subordinated Lien Collateral Agent and any Borrowers and/or Guarantors and the relevant financial institution depository or securities intermediary.
“Additional Pari Passu Collateral Agent” means the collateral agent, collateral trustee, indenture trustee or a similar representative for the holders of any Series of Pari Passu Debt incurred or issued after the date hereof.
“Additional Pari Passu Secured Obligations” means all Obligations of the Grantors under Additional Secured Debt that has been designated as Pari Passu Secured Obligations pursuant to Section 7.5.
“Additional Pari Passu Secured Party” means the holders of any Additional Pari Passu Secured Obligations and the corresponding Pari Passu Representatives with respect thereto.
“Additional Secured Debt” has the meaning assigned to such term in Section 7.5(a)(i) of this Agreement.
“Additional Secured Debt Designation” means a notice in substantially the form of Annex I.
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“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means the Revolving Credit Agents, the Pari Passu Representatives and the Subordinated Lien Representatives.
“Agreement” means this Intercreditor Agreement, as Modified from time to time.
“Aluminum Upstream” has the meaning assigned to that term in the preamble to this Agreement.
        “Authorized Collateral Agent” means, as the context requires, the Authorized Pari Passu Collateral Agent or the Authorized Subordinated Collateral Agent.

“Authorized Pari Passu Collateral Agent” means, with respect to any Common Pari Passu Collateral securing any of the Pari Passu Secured Obligations, the Authorized Representative of the Series of Pari Passu Secured Obligations that constitutes the largest outstanding principal amount (which shall include, for the purpose of this determination, all undrawn committed amounts under any revolving or delayed draw credit facilities) of any then outstanding Series of Pari Passu Secured Obligations with respect to such Common Pari Passu Collateral.

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“Authorized Representative” means (i) in the case of any Term Loan Secured Obligations or the Term Loan Secured Parties, the Term Loan Collateral Agent, (ii) in the case of any Series of Additional Pari Passu Secured Obligations or Additional Pari Passu Secured Parties that become subject to this Agreement after the date hereof, the Additional Pari Passu Collateral Agent named for such Series in the applicable Intercreditor Joinder Agreement and (iii) in the case of any Series of Subordinated Lien Debt that becomes subject to this Agreement after the date hereof, the Subordinated Lien Collateral Agent named for such Series in the applicable Intercreditor Joinder Agreement.
“Authorized Subordinated Lien Collateral Agent” means, with respect to any Common Subordinated Lien Collateral securing any of the Subordinated Lien Secured Obligations, the Authorized Representative of the Series of Subordinated Lien Secured Obligations that constitutes the largest outstanding principal amount (which shall include, for the purpose of this determination, all undrawn committed amounts under any revolving or delayed draw credit facilities) of any then outstanding Series of Subordinated Lien Secured Obligations with respect to such Common Subordinated Lien Collateral.
“Bank Product” means any of the following products, services or facilities extended to Holdings, the Parent Borrower or any Restricted Subsidiary (as defined in the Revolving Credit Agreement) by a lender under the Revolving Credit Agreement or any of its Affiliates: (a) Cash Management Services; (b) commercial credit card and merchant card services; and (c) other banking products or services as may be requested by Holdings, the Parent Borrower or any Restricted Subsidiary, other than Letters of Credit and Hedging Agreements.
“Bank Product Debt” means Indebtedness and other obligations of a Grantor relating to Bank Products.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors or relating to insolvency, liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, reorganization or receivership, including the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada).
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers (or the functional equivalent) of such Person, (iii) in the case of any limited partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York or Chicago.
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“Cash Management Services” means any services provided from time to time by any lender under the Revolving Credit Agreement or any of its Affiliates (or any Person that was a lender or an Affiliate of a lender under the Revolving Credit Agreement at the time agreements with respect to such services are entered into) to Holdings or any Restricted Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.
“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).
“Claimholders” means the Revolving Credit Claimholders, the Pari Passu Secured Parties and the Subordinated Lien Secured Parties, as the context may require.
“Class” means (a) in the case of Subordinated Lien Debt, all Series of Subordinated Lien Debt, taken together, and (b) in the case of Pari Passu Debt, all Series of Pari Passu Debt, taken together.
“Closing Date” means December 17, 2010.
“Collateral” means all of the “Collateral”, “Pledged Collateral” and “Mortgaged Property” referred to in the Security Documents and all of the other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of a Revolving Credit Agent for the benefit of the Revolving Credit Claimholders, a Pari Passu Collateral Agent for the benefit of the Pari Passu Secured Parties of any Series or a Subordinated Lien Collateral Agent for the benefit of the Subordinated Lien Secured Parties of any Series, as the case may be.
        “Common Collateral” means, as the context requires, the Common Pari Passu Collateral or the Common Subordinated Lien Collateral.

        “Common Pari Passu Collateral” means, at any time, Collateral in which the holders of two or more Series of Pari Passu Secured Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than one Series of Pari Passu Secured Obligations are outstanding at any time and the holders of less than all Series of Pari Passu Secured Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Common Pari Passu Collateral for those Series of Pari Passu Secured Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Pari Passu Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

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        “Common Subordinated Lien Collateral” means, at any time, Collateral in which the holders of two or more Series of Subordinated Lien Secured Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than one Series of Subordinated Lien Secured Obligations are outstanding at any time and the holders of less than all Series of Subordinated Lien Secured Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Common Subordinated Lien Collateral for those Series of Subordinated Lien Secured Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Subordinated Lien Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Comparable Pari Passu Security Document” means, in relation to any Collateral subject to any Revolving Credit Security Document or any Subordinated Lien Security Document, the Pari Passu Security Document that creates a Lien in the same Collateral, granted by the same Grantors, as applicable.
“Comparable Revolving Credit Security Document” means, in relation to any Collateral subject to any Pari Passu Security Document or any Subordinated Lien Security Document, the Revolving Credit Security Document that creates a Lien in the same Collateral, granted by the same Grantors, as applicable.
“Comparable Subordinated Lien Security Document” means, in relation to any Collateral subject to any Revolving Credit Security Document or Pari Passu Security Document, the Subordinated Lien Security Document that creates a Lien in the same Collateral, granted by the same Grantors, as applicable.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the term “Controlled” shall have a meaning correlative thereto.
“Controlling Secured Parties” means (i) with respect to any Common Pari Passu Collateral, the Pari Passu Secured Parties under the Series of Pari Passu Debt whose Pari Passu Representative is the Authorized Pari Passu Collateral Agent for such Common Pari Passu Collateral and (ii) with respect to any Common Subordinated Lien Collateral, the Subordinated Lien Secured Parties under the Series of Subordinated Lien Debt whose Subordinated Lien Representative is the Authorized Subordinated Lien Collateral Agent for such Common Subordinated Lien Collateral.
“Copyrights” means, collectively, all copyrights (whether statutory or common law, whether established, registered or recorded in Canada, the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), together with any and all (i) copyright registrations and applications, (ii) rights and privileges
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arising under applicable law with respect to such copyrights, (iii) renewals and extensions thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or
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hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
“Deposit Accounts” means, collectively, (i) all “deposit accounts” (as defined in Article 9 of the UCC) and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time held in, credited to or on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.
“Discharge of Pari Passu Secured Obligations” means, except to the extent otherwise expressly provided in Section 7.6 hereof, the occurrence of:
(1)    termination or expiration of all commitments, if any, to extend credit that would constitute Pari Passu Secured Obligations (including any Refinancings of any thereof to the extent such Refinancings thereof constitute Pari Passu Secured Obligations, as evidenced by the Intercreditor Joinder Agreement delivered by the related Authorized Representative in connection with such Refinancing);
(2)    full payment in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding (or which would accrue but for the commencement of such proceeding), whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Pari Passu Loan Documents and constituting Pari Passu Secured Obligations (including any Refinancings of any thereof to the extent such Refinancings thereof constitute Pari Passu Secured Obligations);
(3)    termination or cash collateralization (in an amount and manner reasonably satisfactory to the relevant Pari Passu Representatives that have letters of credit outstanding thereunder, but in no event greater than 105% of the aggregate undrawn face amount) of, or receipt by such Pari Passu Representatives of supporting letters of credit reasonably satisfactory to such the Pari Passu Representatives with respect to, all letters of credit issued or otherwise outstanding (including any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support), or amounts owing by the Grantors for any drawings thereunder and all fees and other amounts owing with respect thereto, under the Pari Passu Loan Documents and constituting Pari Passu Secured Obligations (if any);
(4)    payment in full in cash of all other Pari Passu Secured Obligations that are outstanding and unpaid at the time the Indebtedness constituting such Pari Passu Secured Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); and
(5)    the satisfaction of all other conditions to the release or discharge of the Liens securing the Pari Passu Secured Obligations as provided in the related Pari Passu Loan Documents.
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If a Discharge of Pari Passu Secured Obligations occurs prior to the termination of this Agreement, to the extent that Additional Pari Passu Secured Obligations are incurred in accordance with Section 7.5 or 7.6, or Pari Passu Secured Obligations are reinstated in accordance with Section 8.4, the Discharge of Pari Passu Secured Obligations shall (effective upon the incurrence of such additional Pari Passu Secured Obligations) be deemed to no longer be effective.
“Discharge of Revolving Credit Secured Obligations” means, except to the extent otherwise expressly provided in Section 7.6 hereof, the occurrence of:
(1)    termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Secured Obligations (including any Refinancings of any thereof to the extent such Refinancings thereof constitute Revolving Credit Secured Obligations, as evidenced by the Intercreditor Joinder Agreement delivered by the related Revolving Credit Agent in connection with such Refinancing);
(2)    the full payment in cash of the principal of and interest (including interest, fees and other charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding (or which would accrue but for the commencement of such proceeding), whether or not allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Revolving Credit Loan Documents and constituting Revolving Credit Secured Obligations (including any Refinancings of any thereof to the extent such Refinancings thereof constitute Revolving Credit Secured Obligations);
(3)    termination or cash collateralization (in an amount and manner satisfactory to the Revolving Credit Agents, but in no event greater than 105%) of the aggregate undrawn face amount, or with respect to inchoate or contingent obligations, in an amount equal to the Revolving Credit Agents’ good faith estimate of the amount due or to become due, including all fees and other amounts relating thereto) of, or receipt by the Revolving Credit Agents of supporting letters of credit reasonably satisfactory to the Revolving Credit Agents with respect to, (i) all letters of credit issued or otherwise outstanding (including any indemnity, guarantee, exposure transmittal mechanism or similar form of credit support), or amounts owing by the Grantors for any drawings thereunder and all fees and other amounts owing with respect thereto, under the Revolving Credit Loan Documents and constituting Revolving Credit Secured Obligations and (ii) all Revolving Credit Secured Obligations which are inchoate or contingent in nature; and
(4)    the satisfaction of all other conditions to the release or discharge of the Liens securing Revolving Credit Secured Obligations as provided in the related Revolving Credit Loan Documents.
If a Discharge of Revolving Credit Secured Obligations occurs prior to the termination of this Agreement, to the extent that additional Revolving Credit Secured Obligations are incurred in accordance with Section 7.5 or 7.6, or Revolving Credit Secured Obligations are reinstated in accordance with Section 8.4 the Discharge of Revolving Credit Secured Obligations shall (effective upon the incurrence of such additional Revolving Credit Secured Obligations or
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reinstatement of such Revolving Credit Secured Obligations, as applicable) be deemed to no longer be effective.
“Discharge of Senior Lien Secured Obligations” means the later of the occurrence of a Discharge of Term Loan Secured Obligations and the occurrence of a Discharge of Revolving Credit Secured Obligations with respect to the Original Revolving Credit Agreement.
“Discharge of Subordinated Lien Secured Obligations” means the occurrence of:
(1)    termination or expiration of all commitments, if any, to extend credit that would constitute Subordinated Lien Secured Obligations (including any Refinancings of any thereof to the extent such Refinancings thereof constitute Subordinated Lien Secured Obligations, as evidenced by the Intercreditor Joinder Agreement delivered by the related Subordinated Lien Representative in connection with such Refinancing);
(2)    the full payment in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding (or which would accrue but for the commencement of such proceeding), whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Subordinated Lien Loan Documents and constituting Subordinated Lien Secured Obligations (including any Refinancings of any thereof to the extent such Refinancings thereof constitute Subordinated Lien Secured Obligations);
(3)    payment in full in cash of all other Subordinated Lien Secured Obligations that are outstanding and unpaid at the time the Indebtedness constituting such Subordinated Lien Secured Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); and
(4)    the satisfaction of all other conditions to the release or discharge of the Liens securing the Subordinated Lien Secured Obligations set forth in the related Subordinated Lien Loan Documents.
If a Discharge of Subordinated Lien Secured Obligations occurs prior to the termination of this Agreement, to the extent that additional Subordinated Lien Secured Obligations are incurred in accordance with Section 7.5 or Subordinated Lien Secured Obligations are reinstated in accordance with Section 8.4, the Discharge of Subordinated Lien Secured Obligations shall (effective upon the incurrence of such additional Subordinated Lien Secured Obligations or reinstatement of such Subordinated Lien Secured Obligations, as applicable) be deemed to no longer be effective.
“Discharge of Term Loan Secured Obligations” means the occurrence of:
(1)    full payment in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding (or which would accrue but for the commencement of such proceeding), whether or not such interest would be allowed in
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such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Term Loan Agreement;
(2)    payment in full in cash of all other Obligations (as defined in the Term Loan Agreement) that are outstanding and unpaid at the time in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); and
(3)    the satisfaction of all other conditions to the release or discharge of the Liens securing the Obligations (as defined in the Term Loan Agreement) as provided in the Term Loan Agreement and the other Loan Documents (as defined therein).
For the purposes of this definition, “Term Loan Agreement” shall not include any agreement, document or instrument executed or delivered in connection with any Refinancing of the Term Loan Agreement existing on the date hereof).
“Disposition” has the meaning assigned to that term in Section 7.1(b).
“Enforcement” means, collectively or individually for any of the Revolving Credit Agents or for any Pari Passu Representatives when a Revolving Credit Default or a Pari Passu Default, as the case may be, has occurred and is continuing, any action taken by any such Persons to repossess, or exercise any remedies with respect to, any material amount of Collateral or commence the judicial enforcement of any of the rights and remedies under the Revolving Credit Loan Documents or the Pari Passu Loan Documents or under any applicable law, but in all cases excluding (i) the demand of the repayment of all the principal amount of any of the Obligations, (ii) the imposition of a default rate or late fee and (iii) the collection and application of, or the delivery of any activation notice with respect to, Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts (in each case, other than Net Cash Proceeds Accounts) against the Revolving Credit Secured Obligations pursuant to the Revolving Credit Loan Documents.
“Enforcement Notice” means a written notice delivered, at a time when a Revolving Credit Default or Pari Passu Default has occurred and is continuing, by either (i) any Revolving Credit Agent to each Pari Passu Representative or (ii) the Authorized Pari Passu Collateral Agent to any Revolving Credit Agent and each Pari Passu Representative announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the Revolving Credit Secured Obligations (in the case of a notice sent by a Revolving Credit Agent) or (in the case of a notice sent by the Authorized Pari Passu Collateral Agent) the current balance of the Pari Passu Secured Obligations of the Series of Pari Passu Debt for which it is the Pari Passu Collateral Agent, as applicable, and requesting the current balance owing of the Revolving Credit Secured Obligations and the other Series of Pari Passu Debt (in the case of a notice sent by the Authorized Pari Passu Collateral Agent) or the Pari Passu Secured Obligations (in the case of a notice sent by a Revolving Credit Agent), as applicable.
“Enforcement Period” means the period of time following the receipt, by either (i) any Revolving Credit Agent of an Enforcement Notice from the Authorized Pari Passu
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Collateral Agent or (ii) each Pari Passu Representative of an Enforcement Notice from any Revolving Credit
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Agent until: (a) in the case of an Enforcement Period commenced by the Authorized Pari Passu Collateral Agent, the Discharge of Pari Passu Secured Obligations, (b) in the case of an Enforcement Period commenced by Revolving Credit Agent, the Discharge of Revolving Credit Secured Obligations or (c) the applicable Revolving Credit Agents and each Pari Passu Representative agrees in writing to terminate the Enforcement Period.
    “Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as between and among holders of Pari Passu Secured Obligations within the same Class and among holders of Subordinated Lien Secured Obligations within the same Class, that, subject to Sections 1.3(a) and (b), as applicable, such Liens or proceeds:
(1)    will be allocated and distributed first to the Authorized Representative for each outstanding Series of Pari Passu Debt or Series of Subordinated Lien Debt within that Class, for the account of the holders of such Series of Pari Passu Debt or Series of Subordinated Lien Debt, as applicable, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit (including any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support), if any, outstanding (whether or not drawings have been made on such letters of credit) on, each outstanding Series of Pari Passu Debt or Series of Subordinated Lien Debt, as applicable, within that Class when the allocation or distribution is made; and
(2)    thereafter, will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit (including any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support), if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Authorized Representative for each outstanding Series of Pari Passu Debt or Series of Subordinated Lien Debt within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Authorized Representative) prior to the date such distribution is made.
“Equipment” means “equipment”, as such term is defined in the UCC, in which such Person now or hereafter has rights.
“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued thereafter, but excluding debt securities convertible or exchangeable into such equity.
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“General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC), but excluding “payment intangibles” (as defined in Article 9 of the UCC), Hedging Agreements and Intellectual Property and any rights thereunder.
“German Pari Passu Non-Accessory Security Documents” means each Security Document governed by German law pursuant to which any Grantor grants any German law non-accessory Lien (nichtakzessorische Sicherheit) to the Term Loan Collateral Agent.
“German Revolving Credit Non-Accessory Security Documents” means each Security Document governed by German law pursuant to which any Grantor grants any German law non-accessory Lien (nichtakzessorische Sicherheit) to the Revolving Credit Collateral Agent.
“German Guarantors” means each Subsidiary of Holdings organized in Germany party to the Revolving Credit Loan Documents and the Pari Passu Loan Documents as a Guarantor, and each other Subsidiary of Holdings organized in Germany that is required to become a Guarantor pursuant to the terms to the Revolving Credit Loan Documents and the Pari Passu Loan Documents.
“Governmental Authority” means the government of Canada, the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grantors” means each Borrower, each Guarantor and each other Person that has or may from time to time hereafter execute and deliver a Revolving Credit Security Document, a Pari Passu Security Document or a Subordinated Lien Security Document as a “Grantor” or a “Pledgor” (or the equivalent thereof).
“Guarantor” has the meaning assigned to that term in the preamble to this Agreement.
“Hedging Agreements” means any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies entered into for the purposes of hedging exposure to interest or exchange rates, loan credit exchanges, security or currency valuations or commodity prices, in each case, not entered into for speculative purposes.
“Hedging Obligations” means obligations under or with respect to Hedging Agreements.
“Holdings” means (i) prior to the consummation of the Permitted Holdings Amalgamation (as defined in each of the Revolving Credit Agreement and the Term Loan Agreement), AV Metals Inc., a corporation formed under the Canada Business Corporations Act, and (ii) upon and after the consummation of the Permitted Holdings Amalgamation, Successor Holdings (as defined in the Term Loan Agreement).
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“Impairment” means:
(a) (i) with respect to any Series of Pari Passu Debt, any determination by a court of competent jurisdiction that (x) any of the Pari Passu Secured Obligations of such Series are unenforceable under applicable law or are subordinated in right of payment or lien priority (other than as expressly provided for in this Agreement) to any other obligations, (y) any of the Pari Passu Secured Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Pari Passu Debt and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Passu Debt) on a basis ranking prior to the security interest of such Series of Pari Passu Debt but junior to the security interest of any other Series of Pari Passu Debt or (ii) the existence of any Collateral for any other Series of Pari Passu Debt that is not Common Pari Passu Collateral; and
(b) (i) with respect to any Series of Subordinated Lien Debt, any determination by a court of competent jurisdiction that (x) any of the Subordinated Lien Secured Obligations of such Series are unenforceable under applicable law or are subordinated in right of payment or lien priority (other than as expressly provided for in this Agreement) to any other obligations, (y) any of the Subordinated Lien Secured Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Subordinated Lien Debt and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Subordinated Lien Debt) on a basis ranking prior to the security interest of such Series of Subordinated Lien Debt but junior to the security interest of any other Series of Subordinated Lien Debt or (ii) the existence of any Collateral for any other Series of Subordinated Lien Debt that is not Common Subordinated Lien Collateral.
“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Revolving Credit Agreement or any Pari Passu Loan Document, as applicable.
“Insolvency or Liquidation Proceeding” means:
(1)    any voluntary or involuntary case or proceeding under Bankruptcy Law with respect to any Grantor;
(2)    any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of any Grantor’s respective assets;
(3)    any liquidation, dissolution, reorganization, marshalling of assets or liabilities or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;
(4)    the appointment of a receiver, trustee, liquidator, administrator, examiner, conservator or other custodian for any Grantor or any part of its property;
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(5)    any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor;
(6)    any analogous step or procedure under any jurisdiction.
provided that for purposes of Section 5.3 and Article VIII of this Agreement, items described in clauses (1) through (6) above shall constitute an Insolvency or Liquidation Proceeding only if such item constitutes (or would constitute but for the effect of any Bankruptcy Law) a Revolving Credit Default, a Pari Passu Default or a Subordinated Lien Default (or an event that with notice or passage of time would constitute a Revolving Credit Default, a Pari Passu Default or a Subordinated Lien Default).
“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).
“Intellectual Property” means, collectively, Patents, Trademarks, Copyrights, Intellectual Property Licenses and Trade Secrets and Other Proprietary Rights.
“Intellectual Property Licenses” means, collectively, with respect to each Grantor, all license agreements, distribution agreements and covenants not to sue (regardless of whether such agreements and covenants are contained within an agreement that also covers other matters, such as development or consulting) with respect to any Patent, Trademark, Copyright or Trade Secrets and Other Proprietary Rights, whether such Grantor is a licensor or licensee, distributor or distributee under any such agreement, together with any and all (i) amendments, renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements, breaches or violations thereof and (iv) other rights to use, exploit or practice any or all Patents, Trademarks, Copyrights or Trade Secrets and Other Proprietary Rights.
“Intercompany Notes of Subsidiaries” means all indebtedness owing by any of the Subsidiaries of Holdings to any Grantor, whether or not represented by a note or agreement.
“Intercreditor Joinder Agreement” means (a) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit A or such other form as is acceptable to each of the other parties thereto, and (b) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B or such other form as is acceptable to each of the other parties.
“Inventory” means all present and future “inventory” (as defined in Article 9 of the UCC), and in any event, including all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any
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Grantor’s business; the purchaser’s interest in any goods being manufactured pursuant to any contract or other arrangement with a supplier, all goods in transit from suppliers (whether or not evidenced by a document of title); all goods that are otherwise “inventory” (as defined in this definition) in which
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any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods that are otherwise “inventory” (as defined in this definition) which are returned to or repossessed by any Grantor, all computer programs embedded in any such goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).
“Italian Pledge Agreements” means (i) that certain Pledge Agreement Over Shares to be entered into among Novelis Europe Holdings Limited, Novelis Deutschland GmbH, Bank of America, N.A., as collateral agent, and the custodian party thereto relating to the shares of Novelis Italian S.p.A and (ii) that certain pledge agreement over Novelis Italia S.p.A bank account to be entered into among Novelis Italia S.p.A, Bank of America N.A., as collateral agent, and the relevant depository bank.
“Korea Share Pledge Agreements” means the collective reference to (i) the Share Kun-Pledge Agreement, dated as of December 17, 2010, among 4260848 Canada Inc., 4260856 Canada Inc., the Term Loan Collateral Agent and the Revolving Credit Collateral Agent and (ii) the Share Kun-Pledge Agreement, dated as of December 17, 2010, among Parent Borrower, the Term Loan Collateral Agent and the Revolving Credit Collateral Agent.
“Letter of Credit” means any present and future “letter of credit” (as defined in Article 5 of the UCC).
“Letter of Credit Rights” means any “letter-of-credit right” (as defined in Article 9 of the UCC).
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference in respect of such property, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Lien Sharing and Priority Confirmation” means:
(1)    as to any Series of Pari Passu Debt, the written agreement of the holders of such Series of Pari Passu Debt, as set forth in the indenture, credit agreement, note purchase agreement or other agreement governing such Series of Pari Passu Debt, for the benefit of all holders of the Obligations from time to time (including each Agent):
(a)    that all Pari Passu Secured Obligations will be and are secured Equally and Ratably by all Pari Passu Liens at any time granted by any Grantor to secure any Obligations in respect of such Pari Passu Debt, and that all such Pari Passu Liens will be enforceable by the Authorized Pari Passu Collateral Agent for the benefit of all holders of
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Pari Passu Secured Obligations Equally and Ratably to the extent and subject to the limitations provided for herein;
(b)    that the holders of such Series of Pari Passu Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Pari Passu Liens and the order of application of proceeds from enforcement of Pari Passu Liens; and
(c)    consenting to the terms of this Agreement and the Authorized Pari Passu Collateral Agent’s performance of, and directing the Authorized Pari Passu Collateral Agent to perform, its obligations under this Agreement and the other Pari Passu Security Documents;
(2)    as to any Revolving Credit Secured Obligations, the written agreement of the holders of Revolving Credit Secured Obligations, as set forth in the credit agreement, indenture, note purchase agreement or other agreement governing such Revolving Credit Secured Obligations, for the benefit of all holders of the Obligations from time to time (including each Agent), (a) that the holders of such Revolving Credit Secured Obligations are bound by the provisions of this Agreement, including the provisions relating to the ranking of the Liens securing the Revolving Credit Secured Obligations and the order of application of proceeds from enforcement of Liens securing the Revolving Credit Secured Obligations; and (b) consenting to the terms of this Agreement and the Revolving Credit Collateral Agent’s performance of, and directing such Revolving Credit Collateral Agent to perform, its obligations under this Agreement and the other Revolving Credit Security Documents; and
(3)    as to any Series of Subordinated Lien Debt, the written agreement of the holders of such Series of Subordinated Lien Debt, as set forth in the indenture, credit agreement, note purchase agreement or other agreement governing such Series of Subordinated Lien Debt, for the benefit of all holders of the Obligations from time to time (including each Agent):
(a)    that all Subordinated Lien Secured Obligations will be and are secured Equally and Ratably by all Subordinated Liens at any time granted by any Grantor to secure any Obligations in respect of such Series of Subordinated Lien Debt, and that all such Subordinated Liens will be enforceable by the Authorized Subordinated Lien Collateral Agent for the benefit of all holders of Subordinated Lien Secured Obligations Equally and Ratably to the extent and subject to the limitations provided for herein;
(b)    that the holders of such Series of Subordinated Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Subordinated Liens and the order of application of proceeds from the enforcement of Subordinated Liens; and
(c)    consenting to the terms of this Agreement and the Authorized Subordinated Lien Collateral Agent’s performance of, and directing the Authorized Subordinated Lien Collateral Agent to perform, its obligations under this Agreement and the other Subordinated Lien Security Documents;
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It being understood that no Lien Sharing and Priority Confirmation shall be required for the credit facility governed by the Term Loan Agreement to constitute Pari Passu Debt or for the credit facility governed by the Original Revolving Credit Agreement to constitute Revolving Credit Secured Obligations.
“Madeira Assignment of Credits” means the Assignment of Credits Agreement dated December 17, 2010 among Novelis Madeira, Unipessoal, Lda., the Revolving Credit Collateral Agent and the other parties thereto,
“Modifications” means any amendments, restatements, amendment and restatements, supplements, modifications, waivers, consents, renewals, replacements, increases, decreases, consolidations, severances, substitutions and extensions of any agreement, document or instrument from time to time, whether in whole or in part and pursuant to one or more agreements, documents, instruments or facilities, with the same or different parties, a shorter or longer maturity or in a smaller or greater amount of (or commitments for) Indebtedness. “Modify” and “Modified” shall have meanings correlative thereto.
“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Pari Passu Mortgage.
“Net Cash Proceeds Accounts” means any segregated Deposit Accounts or Securities Accounts established by any Borrower or any other Grantor in accordance with the requirements of the Term Loan Agreement and any other Pari Passu Loan Document and which solely contain proceeds of Pari Passu Priority Collateral (and any products of such proceeds), and which have been designated in writing to the Revolving Credit Agents as such within 45 days of the time that the proceeds from any sale of Pari Passu Priority Collateral shall be deposited therein, pending final application of such proceeds (and any products of such proceeds, and interest thereon, in each case, in accordance with the terms of the Term Loan Agreement and any other Pari Passu Loan Document.
“New York UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York.
“Non-Controlling Secured Parties” means, (i) with respect to any Common Pari Passu Collateral, the Pari Passu Secured Parties which are not Controlling Secured Parties with respect to such Common Pari Passu Collateral and (ii) with respect to any Common Subordinated Lien Collateral, the Subordinated Lien Secured Parties which are not Controlling Secured Parties with respect to such Common Subordinated Lien Collateral.
“Novelis Acquisitions” has the meaning assigned to that term in the preamble to this Agreement.
“Novelis Brand” has the meaning assigned to that term in the preamble to this Agreement.
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“Novelis Corporation” has the meaning assigned to that term in the preamble to this Agreement.
“Novelis Holdings” has the meaning assigned to that term in the preamble to this Agreement.
“Novelis PAE” has the meaning assigned to that term in the preamble to this Agreement.
“Novelis South” has the meaning assigned to that term in the preamble to this Agreement.
“Obligations” means all Revolving Credit Secured Obligations, all Pari Passu Secured Obligations and, if the context requires, all Subordinated Lien Secured Obligations.
“Original Revolving Credit Agreement” has the meaning assigned to such term in the Recitals to this Agreement.
“Parent Borrower” has the meaning assigned to that term in the preamble to this Agreement.
“Pari Passu Collateral Agents” means the Term Loan Collateral Agent and any Additional Pari Passu Collateral Agent.
“Pari Passu Debt” means:
(1)    the term loans and other Pari Passu Secured Obligations incurred under the Term Loan Agreement (including all Term Loans, Incremental Term Loans and Other Term Loans under, and as defined, therein);
(2)    Hedging Obligations owed to any Secured Hedge Provider which are permitted to be included as Pari Passu Secured Obligations under each Pari Passu Loan Document; and
(3)    additional Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of any Grantor that is secured Equally and Ratably with the Pari Passu Secured Obligations by a Pari Passu Lien that was permitted to be incurred and so secured under the existing Pari Passu Loan Documents, Revolving Credit Loan Documents and Subordinated Lien Documents; provided that, in the case of any additional Indebtedness referred to in this clause (3), that:
(a)    on or before the date on which such additional Indebtedness is incurred by such Grantor, such additional Indebtedness is designated by the Borrower, in an Additional Secured Debt Designation as “Pari Passu Debt” for the purposes of this Agreement, and the other Pari Passu Loan Documents; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Pari Passu Debt and no Series of Secured Debt may be designated as or constitute both Revolving Credit Secured Obligations and Pari Passu Debt;
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(b)    the Pari Passu Representative(s) for such Indebtedness execute and deliver an Intercreditor Joinder Agreement in accordance with Section 7.5 hereof;
(c)    such additional Indebtedness is governed by an indenture, a credit agreement, note purchase agreement, collateral trust agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and
(d)    all other requirements set forth in Section 7.5 of this Agreement have been satisfied.
“Pari Passu Default” means an “Event of Default” (as defined in any Pari Passu Loan Document), which is no longer subject to any applicable cure or notice period and is continuing.
“Pari Passu DIP Financing” has the meaning assigned to that term in Section 8.1(b).
“Pari Passu General Intangibles” means all General Intangibles which are not Revolving Credit General Intangibles.
“Pari Passu Intervening Creditor” has the meaning provided in Section 6.3(a) hereof.
“Pari Passu Lien” means a Lien granted under a Pari Passu Security Document to a Pari Passu Collateral Agent, at any time, upon any property of any Grantor to secure any Pari Passu Secured Obligations.
“Pari Passu Loan Documents” means, the Term Loan Agreement, the Pari Passu Mortgages and the other “Loan Documents” (as defined in the Term Loan Agreement) and any additional indenture, credit agreement, note purchase agreement or other agreement pursuant to which any Pari Passu Debt is incurred or issued (other than Hedging Agreements and documents relating thereto and not to any other Pari Passu Debt), the Pari Passu Security Documents and (other than excluded above) each of the other agreements, documents and instruments providing for or evidencing any other Pari Passu Debt, and (other than excluded above) any other document or instrument executed or delivered at any time in connection with any Pari Passu Debt, including any intercreditor agreement, collateral trust agreement or joinder agreement among Pari Passu Secured Parties to the extent such are effective at the relevant time, as each may be Modified or Refinanced from time to time in whole or in part (whether with any Pari Passu Representatives or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.
“Pari Passu Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on Real Property owned or leased by any Grantor is granted to secure any Pari Passu Secured Obligations.
“Pari Passu Post-Petition Assets” has the meaning assigned to that term in Section 8.1(a).
“Pari Passu Priority Collateral” means all now owned or hereafter acquired Collateral other than the Revolving Credit Priority Collateral, including all: (a) Equipment; (b) Real Estate
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Assets; (c) Intellectual Property; (d) Pari Passu General Intangibles; (e) documents of title related to Equipment; (f) Records, “supporting obligations” (as defined in Article 9 of the UCC), commercial tort claims or other claims and causes of action, in each case, to the extent related
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primarily to the foregoing; (g) Stock of Subsidiaries and Intercompany Notes of Subsidiaries; (h) Net Cash Proceeds Accounts; and (i) substitutions, replacements, accessions, products and proceeds (including insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.
“Pari Passu Representative” means:
(a)    the Term Loan Agents, in the case of the term loans and other Pari Passu Secured Obligations incurred under the Term Loan Agreement and (for so long as the Term Loan Agreement is in effect) all Hedging Obligations owed to a Secured Hedge Provider; or
(b)    in the case of any other Series of Pari Passu Debt, the trustee, agent or representative of the holders of such Series of Pari Passu Debt appointed as a representative of such Series of Pari Passu Debt pursuant to the indenture, credit agreement, note purchase agreement, collateral trust agreement or other agreement governing or relating to such Series of Pari Passu Debt, and who has executed an Intercreditor Joinder Agreement.
“Pari Passu Secured Obligations” means (a) all obligations of the Grantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) on the loans and other Indebtedness under the Term Loan Credit Agreement and the other Pari Passu Loan Documents, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Grantors under the Term Loan Credit Agreement or any other Pari Passu Loan Document in respect of any letter of credit (including any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support), when and as due, including payments in respect of reimbursement obligations with respect to drawings under letter of credit, interest thereon and obligations to provide cash collateral with respect to letters of credit issued under the Pari Passu Loan Documents and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantors under the Term Loan Agreement or any other Pari Passu Loan Document, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Grantors under or pursuant to the Term Loan Agreement and the other Pari Passu Loan Document and (c) the due and punctual payment and performance of all obligations the Grantors under each Hedging Agreement entered into by any Grantor with any Secured Hedge Provider. “Pari Passu Secured Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Pari Passu Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

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“Pari Passu Secured Parties” means the holders of Pari Passu Secured Obligations including, in any event, the Pari Passu Representatives.
“Pari Passu Security Documents” means the “Security Documents” as defined in the Term Loan Agreement and Modifications thereof and, with respect to any Additional Secured Debt constituting Pari Passu Debt, any security agreement, mortgage, any security trust deed, and each other security document, deed of trust, charge or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as Collateral for the applicable Series of Pari Passu Debt, and all UCC, PPSA or other financing statements or financing change statements, control agreements, bailee notification letters, or instruments of perfection required by the applicable Pari Passu Documents or any other such security document, charge or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to any security agreement or any mortgage and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as Collateral for the applicable series of Pari Passu Debt; provided “Pari Passu Security Documents” shall not include the Term Loan Agreement or any indenture, credit agreement, note purchase agreement or other agreement governing any Series of Pari Passu Debt.
“Pari Passu Standstill Period” has the meaning assigned to that term in Section 5.1(a)(1).
“Patents” means, collectively, all patents, patent applications, certificates of inventions, industrial designs and rights corresponding thereto throughout the world (whether established or registered or recorded in Canada, the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to any of the foregoing, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements or other violations thereof.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Pledged Collateral” has the meaning assigned to that term in Section 7.4(a).
“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency or Liquidation Proceeding (or would accrue but for the commencement of an Insolvency or Liquidation Proceeding), whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.
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“Principal Jurisdiction” means (i) the United States, Canada, the United Kingdom, Switzerland and Germany, (ii) each other country in which a Restricted Subsidiary is organized in respect of which receivables are included in the borrowing base for purposes of the
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Revolving Credit Agreement and (iii) any state, province or other political subdivision of the foregoing.
“Real Estate Assets” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any Real Property.
“Real Property” means, collectively, all right, title and interest (including any freehold, leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Receivables Purchase Agreement” means each of (a) the receivables purchase agreement and any related servicing agreements between Novelis Deutschland GmbH, as seller and collection agent, on the one hand, and Novelis AG, as purchaser, on the other hand, providing, inter alia, for the sale and transfer of Accounts by Novelis Deutschland GmbH to Novelis AG, as each such agreement may be Modified, from time to time in accordance with the terms thereof and (b) any other receivables purchase agreement and related servicing agreements pursuant to which Accounts are sold by a Restricted Subsidiary to a Grantor.
“Records” means all present and future “records” (as defined in Article 9 of the UCC).
“Recovery” has the meaning assigned to that term in Section 8.4.
“Refinance” means, in respect of any Indebtedness, to refinance, defease, repay, replace, restructure, refund or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part, whether pursuant to one or more agreements, documents, instruments or facilities, with the same or different parties, a shorter or longer maturity or in a smaller or greater amount of (or commitments for) Indebtedness. “Refinanced” and “Refinancing” shall have meanings correlative thereto.
“Revolving Commitments” means the “Commitments” (as such term is defined in the Revolving Credit Agreement).
“Revolving Credit Administrative Agent” means Bank of America, N.A., as administrative agent under the Revolving Credit Agreement (and together with its successors in such capacity), together with any other agent, collateral agent or other representative of lenders or holders of Revolving Credit Secured Obligations that becomes party to this Agreement through the execution and delivery of an Intercreditor Joinder Agreement and complies with the other applicable conditions contained in Section 7.5 and 7.6 of this Agreement upon any Modification or Refinancing of the Revolving Credit Agreement, and any successor representative acting in such capacity.
“Revolving Credit Agents” means the Revolving Credit Administrative Agent and the Revolving Credit Collateral Agent.
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“Revolving Credit Agreement” means that certain Credit Agreement, dated as of December 17, 2010, by and among the Borrower, as Canadian borrower, Guarantors party thereto from time to time as borrowers or guarantors, the financial institutions party thereto from time to time as lenders, Bank of America, N.A., as administrative agent, collateral agent, U.S. swingline lender, European swingline lender and U.S./European issuing bank, and the other agents and arrangers named therein, as Modified or Refinanced from time to time as permitted under the Secured Debt Loan Documents (provided that each successor or replacement Revolving Credit Agent has executed and delivered an Intercreditor Joinder Agreement and has complied with the other applicable conditions contained in Section 7.5 and 7.6 of this Agreement).
“Revolving Credit Claimholders” means, at any relevant time, the holders of Revolving Credit Secured Obligations at that time, including, in any event, the Revolving Credit Agents, the lenders under any Revolving Credit Agreement, the agents under the Revolving Credit Loan Documents and Secured Bank Product Providers and any receiver under the Revolving Credit Loan Documents.
“Revolving Credit Collateral Agent” means Bank of America, N.A., as collateral agent under the Revolving Credit Agreement (and together with its successors in such capacity), together with any other agent, collateral agent, collateral trustee or other representative of lenders or holders of Revolving Credit Secured Obligations that becomes party to this Agreement through the execution and delivery of an Intercreditor Joinder Agreement and complies with the other applicable conditions contained in Section 7.5 and 7.6 of this Agreement upon any Modification or Refinancing of the Revolving Credit Agreement, and any successor representative acting in such capacity.
“Revolving Credit Default” means an “Event of Default” (as defined in the Revolving Credit Agreement), which is no longer subject to any applicable cure or notice period and is continuing.
“Revolving Credit DIP Financing” has the meaning assigned to that term in Section 8.1(a).
“Revolving Credit General Intangibles” means all General Intangibles arising out of the other items of property included within clauses (a), (b), (c), (e) and (f) of the definition of Revolving Credit Priority Collateral, including all contingent rights with respect to warranties on Inventory or Accounts which are not yet “payment intangibles” (as defined in Article 9 of the UCC).
“Revolving Credit Lenders” means the banks, financial institutions and other entities from time to time party to the Revolving Credit Agreement as lenders.
“Revolving Credit Lien Post-Petition Assets” has the meaning assigned to that term in Section 8.1(b).
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“Revolving Credit Loan Documents” means the Revolving Credit Agreement, the Revolving Credit Security Documents and the other “Loan Documents” (as defined in the
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Revolving Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Secured Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Secured Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Secured Obligations, to the extent such are effective at the relevant time, as each may be Modified or Refinanced from time to time in whole or in part (whether with the Revolving Credit Agents and Revolving Credit Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.
“Revolving Credit Priority Collateral” means all now owned or hereafter acquired: (a) Accounts, other than “payment intangibles” (as defined in Article 9 of the UCC) which constitute identifiable proceeds of Pari Passu Priority Collateral, (b) all Inventory or documents of title for any Inventory; (c) Deposit Accounts (other than any Deposit Accounts that are Net Cash Proceeds Accounts), Securities Accounts (other than any Securities Accounts that are Net Cash Proceeds Accounts), Instruments (solely to the extent constituting or evidencing obligations owing (i) for property that has been sold, leased, licensed, assigned or otherwise disposed of or (ii) for services rendered or to be rendered, and excluding Intercompany Notes of Subsidiaries) and Chattel Paper (solely to the extent constituting or evidencing obligations owing (i) for property that has been sold, leased, licensed, assigned or otherwise disposed of or (ii) for services rendered or to be rendered); provided, however, that to the extent Instruments or Chattel Paper that constitute identifiable proceeds of Pari Passu Priority Collateral are deposited or held in any such Bank Accounts or Securities Accounts after an Enforcement Notice, then (as provided in Section 5.5) such Instruments, Chattel Paper or other identifiable proceeds shall be treated as Pari Passu Priority Collateral, as the case may be; (d) Revolving Credit General Intangibles; (e) right, title and interest in and to any Receivables Purchase Agreement; (f) any credit insurance policy maintained with respect to Accounts of any Loan Party; (g) Records, Letters of Credit, Letter of Credit Rights, “supporting obligations” (as defined in Article 9 of the UCC), commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and (h) substitutions, replacements, accessions, products and proceeds (including insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.
“Revolving Credit Secured Obligations” means (a) all obligations of the Borrowers and the other Grantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) on the loans under the Revolving Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers and the other Grantors under the Revolving Credit Loan Documents in respect of any letter of credit (including any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support), when and as due, including payments in respect of reimbursement obligations with respect to drawings under letters of credit, interest thereon and obligations to provide cash collateral with respect to letters of credit
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issued under the Revolving Credit Loan Documents and (iii) all other monetary obligations, including fees, costs, expenses
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and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers and the other Grantors under the Revolving Credit Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers and the other Grantors under or pursuant to the Revolving Credit Loan Documents and (c) the due and punctual payment and performance of all Secured Bank Product obligations owing to any Secured Bank Product Provider. “Revolving Credit Secured Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Revolving Credit Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
“Revolving Credit Security Documents” means the “Security Documents” (as defined in the Revolving Credit Agreement) and any other agreement, document or instrument (other than the Revolving Credit Loan Agreement) pursuant to which a Lien is granted securing any Revolving Credit Secured Obligations or under which rights or remedies with respect to such Liens are governed, provided that “Revolving Credit Security Documents” shall not include the Revolving Credit Agreement.
“Revolving Credit Standstill Period” has the meaning assigned to that term in Section 5.2(a)(1).
“Secured Bank Product Provider” means (a) any Revolving Credit Agent or any of its Affiliates and (b) any lender under the Revolving Credit Agreement or Affiliate of a lender under the Revolving Credit Agreement that is providing a Bank Product (or that was a Revolving Credit Agent, a lender under the Revolving Credit Agreement or an Affiliate thereof, at the time an agreement to provide Bank Products by such Person was entered into), provided the provider complies with the requirements of the Revolving Credit Agreement to become a Secured Bank Product Provider.
“Secured Bank Product Obligations” means Bank Product Debt owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than any Revolving Credit Agent and its Affiliates) specified by such provider in writing to the Revolving Credit Administrative Agent in accordance with the terms of the Revolving Credit Agreement.
“Secured Debt Loan Documents” has the meaning assigned to that term in Section 7.5(a).
“Secured Debt Representative” means each Pari Passu Representative and each Subordinated Lien Representative.
        “Secured Hedge Provider” means, with respect to any Hedging Agreement, a Person that (i) is party to such Hedging Agreement with a Grantor, (ii) either (A) at the time such
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Hedging Agreement was entered into or as of the date hereof in the case of Hedging Agreements entered into prior to the date hereof which remain in effect on the date hereof, was a lender under
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the Term Loan Agreement or other applicable Pari Passu Loan Document, a Pari Passu Representative or an arranger, syndication agent, documentation agent or bookrunner under the Term Loan Agreement or other Pari Passu Document, or an Affiliate of any such lender, a Revolving Credit Agent, Pari Passu Representative, arranger, syndication agent, documentation agent or bookrunner, (B) is a counterparty to a Hedging Agreement with any Grantor entered into after the date hereof if, at or prior to the time such Hedging Agreement is entered into, the Borrower shall designate such person as a “Secured Hedge Provider” in a notice to the Term Loan Agents (or if the Discharge of Term Loan Secured Obligations has occurred, to any other Pari Passu Representative), or (C) is a counterparty to a Hedge Agreement with any Grantor existing on the Closing Date if (1) such Person is listed as a “Secured Hedge Provider” on Schedule 1.01(d) to the Term Loan Agreement, which Person shall become a Secured Hedge Provider on the day following the Closing Date but shall cease to be a Secured Hedge Provider if such Person fails to execute a Secured Hedge Provider Joinder under the Term Loan Agreement on or prior to the ninetieth (90th) day after the Closing Date and (2) such Secured Hedge Provider shared in the collateral granted in connection with the existing term loan facility of the Parent Borrower and Novelis Corporation (and which is further identified on a Schedule to the Term Loan Agreement).

“Secured Obligations” means the Revolving Credit Secured Obligations, the Pari Passu Secured Obligations and the Subordinated Lien Secured Obligations.
“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all cash, funds, “uncertificated securities” and “securities entitlements” (in each case, as defined in Article 8 of the UCC) from time to time held therein or on deposit therein.
“Security Documents” means the collective reference to the Revolving Credit Security Documents, the Pari Passu Security Documents and the Subordinated Lien Security Documents.
“Security Transfer Agreement” means the Security Transfer Agreement between Novelis Switzerland SA and the Term Loan Collateral Agent relating to the transfer for security purposes of six mortgage notes,
“Senior Secured Obligations” has the meaning assigned to such term in Section 2.1(c).
“Series” means a Series of Pari Passu Debt or a Series of Subordinated Lien Debt, as the context requires.
“Series of Pari Passu Debt” means, severally, (i) the term loans and other Pari Passu Secured Obligations incurred under the Term Loan Agreement (including all Term Loans, Incremental Term Loans and Other Term Loans under, and as defined, therein), and (ii) any other Indebtedness that constitutes Pari Passu Debt for which a single collateral trustee (or equivalent), whether under a collateral trust agreement or otherwise, acts, or for which an administrative agent,
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collateral agent, indenture trustee, collateral trustee, registrar or other Person acting in a similar capacity maintains a single list of holders of such Indebtedness.
“Series of Secured Debt” means each Series of Subordinated Lien Debt and each Series of Pari Passu Debt.
“Series of Subordinated Lien Debt” means, severally, each issue or series of Subordinated Lien Debt for which a single collateral trustee (or equivalent), whether under a collateral trust agreement or otherwise, acts, or for which a collateral trustee (or equivalent), whether under a collateral trust agreement or otherwise, acts, or for which an administrative agent, collateral agent, indenture trustee, collateral trustee, registrar or other Person acting in a similar capacity maintains a single list of holders of such Indebtedness.
“Stock of Subsidiaries” means all Equity Interests in Subsidiaries of Holdings and Subsidiaries of Parent Borrower.
“Subordinated Lien” means a Lien granted under a Subordinated Lien Security Document to a Subordinated Lien Collateral Agent, at any time, upon any Collateral of any Grantor to secure any Subordinated Lien Secured Obligations.
“Subordinated Lien Collateral Agent” means the collateral agent, collateral trustee or a similar representative for the holders of any Series of Subordinated Lien Debt incurred or issued after the date hereof.
“Subordinated Lien Debt” means any Indebtedness of any Grantor that is secured on a subordinated basis to the Pari Passu Debt and the Revolving Credit Secured Obligations by a Subordinated Lien that was permitted to be incurred and so secured under the Pari Passu Loan Documents and the Revolving Credit Loan Documents; provided that:
(1)    on or before the date on which such Indebtedness is incurred by such Grantor, such Indebtedness is designated by the Borrower in an Additional Secured Debt Designation as “Subordinated Lien Debt” for the purposes of this Agreement and the other Subordinated Lien Loan Documents; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Pari Passu Debt;
(2)    the Subordinated Lien Representative(s) for such Indebtedness execute and deliver an Intercreditor Joinder in accordance with Section 7.5 hereof;
(3)    such Indebtedness is governed by an indenture, credit agreement, note purchase agreement, collateral trust agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and
(4)    all other requirements set forth in Section 7.5 of this Agreement have been complied with.

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“Subordinated Lien Default” means an “Event of Default” (as defined in any Subordinated Lien Document) which is no longer subject to any applicable cure or notice period.
“Subordinated Lien Intervening Creditor” has the meaning provided in Section 6.3(b) hereof.
“Subordinated Lien Loan Documents” means, collectively, any indenture, credit agreement, note purchase agreement or other agreement governing any Series of Subordinated Lien Debt and the Security Documents related thereto (other than any Security Documents that do not secure Subordinated Lien Secured Obligations), and each of the other agreements, documents or instruments providing for or evidencing any other Subordinated Lien Debt, and any other document or instrument executed or delivered at any time in connection with Subordinated Lien Debt, including any intercreditor agreement, collateral trust agreement or joinder agreement among Subordinated Lien Secured Parties to the extent such are effective at the relevant time, as each may be Modified or Refinanced from time to time in whole or in part (whether with any Subordinated Lien Representative or other agents and lenders or otherwise) in each case in accordance with the provisions of this Agreement.
“Subordinated Lien Representative” means, in the case of any other Series of Subordinated Lien Debt, the trustee, agent or representative of the holders of such Series of Subordinated Lien Debt which is appointed as a representative of such Series of Series of Subordinated Lien Debt pursuant to the indenture, credit agreement, note purchase agreement, collateral trust agreement or other agreement governing or relating to such Series of Series of Subordinated Lien Debt, and who has executed an Intercreditor Joinder Agreement.
“Subordinated Lien Secured Obligations” means (a) all obligations of the Grantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) on Subordinated Lien Debt, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantors under any Subordinated Lien Loan Document, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Grantors under or pursuant to the Subordinated Lien Loan Documents. “Subordinated Lien Secured Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Subordinated Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
“Subordinated Lien Secured Parties” means the holders of Subordinated Lien Secured Obligations and including, in any event, the Subordinated Lien Representatives.
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“Subordinated Lien Security Documents” means the “Security Documents” as defined in any other agreement, document or instrument pursuant to which a Lien is granted securing any Subordinated Lien Debt Obligations or under which rights or remedies with respect to such Liens are governed, provided that “Subordinated Lien Security Documents” shall not include any indenture, credit agreement, note purchase agreement or similar agreement governing any Series of Subordinated Lien Debt unless one of the primary purposes thereof is to provide for the granting of Liens in the Collateral.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, (i) any corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (ii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iii) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise “Subsidiary” refers to a Subsidiary of Holdings. Notwithstanding the foregoing, Logan Aluminum Inc. shall not be treated as a Subsidiary hereunder unless it qualifies as a Subsidiary under clause (i) of this definition.
“Subsidiary Guarantors” has the meaning assigned to that term in the preamble of this Agreement.
“Subsidiary Stock” means all present and future equity securities of Subsidiaries of Holdings or, after a Qualified Parent IPO (as defined in the Term Loan Agreement), the Parent Borrower.
“Swiss Borrower” has the meaning assigned to that term in the preamble to this Agreement.
“Swiss Security Agreement” means the Agreement between Novelis AG and the Revolving Credit Collateral Agent relating to trade receivables, intercompany receivables and bank accounts, the Agreement between Novelis Switzerland SA and the Revolving Credit Collateral Agent relating to trade receivables, intercompany receivables and bank accounts and the Agreement between Novelis Technology AG and the Revolving Credit Collateral Agent relating to trade receivables, intercompany receivables and bank accounts.
“Swiss Stock and IP Security Agreement” means the Share Pledge Agreement between Novelis Europe Holdings Limited and the Term Loan Collateral Agent relating to the shares of Novelis AG, the Share Pledge Agreement between Novelis AG and the Term Loan Collateral Agent relating to the shares of Novelis Switzerland SA, the Share Pledge Agreement between Novelis AG and the Term Loan Collateral Agent relating to the shares of Novelis Technology AG and the Intellectual Property Pledge Agreement between Novelis Switzerland SA and the Term Loan Collateral Agent.
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“Term Loan Administrative Agent” has the meaning set forth in the preamble.
“Term Loan Agents” means the Term Loan Administrative Agent and the Term Loan Collateral Agent.
“Term Loan Agreement” has the meaning assigned to that term in the recitals to this Agreement.
“Term Loan Collateral Agent” has the meaning set forth in the preamble.
“Term Loan Secured Obligations” means the “Secured Obligations” as defined in the Term Loan Agreement.
“Term Loan Secured Parties” means the holders of any Pari Passu Secured Obligations under the Term Loan Agreement and the other “Loan Documents” (as defined therein), the Term Loan Agents and, until a Discharge of Term Loan Secured Obligations has occurred, each Secured Hedge Provider.
“Trademarks” means, collectively, all trademarks (including service marks and certification marks), slogans, logos, certification marks, trade dress, internet domain names, corporate names and trade names, whether registered or unregistered (whether statutory or common law and whether established or registered in Canada, the United States or any other country or any political subdivision thereof), together with any and all (i) registrations and applications for any of the foregoing, (ii) goodwill connected with the use thereof and symbolized thereby, (iii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iv) reissues, continuations, extensions and renewals thereof and amendments thereto, (v) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (vi) rights corresponding thereto throughout the world and (vii) rights to sue for past, present and future infringements, dilutions or other violations thereof.
“Trade Secrets and Other Proprietary Rights” means, collectively, all trade secrets, proprietary information and data and databases, know-how and processes, designs, inventions, technology and software and any other intangible rights to the extent not covered by the definitions of Patents, Trademarks and Copyrights; whether registered or unregistered, whether statutory or common law, and whether established or registered in Canada, the United States or any other country or any political subdivision thereof, together with any and all (i) registrations and applications for the foregoing, (ii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iii) reissues, continuations, extensions, renewals and divisions thereof and amendments thereto, (iv) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements or other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present and future infringements and other violations thereof.
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“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“U.K. Borrower” has the meaning assigned to that term in the preamble to this Agreement.
“U.S. Borrowers” has the meaning assigned to that term in the preamble to this Agreement.
1.2    Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise:
a.any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as Modified from time to time;
b.any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;
c.any reference to a Subsidiary of a Person shall mean any direct or indirect Subsidiary of such Person;
d.the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
e.all references herein to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided and all references to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided;
f.any reference to any law or regulation shall refer to such law or regulation as amended, modified or supplemented from time to time;
g.all references to terms defined in the New York UCC shall have the meaning ascribed to them therein (unless otherwise specifically defined herein);
h.the use in this Agreement of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or
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words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter;
i.all references to (i) any Pari Passu Collateral Agent or Pari Passu Representative acting on behalf of any other Pari Passu Secured Party shall be limited to such Person acting on behalf of the Pari Passu Secured Parties under the Series of Pari Passu Debt for which such Person serves as an agent, trustee or in a similar capacity and (ii) any Subordinated Lien Collateral Agent or Subordinated Lien Representative acting on behalf of any other Subordinated Lien Secured Party shall be limited to such Person acting on behalf of the Subordinated Secured Parties under the Series of Subordinated Lien Debt for which such Person serves as an agent, trustee or in a similar capacity; and
j.the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
    This Agreement will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable to this Agreement.
1.3    Impairment.
a.It is the intention of the Pari Passu Secured Parties of each Series of Pari Passu Debt that, solely as between such Series of Pari Passu Debt and any other Series of Pari Passu Debt, the holders of Pari Passu Secured Obligations of such Series (and not the Pari Passu Secured Parties of any other Series) bear the risk of Impairment with respect to any Series of Pari Passu Debt. In the event of any Impairment with respect to any Series of Pari Passu Debt, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu Debt, and the rights of the holders of such Series of Pari Passu Debt (including, without limitation, the right to receive distributions in respect of such Pari Passu Debt pursuant to Section 6.3(a)) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Passu Debt subject to such Impairment. Additionally, in the event the Pari Passu Secured Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Passu Secured Obligations or the Pari Passu Documents governing such Pari Passu Secured Obligations shall refer to such obligations or such documents as so modified.
b.It is the intention of the Subordinated Lien Secured Parties of each Series of Subordinated Lien Debt that, solely as between such Series of Subordinated Lien Debt and any other Series of Subordinated Lien Debt, the holder of Subordinated Lien Secured Obligations of such Series (and not the Subordinated Lien Secured Parties of any other Series) bear the risk of Impairment with respect to any Series of Subordinated Lien Debt. In the event of any Impairment with respect to any Series Subordinated Lien Debt, the results of such Impairment shall be borne solely by the holders of such Series of Subordinated Lien Debt, and the rights of the holders of such Series of Subordinated Lien Debt (including, without limitation, the right to receive distributions in respect of such Subordinated Lien Debt pursuant to Section 6.3(b)) set forth herein shall be
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modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Subordinated Lien Debt subject to such Impairment. Additionally, in the event the Subordinated Lien Secured Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Subordinated Lien Secured Obligations or the Subordinated Lien Documents governing such Subordinated Lien Secured Obligations shall refer to such obligations or such documents as so modified.
This Agreement will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable to this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or representatives as of the date first written above.
REVOLVING CREDIT AGENTS

BANK OF AMERICA, N.A., as Revolving Credit Administrative Agent and as Revolving Credit Collateral Agent, and in such capacity, as authorized representative of the Revolving Credit Claimholders

By: /s/ Peter M. Walther
Name:    Peter M. Walther
Title:    Senior Vice President

NOTICE ADDRESS

135 S. LaSalle, Suite 927, IL4-135-09-27
Chicago, IL 60603
Attention: Account Officer

Telecopier No.: 312-453-5555

[Signature Page to Intercreditor Agreement]

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TERM LOAN AGENTS

BANK OF AMERICA, N.A., as Term Loan Agent, and in such capacity, as a Pari Passu Representative of certain Pari Passu Secured Parties

By: /s/ Christopher Kelly Wall
Name: Christopher Kelly Wall
Title: Managing Director

NOTICE ADDRESS

1455 Market Street
San Francisco, CA 94103

Attention:
Facsimile No.:

[Signature Page to Intercreditor Agreement]

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ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

NOVELIS INC., as a Grantor

By: /s/ Randal P. Miller
Name:
Title:

NOVELIS CORPORATION, as a Grantor

By: /s/ Leslie J. Parrette, Jr.
Name:
Title:

NOVELIS PAE CORPORATION, as a Grantor

By: /s/ Leslie J. Parrette, Jr.
Name:
Title:

NOVELIS BRAND LLC, as a Grantor

By: /s/ Marion G. Barnes
Name:
Title:

NOVELIS SOUTH AMERICA HOLDINGS LLC, as a Grantor

By: /s/ Leslie J. Parrette, Jr.
Name:
Title:

[Signature Page to Intercreditor Agreement]

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ALUMINUM UPSTREAM HOLDINGS LLC, as a Grantor

By: /s/ Leslie J. Parrette, Jr.
Name:
Title:

NOVELIS ACQUISITIONS LLC, as a Grantor

By: /s/ Leslie J. Parrette, Jr.
Name:
Title:

NOVELIS NORTH AMERICA HOLDINGS INC., as a Grantor

By: /s/ Leslie J. Parrette, Jr.
Name:
Title:

NOVELIS UK LTD., as a Grantor

By: /s/ Randal P. Miller
Name:
Title:

NOVELIS SERVICES LIMITED, as a Grantor

By: /s/ Randal P. Miller
Name:
Title:
[Signature Page to Intercreditor Agreement]

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NOVELIS AG, as a Grantor

By: /s/ Randal P. Miller
Name:
Title:

NOVELIS CAST HOUSE TECHNOLOGY LTD., as a Grantor

By: /s/ Marion G. Barnes
Name:
Title:

4260848 CANADA INC., as a Grantor

By: /s/ Marion G. Barnes
Name:
Title:

4260856 CANADA INC., as a Grantor

By: /s/ Marion G. Barnes
Name:
Title:

NOVELIS NO. 1
LIMITED PARTNERSHIP, as a Grantor
by its general partner,
4260848 Canada Inc.

By: /s/ Marion G. Barnes
Name:
[Signature Page to Intercreditor Agreement]

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Title:

NOVELIS EUROPE HOLDINGS LIMITED, as a Grantor

By: /s/ Randal P. Miller
Name:
Title:

NOVELIS SWITZERLAND SA, as a Grantor

By: /s/ Randal P. Miller
Name:
Title:

NOVELIS TECHNOLOGY AG, as a Grantor

By: /s/ Randal P. Miller
Name:
Title:

NOVELIS MADEIRA UNIPESSOAL, LDA, as a Grantor

By: /s/ Randal P. Miller
Name:
Title:

NOVELIS PAE S.A.S., as a Grantor

[Signature Page to Intercreditor Agreement]

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By: /s/ Randal P. Miller
Name:
Title:

NOVELIS LUXEMBOURG S.A., as a Grantor

By: /s/ Randal P. Miller
Name:
Title:

AV METALS INC., as a Grantor

By: /s/ Randal P. Miller
Name:
Title:

[Signature Page to Intercreditor Agreement]

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NOVELIS DEUTSCHLAND GMBH, as a Grantor

By: /s/ Randal P. Miller
Name:
Title:

[Signature Page to Intercreditor Agreement]

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NOVELIS DO BRASIL LTDA., as a Grantor

By: /s/ Randal P. Miller
Name:
Title:

[Signature Page to Intercreditor Agreement]

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Present when the Common Seal of

SIGNED AND DELIVERED AS A DEED
for and on behalf of Novelis Aluminium Holding Company
by its lawfully appointed attorney
in the presence of:

Name: /s/ Randal P. Miller
Title:

witness:

Name: /s/ Nina Mansoori
Title: Witness

[Signature Page to Intercreditor Agreement]

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ANNEX I

FORM OF ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Intercreditor Agreement dated as of December 17, 2010 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) among Novelis Inc., a corporation amalgamated under the Canada Business Corporations Act (the “Parent Borrower”), the other Grantors from time to time party thereto, Bank of America, N.A., as Revolving Credit Administrative Agent, Bank of America, N.A., as Revolving Credit Collateral Agent, Bank of America, N.A., as Term Loan Administrative Agent, Bank of America, N.A., as Term Loan Collateral Agent, and the other Secured Debt Representatives from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as either Revolving Credit Secured Obligations, Pari Passu Debt or Subordinated Lien Debt entitled to the benefit of the Intercreditor Agreement.
The undersigned, the duly appointed [specify title] of the Parent Borrower hereby certifies that:
A.[insert name of the Borrower or Guarantor] intends to incur [Revolving Credit Secured Obligations] [additional Pari Passu Debt] [Subordinated Lien Debt] (“Additional Secured Debt”) which will be [select appropriate alternative] [Revolving Credit Secured Obligations permitted by each Revolving Credit Loan Document, each Pari Passu Loan Document and each Subordinated Lien Loan Document to be secured by Liens on the Collateral with priority on the Revolving Credit Priority Collateral] [Pari Passu Debt permitted by each Revolving Credit Loan Document, each Pari Passu Loan Document and each Subordinated Lien Loan Document to be secured by Liens on the Collateral Equally and Ratably with all previously existing and future Pari Passu Debt] or [Subordinated Lien Debt permitted by each Revolving Credit Loan Document, each Pari Passu Loan Document and each Subordinated Lien Loan Document to be secured with a subordinated Lien on the Collateral Equally and Ratably with all previously existing and future Subordinated Lien Debt];
B.the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 11.9 of the Intercreditor Agreement is:

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        _____________________________
            _____________________________
        Telephone: ___________________
        Fax:     _______________________
            Attention: ____________________
C.attached are complete copies (or substantially final drafts) of the material operative agreements constituting the [Revolving Credit Loan Documents] [Pari Passu Loan Documents] [Subordinated Lien Loan Documents] relating to such Additional Secured Debt; and
D.the Parent Borrower has caused a copy of this Additional Secured Debt Designation to be delivered to each Revolving Credit Agent and each existing Secured Debt Representative; provided, however, that a failure to deliver such copies shall not effect the status of the Additional Secured Debt if the other requirements of Section 7.5 of the Intercreditor Agreement are satisfied.

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IN WITNESS WHEREOF, the Parent Borrower has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of ___________________, 201_.

NOVELIS INC.

By
Name:
Title:

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ACKNOWLEDGEMENT OF RECEIPT
The undersigned, [a Revolving Credit Agent] [a [Pari Passu][Subordinated Lien] Representative] under the Intercreditor Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

[-], as [Revolving Credit Agent] [[Pari Passu]
[Subordinated Lien] Representative]

By
Name:
Title:

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EXHIBIT A

FORM OF INTERCREDITOR JOINDER AGREEMENT (GRANTOR)

The undersigned, _____________________, a _______________, hereby agrees to become party as a Grantor under the Intercreditor Agreement, dated as of December __, 2010 (as Modified from time to time, the “Intercreditor Agreement”; capitalized terms used but not otherwise defined herein having the meanings assigned to them in Section 1 of the Intercreditor Agreement), by and among NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act, the other Grantors from time to time party thereto, BANK OF AMERICA, N.A., as administrative agent for the Revolving Credit Lenders and as collateral agent for the Revolving Credit Claimholders and BANK OF AMERICA, N.A., as administrative agent and collateral agent under the Term Loan Agreement, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.
The provisions of Section 10 of the Intercreditor Agreement will apply with like effect to this Intercreditor Joinder Agreement.
IN WITNESS WHEREOF, the undersigned has caused this Intercreditor Joinder Agreement to be duly executed by its authorized officers or representatives as of the date first written above.
[___________________________________]

By:
Name:
Title:

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EXHIBIT B

FORM OF INTERCREDITOR JOINDER AGREEMENT - ADDITIONAL DEBT

Reference is made to the Intercreditor Agreement, dated as of December 17, 2010 (as Modified from time to time, the “Intercreditor Agreement”; capitalized terms used but not otherwise defined herein having the meanings assigned to them in Section 1 of the Intercreditor Agreement), by and among NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act, the other Grantors from time to time party thereto, BANK OF AMERICA, N.A., as administrative agent for the Revolving Credit Lenders and as collateral agent for the Revolving Credit Claimholders, BANK OF AMERICA, N.A., as administrative agent under the Term Loan Agreement and as collateral agent for the Term Loan. This Intercreditor Joinder Agreement is being executed and delivered pursuant to Section 7.5 of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as agent or another representative capacity being entitled to the benefits of being Additional Secured Debt under the Intercreditor Agreement.
1. Joinder. The undersigned, _____________________, a _______________, (the [“New Representative”]) as [trustee] [administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the Additional Secured Debt] hereby agrees to become party as [a Revolving Credit Agent] [a Pari Passu Representative] [a Subordinated Lien Representative] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.
        2. Lien Sharing and Priority Confirmation.

        The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the [Revolving Credit Lien Obligations] [Series of [Pari Passu] [Subordinated Lien] Debt for which the undersigned is acting as [Pari Passu] [Subordinated Lien] Representative] hereby agrees, for the enforceable benefit of all holders of the Obligations, each existing and future Revolving Credit Agent, each existing and future Pari Passu Representative, and each [existing and] future Subordinated Lien Representative and as a condition to being treated as [Revolving Credit Lien Obligations] [Pari Passu] [Subordinated Lien] Debt] under the Intercreditor Agreement:
(a)    that the New Representative and each holder of Obligations in respect of the [Revolving Credit Lien Obligations] [Series of [Pari Passu] [Subordinated Lien] Debt for which the undersigned is acting as [a Revolving Credit Agent] [Pari Passu] [Subordinated Lien] Representative] are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the

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ranking of Liens securing the Obligations and the order of application of proceeds from the enforcement of Liens securing the Obligations; and
(c)    to the terms of the Intercreditor Agreement.
3. Governing Law and Miscellaneous Provisions. The provisions of Article 10 of the Intercreditor Agreement will apply with like effect to this Intercreditor Joinder Agreement.
IN WITNESS WHEREOF, the undersigned has caused this Intercreditor Joinder Agreement to be duly executed by its authorized officers or representatives as of the date first written above.
[___________________________________]

By:
Name:
Title:

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Annex VIII
Amended Intercreditor Agreement Pages
See attached.

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EXECUTION VERSION
INTERCREDITOR AGREEMENT
Dated as of December 17, 2010
by and among
NOVELIS INC.,
NOVELIS CORPORATION,
NOVELIS PAE CORPORATION,
NOVELIS BRAND LLC,
NOVELIS SOUTH AMERICA HOLDINGS LLC,
ALUMINUM UPSTREAM HOLDINGS LLC,
NOVELIS ACQUISITIONS LLC ,
NOVELIS NORTH AMERICA HOLDINGS INC.,
NOVELIS UK LTD,
NOVELIS AG,
AV METALS INC., and
the Subsidiary Guarantors party hereto,
as Grantors,
BANK OF AMERICA, N.A.,
as Revolving Credit Administrative Agent and Revolving Credit Collateral Agent,
and
BANK OF AMERICA, N.A.,
as Term Loan Administrative Agent and Term Loan Collateral Agent

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INTERCREDITOR AGREEMENT
This INTERCREDITOR AGREEMENT, is dated as of December 17, 2010, and entered into by and among NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act (the “Parent Borrower”), NOVELIS CORPORATION, a Texas corporation (“Novelis Corporation”), NOVELIS PAE CORPORATION, a Delaware corporation (“Novelis PAE”), NOVELIS BRAND LLC, a Delaware limited liability company (“Novelis Brand”), NOVELIS SOUTH AMERICA HOLDINGS LLC, a Delaware limited liability company (“Novelis South”), ALUMINUM UPSTREAM HOLDINGS LLC, a Delaware limited liability company (“Aluminum Upstream”), NOVELIS ACQUISITIONS LLC, a Delaware limited liability company (“Novelis Acquisitions”), and NOVELIS NORTH AMERICA HOLDINGS INC., a Delaware corporation, (“Novelis Holdings” and, together with Novelis Corporation, Novelis PAE, Novelis Brand, Novelis South, Aluminum Upstream and Novelis Acquisitions, the “U.S. Borrowers”), NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596 (the “U.K. Borrower”), and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland (the “Swiss Borrower” and, together with the Parent Borrower, the U.S. Borrowers, and the U.K. Borrower, the “Borrowers” and each, a “Borrower”), AV METALS INC., a corporation formed under the Canada Business Corporations Act (“Holdings”), the subsidiaries of Holdings and the subsidiaries of Parent Borrower from time to time party hereto (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors” and each, a “Guarantor”), BANK OF AMERICA, N.A., as administrative agent for the Revolving Credit Lenders (such term and each other capitalized term used herein having the meanings assigned to them in Section 1 below) and as collateral agent for the Revolving Credit Claimholders, and BANK OF AMERICA, N.A., as administrative agent for the Term Loan Lenders (together with its successors in such capacity, the “Term Loan Administrative Agent”), and BANK OF AMERICA, N.A., as collateral agent for the current and future Term Loan Secured Parties (together with its successors in such capacity, “Term Loan Collateral Agent”). As described in more detail in Section 11.11 hereof, this Agreement is intended to be binding on all Claimholders and each Agent.
RECITALS
The Borrowers, the Guarantors, the banks, financial institutions and other entities party thereto as lenders, the Revolving Credit Agents and the other parties thereto, have entered into that certain Credit Agreement, dated as of the date hereof, providing for certain senior secured revolving credit facilities (as Modified from time to time, the “Original Revolving Credit Agreement”);
The Parent Borrower, Novelis Corporation, the Guarantors, the banks, financial institutions and other entities party thereto as lenders, the Term Loan Agents and the other parties thereto, have entered into that certain Credit Agreement, dated as of the date hereof, providing for certain senior secured term loan facilities (as Modified or Refinanced from time to time, the “Term Loan Agreement”);
The Grantors have secured (i) the Revolving Credit Secured Obligations under the Revolving Credit Security Documents and (ii) the Term Loan Secured Obligations under the Pari

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“Series of Pari Passu Debt” means, severally, (i) the term loans and other Pari Passu Secured Obligations incurred under the Term Loan Agreement (including all Term Loans, Incremental Term Loans and Other Term Loans under, and as defined, therein), and (ii) any other Indebtedness that constitutes Pari Passu Debt for which a single collateral trustee (or equivalent), whether under a collateral trust agreement or otherwise, acts, or for which an administrative agent, collateral agent, indenture trustee, collateral trustee, registrar or other Person acting in a similar capacity maintains a single list of holders of such Indebtedness.
“Series of Secured Debt” means each Series of Subordinated Lien Debt and each Series of Pari Passu Debt.
“Series of Subordinated Lien Debt” means, severally, each issue or series of Subordinated Lien Debt for which a single collateral trustee (or equivalent), whether under a collateral trust agreement or otherwise, acts, or for which a collateral trustee (or equivalent), whether under a collateral trust agreement or otherwise, acts, or for which an administrative agent, collateral agent, indenture trustee, collateral trustee, registrar or other Person acting in a similar capacity maintains a single list of holders of such Indebtedness.
“Stock of Subsidiaries” means all Equity Interests in Subsidiaries of Holdings and Subsidiaries of Parent Borrower.
“Subordinated Lien” means a Lien granted under a Subordinated Lien Security Document to a Subordinated Lien Collateral Agent, at any time, upon any Collateral of any Grantor to secure any Subordinated Lien Secured Obligations.
“Subordinated Lien Collateral Agent” means the collateral agent, collateral trustee or a similar representative for the holders of any Series of Subordinated Lien Debt incurred or issued after the date hereof.
“Subordinated Lien Debt” means any Indebtedness of any Grantor that is secured on a subordinated basis to the Pari Passu Debt and the Revolving Credit Secured Obligations by a Subordinated Lien that was permitted to be incurred and so secured under the Pari Passu Loan Documents and the Revolving Credit Loan Documents; provided that:
(1)on or before the date on which such Indebtedness ~~is incurred by such Grantor~~ becomes secured, such Indebtedness is designated by the Borrower in an Additional Secured Debt Designation as “Subordinated Lien Debt” for the purposes of this Agreement and the other Subordinated Lien Loan Documents; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Pari Passu Debt;
(2)the Subordinated Lien Representative(s) for such Indebtedness execute and deliver an Intercreditor Joinder in accordance with Section 7.5 hereof;
(3)such Indebtedness is governed by an indenture, credit agreement, note purchase agreement, collateral trust agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and
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Subordinated Lien Collateral Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.
(f) Subject to the terms of this Agreement, (i) so long as the Discharge of Revolving Credit Secured Obligations has not occurred, each Revolving Credit Agent shall be entitled to deal with any Pledged Collateral and any other Collateral within its “control” (within the meaning of the UCC) in accordance with the terms of this Agreement and the Revolving Credit Loan Documents, but only to the extent that such Collateral constitutes Revolving Credit Priority Collateral, as if the Liens (if any) of the Pari Passu Representatives and Subordinated Lien Representatives did not exist and (ii) so long as the Discharge of Pari Passu Secured Obligations has not occurred, the Authorized Pari Passu Collateral Agent shall be entitled to deal with any Pledged Collateral and any other Collateral within its “control” (within the meaning of the UCC) in accordance with the terms of this Agreement and the Pari Passu Loan Documents, but only to the extent that such Collateral constitutes Pari Passu Priority Collateral, as if the Liens of the Revolving Credit Agents and Subordinated Lien Representatives did not exist.
7.5    Additional Secured Debt.
(a)    The Parent Borrower will be permitted to designate additional Revolving Credit Secured Obligations, Pari Passu Secured Obligations or Subordinated Lien Secured Obligations, as the case may be, incurred by any Grantor after the date of this Agreement permitted by the terms of all applicable Revolving Credit Loan Documents, Pari Passu Loan Documents or Subordinated Lien Loan Documents (collectively, the “Secured Debt Loan Documents”). The Borrower may effect such designation by delivering to each Revolving Credit Agent, each Pari Passu Representative and each Subordinated Lien Representative an Additional Secured Debt Designation stating that:
(i)    such Grantor intends (x) to incur additional secured debt ~~(~~or (y) to secure, as Subordinated Lien Secured Obligations, existing unsecured debt (such debt, in either of the foregoing cases, “Additional Secured Debt”) which will be one of the following: (x) Revolving Credit Secured Obligations permitted by each applicable Secured Debt Loan Document to be secured by the Collateral, including Liens on the Revolving Credit Priority Collateral entitled to priority over the Liens securing the Pari Passu Secured Obligations and the Subordinated Lien Secured Obligations (provided, there may only be one series of Revolving Credit Secured Obligations outstanding at any time), (y) Pari Passu Debt permitted by each applicable Secured Debt Loan Document to be secured by the Collateral (to the extent provided in the documentation for such Additional Secured Debt), including a Lien on the Pari Passu Priority Collateral (to the extent provided in the documentation for such Additional Secured Debt) entitled to priority over the Liens securing the Revolving Credit Secured Obligations and the Subordinated Lien Secured Obligations (Equally and Ratably with all previously existing and future Pari Passu Debt); it being acknowledged that Revolving Credit Secured Obligations may be Refinanced as Pari Passu Secured Obligations if so designated pursuant to this Section 7.5, and (z) Subordinated Lien Debt permitted by each applicable Secured Debt Loan Document to be secured by the Collateral (to the extent provided in the documentation for such Additional Secured Debt), subject to the senior Liens securing the Revolving Credit Secured Obligations and the Pari Passu Secured

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(b)No Revolving Credit Claimholder under any Additional Secured Debt shall be entitled to the benefits of this Intercreditor Agreement unless the Revolving Credit Agent, acting on its behalf and pursuant to the authority provided in the Revolving Credit Loan Documents governing the terms of the related Revolving Credit Secured Obligations signs an Intercreditor Joinder Agreement and delivers the same to each Secured Debt Representative existing at the time such Additional Secured Debt is incurred.
(c)No Pari Passu Secured Party shall be entitled to the benefits of this Intercreditor Agreement unless the Pari Passu Representative, acting on its behalf and pursuant to the authority provided in the Loan Documents governing the terms of the related Pari Passu Secured Obligations signs an Intercreditor Joinder Agreement and delivers the same to each Revolving Credit Agent and each Secured Debt Representative existing at the time such Additional Secured Debt is incurred.
(d)The Security Documents creating or evidencing the Liens securing the Revolving Credit Secured Obligations, the Pari Passu Secured Obligation and the Subordinated Lien Secured Obligations in relation to any Additional Secured Debt shall be in all material respects substantially the same forms of documents other than with respect to the first lien, second lien or third lien nature of the Obligations thereunder and except (i) to the extent that the creditors who have the direct benefit of such agreements or documents agree that such documents and agreements may grant Liens in less than all the Collateral and/or are less restrictive on the Grantors (or provide fewer rights or remedies to the secured party) than the forms of documents and agreements on the date hereof (and the satisfaction of such requirement will be conclusively established if the Parent Borrower delivers to each Secured Debt Representative and the Revolving Credit Agents an officers’ certificate certifying that the Parent Borrower has determined in good faith that such Pari Passu Documents satisfy the foregoing requirements unless any Senior Secured Debt Representative or any Revolving Credit Agent notifies the Borrower within five Business Days that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), (ii) the representations and covenants relating to Revolving Credit Priority Collateral contained in the Revolving Credit Loan Documents may be more restrictive that those contained in the Pari Passu Loan Documents and (iii) the representations and covenants relating to Pari Passu Secured Obligations contained in the Pari Passu Loan Documents may be more restrictive that those contained in the Revolving Credit Loan Documents. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Grantor to incur additional Indebtedness or Liens if prohibited by the terms of any applicable Secured Debt Loan Documents.
(e)No Subordinated Lien Secured Party shall be entitled to the benefits of this Intercreditor Agreement unless the Subordinated Lien Representative, acting on its behalf and pursuant to the authority provided in the Loan Documents governing the terms of the related Subordinated Lien Secured Obligations signs an Intercreditor Joinder Agreement and delivers the same to each Revolving Credit Agent and each Secured Debt Representative existing at the time such Additional Secured Debt is incurred.
7.6    When Discharge of Revolving Credit Secured Obligations or Pari Passu Secured
Obligations Deemed to Not Have Occurred.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or representatives as of the date first written above.
REVOLVING CREDIT AGENTS
BANK OF AMERICA, N.A., as Revolving Credit Administrative Agent and as Revolving Credit Collateral Agent, and in such capacity, as authorized representative of the Revolving Credit Claimholders
By:
Name:     Title:
[NOTICE ADDRESS]
Attention:
Facsimile No.:

[Signature Page to Intercreditor Agreement]

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ANNEX I
FORM OF ADDITIONAL SECURED DEBT DESIGNATION
Reference is made to the Intercreditor Agreement dated as of December 17, 2010 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) among Novelis Inc., a corporation amalgamated under the Canada Business Corporations Act (the “Parent Borrower”), the other Grantors from time to time party thereto, Bank of America, N.A., as Revolving Credit Administrative Agent, Bank of America, N.A., as Revolving Credit Collateral Agent, Bank of America, N.A., as Term Loan Administrative Agent, Bank of America, N.A., as Term Loan Collateral Agent, and the other Secured Debt Representatives from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as either Revolving Credit Secured Obligations, Pari Passu Debt or Subordinated Lien Debt entitled to the benefit of the Intercreditor Agreement.
The undersigned, the duly appointed [specify title] of the Parent Borrower hereby certifies that:
(A)[insert name of the Borrower or Guarantor] [intends to incur] [Revolving Credit Secured Obligations] [additional Pari Passu Debt] [Subordinated Lien Debt] [intends to secure existing unsecured debt]1 (“Additional Secured Debt”) which will be [select appropriate alternative] [Revolving Credit Secured Obligations permitted by each Revolving Credit Loan Document, each Pari Passu Loan Document and each Subordinated Lien Loan Document to be secured by Liens on the Collateral with priority on the Revolving Credit Priority Collateral] [Pari Passu Debt permitted by each Revolving Credit Loan Document, each Pari Passu Loan Document and each Subordinated Lien Loan Document to be secured by Liens on the Collateral Equally and Ratably with all previously existing and future Pari Passu Debt] or [Subordinated Lien Debt permitted by each Revolving Credit Loan Document, each Pari Passu Loan Document and each Subordinated Lien Loan Document to be secured with a subordinated Lien on the Collateral Equally and Ratably with all previously existing and future Subordinated Lien Debt];
(B)the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 11.9 of the Intercreditor Agreement is:
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Designation as Additional Secured Debt following incurrence is only permitted if such debt will be secured as
Subordinated Lien Debt.
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